Exhibit 4.3

VOLUME SUBMITTER

DEFINED CONTRIBUTION PLAN

FIDELITY BASIC PLAN DOCUMENT NO. 17

Fidelity Management & Research Company and its affiliates do not provide tax or legal advice. Nothing herein or in any attachments hereto should be construed, or relied upon, as tax or legal advice.

IRS CIRCULAR 230 DISCLOSURE: To the extent this document (including attachments), mentions or references any tax matter, it is not intended or written to be used, and cannot be used by the recipient or any other person, for the purpose of (1) avoiding penalties under the Internal Revenue Code or (2) promoting, marketing or recommending to another party the matter addressed herein. Please consult an independent tax advisor for advice on your particular circumstances.

Volume Submitter Defined Contribution Plan		Basic Plan Document 17
© 2014 FMR LLC
All rights reserved.

VOLUME SUBMITTER

DEFINED CONTRIBUTION PLAN

PREAMBLE		1

ARTICLE 1.	ADOPTION AGREEMENT	1

ARTICLE 2.	DEFINITIONS	1

2.01.	DEFINITIONS	1
2.02.	INTERPRETATION AND CONSTRUCTION OF TERMS	9
2.03.	SPECIAL EFFECTIVE DATES	9

ARTICLE 3.	SERVICE	10

3.01.	CREDITING OF ELIGIBILITY SERVICE	10
3.02.	RE-CREDITING OF ELIGIBILITY SERVICE FOLLOWING TERMINATION OF EMPLOYMENT	10
3.03.	CREDITING OF VESTING SERVICE	10
3.04.	APPLICATION OF VESTING SERVICE TO A PARTICIPANT’S ACCOUNT FOLLOWING A BREAK IN VESTING SERVICE	10
3.05.	SERVICE WITH PREDECESSOR EMPLOYER	10
3.06.	CHANGE IN SERVICE CREDITING	11

ARTICLE 4.	PARTICIPATION	11

4.01.	DATE OF PARTICIPATION	11
4.02.	TRANSFERS OUT OF COVERED EMPLOYMENT	11
4.03.	TRANSFERS INTO COVERED EMPLOYMENT	11
4.04.	RESUMPTION OF PARTICIPATION FOLLOWING REEMPLOYMENT	11

ARTICLE 5.	CONTRIBUTIONS	12

5.01.	CONTRIBUTIONS SUBJECT TO LIMITATIONS	12
5.02.	COMPENSATION TAKEN INTO ACCOUNT IN DETERMINING CONTRIBUTIONS	12
5.03.	DEFERRAL CONTRIBUTIONS	12
5.04.	EMPLOYEE CONTRIBUTIONS	14
5.05.	NO DEDUCTIBLE EMPLOYEE CONTRIBUTIONS	14
5.06.	ROLLOVER CONTRIBUTIONS	14
5.07.	QUALIFIED NONELECTIVE EMPLOYER CONTRIBUTIONS	15
5.08.	MATCHING EMPLOYER CONTRIBUTIONS	15
5.09.	QUALIFIED MATCHING EMPLOYER CONTRIBUTIONS	16
5.10.	NONELECTIVE EMPLOYER CONTRIBUTIONS	16
5.11.	VESTED INTEREST IN CONTRIBUTIONS	17
5.12.	TIME FOR MAKING CONTRIBUTIONS	18
5.13.	RETURN OF EMPLOYER CONTRIBUTIONS	18
5.14.	FROZEN PLAN	18

ARTICLE 6.	LIMITATIONS ON CONTRIBUTIONS	18

6.01.	SPECIAL DEFINITIONS	18
6.02.	CODE SECTION 402(G) LIMIT ON DEFERRAL CONTRIBUTIONS	24
6.03.	ADDITIONAL LIMIT ON DEFERRAL CONTRIBUTIONS (“ADP” TEST)	25
6.04.	ALLOCATION AND DISTRIBUTION OF “EXCESS CONTRIBUTIONS”	25
6.05.	REDUCTIONS IN DEFERRAL CONTRIBUTIONS TO MEET CODE REQUIREMENTS	26
6.06.	LIMIT ON MATCHING EMPLOYER CONTRIBUTIONS AND EMPLOYEE CONTRIBUTIONS (“ACP” TEST)	26
6.07.	ALLOCATION, DISTRIBUTION, AND FORFEITURE OF “EXCESS AGGREGATE CONTRIBUTIONS”	27

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6.08.	INCOME OR LOSS ON DISTRIBUTABLE CONTRIBUTIONS	27
6.09.	DEEMED SATISFACTION OF “ADP” TEST	28
6.10.	DEEMED SATISFACTION OF “ACP” TEST WITH RESPECT TO MATCHING EMPLOYER CONTRIBUTIONS	29
6.11.	CHANGING TESTING METHODS	30
6.12.	CODE SECTION 415 LIMITATIONS	31

ARTICLE 7.	PARTICIPANTS’ ACCOUNTS	32

7.01.	INDIVIDUAL ACCOUNTS	32
7.02.	VALUATION OF ACCOUNTS	32

ARTICLE 8.	INVESTMENT OF CONTRIBUTIONS	32

8.01.	MANNER OF INVESTMENT	32
8.02.	INVESTMENT DECISIONS	33
8.03.	PARTICIPANT DIRECTIONS TO TRUSTEE	34

ARTICLE 9.	PARTICIPANT LOANS	34

9.01.	SPECIAL DEFINITION	34
9.02.	PARTICIPANT LOANS	34
9.03.	SEPARATE LOAN PROCEDURES	34
9.04.	AVAILABILITY OF LOANS	34
9.05.	LIMITATION ON LOAN AMOUNT	34
9.06.	INTEREST RATE	34
9.07.	LEVEL AMORTIZATION	35
9.08.	SECURITY	35
9.09.	LOAN REPAYMENTS	35
9.10.	DEFAULT	35
9.11.	EFFECT OF TERMINATION WHERE PARTICIPANT HAS OUTSTANDING LOAN BALANCE	35
9.12.	DEEMED DISTRIBUTIONS UNDER CODE SECTION 72(P)	36
9.13.	DETERMINATION OF VESTED INTEREST UPON DISTRIBUTION WHERE PLAN LOAN IS OUTSTANDING	36

ARTICLE 10.	IN-SERVICE WITHDRAWALS	36

10.01.	AVAILABILITY OF IN-SERVICE WITHDRAWALS	36
10.02.	WITHDRAWAL OF EMPLOYEE CONTRIBUTIONS	36
10.03.	WITHDRAWAL OF ROLLOVER CONTRIBUTIONS	36
10.04.	AGE 59 1/2 WITHDRAWALS	36
10.05.	HARDSHIP WITHDRAWALS	37
10.06.	ADDITIONAL IN-SERVICE WITHDRAWAL RULES	38
10.07.	RESTRICTIONS ON IN-SERVICE WITHDRAWALS	38
10.08.	QUALIFIED DISASTER DISTRIBUTIONS	38
10.09.	QUALIFIED RESERVIST DISTRIBUTIONS	39
10.10.	AGE 62 DISTRIBUTION OF MONEY PURCHASE BENEFITS	39

ARTICLE 11.	RIGHT TO BENEFITS	39

11.01.	NORMAL OR EARLY RETIREMENT	39
11.02.	LATE RETIREMENT	39
11.03.	DISABILITY RETIREMENT	39
11.04.	DEATH	39
11.05.	OTHER TERMINATION OF EMPLOYMENT	40
11.06.	APPLICATION FOR DISTRIBUTION	40
11.07.	APPLICATION OF VESTING SCHEDULE FOLLOWING PARTIAL DISTRIBUTION	40
11.08.	FORFEITURES	40
11.09.	APPLICATION OF FORFEITURES	41
11.10.	REINSTATEMENT OF FORFEITURES	41
11.11.	ADJUSTMENT FOR INVESTMENT EXPERIENCE	41

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ARTICLE 12.	DISTRIBUTIONS	41

12.01.	RESTRICTIONS ON DISTRIBUTIONS	41
12.02.	TIMING OF DISTRIBUTION FOLLOWING RETIREMENT OR TERMINATION OF EMPLOYMENT	42
12.03.	PARTICIPANT CONSENT TO DISTRIBUTION	42
12.04.	REQUIRED COMMENCEMENT OF DISTRIBUTION TO PARTICIPANTS	43
12.05.	REQUIRED COMMENCEMENT OF DISTRIBUTION TO BENEFICIARIES	43
12.06.	WHEREABOUTS OF PARTICIPANTS AND BENEFICIARIES	44

ARTICLE 13.	FORM OF DISTRIBUTION	44

13.01.	NORMAL FORM OF DISTRIBUTION UNDER PROFIT SHARING PLAN	44
13.02.	CASH OUT OF SMALL ACCOUNTS	44
13.03.	MINIMUM DISTRIBUTIONS	45
13.04.	DIRECT ROLLOVERS	47
13.05.	NOTICE REGARDING TIMING AND FORM OF DISTRIBUTION	48
13.06.	DETERMINATION OF METHOD OF DISTRIBUTION	48
13.07.	NOTICE TO TRUSTEE	49

ARTICLE 14.	SUPERSEDING ANNUITY DISTRIBUTION PROVISIONS	49

14.01.	SPECIAL DEFINITIONS	49
14.02.	APPLICABILITY	49
14.03.	ANNUITY FORM OF PAYMENT	49
14.04.	“QUALIFIED JOINT AND SURVIVOR ANNUITY” AND “QUALIFIED PRERETIREMENT SURVIVOR ANNUITY” REQUIREMENTS	50
14.05.	WAIVER OF THE “QUALIFIED JOINT AND SURVIVOR ANNUITY” AND/OR “QUALIFIED PRERETIREMENT SURVIVOR ANNUITY” RIGHTS	50
14.06.	SPOUSE’S CONSENT TO WAIVER	51
14.07.	NOTICE REGARDING “QUALIFIED JOINT AND SURVIVOR ANNUITY”	51
14.08.	NOTICE REGARDING “QUALIFIED PRERETIREMENT SURVIVOR ANNUITY”	51
14.09.	FORMER SPOUSE	52

ARTICLE 15.	TOP-HEAVY PROVISIONS	52

15.01.	DEFINITIONS	52
15.02.	APPLICATION	53
15.03.	MINIMUM CONTRIBUTION	53
15.04.	DETERMINATION OF MINIMUM REQUIRED CONTRIBUTION	54
15.05.	ACCELERATED VESTING	54
15.06.	EXCLUSION OF COLLECTIVELY-BARGAINED EMPLOYEES	54

ARTICLE 16.	AMENDMENT AND TERMINATION	55

16.01.	AMENDMENTS BY THE EMPLOYER THAT DO NOT AFFECT VOLUME SUBMITTER STATUS	55
16.02.	AMENDMENTS BY THE EMPLOYER ADOPTING PROVISIONS NOT INCLUDED IN VOLUME SUBMITTER SPECIMEN PLAN	55
16.03.	AMENDMENT BY THE VOLUME SUBMITTER SPONSOR	55
16.04.	AMENDMENTS AFFECTING VESTED INTEREST AND/OR ACCRUED BENEFITS	55
16.05.	RETROACTIVE AMENDMENTS MADE BY VOLUME SUBMITTER SPONSOR	55
16.06.	TERMINATION AND DISCONTINUATION OF CONTRIBUTIONS	56
16.07.	DISTRIBUTION UPON TERMINATION OF THE PLAN	56
16.08.	MERGER OR CONSOLIDATION OF PLAN; TRANSFER OF PLAN ASSETS	56

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ARTICLE 17.	AMENDMENT AND CONTINUATION OF PRIOR PLAN; TRANSFER OF FUNDS TO OR FROM OTHER QUALIFIED PLANS	56
17.01.	AMENDMENT AND CONTINUATION OF PRIOR PLAN	56
17.02.	TRANSFER OF FUNDS FROM AN EXISTING PLAN	57
17.03.	ACCEPTANCE OF ASSETS BY TRUSTEE	58
17.04.	TRANSFER OF ASSETS FROM TRUST	58

ARTICLE 18.	MISCELLANEOUS	59

18.01.	COMMUNICATION TO PARTICIPANTS	59
18.02.	LIMITATION OF RIGHTS	59
18.03.	NONALIENABILITY OF BENEFITS	59
18.04.	QUALIFIED DOMESTIC RELATIONS ORDERS PROCEDURES	59
18.05.	APPLICATION OF PLAN PROVISIONS FOR MULTIPLE EMPLOYER PLANS	60
18.06.	VETERANS REEMPLOYMENT RIGHTS	60
18.07.	FACILITY OF PAYMENT	61
18.08.	INFORMATION BETWEEN EMPLOYER AND/OR ADMINISTRATOR AND TRUSTEE	61
18.09.	EFFECT OF FAILURE TO QUALIFY UNDER CODE	61
18.10.	DIRECTIONS, NOTICES AND DISCLOSURE	61
18.11.	GOVERNING LAW	61
18.12.	DISCHARGE OF DUTIES BY FIDUCIARIES	61

ARTICLE 19.	PLAN ADMINISTRATION	61

19.01.	POWERS AND RESPONSIBILITIES OF THE ADMINISTRATOR	61
19.02.	NONDISCRIMINATORY EXERCISE OF AUTHORITY	62
19.03.	CLAIMS AND REVIEW PROCEDURES	62
19.04.	NAMED FIDUCIARY	62
19.05.	COSTS OF ADMINISTRATION	62

ARTICLE 20.	TRUST AGREEMENT	62

20.01.	ACCEPTANCE OF TRUST RESPONSIBILITIES	62
20.02.	ESTABLISHMENT OF TRUST FUND	62
20.03.	EXCLUSIVE BENEFIT	62
20.04.	POWERS OF TRUSTEE	62
20.05.	ACCOUNTS	63
20.06.	APPROVAL OF ACCOUNTS	63
20.07.	DISTRIBUTION FROM TRUST FUND	64
20.08.	TRANSFER OF AMOUNTS FROM QUALIFIED PLAN	64
20.09.	TRANSFER OF ASSETS FROM TRUST	64
20.10.	SEPARATE TRUST OR FUND	64
20.11.	SELF-DIRECTED BROKERAGE OPTION	65
20.12.	EMPLOYER STOCK INVESTMENT OPTION	66
20.13.	VOTING; DELIVERY OF INFORMATION	70
20.14.	COMPENSATION AND EXPENSES OF TRUSTEE	70
20.15.	RELIANCE BY TRUSTEE ON OTHER PERSONS	70
20.16.	INDEMNIFICATION BY EMPLOYER	70
20.17.	CONSULTATION BY TRUSTEE WITH COUNSEL	70
20.18.	PERSONS DEALING WITH THE TRUSTEE	71
20.19.	RESIGNATION OR REMOVAL OF TRUSTEE	71
20.20.	FISCAL YEAR OF THE TRUST	71
20.21.	AMENDMENT	71
20.22.	PLAN TERMINATION	71
20.23.	PERMITTED REVERSION OF FUNDS TO EMPLOYER	71
20.24.	GOVERNING LAW	71
20.25.	ASSIGNMENT AND SUCCESSORS	72

ADDENDUM	RE: AMERICAN TAXPAYER RELIEF ACT OF 2012 AND CODE SECTIONS 401(K) & 401(M) FINAL REGULATIONS	73

ADDENDUM	RE: CODE SECTIONS 401(K) & 401(M) PROPOSED REGULATIONS	75

ADDENDUM	RE: ERISA SECTION 503 FINAL REGULATIONS	76

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Preamble.

This volume submitter plan consists of three parts: (1) an Adoption Agreement that is a separate document incorporated by reference into this Basic Plan Document; (2) this Basic Plan Document; and (3) a Trust Agreement that is a part of this Basic Plan Document and is found in Article 20. Each part of the volume submitter plan contains substantive provisions that are integral to the operation of the plan. The Adoption Agreement is the means by which an adopting Employer elects the optional provisions that shall apply under its plan. The Basic Plan Document describes the standard provisions elected in the Adoption Agreement. The Trust Agreement describes the powers and duties of the Trustee with respect to plan assets.

The volume submitter plan is intended to qualify under Code Section 401(a). Depending upon the Adoption Agreement completed by an adopting Employer, the volume submitter plan may be used to implement a profit sharing plan with or without a cash or deferred arrangement intended to qualify under Code Section 401(k). Provisions appearing on the Additional Provisions Addendum of the Adoption Agreement, if present, supplement or alter provisions appearing in the Adoption Agreement and Basic Plan Document in the manner described within that Addendum. Provisions appearing on the Plan Superseding Provisions Addendum of the Adoption Agreement, if present, supersede any conflicting provisions appearing in the Adoption Agreement, Basic Plan Document (other than Article 20) or any addendum to either in the manner described therein. Provisions appearing on the Trust Superseding Provisions Addendum of the Adoption Agreement, if present, supersede any conflicting provisions appearing in Article 20 of the Basic Plan Document in the manner described therein.

Article 1. Adoption Agreement.

Article 2. Definitions.

2.01. Definitions. Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:

(a) “Account” means an account established for the purpose of recording any contributions made on behalf of a Participant and any income, expenses, gains, or losses incurred thereon. The Administrator shall establish and maintain sub-accounts within a Participant’s Account as necessary to depict accurately a Participant’s interest under the Plan.

(b) “Active Participant” means any Eligible Employee who has met the requirements of Article 4 to participate in the Plan and who may be entitled to receive allocations under the Plan.

(c) “Administrator” means the Employer adopting this Plan, as listed in Subsection 1.02(a) of the Adoption Agreement, or another person or entity designated by the Employer in Subsection 1.01(c) of the Adoption Agreement.

(d) “Adoption Agreement” means Article 1, under which the Employer establishes and adopts, or amends the Plan and Trust and designates the optional provisions selected by the Employer, and the Trustee accepts its responsibilities under Article 20. The provisions of the Adoption Agreement shall be an integral part of the Plan.

(e) “Annuity Starting Date” means the first day of the first period for which an amount is payable as an annuity or in any other form permitted under the Plan.

(f) “Basic Plan Document” means this Fidelity volume submitter plan document, qualified with the Internal Revenue Service as Basic Plan Document No. 17.

(g) “Beneficiary” means the person or persons (including a trust) entitled under Section 11.04 or 14.04 to receive benefits under the Plan upon the death of a Participant.

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(h) “Break in Vesting Service” means a 12-consecutive-month period beginning on an Employee’s Severance Date or any anniversary thereof in which the Employee is not credited with an Hour of Service. Notwithstanding the foregoing, the following special rules apply in determining whether an Employee who is on leave has incurred a Break in Vesting Service:

(1) If an individual is absent from work because of maternity/paternity leave on the first anniversary of his Severance Date, the 12-consecutive-month period beginning on the individual’s Severance Date shall not constitute a Break in Vesting Service. For purposes of this paragraph, “maternity/paternity leave” means a leave of absence (i) by reason of the pregnancy of the individual, (ii) by reason of the birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by the individual, or (iv) for purposes of caring for a child for the period beginning immediately following such birth or placement.

(2) If an individual is absent from work because of FMLA leave and returns to employment with the Employer or a Related Employer following such FMLA leave, he shall not incur a Break in Vesting Service due to such FMLA leave. For purposes of this paragraph, “FMLA leave” means an approved leave of absence pursuant to the Family and Medical Leave Act of 1993.

(i) “Catch-Up Contribution” means any Deferral Contribution made to the Plan by the Employer in accordance with the provisions of Subsection 5.03(a).

(j) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(k) “Compensation” means wages as defined in Code Section 3401(a) (for purposes of income tax withholding at the source) plus amounts that would be included in wages but for an election under Code Section 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b) and all other payments of compensation to an Eligible Employee by the Employer (in the course of the Employer’s trade or business) for services to the Employer while employed as an Eligible Employee for which the Employer is required to furnish the Eligible Employee a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. In addition, Compensation includes all amounts listed in paragraph (2) of this Subsection (k) below as exceptions to the definition of “severance amounts” therein. Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

(1) Self-Employed Individuals. Notwithstanding the foregoing, for any Self-Employed Individual, Compensation means Earned Income; provided, however, that if the Employer elects to exclude specified items from Compensation, such Earned Income shall be adjusted in a similar manner so that it is equivalent under regulations issued under Code Section 414(s) to Compensation for Participants who are not Self-Employed Individuals. “Earned Income” means the net earnings of a Self-Employed Individual derived from the trade or business with respect to which the Plan is established and for which the personal services of such individual are a material income-providing factor, excluding any items not included in gross income and the deductions allocated to such items, except that net earnings shall be determined with regard to the deduction allowed under Code Section 164(f), to the extent applicable to the Employer. Net earnings shall be reduced by contributions of the Employer to any qualified plan, to the extent a deduction is allowed to the Employer for such contributions under Code Section 404.

(2) Exclusions. Compensation excludes any amounts elected by the Employer in Subsection 1.05(a) or (b), as applicable, of the Adoption Agreement and any severance amounts. For purposes of this Section 2.01(k), “severance amounts” are any amounts paid after severance from employment, except the following:

(A) a payment of regular compensation for services during the Eligible Employee’s regular working hours, or compensation for services outside the Eligible Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments to the extent such payment would have been made prior to a severance from employment if the Eligible Employee had continued in employment with the Employer, provided such amounts are paid within the post-severance period described below;

(B) payments for “unused leave” (i.e., unused accrued bona fide sick, vacation, or other leave, but only if the Eligible Employee would have been able to use the leave if employment had continued) that are paid within the post-severance period described below;

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(C) payments received by a Participant within the post-severance period described below pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid to the Participant at the same time if the Participant had not severed employment and only to the extent that the payment is includible in the Participant’s gross income; and

(D) Differential Wages as defined below.

For purposes of this Section, the following terms have the following meanings:

(E) An Eligible Employee has a “severance from employment” when (i) the employee ceases to be an employee of an employer (applying the aggregation rules in Code Section 414) maintaining a plan and (ii) in connection with a change of employment, the individual’s new employer does not maintain such plan with respect to the individual. The determination of whether an Eligible Employee ceases to be an employee of an employer maintaining a plan is based on all of the relevant facts and circumstances.

(F) “Differential Wages” means Compensation paid to an Employee by the Employer with regard to military service meeting the definition of differential wage payment found in Code Section 3401(h)(2).

(G) The “post-severance period” means the period beginning on the Eligible Employee’s severance from employment and ending on the later of (i) 2-1/2 months after or (ii) the end of the Limitation Year that includes the date of the Eligible Employee’s severance from employment.

(3) Timing Rules. Compensation shall generally be based on the amount actually paid to the Eligible Employee during the Plan Year or, for purposes of Article 5, if so elected by the Employer in Subsection 1.05(b) of the Adoption Agreement, during that portion of the Plan Year during which the Eligible Employee is an Active Participant. Compensation is treated as paid on a date if it is actually paid on that date or it would have been paid on that date but for an election under Code Section 125, 132(f)(4), 401(k), 403(b), 408(k), 408(p)(2)(A)(i), or 457(b).

(4) Short Plan Years. If the initial Plan Year of a new plan consists of fewer than 12 months, calculated from the Effective Date listed in Subsection 1.01(g)(1) of the Adoption Agreement through the end of such initial Plan Year, Compensation for such initial Plan Year shall be determined from such Effective Date through the end of the initial Plan Year. If selected in Subsection 1.05 of the Adoption Agreement, for purposes of allocating Nonelective Employer Contributions under Section 1.12 of the Adoption Agreement (other than 401(k) Safe Harbor Nonelective Employer Contributions), Compensation for the initial Plan Year shall be determined by using the 12-month period ending on the last day of the Plan Year.

(5) Annual Compensation Limit (Code Section 401(a)(17) Limit). The annual Compensation of each Active Participant taken into account for determining benefits provided under the Plan for any 12-month determination period shall not exceed the annual Compensation limit under Code Section 401(a)(17) as in effect on the first day of the determination period (e.g., $255,000 for determination periods beginning in 2013). A “determination period” means the Plan Year or other 12-consecutive-month period over which Compensation is otherwise determined for purposes of the Plan (e.g., the Limitation Year).

The annual Compensation limit under Code Section 401(a)(17) shall be adjusted by the Secretary to reflect increases in the cost of living, as provided in Code Section 401(a)(17)(B); provided, however, that the dollar increase in effect on January 1 of any calendar year is effective for determination periods beginning in such calendar year. If a Plan determines Compensation over a determination period that contains fewer than 12 calendar months (a “short determination period”), then the Compensation limit for such “short determination period” is equal to the Compensation limit for the calendar year in which the “short determination period” begins multiplied by the ratio obtained by dividing the number of full months in the “short determination period” by 12; provided, however, that such proration shall not apply if there is a “short determination period” due to the Employer’s election in Subsection 1.05(b) of the Adoption Agreement to determine contributions based only on Compensation paid during the portion of the Plan Year during which an individual was an Active Participant.

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In lieu of requiring an Active Participant to cease making Deferral Contributions for a Plan Year after his Compensation has reached the annual Compensation limit under Code Section 401(a)(17), the annual Compensation limit shall be applied with respect to Deferral Contributions by limiting the total Deferral Contributions an Active Participant may make for a Plan Year to the product of (i) such Active Participant’s Compensation for the Plan Year up to the annual Compensation limit multiplied by (ii) the deferral limit specified in Subsection 1.07(a)(1)(A) of the Adoption Agreement or Subsection 5.03(a), as applicable.

(l) “Contribution Period” means the period for which Matching Employer and Nonelective Employer Contributions are made and calculated. The Contribution Period for Matching Employer Contributions described in Subsection 1.11 of the Adoption Agreement is the period specified by the Employer in Subsection 1.11(d) of the Adoption Agreement.

The Contribution Period for Nonelective Employer Contributions is the Plan Year, unless the Employer designates a different Contribution Period in Subsection 1.12(c) of the Adoption Agreement.

(m) “Deferral Contribution” means any contribution made to the Plan by the Employer in accordance with the provisions of Section 5.03.

(n) “Early Retirement Age” means the early retirement age specified in Subsection 1.14(b) of the Adoption Agreement, if any.

(o) “Effective Date” means the effective date specified by the Employer in Subsection 1.01(g)(1). The Employer may select special Effective Dates with respect to specified Plan provisions, as set forth in Section (a) of the Special Effective Dates Addendum to the Adoption Agreement. In the event that another plan is merged into and made a part of the Plan, the effective date of the merger shall be reflected in the Plan Mergers Addendum to the Adoption Agreement.

(p) “Eligibility Computation Period” means each 12-consecutive-month period beginning with an Employee’s Employment Commencement Date and each anniversary thereof.

(q) “Eligibility Service” means an Employee’s service that is taken into account in determining his eligibility to participate in the Plan as may be required under Subsection 1.04(b) of the Adoption Agreement. Eligibility Service shall be credited in accordance with Article 3.

(r) “Eligible Employee” means any Employee of the Employer who is in the class of Employees eligible to participate in the Plan. The Employer must specify in Subsection 1.04(d) of the Adoption Agreement any Employee or class of Employees not eligible to participate in the Plan. Regardless of the provisions of Subsection 1.04(d) of the Adoption Agreement, the following Employees are automatically excluded from eligibility to participate in the Plan:

(1) any individual who is a signatory to a contract, letter of agreement, or other document that acknowledges his status as an independent contractor not entitled to benefits under the Plan or any individual (other than a Self-Employed Individual) who is not otherwise classified by the Employer as a common law employee, even if such independent contractor or other individual is later determined to be a common law employee; and

(2) any Employee who is a resident of Puerto Rico.

If the Employer elects, in Subsection 1.04(d)(2)(A) of the Adoption Agreement, to exclude collective bargaining employees from the eligible class, the exclusion applies to any Employee of the Employer included in any unit of Employees covered by a collective bargaining agreement between employee representatives and one or more employers, unless the collective bargaining agreement requires the Employee to be covered under the Plan. The term “employee representatives” does not include any organization more than half the members of which are owners, officers, or executives of the Employer.

If the Employer does not elect, in Subsection 1.04(d)(2)(C) of the Adoption Agreement, to exclude Leased Employees from the eligible class, contributions or benefits provided by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer and there shall be no duplication of benefits under this Plan.

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Anything to the contrary herein notwithstanding, unless the Employer elects to exclude statutory employees who are full-time life insurance salespersons (as described in Code Section 7701(a)(20)) from the eligible class in Subsection 1.04(d)(2)(E) of the Adoption Agreement, such statutory employees are Eligible Employees.

(s) “Employee” means any common law employee (or statutory employee who is a full-time life insurance salesperson as described in Code Section 7701(a)(20)) of the Employer or a Related Employer, any Self-Employed Individual, and any Leased Employee. Notwithstanding the foregoing, a Leased Employee shall not be considered an Employee if Leased Employees do not constitute more than 20 percent of the Employer’s non-highly compensated work-force (taking into account all Related Employers) and the Leased Employee is covered by a money purchase pension plan maintained by the leasing organization and providing (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined for purposes of Code Section 415(c)(3), (2) full and immediate vesting, and (3) immediate participation by each employee of the leasing organization.

(t) “Employee Contribution” means any after-tax contribution made by an Active Participant to the Plan.

(u) “Employer” means the employer named in Subsection 1.02(a) of the Adoption Agreement and any Related Employer designated in the Participating Employers Addendum to the Adoption Agreement. If the Employer has elected in Subsection (b) of the Participating Employers Addendum to the Adoption Agreement that the term “Employer” includes all Related Employers, an employer that becomes a Related Employer as a result of an asset or stock acquisition, merger or other similar transaction shall not be included in the term “Employer” for periods prior to the first day of the second Plan Year beginning after the date of such transaction, unless the Employer has designated therein to accept such Related Employer as a participating employer prior to that date. Notwithstanding the foregoing, the term “Employer” for purposes of authorizing any particular action under the Plan means solely the employer named in Subsection 1.02(a) of the Adoption Agreement.

If the organization or other entity named in the Adoption Agreement is a sole proprietor or a professional corporation and the sole proprietor of such proprietorship or the sole shareholder of the professional corporation dies, then the legal representative of such sole proprietor or shareholder shall be deemed to be the Employer until such time as, through the disposition of such sole proprietor’s or sole shareholder’s estate or otherwise, any organization or other entity succeeds to the interests of the sole proprietor in the proprietorship or the sole shareholder in the professional corporation. The legal representative of a sole proprietor or shareholder shall be (1) the person appointed as such by the sole proprietor or shareholder prior to his death under a legally enforceable power of attorney, or, if none, (2) the executor or administrator of the sole proprietor’s or shareholder’s estate.

If a participating Employer designated through Subsection 1.02(b) of the Adoption Agreement is not related to the Employer (hereinafter “un-Related Employer”), the term “Employer” includes such un-Related Employer and the provisions of Section 18.05 shall apply.

(v) “Employment Commencement Date” means the date on which an Employee first performs an Hour of Service.

(w) “Entry Date” means the date(s) specified by the Employer in Subsection 1.04(e) of the Adoption Agreement as of which an Eligible Employee who has met the applicable eligibility requirements begins to participate in the Plan. The Employer may specify different Entry Dates for purposes of eligibility to participate in the Plan for purposes of (1) making Deferral Contributions and (2) receiving allocations of Matching and/or Nonelective Employer Contributions.

(x) “ERISA” means the Employee Retirement Income Security Act of 1974, as from time to time amended.

(y) “401(k) Safe Harbor Matching Employer Contribution” means any Matching Employer Contribution made by the Employer to the Plan in accordance with Subsection 1.11(a)(3) of the Adoption Agreement, the 401(k) Safe Harbor Matching Employer Contributions Addendum to the Adoption Agreement, and Section 5.08, that is intended to satisfy the requirements of Code Section 401(k)(12)(B) or 401(k)(13)(D)(i)(I).

(z) “401(k) Safe Harbor Nonelective Employer Contribution” means any Nonelective Employer

Contribution made by the Employer to the Plan in accordance with Subsection 1.12(a)(3) of the Adoption Agreement, the 401(k) Safe Harbor Nonelective Employer Contributions Addendum to the Adoption Agreement, and Section 5.10, that is intended to satisfy the requirements of Code Section 401(k)(12)(C) or 401(k)(13)(D)(i)(II).

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(aa) “Fund Share” means the share, unit, or other evidence of ownership in a Permissible Investment.

(bb) “Highly Compensated Employee” means both highly compensated active Employees and highly compensated former Employees.

A highly compensated active Employee includes any Employee who performs service for the Employer during the “determination year” and who (1) at any time during the “determination year” or the “look-back year” was a five percent owner or (2) received “415 Compensation” (as defined in Section 6.01(m)) from the Employer during the “look-back year” in excess of the dollar amount specified in Code Section 414(q)(1)(B)(i) adjusted pursuant to Code Section 415(d) (e.g., $115,000 for “determination years” beginning in 2013 and “look-back years” beginning in 2012) and, if elected by the Employer in Subsection 1.06(d)(1) of the Adoption Agreement, was a member of the top-paid group for such year.

For this purpose, the “determination year” shall be the Plan Year. The “look-back year” shall be the twelve-month period immediately preceding the “determination year”, unless the Employer has elected in Subsection 1.06(c)(1) of the Adoption Agreement to make the “look-back year” the calendar year beginning within the preceding Plan Year.

A highly compensated former Employee includes any Employee who separated from service (or was deemed to have separated) prior to the “determination year”, performs no service for the Employer during the “determination year”, and was a highly compensated active Employee for either the separation year or any “determination year” ending on or after the Employee’s 55th birthday, as determined under the rules in effect for determining Highly Compensated Employees for such separation year or “determination year”.

The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, shall be made in accordance with Code Section 414(q) and the Treasury Regulations issued thereunder.

For purposes of this Subsection 2.01(bb), if the initial Plan Year of a new plan consists of fewer than 12 months, calculated from the Effective Date listed in Subsection 1.01(g)(1) of the Adoption Agreement through the end of such initial Plan Year, Compensation for such initial Plan Year shall be determined over the 12-month period ending on the last day of the Plan Year.

(cc) “Hour of Service”, with respect to any individual, means:

(1) Each hour for which the individual is directly or indirectly paid, or entitled to payment, for the performance of duties for the Employer or a Related Employer, each such hour to be credited to the individual for the Eligibility Computation Period in which the duties were performed;

(2) Each hour for which the individual is directly or indirectly paid, or entitled to payment, by the Employer or a Related Employer (including payments made or due from a trust fund or insurer to which the Employer contributes or pays premiums) on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty, or leave of absence, each such hour to be credited to the individual for the Eligibility Computation Period in which such period of time occurs, subject to the following rules:

(A) No more than 501 Hours of Service shall be credited under this paragraph (2) on account of any single continuous period during which the individual performs no duties, unless the individual performs no duties because of military duty, the individual’s employment rights are protected by law, and the individual returns to employment with the Employer or a Related Employer during the period that his employment rights are protected under Federal law;

(B) Hours of Service shall not be credited under this paragraph (2) for a payment which solely reimburses the individual for medically-related expenses, or which is made or due under a plan maintained solely for the purpose of complying with applicable worker’s compensation, unemployment compensation or disability insurance laws; and

(C) If the period during which the individual performs no duties falls within two or more Eligibility Computation Periods and if the payment made on account of such period is not calculated on the basis of units of time, the Hours of Service credited with respect to such period shall be allocated between not more than the first two such Eligibility Computation Periods on any reasonable basis consistently applied with respect to similarly situated individuals;

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(3) Each hour not counted under paragraph (1) or (2) for which he would have been scheduled to work for the Employer or a Related Employer during the period that he is absent from work because of military duty, provided the individual’s employment rights are protected under Federal law and the individual returns to work with the Employer or a Related Employer during the period that his employment rights are protected, each such hour to be credited to the individual for the Eligibility Computation Period for which he would have been scheduled to work; and

(4) Each hour not counted under paragraph (1), (2), or (3) for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to be paid by the Employer or a Related Employer, shall be credited to the individual for the Eligibility Computation Period to which the award or agreement pertains rather than the Eligibility Computation Period in which the award, agreement, or payment is made.

For purposes of paragraphs (2) and (4) above, Hours of Service shall be calculated in accordance with the provisions of Section 2530.200b-2(b) and (c) of the Department of Labor regulations, which are incorporated herein by reference.

If the Employer does not maintain records that accurately reflect the actual Hours of Service to be credited to an Employee, 190 Hours of Service will be credited to the Employee for each month worked, unless the Employer has elected to credit Hours of Service in accordance with one of the other equivalencies set forth in paragraph (e) of Department of Labor Regulation Section 2530.200b-3, as provided in Subsection 1.04(b)(4) of the Adoption Agreement.

(dd) “Inactive Participant” means any individual who was an Active Participant, but is no longer an Eligible Employee and who has an Account under the Plan.

(ee) “Leased Employee” means any individual who provides services to the Employer or a Related Employer (the “recipient”) but is not otherwise an employee of the recipient if (1) such services are provided pursuant to an agreement between the recipient and any other person (the “leasing organization”), (2) such individual has performed services for the recipient (or for the recipient and any related persons within the meaning of Code Section 414(n)(6)) on a substantially full-time basis for at least one year, and (3) such services are performed under primary direction of or control by the recipient. The determination of who is a Leased Employee shall be made in accordance with any rules and regulations issued by the Secretary of the Treasury or his delegate.

(ff) “Limitation Year” means the 12-consecutive-month period designated by the Employer in Subsection 1.01(f) of the Adoption Agreement. If no other Limitation Year is designated by the Employer, the Limitation Year shall be the calendar year. All qualified plans of the Employer and any Related Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive-month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

(gg) “Matching Employer Contribution” means any contribution made by the Employer to the Plan in accordance with Section 5.08 or 5.09 on account of an Active Participant’s eligible contributions, as elected by the Employer in Subsection 1.11(c) of the Adoption Agreement.

(hh) “Nonelective Employer Contribution” means any contribution made by the Employer to the Plan in accordance with Section 5.10.

(ii) “Non-Highly Compensated Employee” means any Employee who is not a Highly Compensated Employee.

(jj) “Normal Retirement Age” means the normal retirement age specified in Subsection 1.14(a) of the Adoption Agreement. If the Employer enforces a mandatory retirement age in accordance with Federal law, the Normal Retirement Age is the lesser of that mandatory age or the age specified in Subsection 1.14(a) of the Adoption Agreement.

(kk) “Participant” means any individual who is either an Active Participant or an Inactive Participant.

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(ll) “Permissible Investment” means each investment available for investment of assets of the Plan and agreed to by the Trustee. The Permissible Investments under the Plan shall be described in the Service Agreement.

(mm) “Plan” means the plan established by the Employer in the form of the volume submitter plan, as set forth herein as a new plan or as an amendment to an existing plan, by executing the Adoption Agreement, together with any and all amendments hereto.

(nn) “Plan Year” means the 12-consecutive-month period ending on the date designated in Subsection 1.01(d) of the Adoption Agreement, except that the initial Plan Year of a new Plan may consist of fewer than 12 months, calculated from the Effective Date listed in Subsection 1.01(g)(1) of the Adoption Agreement through the end of such initial Plan Year, in which event Compensation for such initial Plan Year shall be treated as provided in Subsection 2.01(k). Additionally, in the event the Plan has a short Plan year, i.e., a Plan Year consisting of fewer than 12 months, otherwise applicable limits and requirements that are applied on a Plan Year basis shall be prorated, but only if and to the extent required by law.

(oo) “Qualified Matching Employer Contribution” means any contribution made by the Employer to the Plan on account of Deferral Contributions or Employee Contributions made by or on behalf of Active Participants in accordance with Section 5.09, that may be included in determining whether the Plan meets the “ADP” test described in Section 6.03.

(pp) “Qualified Nonelective Employer Contribution” means any contribution made by the Employer to the Plan in accordance with Section 5.07.

(qq) “Reemployment Commencement Date” means the date on which an Employee who terminates employment with the Employer and all Related Employers first performs an Hour of Service following such termination of employment.

(rr) “Related Employer” means any employer other than the Employer named in Subsection 1.02(a) of the Adoption Agreement if the Employer and such other employer are members of a controlled group of corporations (as defined in Code Section 414(b)) or an affiliated service group (as defined in Code Section 414(m)), or are trades or businesses (whether or not incorporated) which are under common control (as defined in Code Section 414(c)), or such other employer is required to be aggregated with the Employer pursuant to regulations issued under Code Section 414(o).

(ss) “Required Beginning Date” means:

(1) for a Participant who is not a five percent owner, April 1 of the calendar year following the calendar year in which occurs the later of (i) the Participant’s retirement or (ii) the Participant’s attainment of age 70 1/2; provided, however, that a Participant may elect to have his Required Beginning Date determined without regard to the provisions of clause (i).

(2) for a Participant who is a five percent owner, April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

Once the Required Beginning Date of a five percent owner or a Participant who has elected to have his Required Beginning Date determined in accordance with the provisions of Section 2.01(ss)(1)(ii) has occurred, such Required Beginning Date shall not be re-determined, even if the Participant ceases to be a five percent owner in a subsequent year or continues in employment with the Employer or a Related Employer.

For purposes of this Subsection 2.01(ss), a Participant is treated as a five percent owner if such Participant is a five percent owner as defined in Code Section 416(i) (determined in accordance with Code Section 416 but without regard to whether the Plan is top-heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 1/2.

(tt) “Rollover Contribution” means any distribution from an eligible retirement plan, as defined in Section 13.04, that an Employee elects to contribute to the Plan, or have considered as contributed, in accordance with the provisions of Section 5.06.

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(uu) “Roth 401(k) Contribution” means any Deferral Contribution made to the Plan by the Employer in accordance with the provisions of Subsection 5.03(b) that is not excludable from gross income and is intended to satisfy the requirements of Code Section 402A.

(vv) “Self-Employed Individual” means an individual who has Earned Income for the taxable year from the Employer or who would have had Earned Income but for the fact that the trade or business had no net profits for the taxable year, including, but not limited to, a partner in a partnership, a sole proprietor, a member in a limited liability company or a shareholder in a subchapter S corporation.

(ww) “Service Agreement” means the agreement between the Employer and the Volume Submitter Sponsor (or an agent or affiliate of the Volume Submitter Sponsor) relating to the provision of investment and other services to the Plan and shall include any addendum to the agreement and any other separate written agreement between the Employer and the Volume Submitter Sponsor (or an agent or affiliate of the Volume Submitter Sponsor) relating to the provision of services to the Plan.

(xx) “Severance Date” means the earlier of (i) the date an Employee retires, dies, quits, or is discharged from employment with the Employer and all Related Employers or (ii) the 12-month anniversary of the date on which the Employee was otherwise first absent from employment; provided, however, that if an individual terminates or is absent from employment with the Employer and all Related Employers because of military duty, such individual shall not incur a Severance Date if his employment rights are protected under Federal law and he returns to employment with the Employer or a Related Employer within the period during which he retains such employment rights, but, if he does not return to such employment within such period, his Severance Date shall be the earlier of (1) the first anniversary of the date his absence commenced or (2) the last day of the period during which he retains such employment rights.

(yy) “Spouse” means the person to whom an individual is married for purposes of Federal income taxes.

(zz) “Trust” means the trust created by the Employer in accordance with the provisions of Section 20.01.

(aaa) “Trust Agreement” means the agreement between the Employer and the Trustee, as set forth in Article 20, under which the assets of the Plan are held, administered, and managed.

(bbb) “Trustee” means the trustee designated in Section 1.03 of the Adoption Agreement, or its successor or permitted assigns. The term Trustee shall include any delegate of the Trustee as may be provided in the Trust Agreement.

(ccc) “Trust Fund” means the property held in Trust by the Trustee for the benefit of Participants and their Beneficiaries.

(ddd) “Vesting Service” means an Employee’s service that is taken into account in determining his vested interest in his Matching Employer and Nonelective Employer Contributions Accounts as may be required under Section 1.16 of the Adoption Agreement. Vesting Service shall be credited in accordance with Article 3.

(eee) “Volume Submitter Sponsor” means Fidelity Management & Research Company or its successor.

2.02. Interpretation and Construction of Terms. Where required by the context, the noun, verb, adjective, and adverb forms of each defined term shall include any of its other forms. Pronouns used in the Plan are in the masculine gender but include the feminine gender unless the context clearly indicates otherwise. Wherever used herein, the singular shall include the plural, and the plural shall include the singular, unless the context requires otherwise. Any titles, headings and/or subheadings used in the Plan have been inserted for convenience of reference and are to be ignored in any construction of the Plan’s provisions.

2.03. Special Effective Dates. Some provisions of the Plan are only effective beginning as of a specified date or until a specified date. Any such special effective dates are specified within Plan text where applicable and are exceptions to the general Plan Effective Date as defined in Section 2.01(o).

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Article 3. Service.

3.01. Crediting of Eligibility Service. If the Employer has selected an Eligibility Service requirement in Subsection 1.04(b) of the Adoption Agreement for an Eligible Employee to become an Active Participant, Eligibility Service shall be credited to an Employee as follows:

(a) If the Employer has selected the one year or two years of Eligibility Service requirement described in Subsection 1.04(b) of the Adoption Agreement, an Employee shall be credited with a year of Eligibility Service for each Eligibility Computation Period during which the Employee has been credited with the number of Hours of Service specified in that Subsection, as applicable. An Eligible Employee who has attained the required number of Hours of Service shall be credited with that year of service on the last day of that Eligibility Computation Period.

(b) If the Employer has selected a days or months of Eligibility Service requirement described in Subsection 1.04(b) of the Adoption Agreement, an Employee shall be credited with Eligibility Service for the aggregate of the periods beginning with the Employee’s Employment Commencement Date (or Reemployment Commencement Date) and ending on his subsequent Severance Date; provided, however, that an Employee who has a Reemployment Date within the 12-consecutive-month period following the earlier of the first date of his absence or his Severance Date shall be credited with Eligibility Service for the period between his Severance Date and his Reemployment Date. A day of Eligibility Service shall be credited for each day on which an Employee is credited with Eligibility Service. Months of Eligibility Service shall be measured from the Employee’s Employment Commencement Date or Reemployment Commencement Date to the corresponding date in the applicable following month.

3.02. Re-Crediting of Eligibility Service Following Termination of Employment. An Employee whose employment with the Employer and all Related Employers terminates and who is subsequently reemployed by the Employer or a Related Employer shall be re-credited upon reemployment with his Eligibility Service earned prior to his termination of employment.

3.03. Crediting of Vesting Service. If the Plan provides for Matching Employer and/or Nonelective Employer Contributions that are not 100 percent vested when made, Vesting Service shall be credited to an Employee, subject to any exclusions elected by the Employer in Subsection 1.16(b) of the Adoption Agreement, for the aggregate of the periods beginning with the Employee’s Employment Commencement Date (or Reemployment Commencement Date) and ending on his subsequent Severance Date; provided, however, that an Employee who has a Reemployment Date within the 12-consecutive-month period following the earlier of the first date of his absence or his Severance Date shall be credited with Vesting Service for the period between his Severance Date and his Reemployment Date. Fractional periods of a year shall be expressed in terms of days.

3.04. Application of Vesting Service to a Participant’s Account Following a Break in Vesting Service. The following rules describe how Vesting Service earned before and after a Break in Vesting Service shall be applied for purposes of determining a Participant’s vested interest in his Matching Employer and Nonelective Employer Contributions Accounts:

(a) If a Participant incurs five-consecutive Breaks in Vesting Service, all years of Vesting Service earned by the Employee after such Breaks in Service shall be disregarded in determining the Participant’s vested interest in his Matching Employer and Nonelective Employer Contributions Account balances attributable to employment before such Breaks in Vesting Service. However, Vesting Service earned both before and after such Breaks in Vesting Service shall be included in determining the Participant’s vested interest in his Matching Employer and Nonelective Employer Contributions Account balances attributable to employment after such Breaks in Vesting Service.

(b) If a Participant incurs fewer than five-consecutive Breaks in Vesting Service, Vesting Service earned both before and after such Breaks in Vesting Service shall be included in determining the Participant’s vested interest in his Matching Employer and Nonelective Employer Contributions Account balances attributable to employment both before and after such Breaks in Vesting Service.

3.05. Service with Predecessor Employer. If the Plan is the plan of a predecessor employer, an Employee’s Eligibility and Vesting Service shall include years of service with such predecessor employer. In any case in which the Plan is not the plan maintained by a predecessor employer, service for any employer as specifically described in Section 1.17 of the Adoption Agreement shall be treated as Eligibility and Vesting Service as indicated in Subsection 1.17(a) of the Adoption Agreement.

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3.06. Change in Service Crediting. If an amendment to the Plan or a transfer from employment as an Employee covered under another qualified plan maintained by the Employer or a Related Employer results in a change in the method of crediting Eligibility and/or Vesting Service with respect to a Participant between the Hours of Service crediting method set forth in Section 2530.200b-2 of the Department of Labor Regulations and the elapsed-time crediting method set forth in Section 1.410(a)-7 of the Treasury Regulations, each Participant with respect to whom the method of crediting Eligibility and/or Vesting Service is changed shall have his Eligibility and/or Vesting Service determined in the manner set forth in Section 1.410(a)-7(f)(1) of the Treasury Regulations.

Article 4. Participation.

4.01. Date of Participation. If the Plan is an amendment, as indicated in Subsection 1.01(g)(2)(B) of the Adoption Agreement, all employees who were active participants in the Plan immediately prior to the Effective Date shall continue as Active Participants on the Effective Date, provided that they are Eligible Employees on the Effective Date. If elected by the Employer in Subsection 1.04(f) of the Adoption Agreement, all Eligible Employees who are in the service of the Employer on the date specified in Subsection 1.04(f) (and, if this is an amendment, as indicated in Subsection 1.01(g)(2)(B) of the Adoption Agreement, were not active participants in the Plan immediately prior to that date) shall become Active Participants on the date elected by the Employer in Subsection 1.04(f) of the Adoption Agreement. Any other Eligible Employee shall become an Active Participant in the Plan on the Entry Date coinciding with or immediately following the date on which he first satisfies the eligibility requirements set forth in Subsections 1.04(a) and (b) of the Adoption Agreement.

Any age and/or Eligibility Service requirement that the Employer elects to apply in determining an Eligible Employee’s eligibility to make Deferral Contributions shall also apply in determining an Eligible Employee’s eligibility to make Employee Contributions, if Employee Contributions are permitted under the Plan, and to receive Qualified Nonelective Employer Contributions. An Eligible Employee who has met the eligibility requirements with respect to certain contributions, but who has not met the eligibility requirements with respect to other contributions, shall become an Active Participant in accordance with the provisions of the preceding paragraph, but only with respect to the contributions for which he has met the eligibility requirements.

Notwithstanding any other provision of the Plan, if the Employer selects in Subsection 1.01(g)(5) of the Adoption Agreement that the Plan is a frozen plan, no Employee who was not already an Active Participant on the date the Plan was frozen shall become an Active Participant while the Plan is frozen. If the Employer amends the Plan to remove the freeze, Employees shall again become Active Participants in accordance with the provisions of the amended Plan.

4.02. Transfers Out of Covered Employment. If any Active Participant ceases to be an Eligible Employee, but continues in the employ of the Employer or a Related Employer, such Employee shall cease to be an Active Participant, but shall continue as an Inactive Participant until his entire Account balance is forfeited or distributed. An Inactive Participant shall not be entitled to receive an allocation of contributions or forfeitures under the Plan for the period that he is not an Eligible Employee and wages and other payments made to him by the Employer or a Related Employer for services other than as an Eligible Employee shall not be included in Compensation for purposes of determining the amount and allocation of any contributions to the Account of such Inactive Participant. Such Inactive Participant shall continue to receive credit for Vesting Service completed during the period that he continues in the employ of the Employer or a Related Employer.

4.03. Transfers Into Covered Employment. If an Employee who is not an Eligible Employee becomes an Eligible Employee, such Eligible Employee shall become an Active Participant immediately as of his transfer date if such Eligible Employee has already satisfied the eligibility requirements and would have otherwise previously become an Active Participant in accordance with Section 4.01. Otherwise, such Eligible Employee shall become an Active Participant in accordance with Section 4.01.

Wages and other payments made to an Employee prior to his becoming an Eligible Employee by the Employer or a Related Employer for services other than as an Eligible Employee shall not be included in Compensation for purposes of determining the amount and allocation of any contributions to the Account of such Eligible Employee.

4.04. Resumption of Participation Following Reemployment. If a Participant who terminates employment with the

Employer and all Related Employers is reemployed as an Eligible Employee, he shall again become an Active Participant on his Reemployment Commencement Date. If a former Employee is reemployed as an Eligible Employee on or after an Entry Date coinciding with or following the date on which he met the age and service requirements elected by the Employer in Section 1.04 of the Adoption Agreement, he shall become an Active Participant on his Reemployment Commencement Date.

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Any other former Employee who is reemployed as an Eligible Employee shall become an Active Participant as provided in Section 4.01 or 4.03. Any distribution which a Participant is receiving under the Plan at the time he is reemployed by the Employer or a Related Employer shall cease, except as otherwise required under Section 12.04.

Article 5. Contributions.

5.01. Contributions Subject to Limitations. All contributions made to the Plan under this Article 5 shall be subject to the limitations contained in Article 6.

5.02. Compensation Taken into Account in Determining Contributions. Compensation, as defined in Section 2.01(k), shall not include any amounts elected by the Employer with respect to such contributions in Subsection 1.05(a) or (b), as applicable, of the Adoption Agreement.

5.03 Deferral Contributions. If so provided in Subsection 1.07(a) of the Adoption Agreement, each Active Participant may elect to execute a salary reduction agreement with the Employer to reduce his Compensation by an amount, as specified in Subsection 1.07(a) of the Adoption Agreement, for each payroll period. Except as specifically elected by the Employer within Subsections 1.07(a) of the Adoption Agreement, with respect to each payroll period, an Active Participant may not elect to make Deferral Contributions in excess of the percentage of Compensation specified by the Employer in Subsection 1.07(a)(1)(A) of the Adoption Agreement and Subsection 5.03(a) below. Notwithstanding the foregoing, if the Employer has elected 401(k) Safe Harbor Matching Contributions in Option 1.11(a)(3) of the Adoption Agreement, a Participant must be permitted to make Deferral Contributions under the Plan sufficient to receive the full 401(k) Safe Harbor Matching Employer Contribution provided under Subsection (a)(1) or (2), as applicable of the 401(k) Safe Harbor Matching Employer Contributions Addendum to the Adoption Agreement.

An Active Participant’s salary reduction agreement shall become effective on the first day of the first payroll period for which the Employer can reasonably process the request, but not earlier than the later of (a) the effective date of the provisions permitting Deferral Contributions or (b) the date the Employer adopts such provisions. The Employer shall make a Deferral Contribution on behalf of the Participant corresponding to the amount of said reduction. Under no circumstances may a salary reduction agreement be adopted retroactively.

An Active Participant may elect to change or discontinue the amount by which his Compensation is reduced by notice to the Employer as provided in Subsection 1.07(a)(1)(C) or (D) of the Adoption Agreement. Notwithstanding the Employer’s election in Subsection 1.07(a)(1)(C) or (D) of the Adoption Agreement, if the Employer has elected 401(k) Safe Harbor Matching Employer Contributions in Subsection 1.11(a)(3) of the Adoption Agreement or 401(k) Safe Harbor Nonelective Employer Contributions in Subsection 1.12(a)(3) of the Adoption Agreement, an Active Participant may elect to change or discontinue the amount by which his Compensation is reduced by notice to the Employer within a reasonable period, as specified by the Employer (but not less than 30 days), of receiving the notice described in Section 6.09.

Based upon the Employer’s elections in Subsection 1.07(a) of the Adoption Agreement, the following special types of Deferral Contributions may be made to the Plan:

(a) Catch-Up Contributions. If elected by the Employer in Subsection 1.07(a)(4) of the Adoption Agreement, an Active Participant who has attained or is expected to attain age 50 before the close of the taxable year shall be eligible to make Catch-Up Contributions to the Plan in excess of an otherwise applicable Plan limit, but not in excess of (i) the dollar limit in effect under Code Section 414(v)(2)(B)(i) for the taxable year or (ii) when added to the other Deferral Contributions made by the Participant for the taxable year, 100 percent of the Participant’s “effectively available Compensation,” as defined in this Section 5.03. An otherwise applicable Plan limit is a limit that applies to Deferral Contributions without regard to Catch-Up Contributions, including, but not limited to, (1) the dollar limitation on Deferral Contributions under Code Section 402(g), described in Section 6.02, (2) the limitations on annual additions in effect under Code Section 415, described in Section 6.12, (3) the limitation on Deferral Contributions for Highly Compensated Employees under Code Section 401(k)(3), described in Section 6.03, and (4) the limitation on Deferral Contributions for Highly Compensated Employees which the Administrator may impose, in accordance with the provisions of Section 6.05

In the event that the deferral limit described in Subsection 1.07(a)(1)(A) of the Adoption Agreement or the administrative limit described in Section 6.05, as applicable, is changed during the Plan Year, for purposes of determining Catch-Up Contributions for the Plan Year, such limit shall be determined using the time-weighted average method described in Section 1.414(v)-1(b)(2)(i)(B)(1) of the Treasury Regulations, applying the alternative definition of compensation permitted under Section 1.414(v)-1(b)(2)(i)(B)(2) of the Treasury Regulations.

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(b) Roth 401(k) Contributions. Notwithstanding any other provision of the Plan to the contrary, if the Employer elects in Subsection 1.07(a)(5) of the Adoption Agreement to permit Roth 401(k) Contributions, then a Participant may irrevocably designate all or a portion of his Deferral Contributions made pursuant to Subsection 1.07(a) of the Adoption Agreement as Deferral Contributions that are includible in the Participant’s gross income at the time deferred, pursuant to Code Section 402A and any applicable guidance or regulations issued thereunder (“Roth 401(k) Contributions”). A Participant may change his designation prospectively with respect to future Deferral Contributions as of the date or dates elected by the Employer in Subsection 1.07(a)(1)(C) of the Adoption Agreement. The Administrator will maintain all such contributions made pursuant to Code Section 402A separately and make distributions in accordance with the Plan unless required to do otherwise by Code Section 402A and any applicable guidance or regulations issued thereunder.

(c) Automatic Enrollment Contributions. If the Employer elected Option 1.07(a)(6) of the Adoption Agreement, for each Eligible Employee to whom the Employer has elected to apply the automatic enrollment contribution provisions, such Eligible Employee’s Compensation shall be reduced by the percentage specified by the Employer through Section 1.07(b) of the Additional Provisions Addendum to the Adoption Agreement as soon as administratively feasible following the date specified therein. These amounts shall be contributed to the Plan on behalf of such an Eligible Employee as Deferral Contributions. If the Employer has designated the Plan as having an EACA within Subsection 1.07(a)(6) of the Adoption Agreement, then the Employer shall also provide to each Eligible Employee covered by the EACA a comprehensive notice, written in a manner calculated to be understood by the average Participant, of the Eligible Employee’s rights and obligations under the Plan within the time described in Section 6.09 for a safe harbor contribution notice. In addition, an Eligible Employee who is otherwise covered by the EACA but who makes an affirmative election regarding the amount of Deferral Contributions shall remain covered by the EACA solely for purposes of receiving any required notice from the Plan Administrator in connection with the EACA and for purposes of determining the period applicable to the distribution of certain excess contributions pursuant to Sections 6.04 and 6.07 of the Basic Plan Document. If the Employer has elected through Section 1.07(b) of the Additional Provisions Addendum to the Adoption Agreement, then a Participant who has made automatic enrollment contributions pursuant to the EACA has a permissible withdrawal available pursuant to the following:

(1) The EACA Participant must make any such election within ninety days of the date of his automatic enrollment pursuant to Section 1.07(b)(1) of the Additional Provisions Addendum to the Adoption Agreement. Upon making such an election, the EACA Participant’s Deferral Contribution election will be set to zero until such time as the EACA Participant’s Deferral Contribution rate has changed pursuant to Section 1.07(a)(1) of the Adoption Agreement.

(2) The amount of such withdrawal shall be equal to the amount of the EACA Deferrals through the end of the fifteen day period beginning on the date the Participant makes the election described in (1) above, adjusted for allocable gains and losses to the date of such withdrawal.

(3) Any amounts attributable to Employer Matching Contributions allocated to the Account of an EACA Participant with respect to EACA Deferrals that have been withdrawn pursuant to Section 1.07(b)(3) of the Additional Provisions Addendum to the Adoption Agreement shall be forfeited. In the event that Employer Matching Contributions would otherwise be allocated to the EACA Participant’s Account with respect to EACA Deferrals that have been so withdrawn, the Employer shall not contribute such Employer Matching Contributions to the Plan.

(4) In the event such withdrawal provision is removed from the Plan via an amendment, the transaction continues to be available to EACA Participants who were covered by this provision and who were enrolled automatically prior to the effective date of the provision’s removal.

Except as provided in paragraph (1) above with respect to an EACA Participant who elects a permissible withdrawal, an Active Participant’s Compensation shall continue to be reduced and Deferral Contributions made to the Plan on his behalf until the Active Participant elects to change or discontinue the percentage by which his Compensation is reduced by notice to the Plan Administrator in accordance with procedures the Plan Administrator has developed for that

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purpose. An Eligible Employee may affirmatively elect not to have his Compensation reduced in accordance with this Subsection 5.03(c) by notice to the Plan Administrator within a reasonable period ending no later than the date Compensation subject to reduction hereunder becomes available to the Eligible Employee.

If the Employer elected through, and in accordance with the provisions of, Section 1.07(b) of the Additional Provisions Addendum to the Adoption Agreement, the deferral election of an Active Participant on whose behalf Deferral Contributions are being made shall be increased annually by the percentage of Compensation specified therein, unless and until the percentage of Compensation being contributed on behalf of the Active Participant reaches the limit specified therein. Eligible Employees subject to automatic enrollment will be notified and have opportunity to affirmatively elect otherwise in accordance with procedures established by the Plan Administrator; however, such Employees may be subject to automatic enrollment again in accordance with provisions of Section 1.07(b) of the Additional Provisions Addendum to the Adoption Agreement.

Notwithstanding any other provision of this Section or of any Participant’s salary reduction agreement, in no event shall a Participant be permitted to make Deferral Contributions in excess of his “effectively available Compensation.” A Participant’s “effectively available Compensation” is his Compensation remaining after all applicable amounts have been withheld (e.g., tax-withholding and withholding of contributions to a cafeteria plan).

5.04. Employee Contributions. If so provided by the Employer in Subsection 1.08(a) of the Adoption Agreement, each Active Participant may elect to make non-deductible Employee Contributions to the Plan in accordance with the rules and procedures established by the Employer and subject to the limits provided through Subsection 1.08(a) of the Adoption Agreement.

5.05. No Deductible Employee Contributions. No deductible Employee Contributions may be made to the Plan. Deductible Employee Contributions made prior to January 1, 1987 shall be maintained in a separate Account. No part of the deductible Employee Contributions Account shall be used to purchase life insurance.

5.06. Rollover Contributions. If so provided by the Employer in Subsection 1.09(a) of the Adoption Agreement, subject to any limits provided therein, an Eligible Employee who is or was entitled to receive a distribution that is eligible for rollover to a qualified plan under Code Section 408(d)(3) or an eligible rollover distribution, as defined in Code Section 402(c)(4) and Treasury Regulations issued thereunder, including an eligible rollover distribution received by the Eligible Employee as a surviving Spouse or as a Spouse or former Spouse who is an alternate payee under a qualified domestic relations order, from an eligible retirement plan, as defined in Section 13.04, may elect to contribute all or any portion of such distribution to the Trust directly from such eligible retirement plan (a “direct rollover”) or within 60 days of receipt of such distribution to the Eligible Employee. Except as otherwise provided in Subsection 1.09(b) of the Adoption Agreement, Rollover Contributions shall only be made in the form of cash, allowable Fund Shares, or promissory notes evidencing a plan loan to the Eligible Employee; provided, however, that Rollover Contributions shall only be permitted in the form of promissory notes if the Plan otherwise provides for loans.

Notwithstanding the foregoing, the Plan shall not accept the following as Rollover Contributions:

(a) the contributions excluded by the Employer, if any, in Subsection 1.09(a) of the Adoption Agreement;

(b) any rollover of after-tax employee contributions that is not made by a direct rollover;

(c) any rollover from an individual retirement account or annuity described in Code Section 408(a) or (b) (including a Roth IRA under Code Section 408A) to the extent such amount would not otherwise be includible in the Employee’s income; or

(i) except as provided in Subsection 1.09(b), any rollover amounts which are not “designated Roth contributions” which are to be contributed to the Plan as “designated Roth contributions.”

To the extent the Plan accepts Rollover Contributions of after-tax employee contributions, the Plan will separately account for such contributions, including separate accounting for the portion of the Rollover Contribution that is includible in gross income and the portion that is not includible in gross income.

Except with regard to a rollover made pursuant to Subsection 1.09(b), any rollover of “designated Roth contributions”, as defined in Subsection 6.01(e), shall be subject to the requirements of Code Section 402(c). To the extent the Plan accepts Rollover Contributions of “designated Roth contributions”, the Plan will separately account for such contributions in accordance with the provisions of Section 7.01, including separate accounting for the portion of the Rollover

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Contribution that is includible in gross income and the portion that is not includible in gross income, if applicable. If the Plan accepts a direct rollover of “designated Roth contributions”, the Trustee and the Plan Administrator shall be entitled to rely on a statement from the distributing plan’s administrator identifying (i) the Eligible Employee’s basis in the rolled over amounts and (ii) the date on which the Eligible Employee’s 5-taxable-year period of participation (as required under Code Section 402A(d)(2) for a qualified distribution of “designated Roth contributions”) started under the distributing plan. If the 5-taxable-year period of participation under the distributing plan would end sooner than the Eligible Employee’s 5-taxable-year period of participation under the Plan, the 5-taxable-year period of participation applicable under the distributing plan shall continue to apply with respect to the Rollover Contribution.

Notwithstanding the above, if so provided in Subsection 1.09(b), and as limited as provided therein, a Participant or Beneficiary may elect to have any portion of his Account otherwise distributable under the terms of the Plan, which is not “designated Roth contributions” under the Plan and meets the definition of an “eligible rollover distribution” found in Section 13.04(c), be considered “designated Roth contributions” for purposes of the Plan. Any assets converted in such a way shall be separately accounted for and shall still be subject to distribution constraints found in Article 14 applicable to them prior to the conversion. Such assets shall also retain any distribution rights, such as those found in Article 10, applicable to them prior to the conversion and shall be treated as Rollover Contributions for purposes of withdrawal pursuant to Section 10.03. Each such in-plan rollover shall be subject to its own 5-taxable year period of participation and subject to the requirements of Code Section 408A(d)(3)(F).

An Eligible Employee who has not yet become an Active Participant in the Plan in accordance with the provisions of Article 3 may make a Rollover Contribution to the Plan. Such Eligible Employee shall be treated as a Participant under the Plan for all purposes of the Plan, except eligibility to have Deferral Contributions made on his behalf and to receive an allocation of Matching Employer or Nonelective Employer Contributions.

The Administrator shall require such information from Eligible Employees as it deems necessary to ensure that amounts contributed under this Section 5.06 meet the requirements for tax-deferred rollovers established by this Section 5.06 and by Code Section 402(c) and develop procedures to govern the Plan’s acceptance of Rollover Contributions.

If a Rollover Contribution made under this Section 5.06 is later determined by the Administrator not to have met the requirements of this Section 5.06 or of the Code or Treasury regulations, the Trustee shall, within a reasonable time after such determination is made, and on instructions from the Administrator, distribute to the Employee the amounts then held in the Trust attributable to such Rollover Contribution.

A Participant’s Rollover Contributions Account shall be subject to the terms of the Plan, including Article 14, except as otherwise provided in this Section 5.06.

5.07. Qualified Nonelective Employer Contributions. The Employer may, in its discretion, make a Qualified Nonelective Employer Contribution for the Plan Year in any amount it deems necessary for a permissible purpose. Unless another allocation method will be utilized to address a correction in accordance with the Employee Plans Compliance Resolution System (EPCRS, as described in Revenue Procedure 2013-12 and any subsequent guidance), any Qualified Nonelective Employer Contribution shall be allocated to Participants in accordance with Subsection 1.10(a) of the Adoption Agreement.

Participants shall not be required to satisfy any Hours of Service or employment requirement for the Plan Year in order to receive an allocation of Qualified Nonelective Employer Contributions.

Qualified Nonelective Employer Contributions shall be distributable only in accordance with the distribution provisions that are applicable to Deferral Contributions; provided, however, that a Participant shall not be permitted to take a hardship withdrawal of amounts credited to his Qualified Nonelective Employer Contributions Account after the later of December 31, 1988 or the last day of the Plan Year ending before July 1, 1989 and that a Participant shall not be permitted to take Qualified Nonelective Employer Contributions as part of a Qualified Reservist Distribution pursuant to Section 10.09.

5.08. Matching Employer Contributions. If so provided by the Employer in Section 1.11 of the Adoption Agreement, the Employer shall make Matching Employer Contributions on behalf of each of its “eligible” Participants as indicated therein. The amount of the Matching Employer Contribution shall be determined in accordance with Subsection 1.11(a) and/or (b) of the Adoption Agreement and/or the 401(k) Safe Harbor Matching Employer Contributions Addendum to the Adoption Agreement, as applicable.

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Notwithstanding the foregoing, unless otherwise elected in Subsection 1.11(c)(1)(A) of the Adoption Agreement, the Employer shall not make Matching Employer Contributions, other than 401(k) Safe Harbor Matching Employer Contributions, with respect to an “eligible” Participant’s Catch-Up Contributions. If, due to application of a Plan limit, Matching Employer Contributions other than 401(k) Safe Harbor Matching Employer Contributions are attributable to Catch-Up Contributions, such Matching Employer Contributions, plus any income and minus any loss allocable thereto, shall be forfeited and applied as provided in Section 11.09.

5.09. Qualified Matching Employer Contributions. If so provided by the Employer in Subsection 1.11(f) of the Adoption Agreement, prior to making its Matching Employer Contribution (other than any 401(k) Safe Harbor Matching Employer Contribution) to the Plan, the Employer may designate all or a portion of such Matching Employer Contribution as a Qualified Matching Employer Contribution. The Employer shall notify the Trustee of such designation at the time it makes its Matching Employer Contribution. Qualified Matching Employer Contributions shall be distributable only in accordance with the distribution provisions that are applicable to Deferral Contributions; provided, however, that a Participant shall not be permitted to take a hardship withdrawal of amounts credited to his Qualified Matching Employer Contributions Account after the later of December 31, 1988 or the last day of the Plan Year ending before July 1, 1989 and that a Participant shall not be permitted to take Qualified Matching Employer Contributions as part of a Qualified Reservist Distribution pursuant to Section 10.09.

If the amount of an Employer’s Qualified Matching Employer Contribution is determined based on a Participant’s Compensation, and the Qualified Matching Employer Contribution is necessary to satisfy the “ADP” test described in Section 6.03, the compensation used in determining the amount of the Qualified Matching Employer Contribution shall be “testing compensation”, as defined in Subsection 6.01(s). If the Qualified Matching Employer Contribution is not necessary to satisfy the “ADP” test described in Section 6.03, the compensation used to determine the amount of the Qualified Matching Employer Contribution shall be Compensation as defined in Subsection 2.01(k).

5.10. Nonelective Employer Contributions. If so provided by the Employer in Subsection 1.12(a) and/or (b) of the Adoption Agreement, the Employer shall make Nonelective Employer Contributions to the Trust in accordance with Section 1.12 of the Adoption Agreement to be allocated among “eligible” Participants as indicated therein. Nonelective Employer Contributions shall be allocated as follows:

(a) If the Employer has elected a fixed contribution formula, Nonelective Employer Contributions shall be allocated among “eligible” Participants in the manner specified in Section 1.12 of the Adoption Agreement or the 401(k) Safe Harbor Nonelective Employer Contributions Addendum to the Adoption Agreement, as applicable.

(b) If the Employer has elected a discretionary contribution amount, Nonelective Employer Contributions shall be allocated among “eligible” Participants, as determined in accordance with Section 1.12 of the Adoption Agreement, as follows:

(1) If the non-integrated formula is elected in Subsection 1.12(b)(1) of the Adoption Agreement, Nonelective Employer Contributions shall be allocated to “eligible” Participants in the ratio that each “eligible” Participant’s Compensation bears to the total Compensation paid to all “eligible” Participants for the Contribution Period.

(2) If the integrated formula is elected in Subsection 1.12(b)(2) of the Adoption Agreement, Nonelective Employer Contributions shall be allocated in the following steps:

(A) First, to each “eligible” Participant in the same ratio that the sum of the “eligible” Participant’s Compensation and “excess Compensation” for the Plan Year bears to the sum of the Compensation and “excess Compensation” of all “eligible” Participants for the Plan Year. This allocation as a percentage of the sum of each “eligible” Participant’s Compensation and “excess Compensation” shall not exceed the “permitted disparity limit”, as defined in Section 1.12 of the Adoption Agreement.

Notwithstanding the foregoing, if in any Plan Year an “eligible” Participant has reached the “cumulative permitted disparity limit”, such “eligible” Participant shall receive an allocation under this Subsection 5.10(b)(2)(A) based on two times his Compensation for the Plan Year, rather than the sum of his Compensation and “excess Compensation” for the Plan Year. If an “eligible” Participant did not benefit under a qualified defined benefit plan or target benefit plan for any Plan Year beginning on or after January 1, 1994, the “eligible” Participant shall have no “cumulative disparity limit”.

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(B) Second, if any Nonelective Employer Contributions remain after the allocation in Subsection 5.10(b)(2)(A), the remaining Nonelective Employer Contributions shall be allocated to each “eligible” Participant in the same ratio that the “eligible” Participant’s Compensation for the Plan Year bears to the total Compensation of all “eligible” Participants for the Plan Year.

Notwithstanding the provisions of Subsections 5.10(b)(2)(A) and (B) above, if in any Plan Year an “eligible” Participant benefits under another qualified plan or simplified employee pension, as defined in Code Section 408(k), that provides for or imputes permitted disparity, the Nonelective Employer Contributions for the Plan Year allocated to such “eligible” Participant shall be in the ratio that his Compensation for the Plan Year bears to the total Compensation paid to all “eligible” Participants.

For purposes of this Subsection 5.10(b)(2), the following definitions shall apply:

(C) “Cumulative permitted disparity limit” means 35 multiplied by the sum of an “eligible” Participant’s annual permitted disparity fractions, as defined in Sections 1.401(l)-5(b)(3) through (b)(7) of the Treasury Regulations, attributable to the “eligible” Participant’s total years of service under the Plan and any other qualified plan or simplified employee pension, as defined in Code Section 408(k), maintained by the Employer or a Related Employer. For each Plan Year commencing prior to January 1, 1989, the annual permitted disparity fraction shall be deemed to be one, unless the Participant never accrued a benefit under any qualified plan or simplified employee pension maintained by the Employer or a Related Employer during any such Plan Year. In determining the annual permitted disparity fraction for any Plan Year, the Employer may elect to assume that the full disparity limit has been used for such Plan Year.

(D) “Excess Compensation” means Compensation in excess of the “integration level” specified by the Employer in Subsection 1.12(b)(2) of the Adoption Agreement.

5.11. Vested Interest in Contributions.

(a) Participant’s vested interest in the following sub-accounts shall be 100 percent:

(1) his Deferral Contributions Account;

(2) his Qualified Nonelective Employer Contributions Account;

(3) his Qualified Matching Employer Contributions Account;

(4) his 401(k) Safe Harbor Nonelective Employer Contributions Account (unless QACA has been selected on the 401(k) Safe Harbor Nonelective Employer Contributions Addendum to the Adoption Agreement);

(5) his 401(k) Safe Harbor Matching Employer Contributions Account (unless QACA has been selected on the 401(k) Safe Harbor Matching Employer Contributions Addendum to the Adoption Agreement);

(6) his Rollover Contributions Account;

(7) his Employee Contributions Account; and

(8) his deductible Employee Contributions Account.

(b) Contributions attributable to a QACA must vest at least as rapidly as 100% once the Participant is credited with two Years of Service.

Except as otherwise specifically provided in the Vesting Schedule Addendum to the Adoption Agreement or as may be required under Section 15.05, a Participant’s vested interest in his Nonelective Employer Contributions Account attributable to Nonelective Employer Contributions other than those described in Subsection 5.11(a)(4)

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above, shall be determined in accordance with the vesting schedule elected by the Employer in Subsection 1.16(c)(1) of the Adoption Agreement. Except as otherwise specifically provided in the Vesting Schedule Addendum to the Adoption Agreement, a Participant’s vested interest in his Matching Employer Contributions Account attributable to Matching Employer Contributions other than those described in Subsection 5.11(a)(5) above, shall be determined in accordance with the vesting schedule elected by the Employer in Subsection 1.16(c)(2) of the Adoption Agreement.

5.12. Time for Making Contributions. The Employer shall pay its contribution for each Plan Year not later than the time prescribed by law for filing the Employer’s Federal income tax return for the fiscal (or taxable) year with or within which such Plan Year ends (including extensions thereof).

If the Employer has elected the payroll period as the Contribution Period in Subsection 1.11(d) of the Adoption Agreement, the Employer shall remit any 401(k) Safe Harbor Matching Employer Contributions made during a Plan Year quarter to the Trustee no later than the last day of the immediately following Plan Year quarter.

The Employer should remit Employee Contributions and Deferral Contributions to the Trustee as of the earliest date on which such contributions can reasonably be segregated from the Employer’s general assets, but not later than the 15th business day of the calendar month following the month in which such amount otherwise would have been paid to the Participant, or within such other time frame as may be determined by applicable regulation or legislation.

The Trustee shall have no authority to inquire into the correctness of the amounts contributed and remitted to the Trustee or to determine whether any contribution is payable under this Article 5. The Administrator shall be the named fiduciary responsible for ensuring the Employer remits contributions and loan repayments to the Trust and shall have the duty and responsibility for the collection of such contributions and repayments when not timely made by the Employer, provided that the Administrator may appoint another named fiduciary to handle such responsibility and notify the Trustee of such appointment in writing. The Trustee shall be authorized to provide information and records regarding contributions it has received to the Administrator or other named fiduciary, and may accept contributions and/or carry out related allocation instructions from, such named fiduciary upon its request, as may be further described in the Service Agreement. As a directed trustee pursuant to ERISA Section 403(a)(1) for all purposes, the Trustee shall only pursue any claim that the Plan might have with respect to delinquent loan repayments or Plan contributions as specifically directed to do so by the Administrator or other named fiduciary.

5.13. Return of Employer Contributions. The Trustee shall, upon request by the Employer, return to the Employer the amount (if any) determined under Section 20.23. Such amount shall be reduced by amounts attributable thereto which have been credited to the Accounts of Participants who have since received distributions from the Trust, except to the extent such amounts continue to be credited to such Participants’ Accounts at the time the amount is returned to the Employer. Such amount shall also be reduced by the losses of the Trust attributable thereto, if and to the extent such losses exceed the gains and income attributable thereto, but shall not be increased by the gains and income of the Trust attributable thereto, if and to the extent such gains and income exceed the losses attributable thereto. To the extent such gains exceed losses, the gains shall be forfeited and applied as provided in Section 11.09. In no event shall the return of a contribution hereunder cause the balance of the individual Account of any Participant to be reduced to less than the balance which would have been credited to the Account had the mistaken amount not been contributed.

5.14. Frozen Plan. If the Employer has elected Subsection 1.01(g)(5) of the Adoption Agreement, then in accordance therewith and notwithstanding any other provision of the Plan to the contrary, the Plan is a frozen plan. If the Employer amends the Plan to remove the freeze, contributions shall resume in accordance with the provisions of the amended Plan.

Article 6. Limitations on Contributions.

6.01. Special Definitions. For purposes of this Article, the following definitions shall apply:

(a) “Annual additions” mean the sum of the following amounts allocated to an Active Participant for a Limitation Year:

(1) all employer contributions allocated to an Active Participant’s account under qualified defined contribution plans maintained by the “415 employer”, including amounts applied to reduce employer contributions as provided under Section 11.09, but excluding amounts treated as Catch-Up Contributions;

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(2) all employee contributions allocated to an Active Participant’s account under a qualified defined contribution plan or a qualified defined benefit plan maintained by the “415 employer” if separate accounts are maintained with respect to such Active Participant under the defined benefit plan;

(3) all forfeitures allocated to an Active Participant’s account under a qualified defined contribution plan maintained by the “415 employer”;

(4) all amounts allocated to an “individual medical benefit account” which is part of a pension or annuity plan maintained by the “415 employer”;

(5) all amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in Code Section 419A(d)(3), under a “welfare benefit fund” maintained by the “415 employer”; and

(6) all allocations to an Active Participant under a “simplified employee pension”.

(b) “Contribution percentage” means the ratio (expressed as a percentage) of (1) the “contribution percentage amounts” allocated to an “eligible participant’s” Accounts for the Plan Year to (2) the “eligible participant’s” “testing compensation” for the Plan Year.

(c) “Contribution percentage amounts” mean those amounts included in applying the “ACP” test.

(1) “Contribution percentage amounts” include the following:

(A) any Employee Contributions made by an “eligible participant” to the Plan;

(B) any Matching Employer Contributions on eligible contributions as elected by the Employer in Subsection 1.11(c) of the Adoption Agreement, made for the Plan Year, but excluding (A) Qualified Matching Employer Contributions that are taken into account in satisfying the “ADP” test described in Section 6.03 and (B) Matching Employer Contributions that are forfeited either to correct “excess aggregate contributions” or because the contributions to which they relate are “excess deferrals”, “excess contributions”, “excess aggregate contributions”, or Catch-Up Contributions (in the event the Plan does not provide for Matching Employer Contributions with respect to Catch-Up Contributions);

(C) Qualified Nonelective Employer Contributions allocated as of a date within the “testing year” and designated at the time of contribution as applying for the “ACP” test;

(D) 401(k) Safe Harbor Nonelective Employer Contributions may be included to the extent such contributions are not required to satisfy the safe harbor contribution requirements under Section 1.401(k)-3(b) of the Treasury Regulations, excluding 401(k) Safe Harbor Nonelective Employer Contributions that are taken into account in satisfying the “ADP” test described in Section 6.03; and

(E) Deferral Contributions, when necessary to pass the “ACP” test, provided that the “ADP” test described in Section 6.03 is satisfied or treated as satisfied (except as in accordance with Section 6.09) both including Deferral Contributions included as “contribution percentage amounts” and excluding such Deferral Contributions.

(2) Notwithstanding the foregoing, for any Plan Year in which the “ADP” test described in Section 6.03 is deemed satisfied pursuant to Section 6.09 with respect to some or all Deferral Contributions, “contribution percentage amounts”:

(A) shall not include any Deferral Contributions with respect to which the “ADP” test is deemed satisfied; and

(B) may have the following Matching Employer Contributions excluded:

(i) if the requirements described in Section 6.10 for deemed satisfaction of the “ACP” test with respect to some or all Matching Employer Contributions are met, those Matching Employer Contributions with respect to which the “ACP” test is deemed satisfied; or

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(ii) if the “ADP” test is deemed satisfied using 401(k) Safe Harbor Matching Employer Contributions, but the requirements described in Section 6.10 for deemed satisfaction of the “ACP” test with respect to Matching Employer Contributions are not met, any Matching Employer Contributions made on behalf of an “eligible participant” for the Plan Year that do not exceed four percent of the “eligible participant’s” Compensation for the Plan Year.

(3) Notwithstanding any other provisions of this Subsection, if an Employer elects to change from the current year testing method described in Subsection 1.06(a)(1) of the Adoption Agreement to the prior year testing method described in Subsection 1.06(a)(2) of the Adoption Agreement, the following shall not be considered “contribution percentage amounts” for purposes of determining the “contribution percentages” of Non-Highly Compensated Employees for the prior year immediately preceding the Plan Year in which the change is effective:

(A) Qualified Matching Employer Contributions that were taken into account in satisfying the “ADP” test described in Section 6.03 for such prior year;

(B) Qualified Nonelective Employer Contributions that were taken into account in satisfying the “ADP” test described in Section 6.03 or the “ACP” test described in Section 6.06 for such prior year; and

(C) 401(k) Safe Harbor Nonelective Employer Contributions that were taken into account in satisfying the “ADP” test described in Section 6.03 or the “ACP” test described in Section 6.06 for such prior year or that were required to satisfy the safe harbor contribution requirements under Section 1.401(k)-3(b) of the Treasury Regulations for such prior year.;

To be included in determining an “eligible participant’s” “contribution percentage” for a Plan Year, Employee Contributions must be made to the Plan before the end of such Plan Year and other “contribution percentage amounts” must be allocated to the “eligible participant’s” Account as of a date within such Plan Year and made before the last day of the 12-month period immediately following the Plan Year to which the “contribution percentage amounts” relate. If an Employer has elected the prior year testing method described in Subsection 1.06(a)(2) of the Adoption Agreement, “contribution percentage amounts” that are taken into account for purposes of determining the “contribution percentages” of Non-Highly Compensated Employees for the prior year relate to such prior year. Therefore, such “contribution percentage amounts” must be made before the last day of the Plan Year being tested.

(d) “Deferral ratio” means the ratio (expressed as a percentage) of (1) the amount of “includable contributions” made on behalf of an Active Participant for the Plan Year to (2) the Active Participant’s “testing compensation” for such Plan Year. An Active Participant who does not receive “includable contributions” for a Plan Year shall have a “deferral ratio” of zero.

(e) “Designated Roth contributions” mean any Roth 401(k) Contributions made to the Plan and any “elective deferrals” made to another plan that would be excludable from a Participant’s income, but for the Participant’s election to designate such contributions as Roth contributions and include them in income.

(f) “Determination year” means (1) for purposes of determining income or loss with respect to “excess deferrals”, the calendar year in which the “excess deferrals” were made and (2) for purposes of determining income or loss with respect to “excess contributions”, and “excess aggregate contributions”, the Plan Year in which such “excess contributions” or “excess aggregate contributions” were made.

(g) “Elective deferrals” mean all employer contributions, other than Deferral Contributions, made on behalf of a Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in Code Section 401(k), any simplified employee pension cash or deferred arrangement as described in Code Section 402(h)(1)(B), any eligible deferred compensation plan under Code Section 457, any plan as described under Code Section 501(c)(18), and any employer contributions made on behalf of a Participant pursuant to a salary reduction agreement for the purchase of an annuity contract under Code Section 403(b). “Elective deferrals” include “designated Roth contributions” made to another plan. “Elective deferrals” do not include any deferrals properly distributed as excess “annual additions” or any deferrals treated as catch-up contributions in accordance with the provisions of Code Section 414(v).

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(h) “Eligible participant” means any Active Participant who is eligible to make Employee Contributions, or Deferral Contributions (if the Employer takes such contributions into account in calculating “contribution percentages”), or to receive a Matching Employer Contribution. Notwithstanding the foregoing, the term “eligible participant” shall not include any Active Participant who is included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers.

(i) “Excess aggregate contributions” with respect to any Plan Year mean the excess of

(1) The aggregate “contribution percentage amounts” actually taken into account in computing the average “contribution percentages” of “eligible participants” who are Highly Compensated Employees for such Plan Year, over

(2) The maximum amount of “contribution percentage amounts” permitted to be made on behalf of Highly Compensated Employees under Section 6.06 (determined by reducing “contribution percentage amounts” made for the Plan Year on behalf of “eligible participants” who are Highly Compensated Employees in order of their “contribution percentages” beginning with the highest of such “contribution percentages”).

“Excess aggregate contributions” shall be determined after first determining “excess deferrals” and then determining “excess contributions”.

(j) “Excess contributions” with respect to any Plan Year mean the excess of

(1) The aggregate amount of “includable contributions” actually taken into account in computing the average “deferral percentage” of Active Participants who are Highly Compensated Employees for such Plan Year, over

(2) The maximum amount of “includable contributions” permitted to be made on behalf of Highly Compensated Employees under Section 6.03 (determined by reducing “includable contributions” made for the Plan Year on behalf of Active Participants who are Highly Compensated Employees in order of their “deferral ratios”, beginning with the highest of such “deferral ratios”).

(k) “Excess deferrals” mean those Deferral Contributions and/or “elective deferrals” that are includable in a Participant’s gross income under Code Section 402(g) to the extent such Participant’s Deferral Contributions and/or “elective deferrals” for a calendar year exceed the dollar limitation under such Code Section for such calendar year. (l) “Excess 415 amount” means the excess of an Active Participant’s “annual additions” for the Limitation Year over the “maximum permissible amount”.

(m) “415 compensation” means Compensation (as defined in Section 2.01(k)), subject to the following:

(1) “415 compensation” does not exclude any amounts elected by the Employer in Subsection 1.05(a) of the Adoption Agreement except moving expenses paid or reimbursed by the Employer if it is reasonable to believe they are deductible by the Employee.

(2) “415 compensation” shall be based on compensation for all services to the “415 employer.”

(3) “415 compensation” shall be based on the amount actually paid or made available to the Participant (or, if earlier, includible in the gross income of the Participant) during the Limitation Year.

(4) An Eligible Employee’s severance from employment, as defined in Section 2.01(k), shall be applied using the modification to the employer aggregation rules prescribed in Code Section 415(h).

(5) “415 compensation” may include amounts earned, but not paid during the Limitation Year solely because of the timing of pay periods and pay dates, provided

(A) such amounts are paid during the first few weeks of the next Limitation Year;

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(B) such amounts are included on a uniform and consistent basis with respect to all similarly situated Participants; and

(C) no such amounts are included in more than one Limitation Year.

(6) If the initial Plan Year of a new plan consists of fewer than 12 months, calculated from the Effective Date listed in Subsection 1.01(g)(1) of the Adoption Agreement through the end of such initial Plan Year and if the Employer has designated in Subsection 1.01(f) of the Adoption Agreement that the Limitation Year is based on the Plan Year, for purposes of determining Compensation for such initial Plan Year, the Limitation Year shall be the 12-month period ending on the last day of the Plan Year.

In addition, “415 compensation” shall not reflect compensation for a year greater than the limit under Code Section 401(a)(17) that applies to that year.

(n) “415 employer” means the Employer and any other employers which constitute a controlled group of corporations (as defined in Code Section 414(b) as modified by Code Section 415(h)) or which constitute trades or businesses (whether or not incorporated) which are under common control (as defined in Code Section 414(c) as modified by Code Section 415(h)) or which constitute an affiliated service group (as defined in Code Section 414(m)) and any other entity required to be aggregated with the Employer pursuant to regulations issued under Code Section 414(o).

(o) “Includable contributions” mean those amounts included in applying the “ADP” test.

(1) “Includable contributions” include the following:

(A) any Deferral Contributions made on behalf of an Active Participant, including “excess deferrals” of Highly Compensated Employees and “designated Roth contributions”, except as specifically provided in Subsection 6.01(o)(2);

(B) Qualified Nonelective Employer Contributions allocated as of a date within the “testing year” and designated at the time of contribution as applying for the “ADP” test; and

(C) Qualified Matching Employer Contributions on Deferral Contributions or Employee Contributions made for the Plan Year allocated as of a date within the “testing year” and so designated at the time of contribution; provided, however, that the maximum amount of Qualified Matching Employer Contributions included in “includable contributions” with respect to an Active Participant shall not exceed the greater of 5% of the Active Participant’s “testing compensation” or 100% of his Deferral Contributions for the Plan Year.

(2) “Includable contributions” shall not include the following:

(A) Catch-Up Contributions, except to the extent that a Participant’s Deferral Contributions are classified as Catch-Up Contributions as provided in Section 6.04 solely because of a failure of the “ADP” test described in Section 6.03;

(B) “excess deferrals” of Non-Highly Compensated Employees that arise solely from Deferral Contributions made under the Plan or plans maintained by the Employer or a Related Employer;

(C) Deferral Contributions that are taken into account in satisfying the “ACP” test described in Section 6.06;

(D) additional elective contributions made pursuant to Code Section 414(u) that are treated as Deferral Contributions;

(E) for any Plan Year in which the “ADP” test described in Section 6.03 is deemed satisfied pursuant to Section 6.09 with respect to some or all Deferral Contributions, the following:

(i) any Deferral Contributions with respect to which the “ADP” test is deemed satisfied; and

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(ii) Qualified Matching Employer Contributions, except to the extent that the “ADP” test described in Section 6.03 must be satisfied with respect to some Deferral Contributions and such Qualified Matching Employer Contributions are used in applying the “ADP” test.

(3) Notwithstanding any other provision of this Subsection, if an Employer elects to change from the current year testing method described in Subsection 1.06(a)(1) of the Adoption Agreement to the prior year testing method described in Subsection 1.06(a)(2) of the Adoption Agreement, the following shall not be considered “includable contributions” for purposes of determining the “deferral ratios” of Non-Highly Compensated Employees for the prior year immediately preceding the Plan Year in which the change is effective:

(A) Deferral Contributions that were taken into account in satisfying the “ACP” test described in Section 6.06 for such prior year pursuant to Subsection 6.01(c)(1)(E) above;

(B) Qualified Nonelective Employer Contributions that were taken into account in satisfying the “ADP” test described in Section 6.03 or the “ACP” test described in Section 6.06 for such prior year;

(C) 401(k) Safe Harbor Nonelective Employer Contributions that were taken into account in satisfying the “ADP” test described in Section 6.03 or the “ACP” test described in Section 6.06 for such prior year or that were required to satisfy the safe harbor contribution requirements under Section 1.401(k)-3(b) of the Treasury Regulations for such prior year;

(D) 401(k) Safe Harbor Matching Employer Contributions that were taken into account in satisfying the “ADP” test described in Section 6.03 for such prior year or that were required to satisfy the safe harbor contribution requirements under Section 1.401(k)-3(c) of the Treasury Regulations for such prior year; and

(E) Qualified Matching Employer Contributions that were taken into account in satisfying the “ADP” test described in Section 6.03 or the “ACP” test described in Section 6.06 for such prior year.

To be included in determining an Active Participant’s “deferral ratio” for a Plan Year, “includable contributions” must be allocated to the Participant’s Account as of a date within such Plan Year and made before the last day of the 12-month period immediately following the Plan Year to which the “includable contributions” relate. If an Employer has elected the prior year testing method described in Subsection 1.06(a)(2) of the Adoption Agreement, “includable contributions” that are taken into account for purposes of determining the “deferral ratios” of Non-Highly Compensated Employees for the prior year relate to such prior year. Therefore, such “includable contributions” must be made before the last day of the Plan Year being tested.

(p) “Individual medical benefit account” means an individual medical benefit account as defined in Code Section 415(l)(2).

(q) “Maximum permissible amount” means for a Limitation Year with respect to any Active Participant the lesser of (1) the maximum dollar amount permitted for the Limitation Year under Code Section 415(c)(1)(A) adjusted as provided in Code Section 415(d) (e.g., $51,000 for the Limitation Year ending in 2013) or (2) 100 percent of the Active Participant’s “415 compensation” for the Limitation Year. If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive-month period, the dollar limitation specified in clause (1) above shall be adjusted by multiplying it by a fraction the numerator of which is the number of months in the short Limitation Year and the denominator of which is 12.

The limitation specified in clause (2) above shall not apply to any contribution for medical benefits within the meaning of Code Section 401(h) or 419A(f)(2) after separation from service which is otherwise treated as an “annual addition” under Code Section 419A(d)(2) or 415(l)(1).

(r) “Simplified employee pension” means a simplified employee pension as defined in Code Section 408(k).

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(s) “Testing compensation” means compensation as defined in Code Section 414(s). “Testing compensation” shall be based on the amount actually paid to a Participant during the “testing year” or, at the option of the Employer, during that portion of the “testing year” during which the Participant is an Active Participant; provided, however, that if the Employer elected different Eligibility Service requirements for purposes of eligibility to make Deferral Contributions and to receive Matching Employer Contributions, then “testing compensation” must be based on the amount paid to a Participant during the full “testing year”.

The annual “testing compensation” of each Active Participant taken into account in applying the “ADP” test described in Section 6.03 and the “ACP” test described in Section 6.06 for any “testing year” shall not exceed the annual compensation limit under Code Section 401(a)(17) as in effect on the first day of the “testing year” (e.g., $255,000 for the “testing year” beginning in 2013). This limit shall be adjusted by the Secretary to reflect increases in the cost of living, as provided in Code Section 401(a)(17)(B); provided, however, that the dollar increase in effect on January 1 of any calendar year is effective for “testing years” beginning in such calendar year. If a Plan determines “testing compensation” over a period that contains fewer than 12 calendar months (a “short determination period”), then the Compensation limit for such “short determination period” is equal to the Compensation limit for the calendar year in which the “short determination period” begins multiplied by the ratio obtained by dividing the number of full months in the “short determination period” by 12; provided, however, that such proration shall not apply if there is a “short determination period” because an election was made, in accordance with any rules and regulations issued by the Secretary of the Treasury or his delegate, to apply the “ADP” test described in Section 6.03 and/or the “ACP” test described in Section 6.06 based only on “testing compensation” paid during the portion of the “testing year” during which an individual was an Active Participant.

(t) “Testing year” means:

(1) if the Employer has elected the current year testing method in Subsection 1.06(a)(1) of the Adoption Agreement, the Plan Year being tested.

(2) if the Employer has elected the prior year testing method in Subsection 1.06(a)(2) of the Adoption Agreement, the Plan Year immediately preceding the Plan Year being tested.

(u) “Welfare benefit fund” means a welfare benefit fund as defined in Code Section 419(e).

To the extent that types of contributions defined in Section 2.01 are referred to in this Article 6, the defined term includes similar contributions made under other plans where the context so requires.

6.02. Code Section 402(g) Limit on Deferral Contributions. In no event shall the amount of Deferral Contributions, other than Catch-Up Contributions, made under the Plan for a calendar year, when aggregated with the “elective deferrals” made under any other plan maintained by the Employer or a Related Employer, exceed the dollar limitation contained in Code Section 402(g) in effect at the beginning of such calendar year.

A Participant may assign to the Plan any “excess deferrals” made during a calendar year by notifying the Administrator on or before March 15 following the calendar year in which the “excess deferrals” were made of the amount of the “excess deferrals” to be assigned to the Plan. A Participant is deemed to notify the Administrator of any “excess deferrals” that arise by taking into account only those Deferral Contributions made to the Plan and those “elective deferrals” made to any other plan maintained by the Employer or a Related Employer. Notwithstanding any other provision of the Plan, “excess deferrals”, plus any income and minus any loss allocable thereto, as determined under Section 6.08, shall be distributed no later than April 15 to any Participant to whose Account “excess deferrals” were so assigned for the preceding calendar year and who claims “excess deferrals” for such calendar year. In the event that “excess deferrals” are allocated to a Participant’s Deferral Contributions Accounts, such “excess deferrals” will be distributed first from the Participant’s Deferral Contributions for the Plan Year other than his Roth 401(k) Contributions then from his Roth 401(k) Contributions.

“Excess deferrals” to be distributed to a Participant for a calendar year shall be reduced by any “excess contributions” for the Plan Year beginning within such calendar year that were previously distributed or re-characterized in accordance with the provisions of Section 6.04.

Any Matching Employer Contributions attributable to “excess deferrals”, plus any income and minus any loss allocable thereto, as determined under Section 6.08, shall be forfeited and applied as provided in Section 11.09.

“Excess deferrals” shall be treated as “annual additions” under the Plan, unless such amounts are distributed no later than the first April 15 following the close of the calendar year in which the “excess deferrals” were made.

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6.03. Additional Limit on Deferral Contributions (“ADP” Test). Except to the extent the Employer has elected in Subsection 1.11(a)(3) or Subsection 1.12(a)(3) of the Adoption Agreement to make 401(k) Safe Harbor Matching Employer Contributions or 401(k) Safe Harbor Nonelective Employer Contributions for a Plan Year and the “ADP” test is deemed satisfied in accordance with Section 6.09, notwithstanding any other provision of the Plan to the contrary, the Deferral Contributions, excluding additional elective contributions made pursuant to Code Section 414(u) that are treated as Deferral Contributions and Catch-Up Contributions (except to the extent that a Participant’s Deferral Contributions are classified as Catch-Up Contributions as provided in Section 6.04 solely because of a failure of the “ADP” test described herein), made with respect to the Plan Year on behalf of Active Participants who are Highly Compensated Employees for such Plan Year may not result in an average “deferral ratio” for such Active Participants that exceeds the greater of:

(a) the average “deferral ratio” for the “testing year” of Active Participants who are Non-Highly Compensated Employees for the “testing year” multiplied by 1.25; or

(b) the average “deferral ratio” for the “testing year” of Active Participants who are Non-Highly Compensated Employees for the “testing year” multiplied by two, provided that the average “deferral ratio” for Active Participants who are Highly Compensated Employees for the Plan Year being tested does not exceed the average “deferral ratio” for Participants who are Non-Highly Compensated Employees for the “testing year” by more than two percentage points.

For the first Plan Year in which the Plan provides a cash or deferred arrangement, the average “deferral ratio” for Active Participants who are Non-Highly Compensated Employees used in determining the limits applicable under Subsections 6.03(a) and (b) shall be either three percent or the actual average “deferral ratio” for such Active Participants for such first Plan Year, as elected by the Employer in Section 1.06(b) of the Adoption Agreement.

The “deferral ratios” of Active Participants who are included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement shall be disaggregated from the “deferral ratios” of other Active Participants and the provisions of this Section 6.03 shall be applied separately with respect to each group.

The “deferral ratio” for any Active Participant who is a Highly Compensated Employee for the Plan Year being tested and who is eligible to have “includable contributions” allocated to his accounts under two or more cash or deferred arrangements described in Code Section 401(k) that are maintained by the Employer or a Related Employer, shall be determined as if such “includable contributions” were made under the Plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all “includable contributions” made during the Plan Year under all such arrangements shall be treated as having been made under the Plan. Notwithstanding the foregoing, certain plans, and contributions made thereto, shall be treated as separate if mandatorily disaggregated under regulations under Code Section 401(k).

If this Plan satisfies the requirements of Code Section 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this Section 6.03 shall be applied by determining the “deferral ratios” of Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same plan year and use the same method to satisfy the “ADP” test.

Notwithstanding anything herein to the contrary, if the Plan permits Employees to make Deferral Contributions prior to the time the Employees have completed the minimum age and service requirements of Code Section 410(a)(1)(A) and the Employer elects, pursuant to Code Section 410(b)(4)(B), to disaggregate the Plan into two component plans for purposes of complying with Code Section 410(b)(1), one benefiting Employees who have completed such minimum age and service requirements and the other benefiting Employees who have not, the Plan must be disaggregated in the same manner for ADP testing purposes, unless the Plan applies the alternative rule in Code Section 401(k)(3)(F). In determining the component plans for purposes of such disaggregation, the Employer may apply the maximum entry dates permitted under Code Section 410(a)(4).

The Employer shall maintain records sufficient to demonstrate satisfaction of the “ADP” test and the amount of Qualified Nonelective Employer Contributions and/or Qualified Matching Employer Contributions used in such test.

6.04. Allocation and Distribution of “Excess Contributions”. Notwithstanding any other provision of this Plan, the “excess contributions” allocable to the Account of a Participant, plus any income and minus any loss allocable thereto, as determined under Section 6.08, shall be distributed to the Participant no later than the last day of the Plan Year immediately following the Plan Year in which the “excess contributions” were made, unless the Employer elected Catch-Up Contributions in Subsection 1.07(a)(4) of the Adoption Agreement and such “excess contributions” are classified as Catch-Up Contributions.

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If “excess contributions” are to be distributed from the Plan and such “excess contributions” are distributed more than 2 1/2 months (or 6 months if the Plan has been designated as an EACA within Subsection 1.07(a)(6) of the Adoption Agreement) after the last day of the Plan Year in which the “excess contributions” were made, a ten percent excise tax shall be imposed on the Employer maintaining the Plan with respect to such amounts.

The “excess contributions” allocable to a Participant’s Account shall be determined by reducing the “includable contributions” made for the Plan Year on behalf of Active Participants who are Highly Compensated Employees in order of the dollar amount of such “includable contributions”, beginning with the highest such dollar amount. “Excess contributions” allocated to a Participant for a Plan Year shall be reduced by the amount of any “excess deferrals” previously distributed for the calendar year ending in such Plan Year.

“Excess contributions” shall be treated as “annual additions”.

For purposes of distribution, “excess contributions” shall be considered allocated among a Participant’s Deferral Contributions Accounts and, if applicable, the Participant’s Qualified Nonelective Employer Contributions Account and/or Qualified Matching Employer Contributions Account in the order prescribed and communicated to the Trustee, which order shall be uniform with respect to all Participants and nondiscriminatory. In the event that “excess contributions” are allocated to a Participant’s Deferral Contributions Accounts, such “excess contributions” will be distributed first from the Participant’s Deferral Contributions for the Plan Year other than his Roth 401(k) Contributions then from his Roth 401(k) Contributions.

Any Matching Employer Contributions attributable to “excess contributions”, plus any income and minus any loss allocable thereto, as determined under Section 6.08, shall be forfeited and applied as provided in Section 11.09.

6.05. Reductions in Deferral Contributions to Meet Code Requirements. If the Administrator anticipates that the Plan will not satisfy the “ADP” and/or “ACP” test for the year, the Administrator may reduce the rate of Deferral Contributions of Participants who are Highly Compensated Employees to an amount determined by the Administrator to be necessary to satisfy the “ADP” and/or “ACP” test.

6.06. Limit on Matching Employer Contributions and Employee Contributions (“ACP” Test). The provisions of this Section 6.06 shall not apply to Active Participants who are included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers. The provisions of this Section shall not apply to Matching Employer Contributions made on account of amounts deferred pursuant to Code Section 457 under a separate eligible deferred compensation plan.

Except to the extent the Employer has elected in Subsection 1.11(a)(3) or Subsection 1.12(a)(3) of the Adoption Agreement to make 401(k) Safe Harbor Matching Employer Contributions or 401(k) Safe Harbor Nonelective Employer Contributions for a Plan Year and the “ACP” test is deemed satisfied in accordance with Section 6.10, notwithstanding any other provision of the Plan to the contrary, Matching Employer Contributions and Employee Contributions made with respect to a Plan Year by or on behalf of “eligible participants” who are Highly Compensated Employees for such Plan Year may not result in an average “contribution percentage” for such “eligible participants” that exceeds the greater of:

(a) the average “contribution percentage” for the “testing year” of “eligible participants” who are Non-Highly Compensated Employees for the “testing year” multiplied by 1.25; or

(b) the average “contribution percentage” for the “testing year” of “eligible participants” who are Non-Highly Compensated Employees for the “testing year” multiplied by two, provided that the average “contribution percentage” for the Plan Year being tested of “eligible participants” who are Highly Compensated Employees does not exceed the average “contribution percentage” for the “testing year” of “eligible participants” who are Non-Highly Compensated Employees for the “testing year” by more than two percentage points.

For the first Plan Year in which the Plan provides for “contribution percentage amounts” to be made, the “ACP” for “eligible participants” who are Non-Highly Compensated Employees used in determining the limits applicable under paragraphs (a) and (b) of this Section 6.06 shall be either three percent or the actual “ACP” of such eligible participants for such first Plan Year, as elected by the Employer in Section 1.06(b) of the Adoption Agreement.

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The “contribution percentage” for any “eligible participant” who is a Highly Compensated Employee for the Plan Year and who is eligible to have “contribution percentage amounts” allocated to his accounts under two or more plans described in Code Section 401(a) that are maintained by the Employer or a Related Employer, shall be determined as if such “contribution percentage amounts” were contributed to the Plan. If a Highly Compensated Employee participates in two or more such plans that have different plan years, all “contribution percentage amounts” made during the Plan Year under such other plans shall be treated as having been contributed to the Plan. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under Treasury Regulations issued under Code Section 401(m).

If this Plan satisfies the requirements of Code Section 401(m), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this Section 6.06 shall be applied by determining the “contribution percentages” of Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Code Section 401(m) only if they have the same plan year and use the same method to satisfy the “ACP” test.

Notwithstanding anything herein to the contrary, if the Plan permits Employees to make Employee Contributions and/or receive Matching Employer Contributions prior to the time the Employees have completed the minimum age and service requirements of Code Section 410(a)(1)(A) and the Employer elects, pursuant to Code Section 410(b)(4)(B), to disaggregate the Plan into two component plans for purposes of complying with Code Section 410(b)(1), one benefiting Employees who have completed such minimum age and service requirements and the other benefiting Employees who have not, the Plan must be disaggregated in the same manner for ACP testing purposes, unless the Plan applies the alternative rule in Code Section 401(m)(5)(C). In determining the component plans for purposes of such disaggregation, the Employer may apply the maximum entry dates permitted under Code Section 410(a)(4).

The Employer shall maintain records sufficient to demonstrate satisfaction of the “ACP” test and the amount of Deferral Contributions, Qualified Nonelective Employer Contributions, and/or Qualified Matching Employer Contributions used in such test.

6.07. Allocation, Distribution, and Forfeiture of “Excess Aggregate Contributions”. Notwithstanding any other provision of the Plan, the “excess aggregate contributions” allocable to the Account of a Participant, plus any income and minus any loss allocable thereto, as determined under Section 6.08, shall be forfeited, if forfeitable, or if not forfeitable, distributed to the Participant no later than the last day of the Plan Year immediately following the Plan Year in which the “excess aggregate contributions” were made. If such excess amounts are distributed more than 2 1/2 months (or 6 months if the Plan has been designated as an EACA within Subsection 1.07(a)(6) of the Adoption Agreement) after the last day of the Plan Year in which such “excess aggregate contributions” were made, a ten percent excise tax shall be imposed on the Employer maintaining the Plan with respect to such amounts.

The “excess aggregate contributions” allocable to a Participant’s Account shall be determined by reducing the “contribution percentage amounts” made for the Plan Year on behalf of “eligible participants” who are Highly Compensated Employees in order of the dollar amount of such “contribution percentage amounts”, beginning with the highest such dollar amount.

“Excess aggregate contributions” shall be treated as “annual additions”.

“Excess aggregate contributions” shall be forfeited or distributed from a Participant’s Employee Contributions Account, Matching Employer Contributions Account and, if applicable, the Participant’s Deferral Contributions Account and/or Qualified Nonelective Employer Contributions Account in the order prescribed and communicated to the Trustee, which order shall be uniform with respect to all Participants and nondiscriminatory. In the event that “excess aggregate contributions” are allocated to a Participant’s Deferral Contributions Accounts, such “excess aggregated contributions” will be distributed first from the Participant’s Deferral Contributions for the Plan Year other than his Roth 401(k) Contributions then from his Roth 401(k) Contributions.

Forfeitures of “excess aggregate contributions” shall be applied as provided in Section 11.09.

6.08. Income or Loss on Distributable Contributions. The income or loss allocable to “excess deferrals”, “excess contributions”, and “excess aggregate contributions” shall be determined under one of the following methods:

(a) the income or loss attributable to such distributable contributions shall be the income or loss for the “determination year” allocable to the Participant’s Account to which such contributions were made multiplied by a fraction, the numerator of which is the amount of the distributable contributions and the denominator of which is the balance of the Participant’s Account to which such contributions were made, determined as of the end of the “determination year” without regard to any income or loss occurring during the “determination year”; or

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(b) the income or loss attributable to such distributable contributions shall be the income or loss on such contributions for the “determination year”, determined under any other reasonable method. Any reasonable method used to determine income or loss hereunder shall be used consistently for all Participants in determining the income or loss allocable to distributable contributions hereunder and shall be the same method that is used by the Plan in allocating income or loss to Participants’ Accounts.

6.09. Deemed Satisfaction of “ADP” Test. Notwithstanding any other provision of this Article 6 to the contrary, if the Employer has elected in Subsection 1.11(a)(3) or Subsection 1.12(a)(3) of the Adoption Agreement to make 401(k) Safe Harbor Matching Employer Contributions or 401(k) Safe Harbor Nonelective Employer Contributions, the portion of the Plan for which the election applies shall be deemed to have satisfied the “ADP” test described in Section 6.03 for a Plan Year provided all of the following requirements are met with regard to the Active Participants within such portion of the Plan:

(a) The 401(k) Safe Harbor Matching Employer Contribution or 401(k) Safe Harbor Nonelective Employer Contribution must be allocated to an Active Participant’s Account as of a date within such Plan Year and must be made before the last day of the 12-month period immediately following such Plan Year.

(b) If the Employer has elected to make 401(k) Safe Harbor Matching Employer Contributions, such 401(k) Safe Harbor Matching Employer Contributions must be made with respect to Deferral Contributions made by the Active Participant for such Plan Year.

(c) The Employer shall provide to each Active Participant during the Plan Year a comprehensive notice, written in a manner calculated to be understood by the average Active Participant, of the Active Participant’s rights and obligations under the Plan. If the Employer either (i) is considering amending its Plan to satisfy the “ADP” test using 401(k) Safe Harbor Nonelective Employer Contributions, as provided in Section 6.11, or (ii) has selected 401(k) Safe Harbor Nonelective Employer Contributions under Subsection 1.12(a)(3) of the Adoption Agreement and selected Subsection (a)(2), but not Subsection (a)(2)(A) of the 401(k) Safe Harbor Nonelective Employer Contributions Addendum, the notice shall include a statement that the Plan may be amended to provide a 401(k) Safe Harbor Nonelective Employer Contribution for the Plan Year. The notice shall be provided to each Active Participant within one of the following periods, whichever is applicable:

(1) if the Employee is an Active Participant 90 days before the beginning of the Plan Year, within the period beginning 90 days and ending 30 days, or any other reasonable period, before the first day of the Plan Year; or

(2) if the Employee becomes an Active Participant after the date described in paragraph (1) above, within the period beginning 90 days before and ending on the date he becomes an Active Participant.

However, in the case of a notice for an automatic contribution arrangement pursuant to Code Section 401(k)(13), the notice must be provided sufficiently early to allow an Eligible Employee to make an election to avoid the contribution pursuant to Section 5.03(c). Notwithstanding the preceding requirement, the Administrator cannot make a Participant’s default contribution pursuant to Section 5.03(c) effective any later than the earlier of (i) the pay date for the second payroll period that begins after the date the notice is provided; or, (ii) the first pay date that occurs at least 30 days after the notice is provided.

If the notice provides that the Plan may be amended to provide a 401(k) Safe Harbor Nonelective Employer Contribution for the Plan Year and the Plan is amended to provide such contribution, a supplemental notice shall be provided to all Active Participants stating that a 401(k) Safe Harbor Nonelective Employer Contribution in the specified amount shall be made for the Plan Year. Such supplemental notice shall be provided to Active Participants at least 30 days before the last day of the Plan Year.

(d) If the Employer has elected to make 401(k) Safe Harbor Matching Employer Contributions, the ratio of Matching Employer Contributions made on behalf of each Highly Compensated Employee for the Plan Year to each such Highly Compensated Employee’s eligible contributions for the Plan Year is not greater than the ratio of Matching Employer Contributions to eligible contributions that would apply to any Non-Highly Compensated Employee for whom such eligible contributions are the same percentage of Compensation, adjusted as provided in Section 5.02, for the Plan Year.

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(e) Except as otherwise provided in Subsection 6.11(b) or with respect to a Plan Year described in (2) below, the Plan is amended to provide for 401(k) Safe Harbor Matching Employer Contributions or 401(k) Safe Harbor Nonelective Employer Contributions before the first day of such Plan Year and, except as otherwise provided in Subsection 6.11(d) or with respect to a Plan Year described in (1) through (4) below, such provisions remain in effect for an entire 12-month Plan Year. The 12-month Plan Year requirement shall not apply to:

(1) The first Plan Year of a newly established Plan (other than a successor plan) if such Plan Year is at least 3 months long, provided that the 3-month requirement shall not apply in the case of a newly established employer that establishes a plan as soon as administratively feasible;

(2) The Plan Year in which a cash or deferred arrangement is first added to an existing plan (other than a successor plan) if the cash or deferred arrangement is effective no later than 3 months before the end of such Plan Year;

(3) Any short Plan Year resulting from a change in Plan Year if (i) the Plan satisfied the safe harbor requirements for the immediately preceding Plan Year and (ii) the Plan satisfies the safe harbor requirements for the immediately following Plan Year (or the immediately following 12 months, if the following Plan Year has fewer than 12 months);

(4) The final Plan Year of a terminating Plan if any of the following applies: (i) the Plan would satisfy the provisions of paragraph Subsection 6.11(d) below, other than the provisions of paragraph Subsection 6.11(d)(3), treating the termination as an election to reduce or suspend 401(k) Safe Harbor Matching Employer Contributions or 401(k) Safe Harbor Nonelective Employer Contributions; (ii) the termination is in connection with a transaction described in Code Section 410(b)(6)(C); or (iii) the Employer incurs a substantial business hardship comparable to a substantial business hardship described in Code Section 412(d).

Notwithstanding any other provision of this Section, if the Employer has elected a more stringent eligibility requirement in Section 1.04 of the Adoption Agreement for 401(k) Safe Harbor Matching Employer Contributions or 401(k) Safe Harbor Nonelective Employer Contributions than for Deferral Contributions, the Plan shall be disaggregated and treated as two separate plans pursuant to Code Section 410(b)(4)(B). The separate disaggregated plan that satisfies Code Section 401(k)(12) shall be deemed to have satisfied the “ADP” test. The other disaggregated plan shall be subjected to the “ADP” test described in Section 6.03. If the Employer has elected in Subsection (b) of the 401(k) Safe Harbor Matching Employer Contributions Addendum to the Adoption Agreement or Section (b) of the 401(k) Safe Harbor Nonelective Employer Contributions Addendum to the Adoption Agreement to exclude some Participants from receiving 401(k) Safe Harbor Matching Employer Contributions or 401(k) Safe Harbor Nonelective Employer Contributions, the Plan shall be deemed to have satisfied the “ADP” test only with respect to those employees who are eligible to receive such contributions. The remainder of the Plan shall be subjected to the “ADP” test described in Section 6.03.

Except as otherwise provided in Subsection 6.11(d) regarding amendments suspending or eliminating 401(k) Safe Harbor Matching Contributions or 401(k) Safe Harbor Nonelective Employer Contributions, a plan that does not meet the requirements specified in (a) through (e) above with respect to a Plan Year may not default to ADP testing in accordance with Section 6.03 above.

6.10. Deemed Satisfaction of “ACP” Test With Respect to Matching Employer Contributions. The portion of the Plan that is deemed to satisfy the “ADP” test pursuant to Section 6.09 shall also be deemed to have satisfied the “ACP” test described in Section 6.06 with respect to Matching Employer Contributions, if Matching Employer Contributions to the Plan for the Plan Year meet all of the following requirements:

(a) Matching Employer Contributions meet the requirements of Subsections 6.09(a) and (b) as if they were 401(k) Safe Harbor Matching Employer Contributions;

(b) the percentage of eligible contributions matched does not increase as the percentage of Compensation contributed increases;

(c) the ratio of Matching Employer Contributions made on behalf of each Highly Compensated Employee for the Plan Year to each such Highly Compensated Employee’s eligible contributions for the Plan Year is not greater than the ratio of Matching Employer Contributions to eligible contributions that would apply to each Non-Highly Compensated Employee for whom such eligible contributions are the same percentage of Compensation, adjusted as provided in Section 5.02, for the Plan Year;

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(d) eligible contributions matched do not exceed six percent of a Participant’s Compensation; and

(e) if the Employer elected in Subsection 1.11(a)(2) or 1.11(b) of the Adoption Agreement to provide discretionary Matching Employer Contributions, the Employer also elected in Subsection 1.11(a)(2)(A) or 1.11(b)(1) of the Adoption Agreement, as applicable, to limit the dollar amount of such discretionary Matching Employer Contributions allocated to a Participant for the Plan Year to no more than four percent of such Participant’s Compensation for the Plan Year.

The portion of the Plan not deemed to have satisfied the “ACP” test pursuant to this Section shall be subject to the “ACP” test described in Section 6.06 with respect to Matching Employer Contributions.

If the Plan provides for Employee Contributions, the “ACP” test described in Section 6.06 must be applied with respect to such Employee Contributions.

6.11. Changing Testing Methods. In accordance with Treas. Regs. 1.401(k)-1(e)(7) and 1.401(m)-1(c)(2), it is impermissible for the Employer to use “ADP” and “ACP” testing for a Plan Year in which it is intended for the plan through its written terms to be a Code Section 401(k) safe harbor plan and Code Section 401(m) safe harbor plan and the Employer fails to satisfy the requirements of such safe harbors for the Plan Year. Notwithstanding any other provisions of the Plan, if the Employer elects to change between the “ADP” testing method and the safe harbor testing method, the following shall apply:

(a) Except as otherwise specifically provided in this Section or Subsection 6.09, or applicable regulation, the Employer may not change from the “ADP” testing method to the safe harbor testing method unless Plan provisions adopting the safe harbor testing method are adopted before the first day of the Plan Year in which they are to be effective and remain in effect for an entire 12-month Plan Year.

(b) A Plan may be amended during a Plan Year to make 401(k) Safe Harbor Nonelective Employer Contributions to satisfy the testing rules for such Plan Year if:

(1) The Employer provides both the initial and subsequent notices described in Section 6.09 for such Plan Year within the time period prescribed in Section 6.09.

(2) The Employer amends its Adoption Agreement no later than 30 days prior to the end of such Plan Year to provide for 401(k) Safe Harbor Nonelective Employer Contribution in accordance with the provisions of the 401(k) Safe Harbor Nonelective Employer Contributions Addendum to the Adoption Agreement.

(c) Except as otherwise specifically provided in this Section, a Plan may not be amended during the Plan Year to discontinue 401(k) Safe Harbor Nonelective or Matching Employer Contributions and revert to the “ADP” testing method for such Plan Year.

(d) A Plan may be amended to reduce or suspend 401(k) Safe Harbor Matching Contributions on future contributions during a Plan Year or, for an Employer which has incurred a substantial business hardship (comparable to a substantial business hardship described in Code Section 412(c)), 401(k) Safe Harbor Nonelective Employer Contributions and revert to the “ADP” testing method for such Plan Year if:

(1) All Active Participants are provided notice of the reduction or suspension describing (i) the consequences of the amendment, (ii) the procedures for changing their salary reduction agreements, and (iii) the effective date of the reduction or suspension.

(2) The reduction or suspension of such contributions is no earlier than the later of (i) 30 days after the date the notice described in paragraph (1) is provided to Active Participants or (ii) the date the amendment is adopted.

(3) Active Participants are given a reasonable opportunity before the reduction or suspension occurs, including a reasonable period after the notice described in paragraph (1) is provided to Active Participants, to change their salary reduction agreements elections.

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(4) The Plan satisfies the 401(k) Safe Harbor Matching Employer Contributions provisions of the Adoption Agreement in effect prior to the amendment with respect to Deferral Contributions made through the effective date of the amendment.

(5) The Plan satisfies the 401(k) Safe Harbor Nonelective Employer Contributions provisions of the Adoption Agreement in effect prior to the amendment with respect to the safe harbor compensation (compensation meeting the requirements of Section 1.401(k)-3(b)(2) of the Treasury Regulations) paid through the effective date of the amendment.

If the Employer amends its Plan in accordance with the provisions of this paragraph (d), the “ADP” test described in Section 6.03 shall be applied as if it had been in effect for the entire Plan Year using the current year testing method in Subsection 1.06(a)(1) of the Adoption Agreement.

6.12. Code Section 415 Limitations. Notwithstanding any other provisions of the Plan, the following limitations shall apply:

(a) Employer Maintains Single Plan: If the “415 employer” does not maintain any other qualified defined contribution plan or any “welfare benefit fund”, “individual medical benefit account”, or “simplified employee pension” in addition to the Plan, the provisions of this Subsection 6.12(a) shall apply.

(1) If a Participant does not participate in, and has never participated in any other qualified defined contribution plan, “welfare benefit fund”, “individual medical benefit account”, or “simplified employee pension” maintained by the “415 employer”, which provides an “annual addition”, the amount of “annual additions” to the Participant’s Account for a Limitation Year shall not exceed the lesser of the “maximum permissible amount” or any other limitation contained in the Plan. If a contribution that would otherwise be contributed or allocated to the Participant’s Account would cause the “annual additions” for the Limitation Year to exceed the “maximum permissible amount”, the amount contributed or allocated shall be reduced so that the “annual additions” for the Limitation Year shall equal the “maximum permissible amount”.

(2) Prior to the determination of a Participant’s actual “415 compensation” for a Limitation Year, the “maximum permissible amount” may be determined on the basis of a reasonable estimation of the Participant’s “415 compensation” for such Limitation Year, uniformly determined for all Participants similarly situated. Any Employer contributions to be made based on estimated annual “415 compensation” shall be reduced by any “excess 415 amounts” carried over from prior Limitation Years.

(3) As soon as is administratively feasible after the end of the Limitation Year, the “maximum permissible amount” for such Limitation Year shall be determined on the basis of the Participant’s actual “415 compensation” for such Limitation Year.

(b) Employer Maintains Multiple Defined Contribution Type Plans: Unless the Employer specifies another method for limiting “annual additions” in the 415 Correction Addendum to the Adoption Agreement, if the “415 employer” maintains any other qualified defined contribution plan or any “welfare benefit fund”, “individual medical benefit account”, or “simplified employee pension” in addition to the Plan, the provisions of this Subsection 6.12(b) shall apply.

(1) If a Participant is covered under any other qualified defined contribution plan or any “welfare benefit fund”, “individual medical benefit account”, or “simplified employee pension” maintained by the “415 employer”, that provides an “annual addition”, the amount of “annual additions” to the Participant’s Account for a Limitation Year shall not exceed the lesser of:

(A) the “maximum permissible amount”, reduced by the sum of any “annual additions” to the Participant’s accounts for the same Limitation Year under such other qualified defined contribution plans and “welfare benefit funds”, “individual medical benefit accounts”, and “simplified employee pensions”, or

(B) any other limitation contained in the Plan.

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If the “annual additions” with respect to a Participant under other qualified defined contribution plans, “welfare benefit funds”, “individual medical benefit accounts”, and “simplified employee pensions” maintained by the “415 employer” are less than the “maximum permissible amount” and a contribution that would otherwise be contributed or allocated to the Participant’s Account under the Plan would cause the “annual additions” for the Limitation Year to exceed the “maximum permissible amount”, the amount to be contributed or allocated shall be reduced so that the “annual additions” for the Limitation Year shall equal the “maximum permissible amount”. If the “annual additions” with respect to the Participant under such other qualified defined contribution plans, “welfare benefit funds”, “individual medical benefit accounts”, and “simplified employee pensions” in the aggregate are equal to or greater than the “maximum permissible amount”, no amount shall be contributed or allocated to the Participant’s Account under the Plan for the Limitation Year.

(2) Prior to the determination of a Participant’s actual “415 compensation” for the Limitation Year, the amounts referred to in Subsection 6.12(b)(1)(A) above may be determined on the basis of a reasonable estimation of the Participant’s “415 compensation” for such Limitation Year, uniformly determined for all Participants similarly situated. Any Employer contribution to be made based on estimated annual “415 compensation” shall be reduced by any “excess 415 amounts” carried over from prior Limitation Years.

(3) As soon as is administratively feasible after the end of the Limitation Year, the amounts referred to in Subsection 6.12(b)(1)(A) shall be determined on the basis of the Participant’s actual “415 compensation” for such Limitation Year.

(c) Corrections: In correcting an “excess 415 amount” in a Limitation Year, the Employer may use any appropriate correction under the Employee Plans Compliance Resolution System, or any successor thereto.

(d) Exclusion from Annual Additions: Restorative payments allocated to a Participant’s Account, which include payments made to restore losses to the Plan resulting from actions (or a failure to act) by a fiduciary for which there is a reasonable risk of liability under Title I of ERISA or under other applicable federal or state law, where similarly situated Participants are similarly treated do not give rise to an “annual addition” for any Limitation Year.

Article 7. Participants’ Accounts.

7.01. Individual Accounts. The Administrator shall establish and maintain an Account for each Participant that shall reflect Employer and Employee contributions made on behalf of the Participant and earnings, expenses, gains and losses attributable thereto, and investments made with amounts in the Participant’s Account. The Administrator shall separately account for any Deferral Contributions made on behalf of a Participant and the earnings, expenses, gains and losses attributable thereto. The Administrator shall establish and maintain such other accounts and records as it decides in its discretion to be reasonably required or appropriate in order to discharge its duties under the Plan. The Administrator shall notify the Trustee of all Accounts established and maintained under the Plan.

If “designated Roth contributions”, as defined in Section 6.01, are held under the Plan either as Rollover Contributions or because of an Active Participant’s election to make Roth 401(k) Contributions under the terms of the Plan, separate accounts shall be maintained with respect to such “designated Roth contributions.” Contributions and withdrawals of “designated Roth contributions” will be credited and debited to the “designated Roth contributions” sub-account maintained for each Participant within the Participant’s Account. The Plan will maintain a record of the amount of “designated Roth contributions” in each such sub-account. Gains, losses, and other credits or charges will be separately allocated on a reasonable and consistent basis to each Participant’s “designated Roth contributions” sub-account and the Participant’s other sub-accounts within the Participant’s Account under the Plan. No contributions other than “designated Roth contributions” and properly attributable earnings will be credited to each Participant’s “designated Roth contributions” sub-account.

7.02. Valuation of Accounts. Participant Accounts shall be valued at their fair market value at least annually as of a “determination date”, as defined in Subsection 15.01(a), in accordance with a method consistently followed and uniformly applied, and on such date earnings, expenses, gains and losses on investments made with amounts in each Participant’s Account shall be allocated to such Account.

Article 8. Investment of Contributions.

8.01. Manner of Investment. All contributions made to the Accounts of Participants shall be held for investment by the Trustee. The Accounts of Participants shall be invested and reinvested only in Permissible Investments designated in the Service Agreement. The Trustee shall have no responsibility for the selection of Permissible Investments and shall not render investment advice to any person in connection with the selection of such options.

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8.02. Investment Decisions. Investments shall be directed by the Employer or by each Participant or both, in accordance with the Employer’s election in Subsection 1.24 of the Adoption Agreement. Pursuant to Section 20.04, the Trustee shall have no discretion or authority with respect to the investment of the Trust Fund; however, the Trustee or an affiliate may exercise investment management authority in accordance with Subsection (e) below.

(a) With respect to those Participant Accounts for which Employer investment direction is elected, the Employer (in its capacity as a named fiduciary under ERISA) has the right to direct the Trustee in writing with respect to the investment and reinvestment of assets in the Permissible Investments designated in the Service Agreement.

(b) With respect to those Participant Accounts for which Participant investment direction is elected, each Participant shall direct the investment of his Account among the Permissible Investments designated in the Service Agreement. The Participant shall file initial investment instructions using procedures established by the Administrator, selecting the Permissible Investments in which amounts credited to his Account shall be invested. If the Plan has in place a qualified default investment alternative as described in ERISA Section 404(c)(5) and the regulations issued thereunder, the Trustee may be directed to change a Participant’s or Beneficiary’s investment election, with respect to amounts already held under the Trust and/or future contributions, to the qualified default investment alternative if the Plan’s investment fiduciary notifies the Participant or Beneficiary, in accordance with the aforementioned regulations, that the investment change will occur absent an affirmative election and the Participant or Beneficiary fails to make such election after receiving the notice.

(1) While any balance remains in the Account of a Participant after his death, the Beneficiary of the Participant shall make decisions as to the investment of the Account as though the Beneficiary were the Participant. To the extent required by a qualified domestic relations order as defined in Code Section 414(p), an alternate payee shall make investment decisions with respect to any segregated account established in the name of the alternate payee as provided in Section 18.04.

(2) If the Trustee receives any contribution under the Plan as to which investment instructions have not been provided, such amount shall be invested in the Permissible Investment selected for such purposes in the Service Agreement.

To the extent that the Employer elects to allow Participants to direct the investment of their Account in Section 1.24 of the Adoption Agreement, the Plan is intended to constitute a plan described in ERISA Section 404(c)(1) and regulations issued thereunder. The fiduciaries of the Plan shall be relieved of liability for any losses that are the direct and necessary result of investment instructions given by the Participant, his Beneficiary, or an alternate payee under a qualified domestic relations order.

If one of the Permissible Investments for the Plan is employer securities (as defined in Section 407(d)(1) of ERISA) of a publicly traded company or one treated as publicly traded pursuant to Section 401(a)(35)(F) of the Code, the Plan must have no fewer than three Permissible Investments, other than such employer securities, each of which must be diversified and have materially different risk and return characteristics. To the extent contributions to the Plan have been required to be invested in such employer securities through Section 1.24(b) and subject to any restrictions described therein, a Participant or Beneficiary must be permitted to direct the investment of the proceeds from an exchange out of employer securities into one of the Permissible Investments described in this paragraph. Except as provided in Reg. Section 1.401(a)(35)-1 and other applicable guidance, the Plan shall not impose restrictions or conditions with respect to the investment of employer securities that are not imposed on the other Permissible Investments, except any restrictions or conditions imposed by reason of the application of securities laws.

(c) All dividends, interest, gains and distributions of any nature received in respect of Fund Shares shall be reinvested in additional shares of that Permissible Investment, except as otherwise designated in the Service Agreement.

(d) Expenses attributable to the acquisition of investments shall, in accordance with the Service Agreement, be charged to the Account of the Participant for which such investment is made.

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(e) The Administrator, as named fiduciary for the Plan, may appoint one or more investment managers (as defined under Section 3(38) of ERISA) who may have such duties, up to and including any authority to determine what shall be the Permissible Investments for the Plan at any given time, what restrictions will exist upon those and how unallocated accounts under the Plan and contributions described in Section 8.02(b)(2) of the Plan shall be invested, as the Administrator in its sole discretion shall determine in its appointment and agreement with such investment manager(s). Such agreement(s) may limit, to the extent permissible under ERISA, the Administrator’s authority and responsibility for the Plan’s Permissible Investments so delegated to the investment manager(s). The Administrator and the Trustee shall describe in the Service Agreement the extent to which any such investment manager may direct the Trustee regarding the Permissible Investments for the Plan. The Administrator shall retain the authority to revoke any such appointment of an investment manager and shall notify the Trustee of any such revocation in such form or manner as required under the Service Agreement. The Administrator may appoint an investment manager (which may be an affiliate of the Trustee) to determine the allocation of amounts held in Participants’ Accounts among various investment options (the “Managed Account” option) for Participants who direct the Trustee to invest any portion of their accounts in the Managed Account option. The investment options utilized under the Managed Account option may be those generally available under the Plan or may be as selected by the investment manager for use under the Managed Account option. Participation in the Managed Account option shall be subject to such conditions and limitations (including account minimums) as may be imposed by the investment manager. An investment manager (which may be the Trustee or an affiliate) may also be appointed to manage any Permissible Investment subject to management by such investment manager.

8.03. Participant Directions to Trustee. The method and frequency for change of investments shall be determined under the rules applicable to the Permissible Investments, including any additional rules limiting the frequency of investment changes, which are designated in the Service Agreement (except where the asset(s) are subject to Section 20.10 and agreements described therein). The Trustee shall have no duty to inquire into the investment decisions of a Participant or to advise him regarding the purchase, retention, or sale of assets credited to his Account.

Article 9. Participant Loans.

9.01. Special Definition. For purposes of this Article, a “participant” is any Participant or Beneficiary, including an alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), who is a party-in-interest (as determined under ERISA Section 3(14)) with respect to the Plan.

9.02. Participant Loans. If so provided by the Employer in Section 1.18 of the Adoption Agreement, the Administrator shall allow “participants” to apply for a loan from their Accounts under the Plan, subject to the provisions of this Article 9.

9.03. Separate Loan Procedures. All Plan loans shall be made and administered in accordance with separate loan procedures that are hereby incorporated into the Plan by reference. The separate loan procedures shall describe the portions of a Participant’s Account from which loans may be taken.

9.04. Availability of Loans. Loans shall be made available to all “participants” on a reasonably equivalent basis. Loans shall not be made available to “participants” who are Highly Compensated Employees in an amount greater than the amount made available to other “participants”.

9.05. Limitation on Loan Amount. No loan to any “participant” shall be made to the extent that such loan when added to the outstanding balance of all other loans to the “participant” would exceed the lesser of (a) $50,000 reduced by the excess (if any) of the highest outstanding balance of plan loans during the one-year period ending on the day before the loan is made over the outstanding balance of plan loans on the date the loan is made, or (b) one-half the present value of the “participant’s” vested interest in his Account. For purposes of the above limitation, plan loans include all loans from all plans maintained by the Employer and any Related Employer.

9.06. Interest Rate. Subject to the requirements of the Servicemembers Civil Relief Act, all loans shall bear a reasonable rate of interest as determined by the Administrator based on the prevailing interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances. The determination of a reasonable rate of interest must be based on appropriate regional factors unless the Plan is administered on a national basis in which case the Administrator may establish a uniform reasonable rate of interest applicable to all regions.

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9.07. Level Amortization. All loans shall by their terms require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five years from the date of the loan unless such loan is for the purchase of a “participant’s” primary residence. Notwithstanding the foregoing, the amortization requirement may be waived while a “participant” is on a leave of absence from employment with the Employer and any Related Employer either without pay or at a rate of pay which, after withholding for employment and income taxes, is less than the amount of the installment payments required under the terms of the loan, provided that the period of such waiver shall not exceed one year, unless the “participant” is absent because of military leave during which the “participant” performs services with the uniformed services (as defined in chapter 43 of title 38 of the United States Code), regardless of whether such military leave is a qualified military leave in accordance with the provisions of Code Section 414(u). Installment payments must resume after such leave of absence ends or, if earlier, after the first year of such leave of absence, in an amount that is not less than the amount of the installment payments required under the terms of the original loan. Unless a “participant” is absent because of military leave, as discussed below, no waiver of the amortization requirements shall extend the period of the loan beyond five years from the date of the loan, unless the loan is for purchase of the “participant’s” primary residence. If a “participant” is absent because of military leave during which the “participant” performs services with the uniformed services (as defined in chapter 43 of title 38 of the United States Code), regardless of whether such military leave is a qualified military leave in accordance with the provisions of Code Section 414(u), waiver of the amortization requirements may extend the period of the loan to the maximum period permitted for such loan under the separate loan procedures extended by the period of such military leave.

9.08. Security. Loans must be secured by the “participant’s” vested interest in his Account not to exceed 50 percent of such vested interest. If the provisions of Section 14.04 apply to a Participant, a Participant must obtain the consent of his or her Spouse, if any, to use his vested interest in his Account as security for the loan. Spousal consent shall be obtained no earlier than the beginning of the 180-day period that ends on the date on which the loan is to be so secured. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting Spouse or any subsequent Spouse with respect to that loan. Any revision of such a loan permitted by Q & A 24(c) of Section 1.401(a)-20 of the Treasury Regulations and the Plan’s separate loan procedures shall be treated as a new loan made on the date of such revision for purposes of spousal consent.

9.09. Loan Repayments. If a “participant’s” loan is being repaid through payroll withholding, the Employer shall remit any such loan repayment to the Trustee as of the earliest date on which such amount can reasonably be segregated from the Employer’s general assets, but not later than the earlier of (a) the close of the period specified in the separate loan procedures for preventing a default or (b) the 15th business day of the calendar month following the month in which such amount otherwise would have been paid to the “participant”.

9.10. Default. The Administrator shall treat a loan in default if:

(a) any scheduled repayment remains unpaid at the end of the cure period specified in the separate loan procedures (unless payment is not made due to a waiver of the amortization schedule for a “participant” who is on a leave of absence, as described in Section 9.07), or

(b) there is an outstanding principal balance existing on a loan after the last scheduled repayment date.

Upon default, the entire outstanding principal and accrued interest shall be immediately due and payable. If a distributable event (as defined by the Code) has occurred, the Administrator shall direct the Trustee to foreclose on the promissory note and offset the “participant’s” vested interest in his Account by the outstanding balance of the loan. If a distributable event has not occurred, the Administrator shall direct the Trustee to foreclose on the promissory note and offset the “participant’s” vested interest in his Account as soon as a distributable event occurs. The Trustee shall have no obligation to foreclose on the promissory note and offset the outstanding balance of the loan except as directed by the Administrator.

9.11. Effect of Termination Where Participant has Outstanding Loan Balance. If a Participant has an outstanding loan balance at the time his employment terminates, the entire outstanding principal and accrued interest shall be due and payable by the end of the cure period specified in the separate loan procedures. Any outstanding loan amounts that are immediately due and payable hereunder shall be treated in accordance with the provisions of Sections 9.10 and 9.12 as if the Participant had defaulted on the outstanding loan. Notwithstanding the foregoing, if a Participant with an outstanding loan balance terminates employment with the Employer and all Related Employers under circumstances that do not constitute a separation from service, as described in Subsection 12.01(b), such Participant may elect, within 60 days of such termination, to roll over the outstanding loan to an eligible retirement plan, as defined in Section 13.04, that accepts such rollovers.

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9.12. Deemed Distributions Under Code Section 72(p). Notwithstanding the provisions of Section 9.10, if a “participant’s” loan is in default, the “participant” shall be treated as having received a taxable “deemed distribution” for purposes of Code Section 72(p), whether or not a distributable event has occurred. The tax treatment of that portion of a defaulted loan that is secured by Roth 401(k) Contributions shall be determined in accordance with Code Section 402A and guidance issued thereunder.

The amount of a loan that is a deemed distribution ceases to be an outstanding loan for purposes of Code Section 72, except as otherwise specifically provided herein, and a Participant shall not be treated as having received a taxable distribution when the Participant’s Account is offset by the outstanding balance of the loan amount as provided in Section 9.10. In addition, interest that accrues on a loan after it is deemed distributed shall not be treated as an additional loan to the Participant and shall not be included in the income of the Participant as a deemed distribution. Notwithstanding the foregoing, unless a Participant repays a loan that has been deemed distributed, with interest thereon, the amount of such loan, with interest, shall be considered an outstanding loan under Code Section 72(p) for purposes of determining the applicable limitation on subsequent loans under Section 9.05.

If a Participant makes payments on a loan that has been deemed distributed, payments made on the loan after the date it was deemed distributed shall be treated as Employee Contributions to the Plan for purposes of increasing the Participant’s tax basis in his Account, but shall not be treated as Employee Contributions for any other purpose under the Plan, including application of the “ACP” test described in Section 6.06 and application of the Code Section 415 limitations described in Section 6.12.

The provisions of this Section 9.12 regarding treatment of loans that are deemed distributed shall not apply to loans made prior to January 1, 2002, except to the extent provided under the transition rules in Q & A 22(c)(2) of Section 1.72(p)-l of the Treasury Regulations.

9.13. Determination of Vested Interest Upon Distribution Where Plan Loan is Outstanding. Notwithstanding any other provision of the Plan, the portion of a “participant’s” vested interest in his Account that is held by the Plan as security for a loan outstanding to the “participant” in accordance with the provisions of this Article shall reduce the amount of the Account payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100 percent of a “participant’s” vested interest in his Account (determined without regard to the preceding sentence) is payable to the “participant’s” surviving Spouse or other Beneficiary, then the Account shall be adjusted by first reducing the “participant’s” vested interest in his Account by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving Spouse or other Beneficiary.

Article 10. In-Service Withdrawals.

10.01. Availability of In-Service Withdrawals. Except as otherwise permitted under Section 11.02 with respect to Participants who continue in employment past Normal Retirement Age, or as required under Section 12.04 with respect to Participants who continue in employment past their Required Beginning Date, a Participant shall not be permitted to make a withdrawal from his Account under the Plan prior to retirement or termination of employment with the Employer and all Related Employers, if any, except as provided in this Article.

(a) Active Military Distribution (HEART Act): A Participant performing service in the uniformed services as described in Code Section 3401(h)(2)(A) shall be treated as having been severed from employment with the Employer for purposes of Code Section 401(k)(2)(B)(i)(I) and shall, as long as that service in the uniformed services continues, have the option to request a distribution of all or any part of his or her Account restricted from distribution only due to Code Section 401(k)(2)(B)(i)(I). Any distribution taken by a Participant pursuant to the previous sentence shall be considered an eligible rollover distribution pursuant to Section 13.04(c) of the Plan and any Participant taking a distribution under this Subsection shall be suspended from making Deferral Contributions and Employee Contributions under the Plan for a period of 6 months following the date of any such distribution.

10.02. Withdrawal of Employee Contributions. A Participant may elect to withdraw up to 100 percent of the amount then credited to his Employee Contributions Account. Such withdrawals may be made in accordance with the frequency constraints selected through Subsection 1.19(c) of the Adoption Agreement.

10.03. Withdrawal of Rollover Contributions. A Participant may elect to withdraw up to 100 percent of the amount then credited to his Rollover Contributions Account. Such withdrawals may be made at any time.

10.04. Age 59 1/2 Withdrawals. If so provided by the Employer in Subsection 1.19(b) of the Adoption Agreement or the In-Service Withdrawals Addendum to the Adoption Agreement, a Participant who continues in employment as an Employee and who has attained the age of 59 1/2 is permitted to withdraw upon request all or any portion of his Accounts specified by the Employer in Subsection 1.19(b) of the Adoption Agreement or the In-Service Withdrawals Addendum to the Adoption Agreement, as applicable and as may be limited therein.

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10.05. Hardship Withdrawals. If so provided by the Employer in Subsection 1.19(a) of the Adoption Agreement, a Participant who continues in employment as an Employee may apply for a hardship withdrawal. Unless provided otherwise in the Service Agreement, the Participant may apply by certifying to the Administrator all of the required criteria specified in this Section. Such certification shall represent that the Participant has documentation substantiating the hardship. Such a hardship withdrawal may include all or any portion of the Accounts specified by the Employer in Subsection 1.19(a)(1) of the Adoption Agreement and Section (c) of the In-Service Withdrawals Addendum to the Adoption Agreement, if applicable, excluding any earnings on the Deferral Contributions Account accrued after the later of December 31, 1988 or the last day of the last Plan Year ending before July 1, 1989. The minimum amount, if any, that a Participant may withdraw because of hardship is the dollar amount specified by the Employer in Subsection 1.19(a) of the Adoption Agreement.

For purposes of this Section 10.05, a withdrawal is made on account of hardship if made on account of an immediate and heavy financial need of the Participant where such Participant lacks other available resources. The Administrator shall direct the Trustee with respect to hardship withdrawals and those withdrawals shall be based on the following special rules:

(a) The following are the only financial needs considered immediate and heavy:

(1) expenses incurred or necessary for medical care (that would be deductible under Code Section 213(d), determined without regard to whether the expenses exceed any applicable income limit) of the Participant, the Participant’s Spouse, children, or dependents, or a primary beneficiary of the Participant;

(2) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

(3) payment of tuition, related educational fees, and room and board for the next 12 months of post-secondary education for the Participant, the Participant’s Spouse, children or dependents (as defined in Code Section 152, without regard to subsections (b)(1), (b)(2), and (d)(1)(B) thereof) , or a primary beneficiary of the Participant;

(4) payments necessary to prevent the eviction of the Participant from, or a foreclosure on the mortgage on, the Participant’s principal residence;

(5) payments for funeral or burial expenses for the Participant’s deceased parent, Spouse, child, or dependent (as defined in Code Section 152, without regard to subsection (d)(1)(B) thereof) , or a primary beneficiary of the Participant;

(6) expenses for the repair of damage to the Participant’s principal residence that would qualify for a casualty loss deduction under Code Section 165 (determined without regard to whether the loss exceeds any applicable income limit); or

(7) any other financial need determined to be immediate and heavy under rules and regulations issued by the Secretary of the Treasury or his delegate; provided, however, that any such financial need shall constitute an immediate and heavy need under this paragraph (7) no sooner than administratively practicable following the date such rule or regulation is issued.

For purposes of this Section, the term “primary beneficiary” means a Beneficiary under the Plan who has an unconditional right to all or a portion of the Participant’s Account upon the death of the Participant.

(b) A distribution shall be considered as necessary to satisfy an immediate and heavy financial need of the Participant only if:

(1) The Participant has obtained all distributions, other than the hardship withdrawal, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer or any Related Employer;

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(2) The Participant suspends Deferral Contributions and Employee Contributions to the Plan for the 6-month period following receipt of his hardship withdrawal. The suspension must also apply to all elective contributions and employee contributions to all other qualified plans and non-qualified plans maintained by the Employer or any Related Employer, other than any mandatory employee contribution portion of a defined benefit plan, including stock option, stock purchase, and other similar plans, but not including health and welfare benefit plans (other than the cash or deferred arrangement portion of a cafeteria plan); and

(3) The withdrawal amount is not in excess of the amount of an immediate and heavy financial need (including amounts necessary to pay any Federal, state or local income taxes or penalties reasonably anticipated to result from the distribution).

10.06. Additional In-Service Withdrawal Rules. To the extent required under Code Section 411(d)(6), in-service withdrawals that were available under a prior plan shall be available under the Plan and indicated using Subsection 1.19(g) of the Adoption Agreement. The Employer may also elect additional in-service withdrawal options using Section 1.19(g) of the Adoption Agreement.

10.07. Restrictions on In-Service Withdrawals. The following restrictions apply to any in-service withdrawal made from a Participant’s Account under this Article:

(a) Except with regard to a rollover made pursuant to Subsection 1.09(b), if the provisions of Section 14.04 apply to a Participant’s Account, the Participant must obtain the consent of his Spouse, if any, to obtain an in-service withdrawal.

(b) In-service withdrawals under this Article shall be made in a lump sum payment, except that if the provisions of Section 14.04 apply to a Participant’s Account, the Participant shall receive the in-service withdrawal in the form of a “qualified joint and survivor annuity”, as defined in Subsection 14.01(a), unless the consent rules in Section 14.05 are satisfied, or the Participant may elect to receive the in-service withdrawal in the form of a “qualified optional survivor annuity”, as defined in Subsection 14.01(b).

(c) Notwithstanding any other provision of the Plan to the contrary other than the provisions of Section 11.02 or 12.04, a Participant shall not be permitted to make an in-service withdrawal from his Account of amounts attributable to contributions made to a money purchase pension plan, except employee and/or rollover contributions that were held in a separate account(s) under such plan.

10.08 Qualified Disaster Distributions. To the extent that the Employer has so provided by selecting Section 1.19(d) of the Adoption Agreement and completing Section (d) of the In-Service Withdrawals Addendum to the Adoption Agreement, Qualified Individuals (as defined in subsection (b) below) may designate all or a portion of a qualifying distribution as a Qualified Disaster Distribution (as defined in subsection (a) below).

(a) A “Qualified Disaster Distribution” means any distribution made on or after the QDD Effective Date (as defined in subsection (c) below) and before the QDD Distribution Date (as defined in subsection (d) below) to a Qualified Individual, to the extent that such distribution, when aggregated with all other Qualified Disaster Distributions to the Qualified Individual made under the Plan (and under any other plan maintained by the Employer or a Related Employer), does not exceed $100,000. A Qualified Disaster Distribution must be made in accordance with and pursuant to the distribution provisions of the Plan, except that:

(1) A Qualified Disaster Distribution of amounts attributable to Nonelective Employer Contributions, Deferral Contributions and Qualified Nonelective Employer contributions shall be deemed to be made after the occurrence of any distributable events otherwise applicable under Code section 401(k)(2)(B)(i), such as termination of employment (and shall be deemed permissible under Section 12.01), and

(2) The requirements of Code sections 401(a)(31), 402(f) and 3405 and Section 13.04 shall not apply.

(b) A “Qualified Individual” means any individual described in Section (d) of the In-Service Withdrawal Addendum to the Adoption Agreement whose principal place of abode is within a federally declared disaster area on the date so indicated pursuant to Code Section 1400M or other federal law which treats such a person as if Code Section 1400M applied.

(c) The “QDD Effective Date” means the date described in Section (d) of the In-Service Withdrawal Addendum to the Adoption Agreement upon which Code Section 1400M would be made applicable to the Qualified Individual in accordance with (b) above.

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(d) The “QDD Distribution Date” means the date described in Section (d) of the In-Service Withdrawal Addendum to the Adoption Agreement upon which the Qualified Individual is no longer able to take the distribution pursuant to Code Section 1400M in accordance with (b) above due to his or her principal place of abode at the time.

(e) If the Employer elected to provide for Rollover Contributions in Subsection 1.09(a) of the Adoption Agreement, an Eligible Employee who received a Qualified Disaster Distribution, as defined herein, may repay to the Plan the Qualified Disaster Distribution, provided the Qualified Disaster Distribution is eligible for tax-free rollover treatment. Any such re-contribution will be treated as having been made in a direct rollover to the Plan, provided it is made during the three-year period beginning on the day after the date on which the Qualified Disaster Distribution was received and does not exceed the amount of such distribution.

10.09. Qualified Reservist Distributions. If so elected by the Employer in Section 1.19(e) of the Adoption Agreement, and notwithstanding anything herein to the contrary, a Participant ordered or called to active duty for a period in excess of 179 days or for an indefinite period by reason of being a member of a reserve component (as defined in section 101 of title 37, United States Code), shall be eligible to elect to receive a Qualified Reservist Distribution. A “Qualified Reservist Distribution” means a distribution from the Participant’s Account of amounts attributable to Deferral Contributions, provided such distribution is made during the period beginning on the date of the order or call to active duty and ending at the close of the active duty period.

10.10. Age 62 Distribution of Money Purchase Benefits. If so elected by the Employer in Section 1.19(f) of the Adoption Agreement, a Participant who has attained at least age 62 shall be eligible to elect to receive a distribution of vested benefit amounts accrued as a result of the Participant’s participation in a money purchase pension plan (due to a merger into this Plan of money purchase pension plan assets), if any.

Article 11. Right to Benefits.

11.01. Normal or Early Retirement. Each Participant who continues in employment as an Employee until his Normal Retirement Age or, if so provided by the Employer in Subsection 1.14(b) of the Adoption Agreement, Early Retirement Age, shall have a vested interest in his Account of 100 percent regardless of any vesting schedule elected in Section 1.16 of the Adoption Agreement. If a Participant retires upon the attainment of Normal or Early Retirement Age, such retirement is referred to as a normal retirement.

11.02. Late Retirement. If a Participant continues in employment as an Employee after his Normal Retirement Age, he shall continue to have a 100 percent vested interest in his Account and shall continue to participate in the Plan until the date he establishes with the Employer for his late retirement. Until he retires, he has a continuing right to elect to receive distribution of all or any portion of his Account in accordance with the provisions of Articles 12 and 13; provided, however, that a Participant may not receive any portion of his Deferral Contributions, Qualified Nonelective Employer Contributions, Qualified Matching Employer Contributions, 401(k) Safe Harbor Matching Employer Contributions, or 401(k) Safe Harbor Nonelective Employer Contributions Accounts prior to his attainment of age 59 1/2.

11.03. Disability Retirement. If so provided by the Employer in Subsection 1.14(c) of the Adoption Agreement, a Participant who becomes disabled while employed as an Employee shall have a 100 percent vested interest in his Account regardless of any vesting schedule elected in Section 1.16 of the Adoption Agreement. An Employee is considered disabled if he satisfies any of the requirements for disability retirement selected by the Employer in Section 1.15 of the Adoption Agreement and terminates his employment with the Employer. Such termination of employment is referred to as a disability retirement.

11.04. Death. A Participant who dies while employed as an Employee, or while performing qualified military service as defined in Code
Section 414(u)(5), shall have a 100 percent vested interest in his Account and his designated Beneficiary shall be entitled to receive the balance of his Account, plus any amounts thereafter credited to his Account. If a Participant whose employment as an Employee has terminated dies, his designated Beneficiary shall be entitled to receive the Participant’s vested interest in his Account.

A copy of the death notice or other sufficient documentation must be provided to the Administrator using procedures established by the Administrator. If upon the death of the Participant there is, in the opinion of the Administrator, no designated Beneficiary for part or all of the Participant’s Account, such amount shall be paid to his surviving Spouse or, if none, to his estate (such Spouse or estate shall be deemed to be the Beneficiary for purposes of the Plan). If a Beneficiary dies after benefits to such Beneficiary have commenced, but before they have been completed, and, in the opinion of the Administrator, no person has been designated to receive such remaining benefits, then such benefits shall be paid in a lump sum to the deceased Beneficiary’s estate.

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Subject to the requirements of Section 14.04, a Participant may designate a Beneficiary, or change any prior designation of Beneficiary by giving notice to the Administrator using procedures established by the Administrator. If more than one person is designated as the Beneficiary, their respective interests shall be as indicated on the designation form. In the case of a married Participant, the Participant’s Spouse shall be deemed to be the designated Beneficiary unless the Participant’s Spouse has consented to another designation in the manner described in Section 14.06. Notwithstanding the foregoing, if a Participant’s Account is subject to the requirements of Section 14.04 and the Employer has specified in Subsection 1.20(d)(2)(B)(ii) of the Adoption Agreement that less than 100 percent of the Participant’s Account that is subject to Section 14.04 shall be used to purchase the “qualified preretirement survivor annuity”, as defined in Section 14.01, the Participant may designate a Beneficiary other than his Spouse for the portion of his Account that would not be used to purchase the “qualified preretirement survivor annuity,” regardless of whether the Spouse consents to such designation.

11.05. Other Termination of Employment. If a Participant terminates his employment with the Employer and all Related Employers, if any, for any reason other than death or normal, late, or disability retirement, he shall be entitled to a termination benefit equal to the sum of (a) his vested interest in the balance of his Matching Employer and/or Nonelective Employer Contributions Account(s), such vested interest to be determined in accordance with Section 5.11 and the vesting schedule(s) selected by the Employer in Section 1.16 of the Adoption Agreement and/or the Vesting Addendum to the Adoption Agreement, and (b) the balance of his Deferral, Employee, Qualified Nonelective Employer, Qualified Matching Employer, and Rollover Contributions sub-accounts.

11.06. Application for Distribution. Except as provided in Subsection 1.21(a) of the Adoption Agreement, a Participant (or his Beneficiary, if the Participant has died) who is entitled to a distribution hereunder must request such distribution, using procedures established by the Administrator, unless the Employer has elected in Subsection 1.20(e)(1) of the Adoption Agreement to cash out de minimus Accounts and the Participant’s vested interest in his Account does not exceed the amount subject to automatic distribution pursuant to Section 13.02.

11.07. Application of Vesting Schedule Following Partial Distribution. If a distribution from a Participant’s Matching Employer and/or Nonelective Employer Contributions Account has been made to him at a time when his vested interest in such Account balance is less than 100 percent, the vesting schedule(s) in Section 1.16 of the Adoption Agreement shall thereafter apply only to the balance of his Account attributable to Matching Employer and/or Nonelective Employer Contributions allocated after such distribution. The balance of the Account from which such distribution was made shall be transferred to a separate account immediately following such distribution.

At any relevant time prior to a forfeiture of any portion thereof under Section 11.08, a Participant’s vested interest in such separate account shall be equal to P(AB+(RxD))-(RxD), where P is the Participant’s vested interest expressed as a percentage at the relevant time determined under Section 11.05; AB is the account balance of the separate account at the relevant time; D is the amount of the distribution; and R is the ratio of the account balance at the relevant time to the account balance after distribution. Following a forfeiture of any portion of such separate account under Section 11.08 below, the Participant’s vested interest in any balance in such separate account shall remain 100 percent.

11.08. Forfeitures. If a Participant terminates his employment with the Employer and all Related Employers before his vested interest in his Matching Employer and/or Nonelective Employer Contributions Accounts is 100 percent, the non-vested portion of his Account (including any amounts credited after his termination of employment) shall be forfeited by him as follows:

(a) If the Inactive Participant elects to receive distribution of his entire vested interest in his Account, the non-vested portion of his Account shall be forfeited upon the complete distribution of such vested interest, subject to the possibility of reinstatement as provided in Section 11.10. For purposes of this Subsection, if the value of an Employee’s vested interest in his Account balance is zero, the Employee shall be deemed to have received a distribution of his vested interest immediately following termination of employment.

(b) If the Inactive Participant elects not to receive distribution of his vested interest in his Account following his termination of employment, the non-vested portion of his Account shall be forfeited after the Participant has incurred five consecutive Breaks in Vesting Service.

No forfeitures shall occur solely as a result of a Participant’s withdrawal of Employee Contributions.

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11.09. Application of Forfeitures. Any forfeitures occurring during a Plan Year shall be applied to reduce the contributions of the Employer. Notwithstanding any other provision of the Plan to the contrary, forfeitures shall first be used to pay administrative expenses under the Plan, if so directed by the Employer. To the extent that forfeitures are not used to reduce administrative expenses under the Plan, as directed by the Employer, forfeitures will be applied in accordance with this Section 11.09.

Pending application, forfeitures shall be held in the Permissible Investment selected for such purpose pursuant to the Service Agreement.

Except as permitted pursuant to EPCRS and notwithstanding any other provision of the Plan to the contrary, in no event may forfeitures be used to reduce the Employer’s obligation to remit to the Trust (or other appropriate Plan funding vehicle) loan repayments made pursuant to Article 9, Deferral Contributions, Employee Contributions, Qualified Nonelective Employer Contributions, Qualified Matching Employer Contributions, 401(k) Safe Harbor Matching Employer Contributions or 401(k) Safe Harbor Nonelective Employer Contributions.

11.10. Reinstatement of Forfeitures. If a Participant forfeits any portion of his Account under Subsection 11.08(a) because of distribution of his complete vested interest in his Account, but again becomes an Eligible Employee, then the amount so forfeited, without any adjustment for the earnings, expenses, losses, or gains of the assets credited to his Account since the date forfeited, shall be recredited to his Account (or to a separate account as described in Section 11.07, if applicable) if he repays the entire amount of his distribution not attributable to Employee Contributions before the earlier of:

(a) his incurring five-consecutive Breaks in Vesting Service following the date complete distribution of his vested interest was made to him; or

(b) five years after his Reemployment Date.

If an Employee is deemed to have received distribution of his complete vested interest as provided in Section 11.08, the Employee shall be deemed to have repaid such distribution on his Reemployment Date.

Upon such an actual or deemed repayment, the provisions of the Plan (including Section 11.07) shall thereafter apply as if no forfeiture had occurred. The amount to be recredited pursuant to this paragraph shall be derived first from the forfeitures, if any, which as of the date of recrediting have yet to be applied as provided in Section 11.09 and, to the extent such forfeitures are insufficient, from a special contribution to be made by the Employer.

11.11. Adjustment for Investment Experience. If any distribution under this Article 11 is not made in a single payment, the amount retained by the Trustee after the distribution shall be subject to adjustment until distributed to reflect the income and gain or loss on the investments in which such amount is invested and any expenses properly charged under the Plan and Trust to such amounts.

Article 12. Distributions.

12.01. Restrictions on Distributions.

(a) Severance from Employment Rule. A Participant, or his Beneficiary, may not receive a distribution from the Participant’s Deferral Contributions, Qualified Nonelective Employer Contributions, Qualified Matching Employer Contributions, 401(k) Safe Harbor Matching Employer Contributions or 401(k) Safe Harbor Nonelective Employer Contributions Accounts earlier than upon the Participant’s severance from employment with the Employer and all Related Employers, death, or disability, except as otherwise provided in Article 10, Section 11.02 or Section 12.04. If the Employer elected Subsection 1.21(c) of the Adoption Agreement, distribution from the Participant’s Deferral Contributions, Qualified Nonelective Employer Contributions, Qualified Matching Employer Contributions, 401(k) Safe Harbor Matching Employer Contributions or 401(k) Safe Harbor Nonelective Employer Contributions Accounts may be further postponed in accordance with the provisions of Subsection 12.01(b) below.

(b) Same Desk Rule. If the Employer elected in Subsection 1.21(b) of the Adoption Agreement to preserve the separation from service rules in effect for Plan Years beginning before January 1, 2002, a Participant, or his Beneficiary, may not receive a distribution from the Participant’s Deferral Contributions, Qualified Nonelective Employer Contributions, Qualified Matching Employer Contributions, 401(k) Safe Harbor Matching Employer Contributions or 401(k) Safe Harbor Nonelective Employer Contributions Accounts earlier than upon the Participant’s separation from service with the Employer and all Related Employers, death, or disability, except as

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otherwise provided in Article 10, Section 11.02 or Section 12.04. Notwithstanding the foregoing, amounts may also be distributed from such Accounts, in the form of a lump sum only, upon:

(1) The disposition by a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Code
Section 409(d)(2)) used in a trade or business of such corporation if such corporation continues to maintain the Plan with respect to the Participant after the disposition, but only with respect to former Employees who continue employment with the corporation acquiring such assets.

(2) The disposition by a corporation to an unrelated entity of such corporation’s interest in a subsidiary (within the meaning of Code Section 409(d)(3)) if such corporation continues to maintain the Plan with respect to the Participant, but only with respect to former Employees who continue employment with such subsidiary.

In addition to the distribution events described in paragraph (a) or (b) above, as applicable, such amounts may also be distributed upon the termination of the Plan provided that the Employer does not maintain another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7) or 409(a), a simplified employee pension plan as defined in Code Section 408(k), a SIMPLE IRA plan as defined in Code Section 408(p), a plan or contract described in Code Section 403(b) or a plan described in Code Section 457(b) or (f)) at any time during the period beginning on the date of plan termination and ending 12 months after all assets have been distributed from the Plan. Subject to Section 14.04, such a distribution must be made in a lump sum.

12.02. Timing of Distribution Following Retirement or Termination of Employment. The balance of a Participant’s vested interest in his Account shall be distributable upon his termination of employment with the Employer and all Related Employers, if any, because of death, normal, early, or disability retirement (as permitted under the Plan), or other termination of employment. Notwithstanding the foregoing, a Participant may elect to postpone distribution of his Account until the date in Subsection 1.21(a) of the Adoption Agreement, unless the Employer has elected in
Subsection 1.20(e)(1) of the Adoption Agreement to cash out de minimus Accounts and the Participant’s vested interest in his Account does not exceed the amount subject to automatic distribution pursuant to Section 13.02. A Participant who elects to postpone distribution has a continuing election to receive such distribution prior to the date as of which distribution is required, unless such Participant is reemployed as an Employee.

Consistent with the provisions of Section 11.06, if a Participant (or his Beneficiary, if the Participant has died) whose Account is not subject to cash out in accordance with Section 13.02 does not request a distribution when his Account becomes distributable hereunder, he shall be deemed to have elected to postpone distribution of his Account until the earlier of the date he requests distribution or the date in Subsection 1.21(a) of the Adoption Agreement.

12.03. Participant Consent to Distribution. As required under Code Section 411(a)(11)(A) and consistent with Section 11.06, no distribution shall be made to the Participant before he reaches his Normal Retirement Age (or age 62, if later) without the Participant’s consent, unless the Employer has elected in Subsection 1.20(e)(1) of the Adoption Agreement to cash out de minimus Accounts and the Participant’s vested interest in his Account does not exceed the amount subject to automatic distribution pursuant to Section 13.02. Such consent shall be made within the 180-day period ending on the Participant’s Annuity Starting Date. Once a Participant reaches his Normal Retirement Age (or age 62, if later), distribution shall be made upon the Participant’s request, as provided in Section 12.02.

If a Participant’s vested interest in his Account exceeds the maximum cash out limit permitted under Code Section 411(a)(11)(A) ($5,000 as of January 1, 2013), the consent of the Participant’s Spouse must also be obtained if the Participant’s Account is subject to the provisions of Section 14.04 and distribution is made before the Participant reaches his Normal Retirement Age (or age 62, if later), unless the distribution shall be made in the form of a “qualified joint and survivor annuity” or “qualified preretirement survivor annuity” as those terms are defined in Section 14.01. A Spouse’s consent to early distribution, if required, must satisfy the requirements of Section 14.06.

Notwithstanding any other provision of the Plan to the contrary, neither the consent of the Participant nor the Participant’s Spouse shall be required to the extent that a distribution is required to satisfy Code Section 401(a)(9) or Code Section 415. In addition, upon termination of the Plan if it does not offer an annuity option (purchased from a commercial provider) and if the Employer or any Related Employer does not maintain another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)) the Participant’s Account shall, without the Participant’s consent, be distributed to the Participant. However, if any Related Employer maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)) then the Participant’s Account shall be transferred, without the Participant’s consent, to the other plan if the Participant does not consent to an immediate distribution.

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12.04. Required Commencement of Distribution to Participants. In no event shall distribution to a Participant commence later than the date in Section 1.21(a) of the Adoption Agreement, which date shall not be later than the earlier of the dates described in (a) and (b) below:

(a) unless the Participant (and his Spouse, if appropriate) elects otherwise, the 60th day after the close of the Plan Year in which occurs the latest of (i) the date on which the Participant attains Normal Retirement Age, or age 65, if earlier, (ii) the date on which the Participant’s employment with the Employer and all Related Employers ceases, or (iii) the 10th anniversary of the year in which the Participant commenced participation in the Plan; and

(b) the Participant’s Required Beginning Date.

Notwithstanding the provisions of Subsection 12.04(a) above, the failure of a Participant (and the Participant’s Spouse, if applicable) to consent to a distribution shall be deemed to be an election to defer commencement of payment as provided in Section 12.02 above.

12.05. Required Commencement of Distribution to Beneficiaries. Subject to the requirements of Subsection 12.05(a) below, if a Participant dies before his Annuity Starting Date, the Participant’s Beneficiary shall receive distribution of the Participant’s vested interest in his Account in the form provided under Article 13 or 14, as applicable, beginning as soon as reasonably practicable following the date the Beneficiary’s application for distribution is filed with the Administrator. If distribution is to be made to a Participant’s Spouse, it shall be made available within a reasonable period of time after the Participant’s death that is no less favorable than the period of time applicable to other distributions.

(a) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire vested interest will be distributed, or begin to be distributed, no later than as follows:

(1) If the Participant’s surviving Spouse is the Participant’s sole “designated beneficiary,” then, except as otherwise elected under Subsection 12.05(b), minimum distributions, as described in Section 13.03, will begin to the surviving Spouse by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 ½, if later.

(2) If the Participant’s surviving Spouse is not the Participant’s sole “designated beneficiary,” then, except as otherwise elected under Subsection 12.05(b), minimum distributions, as described in Section 13.03, will begin to the “designated beneficiary” by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(3) If there is no “designated beneficiary” as of September 30 of the year following the year of the Participant’s death, the Participant’s entire vested interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(4) If the Participant’s surviving Spouse is the Participant’s sole “designated beneficiary” and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this Subsection 12.05(a), other than Subsection 12.05(a)(1), will apply as if the surviving Spouse were the Participant.

For purposes of this Subsection 12.05(a), unless Subsection 12.05(a)(4) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Subsection 12.05(a)(4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Subsection 12.05(a)(1). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under Subsection 12.05(a)(1)), the date distributions are considered to begin is the date distributions actually commence.

(b) Election of 5-Year Rule. Participants or Beneficiaries may elect on an individual basis whether the 5-year rule described in
Subsection 12.05(a)(3) or the minimum distribution rule described in Section 13.03 applies to distributions after the death of a Participant who has a “designated beneficiary.” The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under

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Subsection 12.05(a), or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, the surviving Spouse’s) death. If neither the Participant nor the Beneficiary makes an election under this Subsection 12.05(b), distributions will be made in accordance with Subsection 12.05(a) and Section 13.03.

Subject to the requirements of Subsection 12.05(a) above, if a Participant dies on or after his Annuity Starting Date, but before his entire vested interest in his Account is distributed, his Beneficiary shall receive distribution of the remainder of the Participant’s vested interest in his Account beginning as soon as reasonably practicable following the Participant’s date of death in a form that provides for distribution at least as rapidly as under the form in which the Participant was receiving distribution.

For purposes of this Section 12.05, “designated beneficiary” is as defined in Subsection 13.03(c)(1).

12.06. Whereabouts of Participants and Beneficiaries. The Administrator shall at all times be responsible for determining the whereabouts of each Participant or Beneficiary who may be entitled to benefits under the Plan and shall direct the Trustee as to the maintenance of a current address of each such Participant or Beneficiary. The Trustee shall be under no duty to make any distributions other than those for which it has received satisfactory direction from the Administrator.

Notwithstanding the foregoing, if the Trustee attempts to make a distribution in accordance with the Administrator’s instructions but is unable to make such distribution because the whereabouts of the distributee is unknown, the Trustee shall notify the Administrator of such situation and thereafter the Trustee shall be under no duty to make any further distributions to such distributee, except as otherwise provided in written instructions from the Administrator.

If the Administrator is unable after diligent attempts to locate a Participant or Beneficiary who is entitled to a benefit under the Plan, the benefit otherwise payable to such Participant or Beneficiary shall be forfeited and applied as provided in Section 11.09. If a benefit is forfeited because the Administrator determines that the Participant or Beneficiary cannot be found, such benefit shall be reinstated by the Employer if a claim is filed by the Participant or Beneficiary with the Administrator and the Administrator confirms the claim to the Employer.

Article 13. Form of Distribution.

13.01. Normal Form of Distribution Under Profit Sharing Plan. Unless a Participant’s Account is subject to the requirements of Section 14.03 or 14.04, distributions to a Participant or to the Beneficiary of the Participant shall be made in a lump sum or, if elected by the Participant (or the Participant’s Beneficiary, if applicable) and provided by the Employer in Section 1.20 of the Adoption Agreement, under a systematic withdrawal plan (installments). Subject to the requirements of Article 14, if applicable, a Participant or Beneficiary may elect other forms of distribution which appear on the Forms of Payment Addendum to the Adoption Agreement. A Participant (or the Participant’s Beneficiary, if applicable) who is receiving distribution under a systematic withdrawal plan may elect to accelerate installment payments, or any portion thereof, or to receive a lump sum distribution of the remainder of his Account balance.

Notwithstanding anything herein to the contrary, if distribution to a Participant commences on the Participant’s Required Beginning Date as determined under Subsection 2.01(ss), the Participant may elect to receive distributions under a systematic withdrawal plan that provides the minimum distributions required under Code Section 401(a)(9), as described in Section 13.03.

A Participant whose distribution includes an outstanding loan balance may roll over that outstanding loan in-kind to a plan which agrees to accept such an outstanding loan in accordance with the provisions of Section 9.11.

13.02. Cash Out Of Small Accounts. Notwithstanding any other provision of the Plan to the contrary, if the Employer elected to cash out small Accounts as provided in and pursuant to Subsection 1.20(e)(1) of the Adoption Agreement, the Participant’s vested interest in his Account shall be distributed following the Participant’s termination of employment because of retirement, disability, or other termination of employment. For purposes of determining whether an amount being distributed pursuant to this Section 13.02 will be subject to a direct rollover by the Administrator, a Participant’s “designated Roth contributions”, as defined in Subsection 6.01(e), will be considered separately from the amount within the Participant’s non-Roth Account.

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If the Employer elected to cash out small Accounts as provided in Subsection 1.20(e)(1) of the Adoption Agreement and if distribution is to be made to a Participant’s Beneficiary following the death of the Participant and the Beneficiary’s vested interest in the Participant’s Account does not exceed the maximum cash out limit permitted under Code Section 411(a)(11)(A), distribution shall be made to the Beneficiary in a lump sum following the Participant’s death.

13.03. Minimum Distributions. Unless a Participant’s vested interest in his Account is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Participant’s Required Beginning Date, as of the first “distribution calendar year” distributions will be made in accordance with this Section. If a Participant’s Account is subject to the provisions of Section 14.04, in lieu of the minimum distribution required hereunder, the Administrator may distribute the Participant’s full vested interest in his Account in the form of an annuity purchased from an insurance company. Any annuity purchased on behalf of a Participant will provide for distributions thereunder to be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury Regulations issued thereunder and the minimum distribution incidental benefit requirement of Code Section 401(a)(9)(G).

Notwithstanding the foregoing or any other provisions of this Section, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of Subsection 13.03(d) below.

(a) Required Minimum Distributions During a Participant’s Lifetime. During a Participant’s lifetime, the minimum amount that will be distributed for each “distribution calendar year” is the lesser of:

(1) the quotient obtained by dividing the Participant’s “account balance” by the distribution period in the Uniform Lifetime Table set forth in Q & A 2 of Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the “distribution calendar year”; or

(2) if the Participant’s sole “designated beneficiary” for the “distribution calendar year” is the Participant’s Spouse, the quotient obtained by dividing the Participant’s “account balance” by the number in the Joint and Last Survivor Table set forth in Q & A 3 of Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the “distribution calendar year.”

Required minimum distributions will be determined under this Subsection 13.03(a) beginning with the first “distribution calendar year” and up to and including the “distribution calendar year” that includes the Participant’s date of death. A Participant who has retired may elect at any time to take any portion of his Account in excess of the amount required to be paid pursuant to this Subsection 13.03(a).

(b) Required Minimum Distributions After Participant’s Death.

(1) If a Participant dies on or after the date distributions begin and there is a “designated beneficiary,” the minimum amount that will be distributed for each “distribution calendar year” after the year of the Participant’s death is the quotient obtained by dividing the Participant’s “account balance” by the longer of the remaining “life expectancy” of the Participant or the remaining “life expectancy” of the Participant’s “designated beneficiary,” determined as follows:

(A) The Participant’s remaining “life expectancy” is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B) If the Participant’s surviving Spouse is the Participant’s sole “designated beneficiary,” the remaining life expectancy of the surviving Spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For “distribution calendar years” after the year of the surviving Spouse’s death, the remaining “life expectancy” of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(C) If the Participant’s surviving Spouse is not the Participant’s sole “designated beneficiary,” the “designated beneficiary’s” remaining “life expectancy” is calculated using the age of the “designated beneficiary” in the year following the year of the Participant’s death, reduced by one for each subsequent year.

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(2) If the Participant dies on or after the date distributions begin and there is no “designated beneficiary” as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each “distribution calendar year” after the year of the Participant’s death is the quotient obtained by dividing the Participant’s “account balance” by the Participant’s remaining “life expectancy” calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(3) Unless the Participant or Beneficiary elects otherwise in accordance with Subsection 12.05(b), if the Participant dies before the date distributions begin and there is a “designated beneficiary,” the minimum amount that will be distributed for each “distribution calendar year” after the year of the Participant’s death is the quotient obtained by dividing the Participant’s “account balance” by the remaining “life expectancy” of the Participant’s “designated beneficiary,” determined as provided in Subsection 13.03(b)(1).

(4) If the Participant dies before the date distributions begin and there is no “designated beneficiary” as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s full vested interest in his Account will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(5) If the Participant dies before the date distributions begin, the Participant’s surviving Spouse is the Participant’s sole “designated beneficiary,” and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under Subsection 12.05(a)(1), Subsections 13.03(b)(3) and (4) will apply as if the surviving Spouse were the Participant.

For purposes of this Subsection 13.03(b), unless Subsection 13.03(b)(5) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Subsection 13.03(b)(5) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Subsection 12.05(a)(1). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under Subsection 12.05(a)(1)), the date distributions are considered to begin is the date distributions actually commence.

(c) Definitions. For purposes of this Section 13.03, the following special definitions shall apply:

(1) “Designated beneficiary” means the individual who is the Participant’s Beneficiary as defined under Section 2.01(g) and is the designated beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-4 of the Treasury Regulations.

(2) “Distribution calendar year” means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first “distribution calendar year” is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first “distribution calendar year” is the calendar year in which distributions are required to begin under Subsection 12.05(a). The required minimum distribution for the Participant’s first “distribution calendar year” will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other “distribution calendar years,” including the required minimum distribution for the “distribution calendar year” in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that “distribution calendar year.”

(3) “Life expectancy” means life expectancy as computed by use of the Single Life Table in Q & A -1 of Section 1.401(a)(9)-9 of the Treasury Regulations.

(4) A Participant’s “account balance” means the balance of the Participant’s vested interest in his Account as of the last valuation date in the calendar year immediately preceding the “distribution calendar year” (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The “account balance” for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the “distribution calendar year” if distributed or transferred in the valuation calendar year.

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(d) Section 242(b)(2) Elections. Notwithstanding any other provisions of this Section and subject to the requirements of Article 14, if applicable, distribution on behalf of a Participant, including a five-percent owner, may be made pursuant to an election under Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982 and in accordance with all of the following requirements:

(1) The distribution is one which would not have disqualified the Trust under Code Section 401(a)(9), if applicable, or any other provisions of Code Section 401(a), as in effect prior to the effective date of Section 242(a) of the Tax Equity and Fiscal Responsibility Act of 1982.

(2) The distribution is in accordance with a method of distribution elected by the Participant whose vested interest in his Account is being distributed or, if the Participant is deceased, by a Beneficiary of such Participant.

(3) Such election was in writing, was signed by the Participant or the Beneficiary, and was made before January 1, 1984.

(4) The Participant had accrued a benefit under the Plan as of December 31, 1983.

(5) The method of distribution elected by the Participant or the Beneficiary specifies the form of the distribution, the time at which distribution will commence, the period over which distribution will be made, and in the case of any distribution upon the Participant’s death, the Beneficiaries of the Participant listed in order of priority.

A distribution upon death shall not be made under this Subsection 13.03(d) unless the information in the election contains the required information described above with respect to the distributions to be made upon the death of the Participant. For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Participant or the Beneficiary to whom such distribution is being made will be presumed to have designated the method of distribution under which the distribution is being made, if this method of distribution was specified in writing and the distribution satisfies the requirements in Subsections 13.03(d)(1) and (5). If an election is revoked, any subsequent distribution will be in accordance with the other provisions of the Plan. Any changes in the election will be considered to be a revocation of the election. However, the mere substitution or addition of another Beneficiary (one not designated as a Beneficiary in the election), under the election will not be considered to be a revocation of the election, so long as such substitution or addition does not alter the period over which distributions are to be made under the election directly, or indirectly (for example, by altering the relevant measuring life).

The Administrator shall direct the Trustee regarding distributions necessary to comply with the minimum distribution rules set forth in this Section 13.03.

13.04. Direct Rollovers. Notwithstanding any other provision of the Plan to the contrary, a “distributee” may elect, at the time and in the manner prescribed by the Administrator, to have any portion or all of an “eligible rollover distribution” paid directly to an “eligible retirement plan” specified by the “distributee” in a direct rollover; provided, however, that a “distributee” may not elect a direct rollover with respect to a portion of an “eligible rollover distribution” if such portion totals less than $500. In applying the $500 minimum on rollovers of a portion of a distribution, any “eligible rollover distribution” from a Participant’s “designated Roth contributions”, as defined in Subsection 6.01(e), will be considered separately from any “eligible rollover distribution” from the Participant’s non-Roth Account.

The portion of any “eligible rollover distribution” consisting of Employee Contributions may only be rolled over to an individual retirement account or annuity described in Code Section 408(a) or (b) or to a qualified defined contribution plan described in Code Section 401(a), 403(a) or 403(b) that provides for separate accounting with respect to such accounts, including separate accounting for the portion of such “eligible rollover distribution” that is includible in income (including the earnings on the portion that is not so includible) and the portion that is not includible in income. That portion of any “eligible rollover distribution” consisting of Roth 401(k) Contributions, may only be rolled over to another designated Roth account established for the individual under an applicable retirement plan described in Code Section 402A(e)(1) that provides for “designated Roth contributions”, as defined in Section 6.01, or to a Roth individual retirement account described in Code Section 408A, subject to the rules of Code Section 402(c).

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For purposes of this Section 13.04, the following definitions shall apply:

(a) “Distributee” means a Participant, the Participant’s surviving Spouse, and the Participant’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, who is entitled to receive a distribution from the Participant’s vested interest in his Account. The term “distributee” shall also include a designated beneficiary (as defined in Code section 401(a)(9)(E)) of a Participant who is not the surviving Spouse of the Participant who may only elect to roll over such a distribution to an individual retirement plan described in clause (i) or (ii) of paragraph (8)(B) of Code section 402(c) established for the purposes of receiving such distribution.

(b) “Eligible retirement plan” means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), a qualified defined contribution plan described in Code Section 401(a), an annuity contract described in Code Section 403(b), an eligible deferred compensation plan described in Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, provided that such 457 plan provides for separate accounting with respect to such rolled over amounts, that accepts “eligible rollover distributions”, or a Roth individual retirement account described in Code Section 408A However, for a “distributee” who is a designated beneficiary of the Participant (and not the Participant’s surviving Spouse), the definition of “eligible retirement plan” shall be limited as described in (a) above.

(c) “Eligible rollover distribution” means any distribution of all or any portion of the balance to the credit of the “distributee”, except that an “eligible rollover distribution” does not include the following:

(1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the “distributee” or the joint lives (or joint life expectancies) of the “distributee” and the “distributee’s” designated beneficiary, or for a specified period of ten years or more;

(2) any distribution to the extent such distribution is required under Code Section 401(a)(9); or

(3) any hardship withdrawal made in accordance with the provisions of Section 10.05 or the In-Service Withdrawals Addendum to the Adoption Agreement.

13.05. Notice Regarding Timing and Form of Distribution. Within the period beginning 180 days before a Participant’s Annuity Starting Date and ending 30 days before such date, the Administrator shall provide such Participant with written notice containing a general description of the material features of each form of distribution available under the Plan and an explanation of the financial effect of electing each form of distribution available under the Plan. The notice shall also inform the Participant of his right to defer receipt of the distribution until the date in Subsection 1.21(a) of the Adoption Agreement, the consequences of failing to defer, and his right to make a direct rollover.

Distribution may commence fewer than 30 days after such notice is given, provided that:

(a) the Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option);

(b) the Participant, after receiving the notice, affirmatively elects a distribution, with his Spouse’s written consent, if necessary;

(c) if the Participant’s Account is subject to the requirements of Section 14.04, the following additional requirements apply:

(1) the Participant is permitted to revoke his affirmative distribution election at any time prior to the later of (A) his Annuity Starting Date or (B) the expiration of the seven-day period beginning the day after such notice is provided to him; and

(2) distribution does not begin to such Participant until such revocation period ends.

13.06. Determination of Method of Distribution. Subject to Section 13.02, the Participant shall determine the method of distribution of benefits to himself and may determine the method of distribution to his Beneficiary. If the Participant does not determine the method of distribution to his Beneficiary or if the Participant permits his Beneficiary to override his determination, the Beneficiary, in the event of the Participant’s death, shall determine the method of distribution of benefits to

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himself as if he were the Participant. A determination by the Beneficiary must be made no later than the close of the calendar year in which distribution would be required to begin under Section 12.05 or, if earlier, the close of the calendar year in which the fifth anniversary of the death of the Participant occurs.

13.07. Notice to Trustee. The Administrator shall notify the Trustee in any medium acceptable to the Trustee, which may be specified in the Service Agreement, whenever any Participant or Beneficiary is entitled to receive benefits under the Plan. To facilitate distributions, the Administrator shall develop processes and procedures to communicate to the Trustee the form of payment of benefits that such Participant or Beneficiary shall receive, the name of any designated Beneficiary or Beneficiaries, and any such other information as the Trustee shall require.

Article 14. Superseding Annuity Distribution Provisions.

14.01. Special Definitions. For purposes of this Article, the following special definitions shall apply:

(a) “Qualified joint and survivor annuity” means (1) if the Participant is not married on his Annuity Starting Date, an immediate annuity payable for the life of the Participant or (2) if the Participant is married on his Annuity Starting Date, an immediate annuity for the life of the Participant with a survivor annuity for the life of the Participant’s Spouse (to whom the Participant was married on the Annuity Starting Date) equal to 50 percent (or the percentage designated in the Forms of Payment Addendum to the Adoption Agreement) of the amount of the annuity which is payable during the joint lives of the Participant and such Spouse, provided that the survivor annuity shall not be payable to a Participant’s Spouse if such Spouse is not the same Spouse to whom the Participant was married on his Annuity Starting Date.

(b) “Qualified optional survivor annuity” means a joint and survivor annuity that the Participant, subject to the spousal consent rules described in Section 14.05, may elect and which (1) if the survivor annuity portion of the Plan’s qualified joint and survivor annuity (as defined in (a) above) is less than 75%, then has a survivor annuity portion of 75% or (2) if the survivor annuity portion of the Plan’s qualified joint and survivor annuity (as defined in (a) above) is greater than or equal to 75%, then has a survivor annuity portion of 50%. The “qualified optional survivor annuity” shall be designated in the Forms of Payment Addendum as a joint and survivor annuity.

(c) “Qualified preretirement survivor annuity” means an annuity purchased with at least 50 percent of a Participant’s vested interest in his Account that is payable for the life of a Participant’s surviving Spouse. The Employer shall specify that portion of a Participant’s vested interest in his Account that is to be used to purchase the “qualified preretirement survivor annuity” in the Forms of Payment Addendum to the Adoption Agreement.

14.02. Applicability. Except as otherwise specifically provided in the Plan, the provisions of this Article shall apply to a Participant’s Account only if:

(a) the Plan includes assets transferred from a money purchase pension plan;

(b) the Plan is an amendment and restatement of a plan that provided an annuity form of payment and such form of payment has not been eliminated;

(c) the Plan is an amendment and restatement of a plan that provided an annuity form of payment and such form of payment has been eliminated, but the Participant elected a life annuity form of payment before the effective date of the elimination;

(d) the Participant’s Account contains assets attributable to amounts directly or indirectly transferred from a plan that provided an annuity form of payment and such form of payment has not been eliminated;

(e) the Participant’s Account contains assets attributable to amounts directly or indirectly transferred from a plan that provided an annuity form of payment and such form of payment has been eliminated, but the Participant elected a life annuity form of payment before the effective date of the elimination.

14.03. Annuity Form of Payment. To the extent provided through Section 1.20 of the Adoption Agreement, a Participant may elect distributions made in whole or in part in the form of an annuity contract. Any annuity contract distributed under the Plan shall be subject to the provisions of this Section 14.03 and, to the extent provided therein, Sections 14.04 through 14.09.

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(a) At the direction of the Administrator, the Trustee shall purchase the annuity contract on behalf of a Participant or Beneficiary from an insurance company. Such annuity contract shall be nontransferable.

(b) The terms of the annuity contract shall comply with the requirements of the Plan and distributions under such contract shall be made in accordance with Code Section 401(a)(9) and the Treasury Regulations issued thereunder.

(c) The annuity contract may provide for payment over the life of the Participant and, upon the death of the Participant, may provide a survivor annuity continuing for the life of the Participant’s designated Beneficiary. Such an annuity may provide for an annuity certain feature for a period not exceeding the life expectancy of the Participant or, if the annuity is payable to the Participant and a designated Beneficiary, the joint life and last survivor expectancy of the Participant and such Beneficiary. If the Participant dies prior to his Annuity Starting Date, the annuity contract distributed to the Participant’s Beneficiary may provide for payment over the life of the Beneficiary, and may provide for an annuity certain feature for a period not exceeding the life expectancy of the Beneficiary. The types of annuity contracts provided under the Plan shall be limited to the types of annuities described in Section 1.20 of the Adoption Agreement and the Forms of Payment Addendum to the Adoption Agreement.

(d) The annuity contract must provide for non-increasing payments.

14.04. “Qualified Joint and Survivor Annuity” and “Qualified Preretirement Survivor Annuity” Requirements. The requirements of this Section 14.04 apply to a Participant’s Account if:

(a) the Plan includes assets transferred from a money purchase pension plan;

(b) the Employer has selected in Subsection 1.20(d)(2) of the Adoption Agreement that distribution in the form of a life annuity is the normal form of distribution with respect to such Participant’s Account; or

(c) the Employer has indicated on the Forms of Payment Addendum to the Adoption Agreement that distribution in the form of a life annuity is an optional form of distribution with respect to such Participant’s Account and the Participant is permitted to elect and has elected distribution in the form of an annuity contract payable over the life of the Participant.

If a Participant’s Account is subject to the requirements of this Section 14.04, distribution shall be made to the Participant with respect to such Account in the form of a “qualified joint and survivor annuity” (with a survivor annuity in the percentage amount specified by the Employer in the Forms of Payment Addendum to the Adoption Agreement) in the amount that can be purchased with such Account, unless the Participant waives the “qualified joint and survivor annuity” as provided in Section 14.05. If the Participant dies prior to his Annuity Starting Date, distribution shall be made to the Participant’s surviving Spouse, if any, in the form of a “qualified preretirement survivor annuity” in the amount that can be purchased with such Account, unless the Participant waives the “qualified preretirement survivor annuity” as provided in Section 14.05, or the Participant’s surviving Spouse elects in writing to receive distribution in one of the other forms of payment provided under the Plan. A Participant’s Account that is subject to the requirements of this Section 14.04 shall be used to purchase the “qualified preretirement survivor annuity” and the balance of the Participant’s vested interest in his Account that is not used to purchase the “qualified preretirement survivor annuity” shall be distributed to the Participant’s designated Beneficiary in accordance with the provisions of Sections 11.04 and 12.05.

14.05. Waiver of the “Qualified Joint and Survivor Annuity” and/or “Qualified Preretirement Survivor Annuity” Rights. A Participant may waive the “qualified joint and survivor annuity” described in Section 14.04 and elect another form of distribution permitted under the Plan at any time during the 180-day period ending on his Annuity Starting Date; provided, however, that if the Participant is married, his Spouse must consent in writing to such election as provided in Section 14.06. A Participant may waive or revoke a waiver of the “qualified joint and survivor annuity” described in Section 14.04 and elect another form of distribution permitted under the Plan at any time and any number of times during the 180-day period ending on his Annuity Starting Date; provided, however, that if the Participant is married and is electing a form of distribution other than the “qualified joint and survivor annuity” or the “qualified optional survivor annuity”, his Spouse must consent in writing to such election as provided in Section 14.06.

A Participant may waive the “qualified preretirement survivor annuity” and designate a non-Spouse Beneficiary at any time during the “applicable election period”; provided, however, that the Participant’s Spouse must consent in writing to such election as provided in Section 14.06. The “applicable election period” begins on the later of (1) the date the Participant’s Account becomes subject to the requirements of Section 14.04 or (2) the first day of the Plan Year in which the

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Participant attains age 35 or, if he terminates employment prior to such date, the date he terminates employment with the Employer and all Related Employers. The “applicable election period” ends on the earlier of the Participant’s Annuity Starting Date or the date of the Participant’s death. A Participant whose employment has not terminated may elect to waive the “qualified preretirement survivor annuity” prior to the Plan Year in which he attains age 35, provided that any such waiver shall cease to be effective as of the first day of the Plan Year in which the Participant attains age 35.

A Participant’s waiver of the “qualified joint and survivor annuity” or “qualified preretirement survivor annuity” shall be valid only if the applicable notice described in Section 14.07 or 14.08 has been provided to the Participant.

14.06. Spouse’s Consent to Waiver. A Spouse’s written consent must acknowledge the effect of the Participant’s election and must be witnessed by a Plan representative or a notary public. In addition, the Spouse’s written consent must either (a) specify any non-Spouse Beneficiary designated by the Participant and that such designation may not be changed without written spousal consent or (b) acknowledge that the Spouse has the right to limit consent as provided in clause (a) above, but permit the Participant to change the designated Beneficiary without the Spouse’s further consent.

A Participant’s Spouse shall be deemed to have given written consent to a Participant’s waiver if the Participant establishes to the satisfaction of a Plan representative that spousal consent cannot be obtained because the Spouse cannot be located or because of other circumstances set forth in Code Section 401(a)(11) and Treasury Regulations issued thereunder.

Any written consent given or deemed to have been given by a Participant’s Spouse hereunder shall be irrevocable and shall be effective only with respect to such Spouse and not with respect to any subsequent Spouse.

In addition, with regard to a Participant’s waiver of the “qualified joint and survivor annuity” form of distribution, the Spouse’s written consent must either (a) specify the form of distribution elected instead of the “qualified joint and survivor annuity”, and that such form may not be changed (except to a “qualified joint and survivor annuity”) without written spousal consent or (b) acknowledge that the Spouse has the right to limit consent as provided in clause (a) above, but permit the Participant to change the form of distribution elected without the Spouse’s further consent. To the extent a Participant’s Account is subject to the requirements of Section 14.04, a Spouse’s consent to a Participant’s waiver shall be valid only if the applicable notice described in Section 14.07 or 14.08 has been provided to the Participant.

14.07. Notice Regarding “Qualified Joint and Survivor Annuity”. The notice provided to a Participant under Section 14.05 shall include a written explanation that satisfies the requirements of Code Section 417(a)(3) and regulations issued thereunder. The notice will include a description of the following: (i) the terms and conditions of a qualified joint and survivor annuity and the qualified optional survivor annuity; (ii) the participant’s right to make and the effect of any election to waive the qualified joint and survivor annuity form of benefit; (iii) the rights of a participant’s spouse; and (iv) the right to make, and the effect of, a revocation of a previous election to waive the qualified joint and survivor annuity.

14.08. Notice Regarding “Qualified Preretirement Survivor Annuity”. If a Participant’s Account is subject to the requirements of Section 14.04, the Participant shall be provided with a written explanation of the “qualified preretirement survivor annuity” comparable to the written explanation provided with respect to the “qualified joint and survivor annuity”, as described in Section 14.07. Such explanation shall be furnished within whichever of the following periods ends last:

(a) the period beginning with the first day of the Plan Year in which the Participant reaches age 32 and ending with the end of the Plan Year preceding the Plan Year in which he reaches age 35;

(b) a reasonable period ending after the Employee becomes an Active Participant;

(c) a reasonable period ending after Section 14.04 first becomes applicable to the Participant’s Account; or

(d) in the case of a Participant who separates from service before age 35, a reasonable period ending after such separation from service.

For purposes of the preceding sentence, the two-year period beginning one year prior to the date of the event described in Subsection 14.08(b), (c) or (d) above, whichever is applicable, and ending one year after such date shall be considered reasonable, provided, that in the case of a Participant who separates from service under Subsection 14.08(d) above and subsequently recommences employment with the Employer, the applicable period for such Participant shall be re-determined in accordance with this Section 14.08.

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14.09. Former Spouse. For purposes of this Article, a former Spouse of a Participant shall be treated as the Spouse or surviving Spouse of the Participant, and a current Spouse shall not be so treated, to the extent required under a qualified domestic relations order, as defined in Code Section 414(p).

Article 15. Top-Heavy Provisions.

15.01. Definitions. For purposes of this Article, the following special definitions shall apply:

(a) “Determination date” means, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, “determination date” means the last day of that Plan Year.

(b) “Determination period” means the Plan Year containing the “determination date”.

(c) “Distribution period” means (i) for any distribution made to an employee on account of severance from employment, death, disability, or termination of a plan which would have been part of the “required aggregation group” had it not been terminated, the one-year period ending on the “determination date” and (ii) for any other distribution, the five-year period ending on the “determination date”.

(d) “Key employee” means any Employee or former Employee (including any deceased Employee) who at any time during the “determination period” was (1) an officer of the Employer or a Related Employer having annual Compensation greater than the dollar amount specified in Code Section 416(i)(1)(A)(I) adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002 (e.g., $165,000 for Plan Years beginning in 2013), (2) a five-percent owner of the Employer or a Related Employer, or (3) a one-percent owner of the Employer or a Related Employer having annual Compensation of more than $150,000. The determination of who is a “key employee” shall be made in accordance with Code Section 416(i)(1) and any applicable guidance or regulations issued thereunder.

(e) “Permissive aggregation group” means the “required aggregation group” plus any other qualified plans of the Employer or a Related Employer which, when considered as a group with the “required aggregation group”, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

(f) “Required aggregation group” means:

(1) Each qualified plan of the Employer or Related Employer in which at least one “key employee” participates, or has participated at any time during the “determination period” or, unless and until modified by future Treasury guidance, any of the four preceding Plan Years (regardless of whether the plan has terminated), and

(2) any other qualified plan of the Employer or Related Employer which enables a plan described in Subsection 15.01(f)(1) above to meet the requirements of Code Section 401(a)(4) or 410.

(g) “Top-heavy plan” means a plan in which any of the following conditions exists:

(1) the “top-heavy ratio” for the plan exceeds 60 percent and the plan is not part of any “required aggregation group” or “permissive aggregation group”;

(2) the plan is a part of a “required aggregation group” but not part of a “permissive aggregation group” and the “top-heavy ratio” for the “required aggregation group” exceeds 60 percent; or

(3) the plan is a part of a “required aggregation group” and a “permissive aggregation group” and the “top-heavy ratio” for both groups exceeds 60 percent.

Notwithstanding the foregoing, a plan is not a “top-heavy plan” for a Plan Year if it consists solely of a cash or deferred arrangement that satisfies the nondiscrimination requirements under Code Section 401(k) by application of Code Section 401(k)(12) or 401(k)(13) and, if matching contributions are provided under such plan, satisfies the nondiscrimination requirements under Code Section 401(m) by application of Code Section 401(m)(11) or 401(m)(12).

(h) “Top-heavy ratio” means:

(1) With respect to the Plan, or with respect to any “required aggregation group” or “permissive aggregation group” that consists solely of defined contribution plans (including any simplified employee pension, as defined in Code Section 408(k)), a fraction, the numerator of which is the sum of the account

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balances of all “key employees” under the plans as of the “determination date” (including any part of any account balance distributed during the “distribution period”), and the denominator of which is the sum of all account balances (including any part of any account balance distributed during the “distribution period”) of all participants under the plans as of the “determination date”. Both the numerator and denominator of the “top-heavy ratio” shall be increased, to the extent required by Code Section 416, to reflect any contribution which is due but unpaid as of the “determination date”.

(2) With respect to any “required aggregation group” or “permissive aggregation group” that includes one or more defined benefit plans which, during the “determination period”, has covered or could cover an Active Participant in the Plan, a fraction, the numerator of which is the sum of the account balances under the defined contribution plans for all “key employees” and the present value of accrued benefits under the defined benefit plans for all “key employees”, and the denominator of which is the sum of the account balances under the defined contribution plans for all participants and the present value of accrued benefits under the defined benefit plans for all participants. Both the numerator and denominator of the “top-heavy ratio” shall be increased for any distribution of an account balance or an accrued benefit made during the “distribution period” and any contribution due but unpaid as of the “determination date”.

For purposes of Subsections 15.01(h)(1) and (2) above, the value of accounts shall be determined as of the most recent “determination date” and the present value of accrued benefits shall be determined as of the date used for computing plan costs for minimum funding that falls within 12 months of the most recent “determination date”, except as provided in Code Section 416 and the regulations issued thereunder for the first and second plan years of a defined benefit plan. When aggregating plans, the value of accounts and accrued benefits shall be calculated with reference to the “determination dates” that fall within the same calendar year.

The accounts and accrued benefits of a Participant who is not a “key employee” but who was a “key employee” in a prior year, or who has not performed services for the Employer or any Related Employer at any time during the one-year period ending on the “determination date”, shall be disregarded. The calculation of the “top-heavy ratio”, and the extent to which distributions, rollovers, and transfers are taken into account, shall be made in accordance with Code Section 416 and the regulations issued thereunder. Deductible employee contributions shall not be taken into account for purposes of computing the “top-heavy ratio”.

For purposes of determining if the Plan, or any other plan included in a “required aggregation group” of which the Plan is a part, is a “top-heavy plan”, the accrued benefit in a defined benefit plan of an Employee other than a “key employee” shall be determined under the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employer or a Related Employer, or, if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C).

Notwithstanding any other provision herein to the contrary, Compensation for purposes of this Article 15 shall be based on the amount actually paid or made available to the Participant (or, if earlier, includible in the gross income of the Participant) during the Plan Year, does not exclude any amounts elected by the Employer in Subsection 1.05(a) of the Adoption Agreement except moving expenses paid or reimbursed by the Employer if it is reasonable to believe they are deductible by the Employee, and shall include amounts that otherwise would be excluded as “severance amounts” (as defined in Section 2.01(k)) if such amounts are paid to an individual who does not currently perform services for the Employer because of qualified military service (as used in Code Section 414(u)(1)) to the extent those amounts do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.

15.02. Application. If the Plan is or becomes a “top-heavy plan” in any Plan Year or is automatically deemed to be a “top-heavy plan” in accordance with the Employer’s selection in Subsection 1.22(a)(1) of the Adoption Agreement, the provisions of this Article shall apply and shall supersede any conflicting provision in the Plan. Notwithstanding the foregoing, the provisions of this Article shall not apply if Subsection 1.22(a)(3) of the Adoption Agreement is selected.

15.03. Minimum Contribution. Except as otherwise specifically provided in this Section 15.03, the Nonelective Employer Contributions made for the Plan Year on behalf of any Active Participant who is not a “key employee”, when combined with the Matching Employer Contributions made on behalf of such Active Participant for the Plan Year, shall not be less than the lesser of three percent (or five percent, if selected by the Employer in Subsection 1.22(b) of the Adoption

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Agreement) of such Participant’s Compensation for the Plan Year or, in the case where neither the Employer nor any Related Employer maintains a defined benefit plan which uses the Plan to satisfy Code Section 401(a)(4) or 410, the largest percentage of Employer contributions made on behalf of any “key employee” for the Plan Year, expressed as a percentage of the “key employee’s” Compensation for the Plan Year. Catch-Up Contributions made on behalf of a “key employee” for the Plan Year shall not be taken into account for purposes of determining the amount of the minimum contribution required hereunder.

If an Active Participant is entitled to receive a minimum contribution under another qualified plan maintained by the Employer or a Related Employer that is a “top-heavy plan”, no minimum contribution shall be made hereunder unless the Employer has provided in Subsection 1.22(b)(1) of the Adoption Agreement that the minimum contribution shall be made under this Plan in any event. If the Employer has provided in Subsection 1.22(b)(2) that an alternative means shall be used to satisfy the minimum contribution requirements where an Active Participant is covered under multiple plans that are “top-heavy plans”, no minimum contribution shall be required under this Section, except as provided under the 416 Contributions Addendum to the Adoption Agreement. If a minimum contribution is required to be made under the Plan for the Plan Year on behalf of an Active Participant who is not a “key employee” and who is a participant in a defined benefit plan maintained by the Employer or a Related Employer that is aggregated with the Plan, the minimum contribution shall not be less than five percent of such Participant’s Compensation for the Plan Year.

The minimum contribution required under this Section 15.03 shall be made to the Account of an Active Participant even though, under other Plan provisions, the Active Participant would not otherwise be entitled to receive a contribution, or would have received a lesser contribution for the Plan Year, because (a) the Active Participant failed to complete the Hours of Service requirement selected by the Employer in Subsection 1.11(e) or 1.12(d) of the Adoption Agreement, or (b) the Participant’s Compensation was less than a stated amount; provided, however, that no minimum contribution shall be made for a Plan Year to the Account of an Active Participant who is not employed by the Employer or a Related Employer on the last day of the Plan Year.

That portion of a Participant’s Account that is attributable to minimum contributions required under this Section 15.03, to the extent required to be nonforfeitable under Code Section 416(b), may not be forfeited under Code Section 411(a)(3)(B).

15.04. Determination of Minimum Required Contribution. For purposes of determining the amount of any minimum contribution required to be made on behalf of a Participant who is not a “key employee” for a Plan Year, the Matching Employer Contributions made on behalf of such Participant and the Nonelective Employer Contributions allocated to such Participant for the Plan Year shall be aggregated. If the aggregate amount of such contributions, when expressed as a percentage of such Participant’s Compensation for the Plan Year, is less than the minimum contribution required to be made to such Participant under Section 15.03, the Employer shall make an additional contribution on behalf of such Participant in an amount that, when aggregated with the Qualified Nonelective Contributions, Matching Employer Contributions and Nonelective Employer Contributions previously allocated to such Participant, will equal the minimum contribution required to be made to such Participant under Section 15.03.

15.05. Accelerated Vesting. If applicable, for any Plan Year in which the Plan is or is deemed to be a “top-heavy plan” and all Plan Years thereafter, the top-heavy vesting schedule described within Subsection 1.22(c) of the Adoption Agreement shall automatically apply in lieu of any less favorable schedule specified in the Vesting Schedule Addendum to the Adoption Agreement. The top-heavy vesting schedule applies to all benefits within the meaning of Code Section 411(a)(7) except those already subject to a vesting schedule which vests at least as rapidly in all cases as the schedule described within Subsection 1.22(c) of the Adoption Agreement, including benefits accrued before the Plan becomes a “top-heavy plan”. Notwithstanding the foregoing provisions of this Section 15.05, the top-heavy vesting schedule does not apply to the Account of any Participant who does not have an Hour of Service after the Plan initially becomes or is deemed to have become a “top-heavy plan” and such Employee’s Account attributable to Employer Contributions shall be determined without regard to this Section 15.05.

15.06. Exclusion of Collectively-Bargained Employees. Notwithstanding any other provision of this Article 15, Employees who are included in a unit covered by a collective bargaining agreement between employee representatives and one or more employers may be included in determining whether or not the Plan is a “top-heavy plan”; provided, however, that if a “key employee” is covered by a collective bargaining agreement for the “determination period,” all Employees covered by such agreement shall be included. No Employees in a unit covered by a collective bargaining agreement shall be entitled to a minimum contribution under Section 15.03 or accelerated vesting under Section 15.05, unless otherwise provided in the collective bargaining agreement.

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Article 16. Amendment and Termination.

16.01. Amendments by the Employer that do not Affect Volume Submitter Status. The Employer reserves the authority through a board of directors’ resolution or similar action, subject to the provisions of Article 1 and Section 16.04, to amend the Plan as provided herein, and such amendment shall not affect the status of the Plan as a volume submitter plan.

(a) The Employer may amend the Adoption Agreement to make a change or changes in the provisions previously elected by it. Such amendment may be made either by (1) completing an amended Adoption Agreement, or (2) adopting an amendment in the form provided by the Volume Submitter Sponsor. Any such amendment must be filed with the Trustee.

(b) The Employer may adopt certain model amendments published by the Internal Revenue Service which specifically provide that their adoption shall not cause the Plan to be treated as an individually designed plan.

16.02. Amendments by the Employer Adopting Provisions not Included in Volume Submitter Specimen Plan. The Employer reserves the authority, subject to the provisions of Section 16.04, to amend the Plan by adopting provisions that are not included in the Volume Submitter Sponsor’s specimen plan. Any such amendment(s) shall be made through use of the Plan Superseding Provisions Addendum and/or the Trust Superseding Provisions Addendum to the Adoption Agreement, as appropriate.

16.03. Amendment by the Volume Submitter Sponsor.

Effective as of the date the Volume Submitter Sponsor receives approval from the Internal Revenue Service of its Volume Submitter specimen plan, the Volume Submitter Sponsor may in its discretion amend the volume submitter plan at any time, which amendment may also apply to the Plan maintained by the Employer. The Volume Submitter Sponsor shall satisfy any recordkeeping and notice requirements imposed by the Internal Revenue Service in order to maintain its amendment authority. The Volume Submitter Sponsor shall provide a copy of any such amendment to each Employer adopting its volume submitter plan at the Employer’s last known address as shown on the books maintained by the Volume Submitter Sponsor or its affiliates.

The Volume Submitter Sponsor will no longer have the authority to amend the Plan on behalf of an adopting Employer as of the earlier of (a) the date of the adoption of an Employer amendment to the Plan to incorporate a provision that is not allowable in the Volume Submitter program, as described in Section 16.03 of Rev. Proc. 2011-49 (or the successor thereto), or (b) the date the Internal Revenue Service gives notice that the Plan is being treated as an individually-designed plan due to the nature and extent of amendments, pursuant to Section 24.03 of Rev. Proc. 2011-49 (or the successor thereto).

16.04. Amendments Affecting Vested Interest and/or Accrued Benefits. Except as permitted by Section 16.05, Section 1.20(d) of the Adoption Agreement, and/or Code Section 411(d)(6) and regulations issued thereunder, no amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant’s Account or eliminating an optional form of benefit with respect to benefits attributable to service before the amendment. Furthermore, if the vesting schedule of the Plan is amended, the nonforfeitable interest of a Participant in his Account, determined as of the later of the date the amendment is adopted or the date it becomes effective, shall not be less than the Participant’s nonforfeitable interest in his Account determined without regard to such amendment.

If the Plan’s vesting schedule is amended because of a change to “top-heavy plan” status, as described in Subsection 15.01(g), the accelerated vesting provisions of Section 15.05 shall continue to apply for all Plan Years thereafter, regardless of whether the Plan is a “top-heavy plan” for such Plan Year.

If the Plan’s vesting schedule is amended and an Active Participant’s vested interest, as calculated by using the amended vesting schedule, is less in any year than the Active Participant’s vested interest calculated under the Plan’s vesting schedule immediately prior to the amendment, the amended vesting schedule shall apply only to Employees first hired on or after the effective date of the change in vesting schedule.

16.05. Retroactive Amendments made by Volume Submitter Sponsor. An amendment made by the Volume Submitter Sponsor in accordance with Section 16.03 may be made effective on a date prior to the first day of the Plan Year in which it is adopted if, in published guidance, the Internal Revenue Service either permits or requires such an amendment to be made to enable the Plan and Trust to satisfy the applicable requirements of the Code and all requirements for the retroactive amendment are satisfied.

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16.06. Termination and Discontinuation of Contributions. The Employer has adopted the Plan with the intention and expectation that assets shall continue to be held under the Plan on behalf of Participants and their Beneficiaries indefinitely and, unless the Plan is a frozen plan as provided in Subsection 1.01(g)(5) of the Adoption Agreement, that contributions under the Plan shall be continued indefinitely. However, said Employer has no obligation or liability whatsoever to maintain the Plan for any length of time and may amend the Plan to discontinue contributions under the Plan or terminate the Plan at any time without any liability hereunder for any such discontinuance or termination.

If the Plan is not already a frozen plan, the Employer may amend the Plan to discontinue further contributions to the Plan by selecting Subsection 1.01(g)(5) of the Adoption Agreement. An Employer that has selected in Subsection 1.01(g)(5) of the Adoption Agreement may change its selection and provide for contributions under the Plan to recommence with the intention that such contributions continue indefinitely, as provided in the preceding paragraph.

The Employer may terminate the Plan by written notice delivered to the Trustee. Notwithstanding the effective date of the termination of the Plan, loan payments being made pursuant to Section 9.07 shall continue to be remitted to the Trust until the loan has been defaulted or distributed pursuant to Sections 9.10 and 9.11 or Section 9.13, respectively.

16.07. Distribution upon Termination of the Plan. Upon termination or partial termination of the Plan or complete discontinuance of contributions thereunder, each Participant (including a terminated Participant with respect to amounts not previously forfeited by him) who is affected by such termination or partial termination or discontinuance shall have a vested interest in his Account of 100 percent. Subject to Section 12.01 and Article 14, upon receipt of instructions from the Administrator, the Trustee shall distribute to each Participant or other person entitled to distribution the balance of the Participant’s Account in a single lump sum payment. In the absence of such instructions, the Trustee shall notify the Administrator of such situation and the Trustee shall be under no duty to make any distributions under the Plan until it receives instructions from the Administrator. Upon the completion of such distributions, the Trust shall terminate, the Trustee shall be relieved from all liability under the Trust, and no Participant or other person shall have any claims thereunder, except as required by applicable law.

If distribution is to be made to a Participant or Beneficiary who cannot be located, following the Administrator’s completion of such search methods as described in applicable Department of Labor guidance, the Administrator shall give instructions to the Trustee to roll over the distribution to an individual retirement account established by the Administrator in the name of the missing Participant or Beneficiary, which account shall satisfy the requirements of the Department of Labor automatic rollover safe harbor generally applicable to amounts less than or equal to the maximum cashout amount specified in Code Section 401(a)(31)(B)(ii) ($5,000 as of January 1, 2013) that are mandatorily distributed from the Plan. In the alternative, the Employer may direct the Trustee, subject to applicable guidance, to transfer the Account of any such missing Participant or Beneficiary, regardless of the amount of any such Account to the Pension Benefit Guarantee Corporation. In the absence of such instructions, the Trustee shall make no distribution to the distributee.

16.08. Merger or Consolidation of Plan; Transfer of Plan Assets. In case of any merger or consolidation of the Plan with, or transfer of assets and liabilities of the Plan to, any other plan, provision must be made so that each Participant would, if the Plan then terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated.

Article 17. Amendment and Continuation of Prior Plan; Transfer of Funds to or from Other Qualified Plans.

17.01. Amendment and Continuation of Prior Plan. In the event the Employer has previously established a plan (the “prior plan”) which is a defined contribution plan under the Code and which on the date of adoption of the Plan meets the applicable requirements of Code Section 401(a), the Employer may, in accordance with the provisions of the prior plan, amend and restate the prior plan in the form of the Plan and become the Employer hereunder, subject to the following:

(a) Subject to the provisions of the Plan, each individual who was a Participant in the prior plan immediately prior to the effective date of such amendment and restatement shall become a Participant in the Plan on the effective date of the amendment and restatement, provided he is an Eligible Employee as of that date.

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(b) Except as provided in Section 16.04, no election may be made under the vesting provisions of the Adoption Agreement if such election would reduce the benefits of a Participant under the Plan to less than the benefits to which he would have been entitled if he voluntarily separated from the service of the Employer immediately prior to such amendment and restatement.

(c) No amendment to the Plan shall decrease a Participant’s accrued benefit or eliminate an optional form of benefit, except as permitted under Subsection 1.20(d) of the Adoption Agreement.

(d) The amounts standing to the credit of a Participant’s account immediately prior to such amendment and restatement which represent the amounts properly attributable to (1) contributions by the Participant and (2) contributions by the Employer and forfeitures shall constitute the opening balance of his Account or Accounts under the Plan.

(e) Amounts being paid to an Inactive Participant or to a Beneficiary in accordance with the provisions of the prior plan shall continue to be paid in accordance with such provisions.

(f) Any election and waiver of the “qualified preretirement survivor annuity”, as defined in Section 14.01, in effect after August 23, 1984, under the prior plan immediately before such amendment and restatement shall be deemed a valid election and waiver of Beneficiary under Section 14.04 if such designation satisfies the requirements of Sections 14.05 and 14.06, unless and until the Participant revokes such election and waiver under the Plan.

(g) All assets of the predecessor trust shall be invested by the Trustee as soon as reasonably practicable pursuant to Article 8. The Employer agrees to assist the Trustee in any way requested by the Trustee in order to facilitate the transfer of assets from the predecessor trust to the Trust Fund.

17.02. Transfer of Funds from an Existing Plan. The Employer may from time to time direct the Trustee, in accordance with such rules as the Trustee may establish, to accept cash, allowable Fund Shares or participant loan promissory notes transferred for the benefit of Participants from a trust forming part of another qualified plan under the Code, provided such plan is a defined contribution plan. Such transferred assets shall become assets of the Trust as of the date they are received by the Trustee. Such transferred assets shall be credited to Participants’ Accounts in accordance with their respective interests immediately upon receipt by the Trustee. A Participant’s vested interest under the Plan in transferred assets which were fully vested and nonforfeitable under the transferring plan or which were transferred to the Plan in a manner intended to satisfy the requirements of subsection (b) of this Section 17.02 shall be fully vested and nonforfeitable at all times. A Participant’s interest under the Plan in transferred assets which were transferred to the Plan in a manner intended to satisfy the requirements of subsection (a) of this Section 17.02 shall be determined in accordance with the terms of the Plan, but applying the Plan’s vesting schedule or the transferor plan’s vesting schedule, whichever is more favorable, for each year of Vesting Service completed by the Participant. Such transferred assets shall be invested by the Trustee in accordance with the provisions of Subsection 17.01(g) as if such assets were transferred from a prior plan, as defined in Section 17.01. Except as otherwise provided below, no transfer of assets in accordance with this Section 17.02 may cause a loss of an accrued or optional form of benefit protected by Code Section 411(d)(6).

The terms of the Plan as in effect at the time of the transfer shall apply to the amounts transferred regardless of whether such application would have the effect of eliminating or reducing an optional form of benefit protected by Code Section 411(d)(6) which was previously available with respect to any amount transferred to the Plan pursuant to this Section 17.02, provided that such transfer satisfies the requirements set forth in either (a) or (b):

(a)

(1) The transfer is conditioned upon a voluntary, fully informed election by the Participant to transfer his entire account balance to the Plan. As an alternative to the transfer, the Participant is offered the opportunity to retain the form of benefit previously available to him (or, if the transferor plan is terminated, to receive any optional form of benefit for which the participant is eligible under the transferor plan as required by Code Section 411(d)(6));

(2) If the defined contribution plan from which the transfer is made includes a qualified cash or deferred arrangement, the Plan includes a cash or deferred arrangement;

(3) The defined contribution plan from which the transfer is made is not a money purchase pension plan and

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(4) The transfer is made either in connection with an asset or stock acquisition, merger or other similar transaction involving a change in employer of the employees of a trade or business (i.e., an acquisition or disposition within the meaning of Section 1.410(b)-2(f) of the Treasury Regulations) or in connection with the participant’s change in employment status such that the participant is not entitled to additional allocations under the transferor plan.

(b)	(1) The transfer satisfies the requirements of subsection (a)(1) of this Section 17.02;

(2) The transfer occurs at a time when the Participant is eligible, under the terms of the transferor plan, to receive an immediate distribution of his account;

(3) The transfer occurs at a time when the participant is not eligible to receive an immediate distribution of his entire nonforfeitable account balance in a single sum distribution that would consist entirely of an eligible rollover distribution within the meaning of Code Section 401(a)(31)(C); and

(4) The amount transferred, together with the amount of any contemporaneous Code Section 401(a)(31) direct rollover to the Plan, equals the entire nonforfeitable account of the participant whose account is being transferred.

It is the Employer’s obligation to ensure that all assets of the Plan, other than those maintained in a separate trust or fund pursuant to the provisions of Section 20.10, are transferred to the Trustee. The Trustee shall have no liability for and no duty to inquire into the administration of such transferred assets for periods prior to the transfer.

17.03. Acceptance of Assets by Trustee. The Trustee shall not accept assets which are not either in a medium proper for investment under the Plan, as set forth in the Plan and the Service Agreement, or in cash. Such assets shall be accompanied by instructions in writing (or such other medium as may be acceptable to the Trustee) showing separately the respective contributions by the prior employer and by the Participant, and identifying the assets attributable to such contributions. The Trustee shall establish such accounts as may be necessary or appropriate to reflect such contributions under the Plan. The Trustee shall hold such assets for investment in accordance with the provisions of Article 8, and shall in accordance with the instructions of the Employer make appropriate credits to the Accounts of the Participants for whose benefit assets have been transferred.

17.04. Transfer of Assets from Trust. The Employer may direct the Trustee to transfer all or a specified portion of the Trust assets to any other plan or plans maintained by the Employer or the employer or employers of an Inactive Participant or Participants, provided that the Trustee has received evidence satisfactory to it that such other plan meets all applicable requirements of the Code, subject to the following:

(a) The assets so transferred shall be accompanied by instructions from the Employer naming the persons for whose benefit such assets have been transferred, showing separately the respective contributions by the Employer and by each Inactive Participant, if any, and identifying the assets attributable to the various contributions. The Trustee shall not transfer assets hereunder until all applicable filing requirements are met. The Trustee shall have no further liabilities with respect to assets so transferred.

(b) A transfer of assets made pursuant to this Section 17.04 may result in the elimination or reduction of an optional form of benefit protected by Code Section 411(d)(6), provided that the transfer satisfies the requirements set forth in either (1) or (2):

(1)

(i) The transfer is conditioned upon a voluntary, fully informed election by the Participant to transfer his entire Account to the other defined contribution plan. As an alternative to the transfer, the Participant is offered the opportunity to retain the form of benefit previously available to him (or, if the Plan is terminated, to receive any optional form of benefit for which the Participant is eligible under the Plan as required by Code Section 411(d)(6));

(ii) If the Plan includes a qualified cash or deferred arrangement under Code Section 401(k), the defined contribution plan to which the transfer is made must include a qualified cash or deferred arrangement; and

(iii) The transfer is made either in connection with an asset or stock acquisition, merger or other similar transaction involving a change in employer of the employees of a trade or business (i.e., an acquisition or disposition within the meaning of Section 1.410(b)-2(f) of the Treasury Regulations) or in connection with the Participant’s change in employment status such that the Participant becomes an Inactive Participant.

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(2)	(i) The transfer satisfies the requirements of subsection (1)(i) of this Section 17.04;

(ii) The transfer occurs at a time when the Participant is eligible, under the terms of the Plan, to receive an immediate distribution of his benefit;

(iii) The transfer occurs at a time when the Participant is not eligible to receive an immediate distribution of his entire nonforfeitable Account in a single sum distribution that would consist entirely of an eligible rollover distribution within the meaning of Code Section 401(a)(31)(C);

(iv) The Participant is fully vested in the transferred amount in the transferee plan; and

(v) The amount transferred, together with the amount of any contemporaneous Code Section 401(a)(31) direct rollover to the transferee plan, equals the entire nonforfeitable Account of the Participant whose Account is being transferred.

Article 18. Miscellaneous.

18.01. Communication to Participants. The Plan shall be communicated to all Eligible Employees by the Employer promptly after the Plan is adopted.

18.02. Limitation of Rights. Neither the establishment of the Plan and the Trust, nor any amendment thereof, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as giving to any Participant or other person any legal or equitable right against the Employer, Administrator or Trustee, except as provided herein; and in no event shall the terms of employment or service of any Participant be modified or in any way affected hereby. It is a condition of the Plan, and each Participant expressly agrees by his participation herein, that each Participant shall look solely to the assets held in the Trust for the payment of any benefit to which he is entitled under the Plan.

No Participant or Beneficiary shall have or acquire any right, title or interest in or to the Plan assets or any portion of the Plan assets, except by the actual payment or distribution from the Plan to such Participant or Beneficiary of such Participant’s or Beneficiary’s benefit to which he or she is entitled under the provisions of the Plan. Whenever the Plan pays a benefit in excess of the maximum amount of payment required under the provisions of the Plan, the Administrator will have the right to recover any such excess payment, plus earnings at the Administrator’s discretion, on behalf of the Plan from the Participant and/or Beneficiary, as the case may be. Notwithstanding anything to the contrary herein stated, this right of recovery includes, but is not limited to, a right of offset against future benefit payments to be paid under the Plan to the Participant and/or Beneficiary, as the case may be, which the Administrator may exercise in its sole discretion.

18.03. Nonalienability of Benefits. Except as provided in Code Sections 401(a)(13)(C) and (D)(relating to offsets ordered or required under a criminal conviction involving the Plan, a civil judgment in connection with a violation or alleged violation of fiduciary responsibilities under ERISA, or a settlement agreement between the Participant and the Department of Labor in connection with a violation or alleged violation of fiduciary responsibilities under ERISA), Section 1.401(a)-13(b)(2) of the Treasury Regulations (relating to Federal tax levies), or as otherwise required by law, the benefits provided hereunder shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, either voluntarily or involuntarily, and any attempt to cause such benefits to be so subjected shall not be recognized. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined in accordance with procedures established by the Administrator to be a qualified domestic relations order, as defined in Code Section 414(p), or any domestic relations order entered before January 1, 1985.

18.04. Qualified Domestic Relations Orders Procedures. The Administrator must establish reasonable procedures to determine the qualified status of a domestic relations order. Upon receiving a domestic relations order, the Participant and any alternate payee named in the order shall be notified, in writing, of the receipt of the order and the Plan’s procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order,

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the Administrator must determine the qualified status of the order. The Participant and each alternate payee shall be provided notice of such determination by mailing to the individual’s address specified in the domestic relations order, or in a manner consistent with the Department of Labor regulations.

If any portion of the Participant’s Account is payable during the period the Administrator is making its determination of the qualified status of the domestic relations order, the Administrator must make a separate accounting of the amounts payable. If the Administrator determines the order is a qualified domestic relations order within 18 months of the date amounts first are payable following receipt of the order, the Administrator shall direct the Trustee to distribute the payable amounts in accordance with the order. If the determination of the qualified status of the order is not made within the 18-month determination period, the Administrator shall direct the Trustee to distribute the payable amounts in the manner the Plan would distribute if the order did not exist and shall apply the order prospectively if the Administrator later determines that the order is a qualified domestic relations order.

The Trustee shall set up segregated accounts for each alternate payee as directed by the Administrator.

A domestic relations order shall not fail to be deemed a qualified domestic relations order merely because it permits distribution or requires segregation of all or part of a Participant’s Account with respect to an alternate payee prior to the Participant’s earliest retirement age (as defined in Code Section 414(p)) under the Plan. A distribution to an alternate payee prior to the Participant’s attainment of the earliest retirement age is available only if the order provides for distribution at that time and the alternate payee consents to a distribution occurring prior to the Participant’s attainment of earliest retirement age.

Notwithstanding any other provisions of this Section or of a domestic relations order, if the Employer has elected to cash out small Accounts as provided in Subsection 1.20(e)(1) of the Adoption Agreement and the alternate payee’s benefits under the Plan do not exceed the maximum cash out limit permitted under Code Section 411(a)(11)(A), distribution shall be made to the alternate payee in a lump sum as soon as practicable following the Administrator’s determination that the order is a qualified domestic relations order.

18.05. Application of Plan Provisions for Multiple Employer Plans. Notwithstanding any other provision of the Plan to the contrary, if one of the Employers designated in Subsection 1.02(b) of the Adoption Agreement is or ceases to be a Related Employer (hereinafter “un-Related Employer”), the Plan shall be treated as a multiple employer plan (as defined in Code Section 413(c)) in accordance with applicable guidance. Any subsequent removal of an un-Related Employer will not be treated as a termination of the Plan with regard to that un-Related Employer and not be considered a distributable event for Participants still employed with that un-Related Employer.

For the period, if any, that the Plan is a multiple employer plan, each un-Related Employer shall be treated as a separate Employer for purposes of contributions, application of the “ADP” and “ACP” tests described in Sections 6.03 and 6.06, application of the Code Section 415 limitations described in Section 6.12, top-heavy determinations and application of the top-heavy requirements under Article 15, and application of such other Plan provisions as the Employers determine to be appropriate. For any such period, the Volume Submitter Sponsor shall continue to treat the Employer as participating in this volume submitter plan arrangement for purposes of notice or other communications in connection with the Plan, and other Plan-related services. The Administrator shall be responsible for administering the Plan as a multiple employer plan.

18.06. Veterans Reemployment Rights. Notwithstanding any other provision of the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service shall be provided in accordance with Code Section 414(u) and the regulations thereunder. The Administrator shall notify the Trustee of any Participant with respect to whom additional contributions are made because of qualified military service. Additional contributions made to the Plan pursuant to Code Section 414(u) shall be treated as Deferral Contributions (if Option 1.07(a)(5) is selected in the Adoption Agreement, including, to the extent designated by the Participant, Roth 401(k) Contributions), Employee Contributions, Matching Employer Contributions, Qualified Matching Employer Contributions, Qualified Nonelective Employer Contributions, or Nonelective Employer Contributions based on the character of the contribution they are intended to replace; provided, however, that the Plan shall not be treated as failing to meet the requirements of Code Section 401(a)(4), 401(k)(3), 401(k)(12), 401(m), 410(b), or 416 by reason of the making of or the right to make such contribution. Notwithstanding the foregoing, Participants dying and/or becoming disabled while performing qualified military service as defined in Code Section 414(u)(5) shall not be treated as having resumed employment pursuant to this Section on the day prior to dying or becoming disabled for purposes of calculating contributions pursuant to Code Section 414(u)(9).

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18.07. Facility of Payment. In the event the Administrator determines, on the basis of medical reports or other evidence satisfactory to the Administrator, that the recipient of any benefit payments under the Plan is incapable of handling his affairs by reason of minority, illness, infirmity or other incapacity, the Administrator may direct the Trustee to disburse such payments to a person or institution designated by a court which has jurisdiction over such recipient or a person or institution otherwise having the legal authority under state law for the care and control of such recipient. The receipt by such person or institution of any such payments shall be complete acquittance therefore, and any such payment to the extent thereof, shall discharge the liability of the Trust for the payment of benefits hereunder to such recipient.

18.08. Information between Employer and/or Administrator and Trustee. The Employer and/or Administrator will furnish the Trustee, and the Trustee will furnish the Employer and/or Administrator, with such information relating to the Plan and Trust as may be required by the other in order to carry out their respective duties hereunder, including without limitation information required under the Code and any regulations issued or forms adopted by the Treasury Department thereunder or under the provisions of ERISA and any regulations issued or forms adopted by the Department of Labor thereunder.

18.09. Effect of Failure to Qualify Under Code. Notwithstanding any other provision contained herein, if the Employer’s plan fails to be a qualified plan under the Code, such plan can no longer participate in this volume submitter plan arrangement and shall be considered an individually designed plan.

18.10. Directions, Notices and Disclosure. Any notice or other communication in connection with this Plan shall be deemed delivered in writing if addressed as follows and if either actually delivered at said address or, in the case of a letter, three business days shall have elapsed after the same shall have been deposited in the United States mail, first-class postage prepaid and registered or certified:

(a) If to the Employer or Administrator, to it at such address as the Administrator shall direct pursuant to the Service Agreement;

(b) If to the Trustee, to it at the address set forth in Subsection 1.03(a) of the Adoption Agreement;

or, in each case at such other address as the addressee shall have specified by written notice delivered in accordance with the foregoing to the addressor’s then effective notice address.

Any direction, notice or other communication provided to the Employer, the Administrator or the Trustee by another party which is stipulated to be in written form under the provisions of this Plan may also be provided in any medium which is permitted under applicable law or regulation. Any written communication or disclosure to Participants required under the provisions of this Plan may be provided in any other medium (electronic, telephone or otherwise) that is permitted under applicable law or regulation.

18.11. Governing Law. The Plan and the accompanying Adoption Agreement shall be construed, administered and enforced according to ERISA, and to the extent not preempted thereby, the laws of the Commonwealth of Massachusetts.

18.12. Discharge of Duties by Fiduciaries. The Trustee, the Employer and any other fiduciary shall discharge their duties under the Plan in accordance with the requirements of ERISA solely in the interests of Participants and their Beneficiaries and with the care, skill, prudence, and diligence under the applicable circumstances that a prudent man acting in a like capacity and familiar with such matters would use in conducting an enterprise of like character with like aims.

Article 19. Plan Administration.

19.01. Powers and Responsibilities of the Administrator. The Administrator has the full power and the full responsibility to administer the Plan in all of its details, subject, however, to the requirements of ERISA. The Administrator is the agent for service of legal process for the Plan. In addition to the powers and authorities expressly conferred upon it in the Plan, the Administrator shall have all such powers and authorities as may be necessary to carry out the provisions of the Plan, including the discretionary power and authority to interpret and construe the provisions of the Plan, such interpretation to be final and conclusive on all persons claiming benefits under the Plan; to make benefit determinations; to utilize the correction programs or systems established by the Internal Revenue Service (such as the Employee Plans Compliance and Resolution System) or the Department of Labor; and to resolve any disputes arising under the Plan. The Administrator may, by written instrument, allocate and delegate its fiduciary responsibilities in accordance with ERISA Section 405, including allocation of such responsibilities to an administrative committee formed to administer the Plan.

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19.02. Nondiscriminatory Exercise of Authority. Whenever, in the administration of the Plan, any discretionary action by the Administrator is required, the Administrator shall exercise its authority in a nondiscriminatory manner so that all persons similarly situated shall receive substantially the same treatment.

19.03. Claims and Review Procedures. As required under Section 2560.503-1(b)(2) of Regulations issued by the Department of Labor, the claims and review procedures are described in detail in the Summary Plan Description for the Plan.

A Participant, Beneficiary or alternate payee (collectively referred to as “Claimant” in this section) seeking judicial review of an adverse benefit determination under the Plan, whether in whole or in part, must file any suit or legal action (including, without limitation, a civil action under Section 502(a) of ERISA) within 12 months of the date the final adverse benefit determination is issued. Notwithstanding the foregoing, any Claimant that fails to engage in or exhaust the claims and review procedures must file any suit or legal action within 12 months of the date of the alleged facts or conduct giving rise to the claim (including, without limitation, the date the Claimant alleges he or she became entitled to the Plan benefits requested in the suit or legal action). Nothing in this Plan should be construed to relieve a Claimant of the obligation to exhaust all claims and review procedures under the Plan before filing suit in state or federal court. A claimant who fails to file such suit or legal action within the 12 months limitations period will lose any rights to bring any such suit or legal action thereafter.

19.04. Named Fiduciary. The Administrator is a “named fiduciary” for purposes of ERISA Section 402(a)(1) and has the powers and responsibilities with respect to the management and operation of the Plan described herein.

19.05. Costs of Administration. All reasonable costs and expenses (including legal, accounting, and employee communication fees) incurred by the Administrator and the Trustee in administering the Plan and Trust may be paid from the forfeitures (if any) resulting under Section 11.08, or from the remaining Trust Fund. All such costs and expenses paid from the remaining Trust Fund shall, unless allocable to the Accounts of particular Participants, be charged against the Accounts of all Participants as provided in the Service Agreement.

Article 20. Trust Agreement.

20.01. Acceptance of Trust Responsibilities. By executing the Adoption Agreement, the Employer establishes a trust to hold the assets of the Plan that are invested in Permissible Investments. By executing the Adoption Agreement, the Trustee agrees to accept the rights, duties and responsibilities set forth in this Article. If the Plan is an amendment and restatement of a prior plan, the Trustee shall have no liability for, and no duty to inquire into, the administration of the assets of the Plan for periods prior to the date such assets are transferred to the Trust.

20.02. Establishment of Trust Fund. A trust is hereby established under the Plan. The Trustee shall open and maintain a trust account for the Plan and, as part thereof, Accounts for such individuals as the Employer shall from time to time notify the Trustee are Participants in the Plan. The Trustee shall accept and hold in the Trust Fund such contributions on behalf of Participants as it may receive from time to time from the Employer. The Trust Fund shall be fully invested and reinvested in accordance with the applicable provisions of the Plan in Fund Shares or as otherwise provided in Section 20.10.

20.03. Exclusive Benefit. The Trustee shall hold the assets of the Trust Fund for the exclusive purpose of providing benefits to Participants and Beneficiaries and defraying the reasonable expenses of administering the Plan. No assets of the Plan shall revert to the Employer except as specifically permitted by the terms of the Plan.

20.04. Powers of Trustee. The Trustee shall have no discretion or authority with respect to the investment of the Trust Fund but shall act solely as a directed trustee of the funds contributed to it. In addition to and not in limitation of such powers as the Trustee has by law or under any other provisions of the Plan, the Trustee shall have the following powers, each of which the Trustee exercises solely as a directed trustee in accordance with the written direction of the Employer except to the extent a Plan asset is subject to Participant direction of investment and provided that no such power shall be exercised in any manner inconsistent with the provisions of ERISA:

(a) to deal with all or any part of the Trust Fund and to invest all or a part of the Trust Fund in Permissible Investments, without regard to the law of any state regarding proper investment;

(b) to transfer to and invest all or any part of the Trust in any collective investment trust which is then maintained by a bank or trust company (or any affiliate) and which is tax-exempt pursuant to Code Section 501(a) and Rev. Rul. 81-100; provided that such collective investment trust is a Permissible Investment; and provided, further, that the instrument establishing such collective investment trust, as amended from time to time, shall govern any investment therein, and is hereby made a part of the Plan and this Trust Agreement to the extent of such investment therein;

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(c) to retain uninvested such cash as the Administrator or a named fiduciary under the Plan may, from time to time, direct;

(d) to sell, lease, convert, redeem, exchange, or otherwise dispose of all or any part of the assets constituting the Trust Fund;

(e) to borrow funds from a bank or other financial institution not affiliated with the Trustee in order to provide sufficient liquidity to process Plan transactions in a timely fashion, provided that the cost of borrowing shall be allocated in a reasonable fashion to the Permissible Investment(s) in need of liquidity and the Employer acknowledges that it has received the disclosure on the Trustee’s line of credit program and credit allocation policy and a copy of the text of Prohibited Transaction Exemption 2002-55 prior to executing the Adoption Agreement, if applicable;

(f) to enforce by suit or otherwise, or to waive, its rights on behalf of the Trust, and to defend claims asserted against it or the Trust, provided that the Trustee is indemnified to its satisfaction against liability and expenses (including claims for delinquent contributions or repayments in accordance with Section 5.12);

(g) to employ legal, accounting, clerical, and other assistance to carry out the provisions of this Trust and to pay the reasonable expenses of such employment, including compensation, from the Trust if not paid by the Employer;

(h) to compromise, adjust and settle any and all claims against or in favor of it or the Trust;

(i) to oppose, or participate in and consent to the reorganization, merger, consolidation, or readjustment of the finances of any enterprise, to pay assessments and expenses in connection therewith, and to deposit securities under deposit agreements;

(j) to apply for or purchase annuity contracts in accordance with Article 14;

(k) to hold securities unregistered, or to register them in its own name or in the name of nominees in accordance with the provisions of Section 2550.403a-1(b) of Department of Labor Regulations;

(l) to appoint custodians to hold investments within the jurisdiction of the district courts of the United States and to deposit securities with stock clearing corporations or depositories or similar organizations;

(m) to make, execute, acknowledge and deliver any and all instruments that it deems necessary or appropriate to carry out the powers herein granted;

(n) generally to exercise any of the powers of an owner with respect to all or any part of the Trust Fund; and

(o) to take all such actions as may be necessary under the Trust Agreement, to the extent consistent with applicable law.

The Employer specifically acknowledges and authorizes that affiliates of the Trustee may act as its agent in the performance of ministerial, nonfiduciary duties under the Trust.

The Trustee shall provide the Employer with reasonable notice of any claim filed against the Plan or Trust or with regard to any related matter, or of any claim filed by the Trustee on behalf of the Plan or Trust or with regard to any related matter.

20.05. Accounts. The Trustee shall keep full accounts of all receipts and disbursements and other transactions hereunder. Within 120 days after the close of each Plan Year and at such other times as may be appropriate, the Trustee shall determine the then net fair market value of the Trust Fund as of the close of the Plan Year, as of the termination of the Trust, or as of such other time, whichever is applicable, and shall render to the Employer and Administrator an account of its administration of the Trust during the period since the last such accounting, including all allocations made by it during such period.

20.06. Approval of Accounts. To the extent permitted by law, the written approval of any account by the Employer or Administrator shall be final and binding, as to all matters and transactions stated or shown therein, upon the Employer, Administrator, Participants and all persons who then are or thereafter become interested in the Trust. The failure of the

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Employer or Administrator to notify the Trustee within six months after the receipt of any account of its objection to the account shall, to the extent permitted by law, be the equivalent of written approval. If the Employer or Administrator files any objections within such six month period with respect to any matters or transactions stated or shown in the account, and the Employer or Administrator and the Trustee cannot amicably settle the question raised by such objections, the Trustee shall have the right to have such questions settled by judicial proceedings. Nothing herein contained shall be construed so as to deprive the Trustee of the right to have judicial settlement of its accounts. In any proceeding for a judicial settlement of any account or for instructions, the only necessary parties shall be the Trustee, the Employer and the Administrator.

20.07. Distribution from Trust Fund. The Trustee shall make such distributions from the Trust Fund as the Employer or Administrator may direct (in writing or such other medium as may be acceptable to the Trustee), consistent with the terms of the Plan and either for the exclusive benefit of Participants or their Beneficiaries, or for the payment of expenses of administering the Plan.

20.08. Transfer of Amounts from Qualified Plan. If amounts are to be transferred to the Plan from another qualified plan or trust under Code Section 401(a), such transfer shall be made in accordance with the provisions of the Plan and with such rules as may be established by the Trustee. The Trustee shall only accept assets which are in a medium proper for investment under this Trust Agreement or in cash, and that are accompanied in a timely manner, as agreed to by the Administrator and the Trustee, by instructions in writing (or such other medium as may be acceptable to the Trustee) showing separately the respective contributions by the prior employer and the transferring Employee, the records relating to such contributions, and identifying the assets attributable to such contributions. The Trustee shall hold such assets for investment in accordance with the provisions of this Trust Agreement.

20.09. Transfer of Assets from Trust. Subject to the provisions of the Plan, the Employer may direct the Trustee to transfer all or a specified portion of the Trust assets to any other plan or plans maintained by the Employer or the employer or employers of an Inactive Participant or Participants, provided that the Trustee has received evidence satisfactory to it that such other plan meets all applicable requirements of the Code. The assets so transferred shall be accompanied by written instructions from the Employer naming the persons for whose benefit such assets have been transferred, showing separately the respective contributions by the Employer and by each Participant, if any, and identifying the assets attributable to the various contributions. The Trustee shall have no further liabilities with respect to assets so transferred.

20.10. Separate Trust or Fund. Subject to agreement with the Trustee, the Employer may maintain a trust or fund (including a group annuity contract) under this volume submitter plan document for Permissible Investments for which the Trustee will not take responsibility under this Trust Agreement as indicated in the Service Agreement. Any Permissible Investments for which the Trustee has not agreed to take responsibility shall not be governed by the terms of this Trust (including Sections 20.11 and 20.12) but rather shall be subject to procedures established in the Service Agreement to govern contributions, distributions and exchanges between such Permissible Investments and any other Permissible Investments for the Plan. In addition, the Employer may also appoint a trustee to establish a separate trust for claims on behalf of the Trust for delinquent contributions or loan repayments under the Plan. The Trustee shall have no authority and no responsibility for the Plan assets held in such separate trust or fund. The Employer shall be responsible for assuring that such separate trust or fund is maintained pursuant to a separate trust or custodial agreement signed by the Employer and any such trustee or custodian, to the extent such an agreement is required. The duties and responsibilities of the trustee of a separate trust shall be provided by the separate trust agreement, between the Employer and the trustee of the separate trust.

Notwithstanding the preceding paragraph, the Trustee or an affiliate of the Trustee may agree in writing to provide ministerial recordkeeping services for assets held outside of this Trust Agreement.

The Trustee shall not be the owner of any insurance contract purchased for the Plan. All insurance contract(s) must provide that proceeds shall be payable to the Plan; provided, however, that the policy holder shall be required to pay over all proceeds of the contract(s) to the Participant’s designated Beneficiary in accordance with the distribution provisions of this Plan. A Participant’s Spouse shall be the designated Beneficiary of the proceeds in all circumstances unless a qualified election has been made in accordance with Article 14. Under no circumstances shall the policy holder retain any part of the proceeds. In the event of any conflict between the terms of the Plan and the terms of any insurance contract purchased hereunder, the Plan provisions shall control.

Any life insurance contracts held in the Trust Fund or in the separate trust are subject to the following limits:

(a) Ordinary life—For purposes of these incidental insurance provisions, ordinary life insurance contracts are contracts with both nondecreasing death benefits and nonincreasing premiums. If such contracts are held, less than 1/2 of the aggregate employer contributions allocated to any Participant shall be used to pay the premiums attributable to them.

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(b) Term and universal life—No more than 1/4 of the aggregate employer contributions allocated to any participant shall be used to pay the premiums on term life insurance contracts, universal life insurance contracts, and all other life insurance contracts which are not ordinary life.

(c) Combination—The sum of 1/2 of the ordinary life insurance premiums and all other life insurance premiums shall not exceed 1/4 of the aggregate employer contributions allocated to any Participant.

20.11. Self-Directed Brokerage Option. If one of the Permissible Investments under the Plan is Fidelity BrokerageLink®, the self-directed brokerage option (“BrokerageLink”), the Employer hereby directs the Trustee to use Fidelity Brokerage Services LLC (“FBSLLC”) to purchase or sell individual securities for each Participant BrokerageLink account (“PBLA”) in accordance with investment directions provided by such Participant. The Employer directs the Trustee to establish a PBLA with FBSLLC in the name of the Trustee for each Participant electing to utilize the BrokerageLink option. Each electing Participant shall be granted limited trading authority over the PBLA established for such Participant, and FBSLLC shall accept and act upon instructions from such Participants to buy, sell, exchange, convert, tender, trade and otherwise acquire and dispose of securities in the PBLA. The provision of BrokerageLink shall be subject to the following:

(a) Each Participant who elects to utilize the BrokerageLink option must complete a BrokerageLink Participant Acknowledgement Form which incorporates the provisions of the BrokerageLink Account Terms and Conditions. Upon acceptance by FBSLLC of the BrokerageLink Participant Acknowledgement Form, FBSLLC will establish a PBLA for the Participant. Participant activity in the PBLA will be governed by the BrokerageLink Participant Acknowledgement Form and the BrokerageLink Account Terms and Conditions. If the BrokerageLink Participant Acknowledgement Form or the BrokerageLink Account Terms and Conditions conflicts with the terms of this Trust, the Plan or an applicable statute or regulation, the Trust, the Plan or the applicable statute or regulation shall control.

(b) Any successor organization of FBSLLC, through reorganization, consolidation, merger or similar transactions, shall, upon consummation of such transaction, become the successor broker in accordance with the terms of this authorization provision.

(c) The Trustee and FBSLLC shall continue to rely on this direction provision until notified to the contrary. The Employer reserves the right to terminate this direction upon written notice to FBSLLC (or its successor) and the Trustee, such termination to be implemented as soon as administratively feasible. Such notice shall be deemed a direction to terminate BrokerageLink as an investment option.

(d) The Trustee shall provide the Employer with a list of the types of securities which may not be purchased under BrokerageLink. Administrative procedures governing investment in and withdrawals from a PBLA will also be provided to the Employer by the Trustee.

(e) With respect to exchanges from the Participant’s Account holding investments outside of the BrokerageLink option (hereinafter, the “SPO”) into the PBLA, the named fiduciary hereby directs the Trustee to submit for processing all instructions for purchases into the core account indicated in the BrokerageLink Account Terms and Conditions (the “BrokerageLink Core Account”) received before the close of the New York Stock Exchange (“NYSE”) on a particular date resulting from such exchange requests the next day that the NYSE is operating.

(f) A Participant has the authority to designate an agent to have limited trading authority over assets in the PBLA established for such Participant. Such agent as the Participant may designate shall have the same authority to trade in and otherwise transact business in the PBLA, in the same manner and to the same extent as the Participant is otherwise empowered to do hereunder, and FBSLLC shall act upon instructions from the agent as if the instructions had come from the Participant. Designation of an agent by the Participant is subject to acceptance by FBSLLC of a completed BrokerageLink Third Party Limited Trading Authorization Form, the terms of which shall govern the activity of the Participant and the authorized agent. In the event that a provision of the BrokerageLink Third Party Limited Trading Authorization Form conflicts with the terms of the BrokerageLink Participant Acknowledgement Form, the BrokerageLink Account Terms and Conditions, this Trust, the Plan or an applicable statute or regulation, the terms of the BrokerageLink Participant Acknowledgement Form, the Brokerage Link Account Terms and Conditions, this Trust, the Plan or the applicable statute or regulation shall control.

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(g) The Participant shall be solely responsible for receiving and responding to all trade confirmations, account statements, prospectuses, annual reports, proxies and other materials that would otherwise be distributed to the owner of the PBLA. With respect to proxies for securities held in the PBLA, FBSLLC shall send a copy of the meeting notice and all proxies and proxy solicitation materials, together with a voting direction form, to the Participant and the Participant shall have the authority to direct the exercise of all shareholder rights attributable to those securities. The Trustee shall not exercise such rights in the absence of direction from the Participant.

(h) FBSLLC shall buy, sell, exchange, convert, tender, trade and otherwise acquire and dispose of securities in each PBLA, transfer funds to and from the BrokerageLink Core Account and the SPO default fund, collect any fees or other remuneration due FBSLLC or any of its affiliates (other than the Fidelity BrokerageLink Plan related Account Fee, which shall be assessed and collected as described in the Service Agreement), and make distributions to the Participant, in accordance with the Service Agreement. No prior notice to or consent from the Participant is required. In the event of a transfer of the Plan to another service provider, the directions of the Employer in transferring Plan assets shall control. Such transfers may be effected without notice to or consent from the Participant.

(i) FBSLLC may accept from the Participant changes to indicative data including, but not limited to, postal address, email address, and phone number associated with the PBLA established for the Participant.

20.12. Employer Stock Investment Option. If one of the Permissible Investments is equity securities issued by the Employer or a Related Employer (“Employer Stock”), such Employer Stock must be publicly traded and “qualifying employer securities” within the meaning of ERISA Section 407(d)(5). Plan investments in Employer Stock shall be made via the Employer Stock Investment Fund (the “Stock Fund”) which shall consist of either (i) the shares of Employer Stock held for each Participant who participates in the Stock Fund (a “Share Accounting Stock Fund”), or (ii) a combination of shares of Employer Stock and short-term liquid investments, consisting of mutual fund shares or commingled money market pool units as agreed to by the Employer and the Trustee, which are necessary to satisfy the Stock Fund’s cash needs for transfers and payments (a “Unitized Stock Fund”). Dividends received by the Stock Fund are reinvested in additional shares of Employer Stock or, in the case of a Unitized Stock Fund, in short-term liquid investments. The determination of whether each Participant’s interest in the Stock Fund is administered on a share-accounting or a unitized basis shall be determined by the Employer’s election in the Service Agreement.

In the case of a Unitized Stock Fund, such units shall represent a proportionate interest in all assets of the Unitized Stock Fund, which includes shares of Employer Stock, short-term investments, and at times, receivables for dividends and/or Employer Stock sold and payables for Employer Stock purchased. A net asset value per unit shall be determined daily for each cash unit outstanding of the Unitized Stock Fund. The return earned by the Unitized Stock Fund shall represent a combination of the dividends paid on the shares of Employer Stock held by the Unitized Stock Fund, gains or losses realized on sales of Employer Stock, appreciation or depreciation in the market price of those shares owned, and interest on the short-term investments held by the Unitized Stock Fund. A target range for the short-term liquid investments shall be maintained for the Unitized Stock Fund. The named fiduciary shall, after consultation with the Trustee, establish and communicate to the Trustee in writing such target range and a drift allowance for such short-term liquid investments. Such target range and drift allowance may be changed by the named fiduciary, after consultation with the Trustee, provided any such change is communicated to the Trustee in writing. The Trustee is responsible for ensuring that the actual short-term liquid investments held in the Unitized Stock Fund fall within the agreed upon target range over time, subject to the Trustee’s ability to execute open-market trades in Employer Stock or to otherwise trade with the Employer.

Investments in Employer Stock shall be subject to the following limitations:

(a) Acquisition Limit. Pursuant to the Plan, the Trust may be invested in Employer Stock to the extent necessary to comply with investment directions under Section 8.02 of the Plan. Notwithstanding the foregoing, effective for Deferral Contributions made for Plan Years beginning on or after January 1, 1999, the portion of a Participant’s Deferral Contributions that the Employer may require to be invested in Employer Stock for a Plan Year cannot exceed one percent of such Participant’s Compensation for the Plan Year.

(b) Fiduciary Duty of Named Fiduciary. The Administrator or any person designated by the Administrator as a named fiduciary under Section 19.01 (the “named fiduciary”) shall continuously monitor the suitability under the fiduciary duty rules of ERISA Section 404(a)(1) (as modified by ERISA Section 404(a)(2)) of acquiring and holding Employer Stock. The Trustee shall not be liable for any loss, or by reason of any breach, which arises from the

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directions of the named fiduciary with respect to the acquisition and holding of Employer Stock, unless it is clear on their face that the actions to be taken under those directions would be prohibited by the foregoing fiduciary duty rules or would be contrary to the terms of the Plan or this Trust Agreement.

(c) Execution of Purchases and Sales. Purchases and sales of Employer Stock shall be made on the open market on the date on which the Trustee receives in good order all information and documentation necessary to accurately effect such purchases and sales or (i) if later, in the case of purchases, the date on which the Trustee has received a transfer of the funds necessary to make such purchases, (ii) as otherwise provided in the Service Agreement, or (iii) as provided in Subsection (d) below. Such general rules shall not apply in the following circumstances:

(1) If the Trustee is unable to determine the number of shares required to be purchased or sold on such day;

(2) If the Trustee is unable to purchase or sell the total number of shares required to be purchased or sold on such day as a result of market conditions; or

(3) If the Trustee is prohibited by the Securities and Exchange Commission, the New York Stock Exchange, or any other regulatory body from purchasing or selling any or all of the shares required to be purchased or sold on such day.

In the event of the occurrence of the circumstances described in (1), (2), or (3) above, the Trustee shall purchase or sell such shares as soon as possible thereafter and, in the case of a Share Accounting Stock Fund, shall determine the price of such purchases or sales to be the average purchase or sales price of all such shares purchased or sold, respectively.

(d) Purchases and Sales from or to Employer. If directed by the Employer in writing prior to the trading date, the Trustee may purchase or sell Employer Stock from or to the Employer if the purchase or sale is for adequate consideration (within the meaning of ERISA Section 3(18)) and no commission is charged. If Employer contributions or contributions made by the Employer on behalf of the Participants under the Plan are to be invested in Employer Stock, the Employer may transfer Employer Stock in lieu of cash to the Trust. In such case, the shares of Employer Stock to be transferred to the Trust will be valued at a price that constitutes adequate consideration (within the meaning of ERISA Section 3(18)).

(e) Use of Broker to Purchase Employer Stock. The Employer hereby directs the Trustee to use Fidelity Capital Markets, Inc., an affiliate of the Trustee, or any other affiliate or subsidiary of the Trustee (collectively, “Capital Markets”), to provide brokerage services in connection with all market purchases and sales of Employer Stock for the Stock Fund, except in circumstances where the Trustee has determined, in accordance with its standard trading guidelines or pursuant to Employer direction, to seek expedited settlement of trades. The Trustee shall provide the Employer with the commission schedule for such transactions and a copy of Capital Markets’ brokerage placement practices. The following shall apply as well:

(1) Any successor organization of Capital Markets through reorganization, consolidation, merger, or similar transactions, shall, upon consummation of such transaction, become the successor broker in accordance with the terms of this provision.

(2) The Trustee shall continue to rely on this Employer direction until notified to the contrary. The Employer reserves the right to terminate this authorization upon sixty (60) days written notice to Capital Markets (or its successor) and the Trustee and the Employer and the Trustee shall decide on a mutually-agreeable alternative procedure for handling brokerage transactions on behalf of the Stock Fund.

(f) Securities Law Reports. The named fiduciary shall be responsible for filing all reports required under Federal or state securities laws with respect to the Trust’s ownership of Employer Stock; including, without limitation, any reports required under Section 13 or 16 of the Securities Exchange Act of 1934 and shall immediately notify the Trustee in writing of any requirement to stop purchases or sales of Employer Stock pending the filing of any report. The Trustee shall provide to the named fiduciary such information on the Trust’s ownership of Employer Stock as the named fiduciary may reasonably request in order to comply with Federal or state securities laws.

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(g) Voting and Tender Offers. Notwithstanding any other provision of the Trust Agreement the provisions of this Subsection shall govern the voting and tendering of Employer Stock. For purposes of this Subsection, each Participant shall be designated as a named fiduciary under ERISA with respect to shares of Employer Stock that reflect that portion, if any, of the Participant’s interest in the Stock Fund not acquired at the direction of the Participant in accordance with ERISA Section 404(c).

The Employer shall pay for all printing, mailing, tabulation and other costs associated with the voting and tendering of Employer Stock. The Trustee, after consultation with the Employer, shall prepare any necessary documents associated with the voting and tendering of Employer Stock for the Trust.

(1)	Voting.

(A) When the issuer of the Employer Stock prepares for any annual or special meeting, the Employer shall notify the Trustee at least thirty (30) days in advance of the intended record date and shall cause a copy of all proxy solicitation materials to be sent to the Trustee. If requested by the Trustee, the Employer shall certify to the Trustee that the aforementioned materials represent the same information distributed to shareholders of Employer Stock. The Employer shall cause proxy solicitation materials to be provided to each Participant with an interest in Employer Stock held in the Trust, together with an instruction form to be returned to the Trustee or a designee. The form shall show the proportional interest in the number of full and fractional shares of Employer Stock credited to the Participant’s sub-accounts held in the Stock Fund.

(B) Each Participant with an interest in the Stock Fund shall have the right to direct the Trustee as to the manner in which the Trustee is to vote (including not to vote) that number of shares of Employer Stock that is credited to his Account, if the Plan uses share accounting, or, if accounting is by units of participation, that reflects such Participant’s proportional interest in the Stock Fund (both vested and unvested). Directions from a Participant to the Trustee concerning the voting of Employer Stock shall be communicated in writing, or by such other means agreed upon by the Trustee and the Employer. These directions shall be held in confidence by the Trustee and shall not be divulged to the Employer, or any officer or employee thereof, or any other person, except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee’s services hereunder. Upon its receipt of the directions, the Trustee shall vote the shares of Employer Stock that reflect the Participant’s interest in the Stock Fund as directed by the Participant. The Trustee shall not vote shares of Employer Stock that reflect a Participant’s interest in the Stock Fund for which the Trustee has received no direction from the Participant, except as required by law, or to the extent that the Employer or Administrator directs the Trustee through the Service Agreement to vote shares of Employer Stock that reflect a Participant’s interest in the Stock Fund for which the Trustee has received no directions from the Participant in the same proportion on each issue as it votes those shares that reflect all Participants’ interests in the Stock Fund (in the aggregate) for which it received voting instructions from Participants.

(C) Except as otherwise required by law, the Trustee shall vote that number of shares of Employer Stock not credited to Participants’ Accounts in the same proportion on each issue as it votes those shares credited to Participants’ Accounts for which it received voting directions from Participants.

(2)	Tender Offers.

(A) Upon commencement of a tender offer for any securities held in the Trust that are Employer Stock, the Employer shall timely notify the Trustee in advance of the intended tender date and shall cause a copy of all materials to be sent to the Trustee. The Employer shall certify to the Trustee that the aforementioned materials represent the same information distributed to shareholders of Employer Stock. Based on these materials, the Trustee shall prepare a tender instruction form. The tender instruction form shall show the number of full and fractional shares of Employer Stock credited to the Participant’s Account, if the Plan uses share accounting, or, if accounting is by units of participation, that reflect the Participant’s proportional interest in the Stock Fund (both vested and unvested). The Employer shall cause tender materials to be sent to each Participant with an interest in the Stock Fund, together with the foregoing tender instruction form, such materials and form to be returned to the Trustee or a designee.

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(B) Each Participant with an interest in the Stock Fund shall have the right to direct the Trustee to tender or not to tender some or all of the shares of Employer Stock that are credited to his Account, if the Plan uses share accounting, or, if accounting is by units of participation, that reflect such Participant’s proportional interest in the Stock Fund (both vested and unvested). Directions from a Participant to the Trustee concerning the tender of Employer Stock shall be communicated in writing, or by such other means agreed upon by the Trustee and the Employer. These directions shall be held in confidence by the Trustee and shall not be divulged to the Employer, or any officer or employee thereof, or any other person, except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee’s services hereunder. The Trustee shall tender or not tender shares of Employer Stock as directed by the Participant. Except as otherwise required by law, the Trustee shall not tender shares of Employer Stock that are credited to a Participant’s Account, if the Plan uses share accounting, or, if accounting is by units of participation, that reflect a Participant’s proportional interest in the Stock Fund for which the Trustee has received no direction from the Participant.

(C) Except as otherwise required by law, the Trustee shall tender shares of Employer Stock not credited to Participants’ accounts in the same proportion as it tenders shares of Employer Stock credited to Participants’ accounts.

(D) A Participant who has directed the Trustee to tender some or all of the shares of Employer Stock that reflect the Participant’s proportional interest in the Stock Fund may, at any time prior to the tender offer withdrawal date, direct the Trustee to withdraw some or all of such tendered shares, and the Trustee shall withdraw the directed number of shares from the tender offer prior to the tender offer withdrawal deadline. Prior to the withdrawal deadline, if any shares of Employer Stock not credited to Participants’ accounts have been tendered, the Trustee shall redetermine the number of shares of Employer Stock that would be tendered under the previous paragraph if the date of the foregoing withdrawal were the date of determination, and withdraw from the tender offer the number of shares of Employer Stock not credited to Participants’ accounts necessary to reduce the amount of tendered Employer Stock not credited to Participants’ accounts to the amount so redetermined. A Participant shall not be limited as to the number of directions to tender or withdraw that the Participant may give to the Trustee.

(E) A direction by a Participant to the Trustee to tender shares of Employer Stock that reflect the Participant’s proportional interest in the Stock Fund shall not be considered a written election under the Plan by the Participant to withdraw, or have distributed, any or all of his withdrawable shares. If the Plan uses share accounting, the Trustee shall credit to the Participant’s Account the proceeds received by the Trustee in exchange for the shares of Employer Stock tendered from the Participant’s Account. If accounting is by units of participation, the Trustee shall credit to each proportional interest of the Participant from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of Employer Stock tendered from that interest. Pending receipt of direction (through the Administrator) from the Participant or the named fiduciary, as provided in the Plan, as to which of the remaining Permissible Investments the proceeds should be invested in, the Trustee shall invest the proceeds in the Permissible Investment specified for such purposes in the Service Agreement.

(h) Shares Credited. If accounting with respect to the Stock Fund is by units of participation, then for all purposes of this Section 20.12, the number of shares of Employer Stock deemed “reflected” in a Participant’s proportional interest shall be determined as of the last preceding valuation date. The trade date is the date the transaction is valued.

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(i) General. With respect to all rights other than the right to vote, the right to tender, and the right to withdraw shares previously tendered, in the case of Employer Stock credited to a Participant’s Account or proportional interest in the Stock Fund, the Trustee shall follow the directions of the Participant and if no such directions are received, the directions of the named fiduciary. The Trustee shall have no duty to solicit directions from Participants. The Administrator is responsible for ensuring that (i) the procedures established in accordance with the provisions of Subsection 20.12(g) are sufficient to safeguard the confidentiality of the information described therein, (ii) such procedures are being followed, and (iii) an independent fiduciary, as described in regulations issued under ERISA Section 404(c), is appointed when needed in accordance with those regulations.

(j) Conversion. All provisions in this Section 20.12 shall also apply to any securities received as a result of a conversion to Employer Stock.

20.13. Voting; Delivery of Information. The Trustee shall deliver, or cause to be executed and delivered, to the Employer or Administrator all notices, prospectuses, financial statements, proxies and proxy soliciting materials received by the Trustee relating to securities held by the Trust or, if applicable, deliver these materials to the appropriate Participant or the Beneficiary of a deceased Participant. Unless provided otherwise in the Service Agreement, the Trustee shall vote any securities held by the Trust in accordance with the instructions of the Participant or the Beneficiary of a deceased Participant and shall not vote securities for which it has not received instructions.

20.14. Compensation and Expenses of Trustee. The Trustee’s fee for performing its duties hereunder shall be such reasonable amounts as specified in the Service Agreement or any other written agreement with the Employer. Such fee, any taxes of any kind which may be levied or assessed upon or with respect to the Trust Fund, and any and all expenses, including without limitation legal fees and expenses of administrative and judicial proceedings, reasonably incurred by the Trustee in connection with its duties and responsibilities hereunder shall, unless some or all have been paid by the Employer, be paid from the Trust in the method specified in the Service Agreement.

20.15. Reliance by Trustee on Other Persons. The Trustee may rely upon and act upon any writing from any person authorized by the Employer or the Administrator pursuant to the Service Agreement or any other written direction to give instructions concerning the Plan and may conclusively rely upon and be protected in acting upon any written order from the Employer or the Administrator or upon any other notice, request, consent, certificate, or other instructions or paper reasonably believed by it to have been executed by a duly authorized person, so long as it acts in good faith in taking or omitting to take any such action. The Trustee need not inquire as to the basis in fact of any statement in writing received from the Employer or the Administrator.

The Trustee shall be entitled to rely on the latest certificate it has received from the Employer or the Administrator as to any person or persons authorized to act for the Employer or the Administrator hereunder and to sign on behalf of the Employer or the Administrator any directions or instructions, until it receives from the Employer or the Administrator written notice that such authority has been revoked.

Except with respect to instructions from a Participant as to the Participant’s Account that are otherwise authorized under the Plan, the Trustee shall be under no duty to take any action with respect to any Participant’s Account (other than as specified herein) unless and until the Employer or the Administrator furnishes the Trustee with written instructions on a form acceptable to the Trustee, and the Trustee agrees thereto in writing. The Trustee shall not be liable for any action taken pursuant to the Employer’s or the Administrator’s written instructions (nor the purpose or propriety of any distribution made thereunder).

20.16. Indemnification by Employer. The Employer shall indemnify and save harmless the Trustee, and all affiliates, employees, agents and sub-contractors of the Trustee, from and against any and all liability or expense (including reasonable attorneys’ fees) to which the Trustee, or such other individuals or entities, may be subjected by reason of any act or conduct being taken in the performance of any Plan-related duties, including those described in this Trust Agreement and the Service Agreement, unless such liability or expense results from the Trustee’s, or such other individuals’ or entities’, negligence or willful misconduct.

20.17. Consultation by Trustee with Counsel. The Trustee may consult with legal counsel (who may be but need not be counsel for the Employer or the Administrator) concerning any question which may arise with respect to its rights and duties under the Plan and Trust, and the opinion of such counsel shall, to the extent permitted by law, be full and complete protection in respect of any action taken or omitted by the Trustee hereunder in good faith and in accordance with the opinion of such counsel.

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20.18. Persons Dealing with the Trustee. No person dealing with the Trustee shall be bound to see to the application of any money or property paid or delivered to the Trustee or to inquire into the validity or propriety of any transactions.

20.19. Resignation or Removal of Trustee. The Trustee may resign at any time by written notice to the Employer, which resignation shall be effective 60 days after delivery to the Employer. The Trustee may be removed by the Employer by written notice to the Trustee, which removal shall be effective 60 days after delivery to the Trustee or such shorter period as may be mutually agreed upon by the Employer and the Trustee.

Except in the case of Plan termination, upon resignation or removal of the Trustee, the Employer shall appoint a successor trustee. Any such successor trustee shall, upon written acceptance of his appointment, become vested with the estate, rights, powers, discretion, duties and obligations of the Trustee hereunder as if he had been originally named as Trustee in this Agreement.

Upon resignation or removal of the Trustee, the Employer shall no longer participate in this volume submitter plan and shall be deemed to have adopted an individually designed plan. In such event, the Employer shall appoint a successor trustee within said 60-day period and the Trustee shall transfer the assets of the Trust to the successor trustee upon receipt of sufficient evidence (such as a determination letter or opinion letter from the Internal Revenue Service or an opinion of counsel satisfactory to the Trustee) that such trust shall be a qualified trust under the Code.

The appointment of a successor trustee shall be accomplished by delivery to the Trustee of written notice that the Employer has appointed such successor trustee, and written acceptance of such appointment by the successor trustee. The Trustee may, upon transfer and delivery of the Trust Fund to a successor trustee, reserve such reasonable amount as it shall deem necessary to provide for its fees, compensation, costs and expenses, or for the payment of any other liabilities chargeable against the Trust Fund for which it may be liable. The Trustee shall not be liable for the acts or omissions of any successor trustee.

20.20. Fiscal Year of the Trust. The fiscal year of the Trust shall coincide with the Plan Year.

20.21. Amendment. In accordance with provisions of the Plan, and subject to the limitations set forth therein, this Trust Agreement may only be amended by the Employer and the Trustee executing an amendment to the Trust Superseding Provisions Addendum to the Adoption Agreement. No amendment to this Trust Agreement shall divert any part of the Trust Fund to any purpose other than as provided in Section 20.03.

20.22. Plan Termination. Upon termination or partial termination of the Plan or complete discontinuance of contributions thereunder, the Trustee shall make distributions to the Participants or other persons entitled to distributions as the Employer or Administrator directs in accordance with the provisions of the Plan. In the absence of such instructions and unless the Plan otherwise provides, the Trustee shall notify the Employer or Administrator of such situation and the Trustee shall be under no duty to make any distributions under the Plan until it receives written instructions from the Employer or Administrator. Upon the completion of such distributions, the Trust shall terminate, the Trustee shall be relieved from all liability under the Trust, and no Participant or other person shall have any claims thereunder, except as required by applicable law.

20.23. Permitted Reversion of Funds to Employer. If it is determined by the Internal Revenue Service that the Plan does not initially qualify under Code Section 401, all assets then held under the Plan shall be returned by the Trustee, as directed by the Administrator, to the Employer, but only if the application for determination is made by the time prescribed by law for filing the Employer’s return for the taxable year in which the Plan was adopted or such later date as may be prescribed by regulations. Such distribution shall be made within one year after the date the initial qualification is denied. Upon such distribution the Plan shall be considered to be rescinded and to be of no force or effect.

Contributions under the Plan are conditioned upon their deductibility under Code Section 404. In the event the deduction of a contribution made by the Employer is disallowed under Code Section 404, such contribution (to the extent disallowed) must be returned to the Employer within one year of the disallowance of the deduction.

Any contribution made by the Employer because of a mistake of fact must be returned to the Employer within one year of the contribution.

20.24. Governing Law. This Trust Agreement shall be construed, administered and enforced according to ERISA and, to the extent not preempted thereby, the laws of the State or Commonwealth in which the Trustee has its principal place of business.

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20.25. Assignment and Successors. This Trust Agreement, and any of its rights and obligations hereunder, may not be assigned by any party without the prior written consent of the other party(ies), and such consent may be withheld in any party’s sole discretion. Notwithstanding the foregoing, the Trustee may assign this Agreement in whole or in part, and any of its rights and obligations hereunder, to a subsidiary or affiliate of the Trustee without consent of the Employer. Any successor to the Trustee or successor trustee, either through sale or transfer of the business or trust department of the Trustee or successor trustee, or through reorganization, consolidation, or merger, or any similar transaction of either the Trustee or successor trustee, shall, upon consummation of the transaction, become the successor trustee under this Agreement. All provisions in this Trust Agreement shall extend to and be binding upon the parties hereto and their respective successors and permitted assigns.

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VOLUME SUBMITTER DEFINED CONTRIBUTION PLAN

ADDENDUM

RE: American Taxpayer Relief Act of 2012 and Code Sections 401(k) & 401(m) Final Regulations

Amendments for Fidelity Basic Plan Document No. 17

PREAMBLE

Adoption and Effective Date of Amendment. This amendment of the Plan is adopted to reflect statutory changes pursuant to the American Taxpayer Relief Act of 2012 (“ATRA”), the final regulations adopted pursuant to Code Sections 401(k) & 401(m), and any related guidance. This amendment is intended as good faith compliance with the requirements of the ATRA and those final regulations and is to be construed in accordance with guidance issued thereunder.

Except as provided otherwise below, the amendments contained herein shall effective for Plan Years beginning after December 31, 2014.

Supersession of Inconsistent Provisions. This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

Article 1. In-Plan Roth Conversions. The following shall be added to Article 5 effective for Roth conversions within the Plan after December 31, 2012:

In-Plan Roth Conversions. If elected by the Employer in Section (a) of the corresponding Adoption Agreement Addendum, and effective for in-plan Roth conversions on and after the date elected by the Employer in such Section (a), any Participant meeting the requirements set forth in Section (a) of the corresponding Adoption Agreement Addendum may elect to have any part of the portions of his Account as may be described and limited therein, which are not “designated Roth contributions” under the Plan, be considered “designated Roth contributions” for purposes of the Plan. Any assets converted in such a way shall be separately accounted for, be maintained in such records as are necessary for the proper reporting thereof, and have any distribution constraints, such as those found in Article 14, applicable to them prior to the conversion continue to apply to them.

Article 2. Changing Testing Methods. Section 6.11 is amended by replacing subsection (d) it in its entirety with the following:

(d) A Plan may be amended to reduce or suspend 401(k) Safe Harbor Matching Contributions or 401(k) Safe Harbor Nonelective Employer Contributions for a Plan year, if the Employer provides in the notice described in Section 6.09(b) that the plan may be amended during the Plan Year to reduce or suspend such contributions or the Employer is operating at an economic loss (as described in Code Section 412(c)(2)(A)), and revert to the “ADP” testing method (and, if applicable, the “ACP” testing method) for such Plan Year if:

(1) All Eligible Employees are provided notice of the reduction or suspension describing (i) the consequences of the amendment, (ii) the procedures for changing their salary reduction agreements, and (iii) the effective date of the reduction or suspension.

(2) The reduction or suspension of such contributions is no earlier than the later of (i) 30 days after the date the notice described in paragraph (1) is provided to Eligible Employees or (ii) the date the amendment is adopted.

(3) Active Participants are given a reasonable opportunity before the reduction or suspension occurs, including a reasonable period after the notice described in paragraph (1) is provided to Eligible Employees, to change amounts elected or deemed elected under Section 5.03 and, if applicable, Section 5.04.

(4) With regard to 401(k) Safe Harbor Matching Employer Contributions, the Plan satisfies the 401(k) Safe Harbor Matching Employer Contributions provisions of the Adoption Agreement in effect prior to the amendment with respect to amounts elected or deemed elected under Section 5.03 and, if applicable, Section 5.04 made through the effective date of the amendment.

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(5) With regard to 401(k) Safe Harbor Nonelective Employer Contributions, the Plan satisfies the 401(k) Safe Harbor Nonelective Employer Contributions provisions of the Adoption Agreement in effect prior to the amendment with respect to the safe harbor compensation (compensation meeting the requirements of Section 1.401(k)-3(b)(2) of the Treasury Regulations) paid through the effective date of the amendment.

If the Employer amends its Plan in accordance with the provisions of this paragraph (d), the “ADP” test described in Section 6.03 and the “ACP” test described in Section 6.06 shall be applied as if it had been in effect for the entire Plan Year using the current year testing method in Subsection 1.06(a)(1) of the Adoption Agreement. With regard to 401(k) Safe Harbor Nonelective Employer Contributions, the conditions for which an Employer may make an amendment to revert to “ADP” testing shall be considered effective for amendments adopted after May 18, 2009.

The Volume Submitter Sponsor (Fidelity Management & Research Company) executed this Amendment by separate resolution on August 27, 2014.

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Volume Submitter Defined Contribution Plan

ADDENDUM

RE: Code Sections 401(k) & 401(m) Proposed Regulations

Amendments for Fidelity Basic Plan Document No. 17

PREAMBLE

Adoption and Effective Date of Amendment. This amendment of the Plan is adopted to reflect the promulgated proposed regulations pursuant to Code Sections 401(k) & 401(m) regarding the definitions of qualified nonelective contributions and qualified matching contributions. This amendment is intended to remove any provision from the Plan which would prevent utilizing forfeitures to fund any 401(k) Safe Harbor Matching Employer Contribution, 401(k) Safe Harbor Nonelective Employer Contribution, Qualified Matching Employer Contribution, or Qualified Nonelective Employer Contribution. This amendment is intended to serve as a change to the Plan in good faith compliance with the requirements of those proposed regulations and is to be construed in accordance with any guidance issued thereunder.

Except as provided otherwise below, the amendments contained herein shall be effective on and after January 18, 2017.

Supersession of Inconsistent Provisions. This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

Article 1. Removal of Funding Prohibition. Section 11.09 is amended by replacing the third paragraph in its entirety with the following:

Except as permitted pursuant to EPCRS and notwithstanding any other provision of the Plan to the contrary, in no event may forfeitures be used to reduce the Employer’s obligation to remit to the Trust (or other appropriate Plan funding vehicle) loan repayments made pursuant to Article 9, Deferral Contributions, or Employee Contributions.

The Volume Submitter Sponsor (Fidelity Management & Research Company) executed this Amendment by separate resolution on March 9, 2017.

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Volume Submitter Defined Contribution Plan

ADDENDUM

RE: ERISA Section 503 Final Regulations

Amendments for Fidelity Basic Plan Document No. 17

PREAMBLE

Adoption and Effective Date of Amendment. This amendment of the Plan is adopted as a result of the promulgated final regulations, pursuant to Section 503 of ERISA [§2560.503-1], which revise the claims procedures for employee benefit plans providing disability benefits. This amendment is intended to revise any provision of the Plan which would require discretion, on the part of the Plan Administrator, in making disability determinations. This amendment is intended to serve as a change to the Plan in good faith compliance with the requirements of those final regulations and is to be construed in accordance with any guidance issued thereunder.

Notwithstanding the foregoing, nothing contained herein shall alter the election(s) within Section 1.15 of the Adoption Agreement made by any Employer. The amendments contained herein shall be effective on and after April 1, 2018.

Supersession of Inconsistent Provisions. This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

Article 1. Disability Retirement. Section 11.03 is amended by replacing the second to last sentence in its entirety with the following:

Unless otherwise specified in the Adoption Agreement, an Employee is considered disabled if he satisfied any of the requirements for disability retirement selected by the Employer in Section 1.15 of the Adoption Agreement and terminates his employment with the Employer.

Article 2. Disability Definition. The following changes shall be made to the provisions of Section 1.15 of the Adoption Agreement:

2.1

The definition description associated with Subsection 1.15(a) is hereby amended to read as follows: The Participant has been determined under the Employer’s long-term disability plan as eligible for benefits.

2.2

The definition description associated with Subsection 1.15(b) is hereby amended to read as follows: The Participant has been determined by the Social Security Administration as eligible for Social Security disability benefits.

2.3	The definition description associated with Subsection 1.15(c) is hereby amended to read as follows: The Participant is determined to be disabled by the Participant’s physician.

2.4

The description preceding the definition associated with item (41) of the Additional Provisions Addendum to the Adoption Agreement (adding Subsection 1.15(e) of the Adoption Agreement) is hereby amended to read as follows: The following requirements apply to Participants as described.

The Volume Submitter Sponsor (Fidelity Management & Research Company) executed this Amendment by separate resolution on March 12, 2018.

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VOLUME SUBMITTER

DEFINED CONTRIBUTION PLAN

(PROFIT SHARING/401(K) PLAN)

A FIDELITY VOLUME SUBMITTER PLAN

Adoption Agreement No. 001

For use With

Fidelity Basic Plan Document No. 17

Fidelity Management & Research Company and its affiliates do not provide tax or legal advice. Nothing herein or in any attachments hereto should be construed, or relied upon, as tax or legal advice.

IRS CIRCULAR 230 DISCLOSURE: To the extent this document (including attachments), mentions or references any tax matter, it is not intended or written to be used, and cannot be used by the recipient or any other person, for the purpose of (1) avoiding penalties under the Internal Revenue Code or (2) promoting, marketing or recommending to another party the matter addressed herein. Please consult an independent tax advisor for advice on your particular circumstances.

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1.01	PLAN INFORMATION	1
1.02	EMPLOYER	2
1.03	TRUSTEE	2
1.04	COVERAGE	2
1.05	COMPENSATION	6
1.06	TESTING RULES	7
1.07	DEFERRAL CONTRIBUTIONS	8
1.08	EMPLOYEE CONTRIBUTIONS (AFTER-TAX CONTRIBUTIONS)	10
1.09	ROLLOVER CONTRIBUTIONS	11
1.10	QUALIFIED NONELECTIVE EMPLOYER CONTRIBUTIONS	11
1.11	MATCHING EMPLOYER CONTRIBUTIONS	12
1.12	NONELECTIVE EMPLOYER CONTRIBUTIONS	16
1.13	EXCEPTIONS TO CONTINUING ELIGIBILITY REQUIREMENTS	19
1.14	RETIREMENT	19
1.15	DEFINITION OF DISABLED	19
1.16	VESTING	19
1.17	PREDECESSOR EMPLOYER SERVICE	21
1.18	PARTICIPANT LOANS	21
1.19	IN-SERVICE WITHDRAWALS	21
1.20	FORM OF DISTRIBUTIONS	22
1.21	TIMING OF DISTRIBUTIONS	23
1.22	TOP HEAVY STATUS	24
1.23	CORRECTION TO MEET 415 REQUIREMENTS UNDER MULTIPLE DEFINED CONTRIBUTION PLANS	25
1.24	INVESTMENT DIRECTION	25
1.25	ADDITIONAL PROVISIONS AND PROTECTED BENEFITS	25
1.26	SUPERSEDING PROVISIONS	25
1.27	RELIANCE ON ADVISORY LETTER	26
1.28	ELECTRONIC SIGNATURE AND RECORDS	26
1.29	VOLUME SUBMITTER INFORMATION:	26
EXECUTION PAGE		27
ADDITIONAL PROVISIONS ADDENDUM		28
ADDENDUM TO ADOPTION AGREEMENT		29
EFFECTIVE DATES FOR INTERIM LEGAL COMPLIANCE SNAP OFF ADDENDUM		30

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ADOPTION AGREEMENT

ARTICLE 1

PROFIT SHARING/401(k) PLAN

1.01	PLAN INFORMATION

	(a)	Name of Plan:

This is the R.C. Willey Home Furnishings Combined Retirement Investment Savings Plan (the “Plan”)

	(b)	Type of Plan:

		(1)	☐	401(k) Only

		(2)	☑	401(k) and Profit Sharing

		(3)	☐	Profit Sharing Only

	(c)	Administrator Name (if not the Employer):

	(d)	Plan Year End (month/day):		12/31

	(e)	Three Digit Plan Number:		001

	(f)	Limitation Year (check one):

		(1)	☐	Calendar Year

		(2)	☑	Plan Year

		(3)	☐	Other, (12-month period ending on the following date):

	(g)	Plan Status:

		(1)	Adoption Agreement Effective Date: 09/15/2015 (cannot be earlier than the later of (i) the first day of the 2007 Plan Year or (ii) the effective date of the Plan)

		(2)	The Adoption Agreement Effective Date is:

			(A)	☐ A new Plan Effective Date

			(B)	☑ An amendment Effective Date (check one):

(i) ☑ an amendment and restatement of this Basic Plan Document No. 17 (or restatement of former Fidelity Basic Plan Document No. 14) and its Adoption Agreement previously executed by the Employer;

(ii) ☐ a conversion to Basic Plan Document No. 17 and its Adoption Agreement.

The original effective date of the Plan: 07/02/1961

		(3)	☐	Special Effective Dates. Certain provisions of the Plan shall be effective as of a date other than the date specified in Subsection 1.01(g)(1) above. Please complete the Special Effective Dates Addendum to the Adoption Agreement indicating the affected provisions and their effective dates.

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(4)	☐	Plan Merger Effective Dates. Certain plan(s) were merged into the Plan on or after the date specified in Subsection 1.01(g)(1) above. Please complete the appropriate subsection(s) of the Plan Mergers Addendum.

(5)	☐	Frozen Plan. The Plan is currently frozen. While the Plan is frozen, the definition of Compensation for purposes of determining contributions under Section 5.02 of the Basic Plan Document shall not include compensation earned after the date the Plan is frozen. Plan assets will continue to be held on behalf of Participants and their Beneficiaries until distributed in accordance with the Plan terms. (If this provision is selected, it will override any conflicting provision selected in the Adoption Agreement.)(Choose one.)

(A)	☐	Contributions under the Plan are permanently discontinued. Accounts of all Employees shall be 100% vested without regard to any schedule selected in 1.16.

(B)	☐	Contributions under the Plan are temporarily suspended. The Employer contemplates that contributions will resume at a later date.

Note: Deferral Contributions and Employee Contributions shall not be taken from compensation earned after the date the Plan is frozen, however, loan repayments shall continue to be made until the loan obligation is satisfied.

1.02	EMPLOYER

	(a)	Employer Name: R.C. Willey Home Furnishings

(1) Employer’s Tax Identification Number: 87-0242145

(2) Employer’s fiscal year end: 12/31

	(b)	The term “Employer” includes the following participating employers (choose one):

(1) ☑ No other employers participate in the Plan.

(2) ☐ Certain other employers participate in the Plan. Please complete the Participating Employers Addendum.

1.03	TRUSTEE

	(a)	Trustee Name:	Fidelity Management Trust Company

		Address:	82 Devonshire Street

Boston, MA 02109

1.04	COVERAGE

All Employees who meet the conditions specified below shall be eligible to participate in the Plan:

(a)	Age Requirement (check one):

(1) ☐ no age requirement.

(2) ☑ must have attained age: 21 (not to exceed 21).

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(b)	Eligibility Service Requirement(s)—There shall be no eligibility service requirements for contributions to the Plan unless selected below for the following contributions:

(1) Deferral Contributions, Employee Contributions, Qualified Nonelective Employer Contributions	(2) Nonelective Employer Contributions	(3) Matching Employer Contributions
			N/A – not applicable – type(s) of contribution not selected

			days of Eligibility Service requirement (no minimum Hours of Service). (Do not indicate more than 365 days in column (1) or 730 days in either of the other columns.)

6.00	6.00	6.00	months of Eligibility Service requirement (no minimum Hours of Service). (Do not indicate more than 12 months in column (1) or 24 months in either of the other columns.)

			one year of Eligibility Service requirement (at least _____ (not to exceed 1,000) Hours of Service are required during the Eligibility Computation Period).

			two years of Eligibility Service requirement (at least _____ (not to exceed 1,000) Hours of Service are required during the Eligibility Computation Period). (Select only for column (2) or (3).)

Note: If the Employer selects an Eligibility Service requirement of more than 365 days or 12 months or selects the two year Eligibility Service requirement, then (1) contributions subject to such Eligibility Service requirement must be 100% vested when made, and (2) if the Plan has selected either Safe Harbor Matching Employer Contributions in Option 1.11(a)(3) or Safe Harbor Formula in Option 1.12(a)(3), then only one year of Eligibility Service (with at least 1000 Hours of Service) is required for such contributions.

Note: The Plan shall be disaggregated for testing pursuant to Section 6.09 of the Basic Plan Document if a more stringent eligibility requirement is elected in Subsection 1.04(a) or (b) either (1) with respect to Matching Employer Contributions and Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, is selected or (2) with respect to Nonelective Employer Contributions and Option 1.12(a)(3), 401(k) Safe Harbor Formula, is selected, than with respect to Deferral Contributions.

Note: If different eligibility requirements are selected for Deferral Contributions than for Employer Contributions and the Plan becomes a “top-heavy plan,” the Employer may need to make a minimum Employer Contribution on behalf of non-key Employees who have satisfied the eligibility requirements for Deferral Contributions and are employed on the last day of the Plan Year, but have not satisfied the eligibility requirements for Employer Contributions.

(4) ☐

Hours of Service Crediting. Hours of Service will be credited in accordance with the equivalency selected in the Hours of Service Equivalencies Addendum rather than in accordance with the equivalency described in Subsection 2.01(cc) of the Basic Plan Document. Please complete the Hours of Service Equivalencies Addendum.

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(c)	Eligibility Computation Period—The Eligibility Computation Period is the 12-consecutive-month period beginning on an Employee’s Employment Commencement Date and each 12-consecutive-month period beginning on an anniversary of his Employment Commencement Date.

(d)	Eligible Class of Employees:

	(1)	Generally, the Employees eligible to participate in the Plan are (choose one):

		(A)	☑	all Employees of the Employer.

		(B)	☐	only Employees of the Employer who are covered by (choose one):

			(i)	☐ any collective bargaining agreement with the Employer, provided that the agreement requires the employees to be included under the Plan.

			(ii)	☐ the following collective bargaining agreement(s) with the Employer:

	(2)	☑	Notwithstanding the selection in Subsection 1.04(d)(1) above, certain Employees of the Employer are excluded from participation in the Plan:

Note: Certain employees (e.g., residents of Puerto Rico) are excluded automatically pursuant to Subsection 2.01(r) of the Basic Plan Document, regardless of the Employer’s selection under this Subsection 1.04(d)(2).

		(A)	☑	employees covered by a collective bargaining agreement, unless the agreement requires the employees to be included under the Plan. (Do not choose if Option 1.04(d)(1)(B) is selected above.)

		(B)	☐	Highly Compensated Employees as defined in Subsection 2.01(bb) of the Basic Plan Document.

		(C)	☑	Leased Employees as defined in Subsection 2.01(ee) of the Basic Plan Document.

		(D)	☑	nonresident aliens who do not receive any earned income from the Employer which constitutes United States source income.

		(E)	☐	other:

Note: The eligible group defined above must be a definitely determinable group and cannot be subject to the discretion of the Employer. In addition, the design of the classifications cannot be such that the only Non-Highly Compensated Employees benefiting under the Plan are those with the lowest compensation and/or the shortest periods of service and who may represent the minimum number of such employees necessary to satisfy coverage under Code Section 410(b).

			(i)	☐ Notwithstanding this exclusion, any Employee who would otherwise be excluded from participation solely because he is in a group described below shall be part of the class of Employees eligible to participate in the Plan and, if he has never been a Participant in the Plan previously, will be required to meet different age and service requirements for eligibility than those specified in Subsections (a) and (b) permitting him to enter on the Entry Date immediately following the end of the

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Eligibility Computation Period during which he first satisfies the following requirements: (I) has attained age 21 and (II) has completed at least 1,000 Hours of Service. This Subsection 1.04(d)(2)(E)(i) applies to the following excluded Employees (Must choose if an exclusion in (E) above directly or indirectly imposes an age and/or service requirement for participation, for example by excluding part- time or temporary employees):

Note: Exclusion of employees may adversely affect the Plan’s satisfaction of the minimum coverage requirements, as provided in Code Section 410(b).

(e)

Entry Dates – The Entry Dates shall be as indicated below with respect to the applicable type(s) of contribution. (Complete the table below by checking the appropriate boxes to indicate Entry Dates for the contributions listed.)

	(1) Deferral Contributions, Employee Contributions, Qualified Nonelective Employer Contributions	(2) Nonelective Employer Contributions	(3) Matching Employer Contributions
(A)				N/A – not applicable – type(s) of contribution not selected

(B)	X	X	X	Immediate upon meeting the eligibility requirements specified in Subsections 1.04(a) and 1.04(b)

(C)				the first day of each Plan Year and the first day of the seventh month of each Plan Year

(D)				the first day of each Plan Year and the first day of the fourth, seventh, and tenth months of each Plan Year

(E)				the first day of each month

(F)				the first day of each Plan Year (Do not select if there is an Eligibility Service requirement of more than six months in Subsection 1.04(b) for the type(s) of contribution or if there is an age requirement of more than 20 1/2 in Subsection 1.04(a) for the type(s) of contribution.)

Note: If another plan is merged into the Plan, the Plan may provide on the Plan Mergers Addendum that the effective date of the merger is also an Entry Date with respect to certain Employees.

(f)

Date of Initial Participation—An Eligible Employee shall become a Participant on the Entry Date coinciding with or immediately following the date such Eligible Employee completes the age and service requirement(s) in Subsections 1.04(a) and (b), if any, or in Subsection 1.04(d)(2)(E)(i), if applicable, except (check one):

(1)	☑	no exceptions.

(2)	☐	Eligible Employees employed on (insert date) shall become Participants on that date.

(3)	☐	Eligible Employees who meet the age and service requirement(s) of Subsections 1.04(a) and (b) on (insert date) shall become Participants on that date.

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1.05	COMPENSATION

Compensation, as defined in Subsection 2.01(k) of the Basic Plan Document, shall be modified as provided below.

	(a)	Compensation Exclusions —Compensation shall not include reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation, welfare benefits, unused leave (as described in Section 2.01(k)(2)), or any of the following additional item(s):

		(1)	☐	No additional exclusions.

		(2)	☐	Differential Wages.

		(3)	☐	Overtime pay.

		(4)	☐	Bonuses.

		(5)	☐	Commissions.

		(6)	☑	The value of restricted stock or of a qualified or a non-qualified stock option granted to an Employee by the Employer to the extent such value is includable in the Employee’s taxable income.

		(7)	☑	Severance pay received prior to termination of employment. (Severance pay received following termination of employment is a severance amount as described in Subsection 2.01(k) and is always excluded.)

Note: If the Employer selects an option, other than (1) or (2) above, with respect to Nonelective Employer Contributions, Compensation must be tested to show that it meets the requirements of Code Section 414(s), unless 401(k) Safe Harbor Formula has been selected, or the allocations must be tested to show that they meet the general test under regulations issued under Code Section 401(a)(4). If the Employer selects an option, other than (1) or (2) above, and Option 1.11(a)(3), Safe Harbor Matching Employer Contributions, is selected, a Participant must be permitted to make Deferral Contributions under the Plan sufficient to receive the full 401(k) Safe Harbor Matching Employer Contribution, determined as a percentage of Compensation meeting the requirements of Code Section 414(s).

	(b)	Compensation for the First Year of Participation - Contributions for the Plan Year in which an Employee first becomes a Participant shall be determined based on the Employee’s Compensation as provided below.

		(1)	☑	Compensation for the entire Plan Year. (Complete (A) below, if applicable. If (A) is not selected, the amount of any Nonelective Employer Contribution for the initial Plan Year will be determined in accordance with this subsection 1.05(b)(1) using only Compensation from the Effective Date of the Plan through the end of the initial Plan Year.)

			(A)	☐ For purposes of determining the amount of Nonelective Employer Contributions, other than 401(k) Safe Harbor Nonelective Employer Contributions, Compensation for the 12-month period ending on the last day of the initial Plan Year shall be used.

		(2)	☐	Only Compensation for the portion of the Plan Year in which the Employee is eligible to participate in the Plan. (Complete (A) below, if applicable. If (A) is not selected, the amount of any Nonelective Employer Contribution for the initial Plan Year will be determined in accordance with this subsection 1.05(b)(2) using only Compensation from the Effective Date of the Plan through the end of the initial Plan Year.)

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			(A)	☐ For purposes of determining the amount of Nonelective Employer Contributions, other than 401(k) Safe Harbor Nonelective Employer Contributions, for those Employees who become Active Participants on the Effective Date of the Plan, Compensation for the 12-month period ending on the last day of the initial Plan Year shall be used. For all other Employees, only Compensation for the period in which they are eligible shall be used.

1.06	TESTING RULES

	(a)	ADP/ACP Present Testing Method - The testing method for purposes of applying the “ADP” and “ACP” tests described in Sections 6.03 and 6.06 of the Basic Plan Document shall be the (check one):

		(1)	☐	Current Year Testing Method—The “ADP” or “ACP” of Highly Compensated Employees for the Plan Year shall be compared to the “ADP” or “ACP” of Non-Highly Compensated Employees for the same Plan Year. (Must choose if Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, or Option 1.12(a)(3), 401(k) Safe Harbor Formula, with respect to Nonelective Employer Contributions is checked.)

		(2)	☑	Prior Year Testing Method - The “ADP” or “ACP” of Highly Compensated Employees for the Plan Year shall be compared to the “ADP” or “ACP” of Non-Highly Compensated Employees for the immediately preceding Plan Year. (Do not choose if Option 1.10(a)(1), alternative allocation formula for Qualified Nonelective Contributions.)

		(3)	☐	Not applicable. (Only if Option 1.01(b)(3), Profit Sharing Only, is checked and Option 1.08(a)(1), Future Employee Contributions, and Option 1.11(a), Matching Employer Contributions, are not checked or Option 1.04(d)(2)(B), excluding all Highly Compensated Employees from the eligible class of Employees, is checked.)

Note: Restrictions apply on elections to change testing methods.

	(b)	First Year Testing Method - If the first Plan Year that the Plan, other than a successor plan, permits Deferral Contributions or provides for either Employee or Matching Employer Contributions, occurs on or after the Effective Date specified in Subsection 1.01(g), the “ADP” and/or “ACP” test for such first Plan Year shall be applied using the actual “ADP” and/or “ACP” of Non-Highly Compensated Employees for such first Plan Year, unless otherwise provided below.

		(1)	☐	The “ADP” and/or “ACP” test for the first Plan Year that the Plan permits Deferral Contributions or provides for either Employee or Matching Employer Contributions shall be applied assuming a 3% “ADP” and/or “ACP” for Non-Highly Compensated Employees. (Do not choose unless Plan uses prior year testing method described in Subsection 1.06(a)(2).)

	(c)	HCE Determinations: Look Back Year - The look back year for purposes of determining which Employees are Highly Compensated Employees shall be the 12-consecutive-month period preceding the Plan Year, unless otherwise provided below.

		(1)	☐	Calendar Year Determination - The look back year shall be the calendar year beginning within the preceding Plan Year. (Do not choose if the Plan Year is the calendar year.)

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	(d)	HCE Determinations: Top Paid Group Election—All Employees with Compensation exceeding the dollar amount specified in Code Section 414(q)(1)(B)(i) adjusted pursuant to Code Section 415(d) (e.g., $115,000 for “determination years” beginning in 2013 and “look-back years” beginning in 2012) shall be considered Highly Compensated Employees, unless Top Paid Group Election below is checked.

		(1)	☐	Top Paid Group Election—Employees with Compensation exceeding the dollar amount specified in Code Section 414(q)(1)(B)(i) adjusted pursuant to Code Section 415(d) shall be considered Highly Compensated Employees only if they are in the top paid group (the top 20% of Employees ranked by Compensation).

Note: Plan provisions for Sections 1.06(c) and 1.06(d) must apply consistently to all retirement plans of the Employer for determination years that begin with or within the same calendar year

1.07	DEFERRAL CONTRIBUTIONS

	(a)	☑	Deferral Contributions—Participants may elect to have a portion of their Compensation contributed to the Plan on a before-tax basis pursuant to Code Section 401(k).

		(1)	Regular Contributions—The Employer shall make a Deferral Contribution in accordance with Section 5.03 of the Basic Plan Document on behalf of each Participant who has an executed salary reduction agreement in effect with the Employer for the payroll period in question. Such Deferral Contribution shall not exceed the deferral limit below.

			(A)	☑	The deferral limit is 9.00% (must be a whole number multiple of one percent) of Compensation.

Note: If Catch-Up Contributions are selected below, a Participant eligible to make Catch-Up Contributions shall (subject to the statutory limits in Treasury Regulation Section 1.414(v)- 1(b)(1)(i)) in any event be permitted to contribute in excess of the specified deferral limit up to 100% of the Participant’s “effectively available Compensation” (i.e., Compensation available after other withholding).

			(B)	☐	Instead of specifying a percentage of Compensation, a Participant’s salary reduction agreement may specify a dollar amount to be contributed each payroll period, provided such dollar amount does not exceed the maximum percentage of Compensation specified in Subsection 5.03(a) of the Basic Plan Document or in Subsection 1.07(a)(1)(A) above, as applicable.

			(C)	A Participant may change, on a prospective basis, his salary reduction agreement (check one):

				(i)	☑	as of the beginning of each payroll period.

				(ii)	☐	as of the first day of each month.

				(iii)	☐	as of each Entry Date. (Do not select if immediate entry is elected with respect to Deferral Contributions in Subsection 1.04(e).)

				(iv)	☐	as of the first day of each calendar quarter.

				(v)	☐	as of the first day of each Plan Year.

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		(vi)	☐	other. (Specify, but must be at least once per Plan Year)

Note: Notwithstanding the Employer’s election hereunder, if Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, or Option 1.12(a)(3), 401(k) Safe Harbor Formula, with respect to Nonelective Employer Contributions is checked, the Plan provides that an Active Participant may change his salary reduction agreement for the Plan Year within a reasonable period (not fewer than 30 days) of receiving the notice described in Section 6.09 of the Basic Plan Document.

	(D)	A Participant may revoke, on a prospective basis, a salary reduction agreement at any time upon proper notice to the Administrator but in such case may not complete a new salary reduction agreement until (check one):

		(i)	☑	the beginning of the next payroll period.

		(ii)	☐	the first day of the next month.

		(iii)	☐	the next Entry Date. (Do not select if immediate entry is elected with respect to Deferral Contributions in Subsection 1.04(e).)

		(iv)	☐	as of the first day of each calendar quarter.

		(v)	☐	as of the first day of each Plan Year.

		(vi)	☐	other. (Specify, but must be at least once per Plan Year)

(2)	☐	Additional Deferral Contributions - The Employer shall allow a Participant upon proper notice and approval to enter into a special salary reduction agreement to make additional Deferral Contributions in an amount up to 100% of their effectively available Compensation for the payroll period(s) designated by the Employer.

(3)	☐	Bonus Contributions - The Employer shall allow a Participant upon proper notice and approval to enter into a special salary reduction agreement to make Deferral Contributions from any Employer paid cash bonuses designated by the Employer on a uniform and nondiscriminatory basis that are made for such Participants during the Plan Year in an amount up to 100% of such bonuses. The Compensation definition elected by the Employer in Subsection 1.05(a) must include bonuses if bonus contributions are permitted. Unless a Participant has entered into a special salary reduction agreement with respect to bonuses, the percentage deferred from any Employer paid cash bonus shall be (check (A) or (B) below):

	(A)	☐	Zero.

	(B)	☐	The same percentage elected by the Participant for his regular contributions in accordance with Subsection 1.07(a)(1) above or deemed to have been elected by the Participant in accordance with Option 1.07(a)(6) below.

Note: A Participant’s contributions under Subsection 1.07(a)(2) and/or (3) may not cause the Participant to exceed the percentage limit specified by the Employer in Subsection 1.07(a)(1)(A) for the full Plan Year. If the Administrator anticipates that the Plan will not satisfy the “ADP” and/or “ACP” test for the year, the Administrator may reduce the rate of Deferral Contributions of Participants who are Highly Compensated Employees to an amount objectively determined by the Administrator to be necessary to satisfy the “ADP” and/or “ACP” test.

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		(4)	☑	Catch-Up Contributions - The following Participants who have attained or are expected to attain age 50 before the close of the taxable year will be permitted to make Catch-Up Contributions to the Plan, as described in Subsection 5.03(a) of the Basic Plan Document:

			(A)	☑	All such Participants.

			(B)	☐	All such Participants except those covered by a collective-bargaining agreement under which retirement benefits were a subject of good faith bargaining unless the bargaining agreement specifically provides for Catch-Up Contributions to be made on behalf of such Participants.

Note: The Employer must not select Option 1.07(a)(4) above unless all applicable plans (as defined in Code Section 414(v)(6)(A), other than any plan that is qualified under Puerto Rican law or that covers only employees who are covered by a collective bargaining agreement under which retirement benefits were a subject of good faith bargaining) maintained by the Employer and by any other employer that is treated as a single employer with the Employer under Code Section 414(b), (c), (m), or (o) also permit Catch-Up Contributions in the same dollar amount.

		(5)	☐	Roth 401(k) Contributions. Participants shall be permitted to irrevocably designate pursuant to Subsection 5.03(b) of the Basic Plan Document that a portion or all of the Deferral Contributions made under this Subsection 1.07(a) are Roth 401(k) Contributions that are includable in the Participant’s gross income at the time deferred.

		(6)	☐	Automatic Enrollment Contributions. Unless they affirmatively elect otherwise, certain Eligible Employees will have their Compensation reduced in accordance with the provisions of Subsection 5.03(c) of the Basic Plan Document (an “Automatic Enrollment Contribution”), Section 1.07(b) of the Additional Provisions Addendum, and the following:

			(A)	☐	All newly Eligible Employees shall be subject to the same automatic enrollment provisions.

			(B)	☐	The automatic enrollment provisions of the Plan shall be/are different for different groups of Eligible Employees.

			(C)	☐	Some form of automatic deferral increase will be part of the automatic enrollment provisions.

			(D)	☐	A qualified automatic contribution arrangement described in Code Section 401(k)(13) (“QACA”) has been adopted. (Select Option 1.11(a)(3) or 1.12(a)(3) and complete appropriate Addendum.)

			(E)	☐	An eligible automatic enrollment arrangement described in Code Section 414(w) (“EACA”) has been adopted.

1.08	EMPLOYEE CONTRIBUTIONS (AFTER-TAX CONTRIBUTIONS)

	(a)	☐	Future Employee Contributions - Participants may make voluntary, non-deductible, after-tax Employee Contributions pursuant to Section 5.04 of the Basic Plan Document. The Employee Contribution made on behalf of an Active Participant each payroll period shall not exceed the contribution limit specified in Subsection 1.08(a)(1) below.

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		(1)	The contribution limit is _____% of Compensation.

	(b)	☐	Frozen Employee Contributions - Participants may not currently make after-tax Employee Contributions to the Plan, but the Employer does maintain frozen Employee Contributions Accounts.

1.09	ROLLOVER CONTRIBUTIONS

	(a)	☑	Rollover Contributions - Employees may roll over eligible amounts from other plans to the Plan subject to the additional following requirements:

		(1)	☑	The Plan will not accept rollovers of after-tax employee contributions.

		(2)	☑	The Plan will not accept rollovers of designated Roth contributions. (Must be selected if Roth 401(k) Contributions are not elected in Subsection 1.07(a)(5).)

	(b)	☐	In-Plan Roth Rollover Contributions (Choose only if Roth 401(k) Contributions are selected in Option 1.07(a)(5) above) – Unless Option 1.09(b)(1) is selected below and in accordance with Section 5.06 of the Basic Plan Document, any Participant, spousal alternate payee or spousal Beneficiary may elect to have otherwise distributable portions of his Account, which are not part of an outstanding loan balance pursuant to Article 9 of the Basic Plan Document and are not “designated Roth contributions” under the Plan, be considered “designated Roth contributions” for purposes of the Plan.

		(1)	☐	Only a Participant who is still employed by the Employer (or a spousal alternate payee or spousal Beneficiary of such a Participant) may elect to make such an in-plan Roth Rollover.

1.10	QUALIFIED NONELECTIVE EMPLOYER CONTRIBUTIONS

	(a)	Qualified Nonelective Employer Contributions - The Employer may contribute an amount which it designates as a Qualified Nonelective Employer Contribution for any permissible purpose, as provided in Section 5.07 of the Basic Plan Document. If Option 1.07(a) or 1.08(a)(1) is checked, except as provided in Section 5.07 of the Basic Plan Document or as otherwise provided below, Qualified Nonelective Employer Contributions shall be allocated to all Participants who were eligible to participate in the Plan at any time during the Plan Year and are Non-Highly Compensated Employees in the ratio which each such Participant’s “testing compensation”, as defined in Subsection 6.01(s) of the Basic Plan Document, for the Plan Year bears to the total of all such Participants’ “testing compensation” for the Plan Year.

		(1)	☐	Qualified Nonelective Employer Contributions shall be allocated only among such Participants described above who are designated by the Employer as eligible to receive a Qualified Nonelective Employer Contribution for the Plan Year. The amount of the Qualified Nonelective Employer Contribution allocated to each such Participant shall be as designated by the Employer, but not in excess of the “regulatory maximum.” The “regulatory maximum” means 5% (10% for Qualified Nonelective Contributions made in connection with the Employer’s obligation to pay prevailing wages) of the “testing compensation” for such Participant for the Plan Year. The “regulatory maximum” shall apply separately with respect to Qualified Nonelective Contributions to be included in the “ADP” test and Qualified Nonelective Contributions to be included in the “ACP” test. (Cannot be selected if the Employer has elected prior year testing in Subsection 1.06(a)(2).)

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1.11	MATCHING EMPLOYER CONTRIBUTIONS

	(a)	☑	Matching Employer Contributions - The Employer shall make Matching Employer Contributions on behalf of each of its “eligible” Participants as provided in this Section 1.11. For purposes of this Section 1.11, an “eligible” Participant means any Participant who is an Active Participant during the Contribution Period and who satisfies the requirements of Subsection 1.11(e) or Section 1.13.

		(1)	☐	Non-Discretionary Matching Employer Contributions - The Employer shall make a Matching Employer Contribution on behalf of each “eligible” Participant in an amount equal to the following percentage of the eligible contributions made by the “eligible” Participant during the Contribution Period (complete all that apply):

			(A)	☐	Flat Percentage Match: __________% to all “eligible” Participants.

			(B)	☐	Tiered Match: __________% of the first __________% of the “eligible” Participant’s Compensation contributed to the Plan, __________% of the next __________% of the “eligible” Participant’s Compensation contributed to the Plan, __________% of the next __________% of the “eligible” Participant’s Compensation contributed to the Plan.

Note: The group of “eligible” Participants benefiting under each match rate must satisfy the nondiscriminatory coverage requirements of Code Section 410(b) and the group to whom the match rate is effectively available must not substantially favor HCEs.

			(C)	☐	Limit on Non-Discretionary Matching Employer Contributions (check the appropriate box(es)):

				(i)	☐ Contributions in excess of __________% of the “eligible” Participant’s Compensation for the Contribution Period shall not be considered for non-discretionary Matching Employer Contributions.

				(ii)	☐ Matching Employer Contributions for each “eligible” Participant for each Plan Year shall be limited to $__________.

		(2)	☑	Discretionary Matching Employer Contributions - The Employer may make a discretionary Matching Employer Contribution on behalf of “eligible” Participants, or a designated group of “eligible” Participants, in accordance with Section 5.08 of the Basic Plan Document. An “eligible” Participant’s allocable share of the discretionary Matching Employer Contribution shall be a percentage of the eligible contributions made by the “eligible” Participant during the Contribution Period. The Employer may limit the eligible contributions taken into account under the allocation formula to contributions up to a specified percentage of Compensation or dollar amount or may provide for Matching Employer Contributions to be made in a different ratio for eligible contributions above and below a specified percentage of Compensation or dollar amount. The Matching Employer Contribution is allocated among “eligible” Participants so that each “eligible” Participant receives a rate or amount that is identical to the rate or amount received by all other “eligible” Participants (or designated group of “eligible” Participants, if applicable) as determined by the Employer on or before the due date of the Employer’s tax return for the year of allocation.

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Note: If the Matching Employer Contribution made in accordance with this Subsection 1.11(a)(2) matches different percentages of contributions for different groups of “eligible” Participants, the group of “eligible” Participants benefiting under each match rate must satisfy the nondiscriminatory coverage requirements of Code Section 410(b) and the group to whom the match rate is effectively available must not substantially favor HCEs.

		(A)	☐ 4% Limitation on Discretionary Matching Employer Contributions for Deemed Satisfaction of “ACP” Test—In no event may the dollar amount of the discretionary Matching Employer Contribution made on an “eligible” Participant’s behalf for the Plan Year exceed 4% of the “eligible” Participant’s Compensation for the Plan Year. (Only if Option 1.12(a)(3), 401(k) Safe Harbor Formula, with respect to Nonelective Employer Contributions is checked.)

	(3)	☐	401(k) Safe Harbor Matching Employer Contributions - If the Employer elects one of the safe harbor formula Options provided in the 401(k) Safe Harbor Matching Employer Contributions Addendum to the Adoption Agreement and provides written notice each Plan Year to all Active Participants of their rights and obligations under the Plan, the Plan shall be deemed to satisfy the “ADP” test and, under certain circumstances, the “ACP” test.

(b)	☐	Additional Matching Employer Contributions - The Employer may at Plan Year end make an additional Matching Employer Contribution on behalf of each “eligible” Participant in an amount equal to a percentage of the eligible contributions made by each “eligible” Participant during the Plan Year. The additional Matching Employer Contribution may be limited to match only contributions up to a specified percentage of Compensation or limit the amount of the match to a specified dollar amount.

Note: If the additional Matching Employer Contribution made in accordance with this Subsection 1.11(b) matches different percentages of contributions for different groups of “eligible” Participants, the group of “eligible” Participants benefiting under each match rate must satisfy the nondiscriminatory coverage requirements of Code Section 410(b) and the group to whom the match rate is effectively available must not substantially favor HCEs.

	(1)	☐	4% Limitation on additional Matching Employer Contributions for Deemed Satisfaction of “ACP” Test—In no event may the dollar amount of the additional Matching Employer Contribution made on an “eligible” Participant’s behalf for the Plan Year exceed 4% of the “eligible” Participant’s Compensation for the Plan Year. (Only if Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, or Option 1.12(a)(3), 401(k) Safe Harbor Formula, with respect to Nonelective Employer Contributions is checked.)

Note: If the Employer elected Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, above and wants to be deemed to have satisfied the “ADP” test, the additional Matching Employer Contribution must meet the requirements of Section 6.09 of the Basic Plan Document. In addition to the foregoing requirements, if the Employer elected Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, or Option 1.12(a)(3), 401(k) Safe Harbor Formula, with respect to Nonelective Employer Contributions, and wants to be deemed to have satisfied the “ACP” test with respect to Matching Employer Contributions for the Plan Year, the eligible contributions matched may not exceed the limitations in Section 6.10 of the Basic Plan Document.

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(c)	Contributions Matched—The Employer matches the following contributions (check appropriate box(es)):

	(1)	Deferral Contributions—Deferral Contributions made to the Plan are matched at the rate specified in this Section 1.11. Catch-Up Contributions are not matched unless the Employer elects Option 1.11(c)(1)(A) below.

		(A)	☐ Catch-Up Contributions made to the Plan pursuant to Subsection 1.07(a)(4) are matched at the rates specified in this Section 1.11.

Note: Notwithstanding the above, if the Employer elected Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, Deferral Contributions shall be matched at the rate specified in the 401(k) Safe Harbor Matching Employer Contributions Addendum to the Adoption Agreement without regard to whether they are Catch-Up Contributions.

(d)	Contribution Period for Matching Employer Contributions—The Contribution Period for purposes of calculating the amount of Matching Employer Contributions is:

	(1)	☐	each calendar month.

	(2)	☐	each Plan Year quarter.

	(3)	☐	each Plan Year.

	(4)	☑	each payroll period.

	(5)	☐	The Employer shall determine the Contribution Period for calculation of any discretionary Matching Employer Contributions elected pursuant to Option 1.11(a)(2) above at the time that the matching contribution formula is determined.

The Contribution Period for additional Matching Employer Contributions described in Subsection 1.11(b) is the Plan Year.

Note: If Option (5) is selected, one of the other options must be selected to apply to any non-discretionary Matching Employer Contributions.

Note: If Matching Employer Contributions are made more frequently than for the Contribution Period selected above, the Employer must calculate the Matching Employer Contribution required with respect to the full Contribution Period, taking into account the “eligible” Participant’s contributions and Compensation for the full Contribution Period, and contribute any additional Matching Employer Contributions necessary to “true up” the Matching Employer Contribution so that the full Matching Employer Contribution is made for the Contribution Period.

(e)	Continuing Eligibility Requirement(s)—A Participant who is an Active Participant during a Contribution Period and makes eligible contributions during the Contribution Period shall only be entitled to receive Matching Employer Contributions under Section 1.11 for that Contribution Period if the Participant satisfies the following requirement(s) (Check the appropriate box(es). Options (3) and (4) may not be elected together; Option (5) may not be elected with Option (2), (3), or (4); Options (2), (3), (4), (5), and (7) may not be elected with respect to Matching Employer Contributions if Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, is checked or if Option 1.12(a)(3), 401(k) Safe Harbor Formula, with respect to Nonelective Employer Contributions is checked and the Employer intends to satisfy the Code Section 401(m)(11) safe harbor with respect to Matching Employer Contributions):

	(1)	☑	No requirements.

	(2)	☐	Is employed by the Employer or a Related Employer on the last day of the Contribution Period.

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	(3)	☐	Earns at least 501 Hours of Service during the Plan Year. (Only if the Contribution Period is the Plan Year.)

	(4)	☐	Earns at least (not to exceed 1,000) Hours of Service during the Plan Year. (Only if the Contribution Period is the Plan Year.)

	(5)	☐	Either earns at least 501 Hours of Service during the Plan Year or is employed by the Employer or a Related Employer on the last day of the Plan Year. (Only if the Contribution Period is the Plan Year.)

	(6)	☐	Is not a Highly Compensated Employee for the Plan Year.

	(7)	☐	Is not a partner or a member of the Employer, if the Employer is a partnership or an entity taxed as a partnership.

	(8)	☐	Special continuing eligibility requirement(s) for additional Matching Employer Contributions. (Only if Option 1.11(b), Additional Matching Employer Contributions, is checked.)

		(A)	The continuing eligibility requirement(s) for additional Matching Employer Contributions is/are: (Fill in number of applicable eligibility requirement(s) from above, including the number of Hours of Service if Option (4) has been selected. Options (2), (3), (4), (5), and (7) may not be elected with respect to additional Matching Employer Contributions if Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, is checked or if Option 1.12(a)(3), 401(k) Safe Harbor Formula, with respect to Nonelective Employer Contributions is checked and the Employer intends to satisfy the Code Section 401(m)(11) safe harbor with respect to Matching Employer Contributions.)

Note: Except when added in conjunction with the addition of a new Matching Employer Contribution, if Option (2), (3), (4), or (5) is adopted during a Contribution Period, such Option shall not become effective until the first day of the next Contribution Period. Matching Employer Contributions attributable to the Contribution Period that are funded during the Contribution Period shall not be subject to the eligibility requirements of Option (2), (3), (4), or (5). If Option (2), (3), (4), (5), or (7) is elected with respect to any Matching Employer Contributions and if Option 1.12(a)(3), 401(k) Safe Harbor Formula, is also elected, the Plan will not be deemed to satisfy the “ACP” test in accordance with Section 6.10 of the Basic Plan Document and will have to pass the “ACP” test each year.

(f)	☐	Qualified Matching Employer Contributions—Prior to making any Matching Employer Contribution hereunder (other than a 401(k) Safe Harbor Matching Employer Contribution), the Employer may designate all or a portion of such Matching Employer Contribution as a Qualified Matching Employer Contribution that may be used to satisfy the “ADP” test on Deferral Contributions and excluded in applying the “ACP” test on Employee and Matching Employer Contributions. Unless the additional eligibility requirement is selected below, Qualified Matching Employer Contributions shall be allocated to all Participants who were Active Participants during the Contribution Period and who meet the continuing eligibility requirement(s) described in Subsection 1.11(e) above for the type of Matching Employer Contribution being characterized as a Qualified Matching Employer Contribution.

	(1)	☐	To receive an allocation of Qualified Matching Employer Contributions a Participant must also be a Non-Highly Compensated Employee for the Plan Year.

Note: Qualified Matching Employer Contributions may not be excluded in applying the “ACP” test for a Plan Year if the Employer elected Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, or Option 1.12(a)(3), 401(k) Safe Harbor Formula, with respect to Nonelective Employer Contributions, and the “ADP” test is deemed satisfied under Section 6.09 of the Basic Plan Document for such Plan Year.

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1.12	NONELECTIVE EMPLOYER CONTRIBUTIONS

If (a) or (b) is elected below, the Employer may make Nonelective Employer Contributions on behalf of each of its “eligible” Participants in accordance with the provisions of this Section 1.12. Except as otherwise defined in this Adoption Agreement pertaining to Nonelective Employer Contributions, for purposes of this Section 1.12, an “eligible” Participant means a Participant who is an Active Participant during the Contribution Period and who satisfies the requirements of Subsection 1.12(d) or Section 1.13.

Note: An Employer may elect both a fixed formula and a discretionary formula. If both are selected, the discretionary formula shall be treated as an additional Nonelective Employer Contribution and allocated separately in accordance with the allocation formula selected by the Employer.

	(a)	☐	Fixed Formula:

		(1)	☐	Fixed Percentage Employer Contribution—For each Contribution Period, the Employer shall contribute for each “eligible” Participant a percentage of such “eligible” Participant’s Compensation equal to):

			(A)	__________% (not to exceed 25%) to all “eligible” Participants.

Note: The allocation formula in Option 1.12(a)(1)(A) above generally satisfies a design-based safe harbor pursuant to the regulations under Code Section 401(a)(4).

		(2)	☐	Fixed Flat Dollar Employer Contribution—The Employer shall contribute for each “eligible” Participant an amount equal to:

			(A)	$ to all “eligible” Participants. (Complete (i) below).

				(i)	The contribution amount is based on an “eligible” Participant’s service for the following period (check one of the following):

					(I)	☐	Each paid hour.

					(II)	☐	Each Plan Year.

					(III)	☐	Other: (must be a period within the Plan Year that does not exceed one week and is uniform with respect to all “eligible” Participants).

Note: The allocation formula in Option 1.12(a)(2)(A) above generally satisfies a design-based safe harbor pursuant to the regulations under Code Section 401(a)(4).

		(3)	☐	401(k) Safe Harbor Formula—The Nonelective Employer Contribution specified in the 401(k) Safe Harbor Nonelective Employer Contributions Addendum is intended to satisfy the safe harbor contribution requirements under Sections 401(k) and 401(m) of the Code such that the “ADP” test (and, under certain circumstances, the “ACP” test) is deemed satisfied. Please complete the 401(k) Safe Harbor Nonelective Employer Contributions Addendum to the Adoption Agreement. (Choose only if Option 1.07(a), Deferral Contributions, is checked.)

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(b)	☑	Discretionary Formula—The Employer may decide each Contribution Period whether to make a discretionary Nonelective Employer Contribution on behalf of “eligible” Participants in accordance with Section 5.10 of the Basic Plan Document.

	(1)	☑	Non-Integrated Allocation Formula—In the ratio that each “eligible” Participant’s Compensation bears to the total Compensation paid to all “eligible” Participants for the Contribution Period.

Note: The allocation formula in Option 1.12(b)(1) above generally satisfies a design-based safe harbor pursuant to the regulations under Code Section 401(a)(4).

	(2)	☐	Integrated Allocation Formula—As (1) a percentage of each “eligible” Participant’s Compensation plus (2) a percentage of each “eligible” Participant’s Compensation in excess of the “integration level” as defined below. The percentage of Compensation in excess of the “integration level” shall be equal to the lesser of the percentage of the “eligible” Participant’s Compensation allocated under (1) above or the “permitted disparity limit” as defined below.

Note: An Employer that has elected Option 1.12(a)(3), 401(k) Safe Harbor Formula, may not take Nonelective Employer Contributions made to satisfy the 401(k) safe harbor into account in applying the integrated allocation formula described above.

		(A)	“Integration level” means the Social Security taxable wage base for the Plan Year, unless the Employer elects a lesser amount in (i) or (ii) below.

(i) % (not to exceed 100%) of the Social Security taxable wage base for the Plan Year, or

(ii) $ (not to exceed the Social Security taxable wage base).

“Permitted disparity limit” means the percentage provided by the following table:

The “Integration Level” is ___% of the Taxable Wage Base	The “Permitted Disparity Limit” is

20% or less	5.7%

More than 20%, but not more than 80%	4.3%

More than 80%, but less than 100%	5.4%

100%	5.7%

The Social Security taxable wage base is the contribution and benefit base in effect under Section 230 of the Social Security Act at the beginning of the Plan Year.

Note: The allocation formula in Option 1.12(b)(2) above generally satisfies a design-based safe harbor pursuant to the regulations under Code Section 401(a)(4).

Note: An Employer who maintains any other plan that provides for or imputes Social Security Integration (permitted disparity) may not elect Option 1.12(b)(2).

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(c)	Contribution Period for Nonelective Employer Contributions—The Contribution Period for purposes of calculating the amount of Nonelective Employer Contributions is the Plan Year, unless the Employer elects another Contribution Period below. Regardless of any selection made below, the Contribution Period for 401(k) Safe Harbor Nonelective Employer Contributions under Option 1.12(a)(3) or Nonelective Employer Contributions allocated under an integrated formula selected under Option 1.12(b)(2) is the Plan Year.

	(1)	☐	each calendar month.

	(2)	☐	each Plan Year quarter.

	(3)	☐	each payroll period.

Note: If Nonelective Employer Contributions are made more frequently than for the Contribution Period selected above, the Employer must calculate the Nonelective Employer Contribution required with respect to the full Contribution Period, taking into account the “eligible” Participant’s Compensation for the full Contribution Period, and contribute any additional Nonelective Employer Contributions necessary to “true up” the Nonelective Employer Contribution so that the full Nonelective Employer Contribution is made for the Contribution Period.

(d)	Continuing Eligibility Requirement(s)—A Participant shall only be entitled to receive Nonelective Employer Contributions for a Plan Year under this Section 1.12 if the Participant is an Active Participant during the Plan Year and satisfies the following requirement(s) (Check the appropriate box(es)—Options (3) and (4) may not be elected together; Option (5) may not be elected with Option (2), (3), or (4); Options (2), (3), (4), (5), and (7) may not be elected with respect to Nonelective Employer Contributions under the fixed formula if Option 1.12(a)(3), 401(k) Safe Harbor Formula, is checked):

	(1)	☐	No requirements.

	(2)	☑	Is employed by the Employer or a Related Employer on the last day of the Contribution Period.

	(3)	☐	Earns at least 501 Hours of Service during the Plan Year. (Only if the Contribution Period is the Plan Year.)

	(4)	☑	Earns at least 1000 (not to exceed 1,000) Hours of Service during the Plan Year. (Only if the Contribution Period is the Plan Year.)

	(5)	☐	Either earns at least 501 Hours of Service during the Plan Year or is employed by the Employer or a Related Employer on the last day of the Plan Year. (Only if the Contribution Period is the Plan Year.)

	(6)	☐	Is not a Highly Compensated Employee for the Plan Year.

	(7)	☐	Is not a partner or a member of the Employer, if the Employer is a partnership or an entity taxed as a partnership.

	(8)	☐	Special continuing eligibility requirement(s) for discretionary Nonelective Employer Contributions. (Only if both Options 1.12(a) and (b) are checked.)

		(A)	The continuing eligibility requirement(s) for discretionary Nonelective Employer Contributions is/are: (Fill in number of applicable eligibility requirement(s) from above, including the number of Hours of Service if Option (4) has been selected.)

Note: Except when added in conjunction with the addition of a new Nonelective Employer Contribution, if Option (2), (3), (4), or (5) is adopted during a Contribution Period, such Option shall not become effective until the first day of the next Contribution Period. Nonelective Employer Contributions attributable to the Contribution Period that are funded during the Contribution Period shall not be subject to the eligibility requirements of Option (2), (3), (4), or (5).

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1.13	EXCEPTIONS TO CONTINUING ELIGIBILITY REQUIREMENTS

	☑	Death, Disability, and Retirement Exceptions —All Participants who become disabled, as defined in Section 1.15, retire, as provided in Subsection 1.14(a), (b), or (c), or die are excepted from any last day or Hours of Service requirement. For purposes of this Section, any Participant who dies while performing qualified military service as defined in Code Section 414(u)(5) will be excepted from any last day or Hours of Service requirement.

1.14	RETIREMENT

	(a)	The Normal Retirement Age under the Plan is (check one):

		(1)	☑ age 65.

		(2)	☐ age (specify between 55 and 64).

		(3)	☐ later of age (not to exceed 65) or the (not to exceed 5th) anniversary of the Participant’s Employment Commencement Date.

	(b)	☐	The Early Retirement Age is the date the Participant attains age and completes years of Vesting Service.

Note: If this Option is elected, Participants who are employed by the Employer or a Related Employer on the date they reach Early Retirement Age shall be 100% vested in their Accounts under the Plan.

	(c)	☑	A Participant who becomes disabled, as defined in Section 1.15, is eligible for disability retirement.

Note: If this Option is elected, Participants who are employed by the Employer or a Related Employer on the date they become disabled shall be 100% vested in their Accounts under the Plan. Pursuant to Section 11.03 of the Basic Plan Document, a Participant is not considered to be disabled until he terminates his employment with the Employer.

1.15	DEFINITION OF DISABLED

A Participant is disabled if he/she meets any of the requirements selected below:

	(a)	☑	The Participant satisfies the requirements for benefits under the Employer’s long-term disability plan.

	(b)	☐	The Participant satisfies the requirements for Social Security disability benefits.

	(c)	☑	The Participant is determined to be disabled by a physician approved by the Employer.

1.16	VESTING

A Participant’s vested interest in Matching Employer Contributions and/or Nonelective Employer Contributions, other than those described in Subsection 5.11(a) of the Basic Plan Document, shall be based upon his years of Vesting Service and the schedule selected in Subsection 1.16(c) below, except as provided in the Vesting Schedule Addendum to the Adoption Agreement or as provided in Subsection 1.22(c).

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(a)	When years of Vesting Service are determined, the elapsed time method shall be used.

(b)	☐ Years of Vesting Service shall exclude service prior to the Plan’s original Effective Date as listed in Subsection 1.01(g)(1) or Subsection 1.01(g)(2), as applicable.

(c)	Vesting Schedule(s)

(1) Nonelective Employer Contributions (check one):			(2) Matching Employer Contributions (check one):

(A)	☐	N/A—No Nonelective Employer Contributions	(A)	☐	N/A – No Matching Employer Contributions

(B)	☐	100% Vesting immediately	(B)	☐	100% Vesting immediately

(C)	☐	3 year cliff (see C below)	(C)	☐	3 year cliff (see C below)

(D)	☐	6 year graduated (see D below)	(D)	☐	6 year graduated (see D below)

(E)	☑	Other vesting (complete E1 below)	(E)	☑	Other vesting (complete E2 below)

Years of Vesting Service	Applicable Vesting Schedule(s)
	C	D	E1	E2
0	0%	0%	0.00%	0.00%
1	0%	0%	50.00%	50.00%
2	0%	20%	100.00%	100.00%
3	100%	40%	100.00%	100.00%
4	100%	60%	100.00%	100.00%
5	100%	80%	100.00%	100.00%
6 or more	100%	100%	100.00%	100%

Note: A schedule elected under E1 or E2 above must be at least as favorable as one of the schedules in C or D above. If the vesting schedule is amended, any such amendment must satisfy the requirements of Section 16.04 of the Basic Plan Document

Note: The amendment of the plan to add a Fixed Nonelective Employer Contribution, Discretionary Nonelective Employer Contribution, 401(k) Safe Harbor Nonelective Employer Contribution, Fixed Matching Employer Contribution, Discretionary Matching Employer Contribution, Additional Matching Employer Contribution, or 401(k) Safe Harbor Matching Employer Contribution and an attendant vesting schedule does not constitute an amendment to a vesting schedule under Section 16.04 of the Basic Plan Document, unless a contribution source of the same type exists under the Plan on the effective date of such amendment. Any amendment to the vesting schedule of one such contribution source shall not require the amendment of the vesting schedule of any other such contribution source, notwithstanding the fact that one or more Participants may be subject to different vesting schedules for such different contribution sources.

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	(d)	☐	A vesting schedule or schedules different from the vesting schedule(s) selected above applies to certain Participants. Please complete Section (a) of the Vesting Schedule Addendum to the Adoption Agreement.

1.17	PREDECESSOR EMPLOYER SERVICE

	(a)	☐	Service for purposes of eligibility in Subsection 1.04(b) and vesting in Subsection 1.16 of this Plan shall include service with the following predecessor employer(s):

1.18	PARTICIPANT LOANS

	(a)	☑	Participant loans are allowed in accordance with Article 9.

1.19	IN-SERVICE WITHDRAWALS

Participants may make withdrawals prior to termination of employment under the following circumstances:

	(a)	☐	Hardship Withdrawals—Hardship withdrawals shall be allowed in accordance with Section 10.05 of the Basic Plan Document, subject to a $0.00 minimum amount.

		(1)	Hardship withdrawals will be permitted from:

			(A)	☐	A Participant’s Deferral Contributions Account only.

			(B)	☐	The Accounts specified in the In-Service Withdrawals Addendum. Please complete Section (c) of the In-Service Withdrawals Addendum.

	(b)	☑	Age 59 1/2—Participants shall be entitled to receive a distribution of all or any portion of the following Accounts upon attainment of age 59 1/2:

		(1)	☐	Deferral Contributions Account.

		(2)	☑	All vested Account balances.

		(3)	☐	See In-Service Withdrawals Addendum.

	(c)	Withdrawal of Employee Contributions, Rollover Contributions and certain other contributions

		(1)	Unless otherwise provided below, Employee Contributions may be withdrawn in accordance with Section 10.02 of the Basic Plan Document at any time.

			(A)	☐	Employees may not make withdrawals of Employee Contributions more frequently than:

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		(2)	Rollover Contributions may be withdrawn in accordance with Section 10.03 of the Basic Plan Document at any time.

		(3)	Active Military Distribution (HEART Act)—Certain contributions restricted from distribution only due to Code Section 401(k)(2)(B)(i)(I) may be withdrawn by Participants performing military service in accordance with Section 10.01 of the Basic Plan Document at any time.

	(d)	☐	Qualified Disaster Distribution – One or more Qualified Disaster Distributions shall be allowed in accordance with Section 10.08 of the Basic Plan Document. Please complete the In-Service Withdrawals Addendum to the Adoption Agreement identifying each such Qualified Disaster Distribution.

	(e)	☐	Qualified Reservist Distribution—A Qualified Reservist Distribution shall be allowed in accordance with Section 10.09 of the Basic Plan Document.

	(f)	☐	Age 62 Distribution of Money Purchase Benefits—A Participant who has attained at least age 62, shall be entitled to receive a distribution of all or any portion of the vested amounts attributable to benefit amounts accrued as a result of the Participant’s participation in a money purchase pension plan (due to a merger into this Plan of money purchase pension plan assets), if any. (Choose only if Option 1.20(d)(1)(B) is selected.)

	(g)	☐	Additional In-Service Withdrawal Provisions—Benefits are payable as (check the appropriate box(es)):

		(1)	☐	an in-service withdrawal of vested amounts attributable to Employer Contributions maintained in a Participant’s Account (check (A) and/or (B)):

			(A)	☐	for at least (24 or more) months.

				(i)	☐	Special restrictions apply to such in-service withdrawals, see the In- Service Withdrawals Addendum to the Adoption Agreement.

			(B)	☐	after the Participant has at least 60 months of participation.

				(i)	☐	Special restrictions apply to such in-service withdrawals, see the In- Service Withdrawals Addendum to the Adoption Agreement.

		(2)	☐	another in-service withdrawal option that is permissible under the Code. Please complete the In-Service Withdrawals Addendum to the Adoption Agreement identifying the in-service withdrawal option(s).

Note: Any withdrawal indicated in this Section may be a “protected benefit” under Code Section 411(d)(6) which can be eliminated only to the extent permitted by applicable guidance.

1.20	FORM OF DISTRIBUTIONS

Subject to Section 13.01, 13.02 and Article 14 of the Basic Plan Document, distributions under the Plan shall be paid as provided below.

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	(a)	Lump Sum Payments—Lump sum payments are always available under the Plan and are the normal form of payment under the Plan except as modified in Subsection 1.20(d)(2) below.

	(b)	☑	Installment Payments—Participants may elect distribution under a systematic withdrawal plan (installments).

	(c)	☐	Partial Withdrawals —A Participant whose employment has terminated and whose Account is distributable in accordance with the provisions of Article 12 of the Basic Plan Document may elect to withdraw any portion of his Distributable vested interest in his Account in cash at any time.

	(d)	☐	Annuities (Check if the Plan is retaining any annuity form(s) of payment.)

		(1)	☐	An annuity form of payment is available under the Plan because the Plan either converted from or received a transfer of assets from a plan that was subject to the minimum funding requirements of Code Section 412 and therefore an annuity form of payment is a protected benefit under the Plan in accordance with Code Section 411(d)(6).

		(2)	The normal form of payment under the Plan is (check (A) or (B)):

			(A)	☐	Lump sum is the normal form of payment for:

				(i)	☐ All Participants

				(ii)	☐ All Participants except those as indicated on the Forms of Payment Addendum.

			(B)	☐	Life annuity is the normal form of payment for all Participants.

		(3)	☐	The Plan offers at least one other form of annuity as specified in the Forms of Payment Addendum.

Note: A life annuity option will continue to be an available form of payment for any Participant who elected such life annuity payment before the effective date of its elimination.

	(e)	Cash Outs and Implementation of Required Rollover Rule

		(1)	☑	If the vested Account balance payable to an individual is less than or equal to the cash out limit utilized for such individual, such Account will be distributed in accordance with the provisions of Section 13.02 or 18.04 of the Basic Plan Document. The cash out limit is:

			(A)	☐	$1,000.

			(B)	☑	The dollar amount specified in Code Section 411(a)(11)(A) ($5,000 as of January 1, 2013). Any distribution greater than $1,000 that is made to a Participant without the Participant’s consent before the Participant’s Normal Retirement Age (or age 62, if later) will be rolled over to an individual retirement plan designated by the Plan Administrator.

1.21	TIMING OF DISTRIBUTIONS

Except as provided in Subsection 1.21(a) or (b), distribution shall be made to an eligible Participant from his vested interest in his Account as soon as reasonably practicable following the Participant’s request for distribution pursuant to Article 12 of the Basic Plan Document.

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	(a)	Distribution shall be made to an eligible Participant from his vested interest in his Account as soon as reasonably practicable following the date the Participant’s application for distribution is received by the Administrator, but in no event later than his Required Beginning Date, as defined in Subsection 2.01(tt).

	(b)	☑	Preservation of Same Desk Rule—Check if the Employer wants to continue application of the same desk rule described in Subsection 12.01(b) of the Basic Plan Document regarding distribution of Deferral Contributions, Qualified Nonelective Employer Contributions, Qualified Matching Employer Contributions, 401(k) Safe Harbor Matching Employer Contributions, and 401(k) Safe Harbor Nonelective Employer Contributions. (If any of the above-listed contribution types were previously distributable upon severance from employment, this Option may not be selected.)

1.22	TOP HEAVY STATUS

	(a)	The Plan shall be subject to the Top-Heavy Plan requirements of Article 15 (check one):

		(1)	☐	for each Plan Year, whether or not the Plan is a “top-heavy plan” as defined in Subsection 15.01(g) of the Basic Plan Document.

		(2)	☑	for each Plan Year, if any, for which the Plan is a “top-heavy plan” as defined in Subsection 15.01(g) of the Basic Plan Document.

		(3)	☐	Not applicable. (Choose only if (A) Plan covers only employees subject to a collective bargaining agreement, or (B) Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, or Option 1.12(a)(3), 401(k) Safe Harbor Formula, is selected, and the Plan does not provide for Employee Contributions or any other type of Employer Contributions.)

	(b)	If the Plan is or is treated as a “top-heavy plan” for a Plan Year, each non-key Employee shall receive an Employer Contribution of at least 3% (3 or 5)% of Compensation for the Plan Year or such other amount in accordance with Section 15.03 of the Basic Plan Document or as elected on the 416 Contributions Addendum. The minimum Employer Contribution provided in this Subsection 1.22(b) shall be made under this Plan only if the Participant is not entitled to such contribution under another qualified plan of the Employer, unless the Employer elects otherwise below:

		(1)	☐	The minimum Employer Contribution shall be paid under this Plan in any event.

		(2)	☐	Another method of satisfying the requirements of Code Section 416. Please complete the 416 Contributions Addendum to the Adoption Agreement describing the way in which the minimum contribution requirements will be satisfied in the event the Plan is or is treated as a “top-heavy plan”.

		(3)	☐	Not applicable. (Choose only if (A) Plan covers only employees subject to a collective bargaining agreement, or (B) Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, or Option 1.12(b)(3), 401(k) Safe Harbor Formula, is selected, and the Plan does not provide for Employee Contributions or any other type of Employer Contributions.)

		Note:	The minimum Employer Contribution may be less than the percentage indicated in Subsection 1.22(b) above to the extent provided in Section 15.03 of the Basic Plan Document.

	(c)	If the Plan is or is treated as a “top-heavy plan” for a Plan Year, the vesting schedule found in Subsection 1.16(c)(1) shall apply for such Plan Year and each Plan Year thereafter, except with regard to Participants for whom there is a more favorable vesting schedule for Nonelective Employer Contributions. If the Employer has selected Option 1.01(b)(1) and the minimum Employer Contribution will not be immediately 100% vested, the Vesting Schedule Addendum must contain the applicable vesting schedule.

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1.23	CORRECTION TO MEET 415 REQUIREMENTS UNDER MULTIPLE DEFINED CONTRIBUTION PLANS

	☐	Other Order for Limiting Annual Additions – If the Employer maintains other defined contribution plans, annual additions to a Participant’s Account shall be limited as provided in Section 6.12 of the Basic Plan Document to meet the requirements of Code Section 415, unless the Employer elects this Option and completes the 415 Correction Addendum describing the order in which annual additions shall be limited among the plans.

1.24	INVESTMENT DIRECTION

Subject to Section 8.03 of the Basic Plan Document, Participant Accounts shall be invested (check one):

	(a)	☐	in accordance with the investment directions provided to the Trustee by the Employer for allocating all Participant Accounts among the Permissible Investments.

	(b)	☑	in accordance with the investment directions provided to the Trustee by each Participant for allocating his entire Account among the Permissible Investments, except as modified in the Additional Provisions Addendum.

	(c)	☐	in accordance with the investment directions provided to the Trustee by each Participant for all contribution sources in his Account, except that the following sources shall be invested in accordance with the investment directions provided by the Employer (check (1) and/or (2)):

		(1)	☐ Nonelective Employer Contributions

		(2)	☐ Matching Employer Contributions

Note: The Employer must direct the applicable sources among the Permissible Investments.

1.25	ADDITIONAL PROVISIONS AND PROTECTED BENEFITS

	(a)	☑

Additional Provisions-The Plan includes certain provisions that are not delineated through the above elections in this Adoption Agreement, but are incorporated into Fidelity Basic Plan Document 17 and are described within the Additional Provisions Addendum. The provisions included within the Additional Provisions Addendum supplement and/or alter the provisions of this Adoption Agreement and/or the Basic Plan Document.

	(b)	☐	Protected Benefit Provisions-The Plan includes provisions that are “protected benefits” under Code Section 411(d)(6) and are not delineated through the above elections in this Adoption Agreement, but are described within the Protected Benefit Provisions Addendum.

1.26	SUPERSEDING PROVISIONS

	(a)	☐	The Employer has completed the Plan Superseding Provisions Addendum to show the provisions of the Plan which supersede provisions of this Adoption Agreement and/or the Basic Plan Document.

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Note: If the Employer elects superseding provisions in Option (a) above, the Employer may not be permitted to rely on the Volume Submitter Sponsor’s advisory letter for qualification of its Plan. In addition, such superseding provisions may in certain circumstances affect the Plan’s status as a pre-approved volume submitter plan eligible for the 6-year remedial amendment cycle.

(b) ☐ The Employer has completed the Trust Superseding Provisions Addendum to show the provisions of the Plan which supersede provisions of the Trust Agreement in the Basic Plan Document.

1.27	RELIANCE ON ADVISORY LETTER

An adopting Employer may rely on an advisory letter issued by the Internal Revenue Service as evidence that this Plan is qualified under Code Section 401 only to the extent provided in Section 19.02 of Revenue Procedure 2011- 49. The Employer may not rely on the advisory letter in certain other circumstances or with respect to certain qualification requirements, which are specified in the advisory letter issued with respect to this Plan and in Section 19.03 of Revenue Procedure 2011-49. In order to have reliance in such circumstances or with respect to such qualification requirements, application for a determination letter must be made to Employee Plans Determinations of the Internal Revenue Service.

Failure to properly complete the Adoption Agreement and failure to operate the Plan in accordance with the terms of the Plan document may result in disqualification of the Plan.

This Adoption Agreement may be used only in conjunction with Fidelity Basic Plan Document No. 17. The Volume Submitter Sponsor shall inform the adopting Employer of any amendments made to the Plan or of the discontinuance or abandonment of the volume submitter plan document.

1.28	ELECTRONIC SIGNATURE AND RECORDS

This Adoption Agreement, and any amendment thereto, may be executed or affirmed by an electronic signature or electronic record permitted under applicable law or regulation, provided the type or method of electronic signature or electronic record is acceptable to the Trustee.

1.29	VOLUME SUBMITTER INFORMATION:

Name of Volume Submitter Sponsor:	Fidelity Management & Research Company
Address of Volume Submitter Sponsor:	82 Devonshire Street Boston, MA 02109

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EXECUTION PAGE

Plan Name R.C. Willey Home Furnishings Combined Retirement Investment Savings Plan (the “Plan”)

Employer: R.C. Willey Home Furnishings

The Fidelity Basic Plan Document No. 17 and the accompanying Adoption Agreement together comprise the Volume Submitter Defined Contribution Plan. It is the responsibility of the adopting Employer to review this volume submitter plan document with its legal counsel to ensure that the volume submitter plan is suitable for the Employer and that Adoption Agreement has been properly completed prior to signing.

IN WITNESS WHEREOF, the Employer has caused this Adoption Agreement to be executed on 9/30/2015 | 6:36:46 PM ET.

Employer:	R.C. Willey Home Furnishings

By:
Title:	CFO

Note: Only one authorized signature is required to execute this Adoption Agreement unless the Employer’s corporate policy mandates two authorized signatures.

Employer:	R.C. Willey Home Furnishings

By:
Title:

Accepted by:	Fidelity Management Trust Company, as Trustee

By:		Date:	10/1/2015 | 1:30:12 PM ET
Title:	Authorized Signatory`

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ADDITIONAL PROVISIONS ADDENDUM

for

Plan Name: R.C. Willey Home Furnishings Combined Retirement Investment Savings Plan

(a)	Additional Provision(s) – The following provisions supplement and/or, to the degree described herein, supersede other provisions of this Adoption Agreement and the Basic Plan Document in the following manner:

(1)	The following replaces Subsection 1.24(b):

1.24	INVESTMENT DIRECTION

(b) in accordance with the investment directions provided to the Trustee by each Participant for allocating his entire Account among the Permissible Investments, except, in the event the Employer contributes shares of Employer Stock, as defined in Section 20.12 of the Basic Plan Document, the Participant’s election shall be subject to the following:

(1) Nonelective Employer Contributions shall remain invested in Employer Stock until the Participant who receives an allocation of such contribution elects to invest amounts attributable to such contribution in another available Permissible Investment.

(2) Matching Employer Contributions shall remain invested in Employer Stock until the Participant who receives an allocation of such contribution elects to invest amounts attributable to such contribution in another available Permissible Investment.

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Volume Submitter Defined Contribution Plan

ADDENDUM TO ADOPTION AGREEMENT

FIDELITY BASIC PLAN DOCUMENT No. 17

RE: American Taxpayer Relief Act of 2012

Plan Name: R.C. Willey Home Furnishings Combined Retirement Investment Savings Plan

Fidelity 5-digit Plan Number: 21620

PREAMBLE

Adoption and Effective Date of Amendment. This amendment of the Plan is adopted to reflect certain provisions of the American Taxpayer Relief Act of 2012 (“ATRA”). This amendment is intended as good faith compliance with the ATRA and is to be construed in accordance with applicable guidance. This amendment shall be effective with respect to Fidelity’s Volume Submitter plan as provided below.

Supersession of Inconsistent Provisions. This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

(a)	☐	In-Plan Roth Conversions. In accordance with Article 5 of the Basic Plan Document and as may be limited in (2) below, any Participant who is still employed by the Employer may elect to have any part of the below-listed portions of his Account, which is fully vested, not part of an outstanding loan balance pursuant to Article 9 of the Basic Plan Document, not currently distributable and not “designated Roth contributions” under the Plan, be considered “designated Roth contributions” for purposes of the Plan. This subsection (a) shall be effective to permit such conversions on and after the following effective date: (can be no earlier than January 1, 2013).

	(1)	The following sub-accounts are available to be converted: .

	(2)	☐ A Participant may not make an In-Plan Roth Conversion more frequently than: .

Amendment Execution

IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed this _____ day of ________________, ______.

Employer:	R.C. Willey Home Furnishings	Employer:	R.C. Willey Home Furnishings

By:		By:

Title:		Title:

Note: Only one authorized signature is required to execute this Adoption Agreement unless the Employer’s corporate policy mandates two authorized signatures.

Accepted by: Fidelity Management Trust Company, as Trustee

By:	Date:

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EFFECTIVE DATES FOR INTERIM LEGAL COMPLIANCE SNAP OFF ADDENDUM

for

Plan Name: R.C. Willey Home Furnishings Combined Retirement Investment Savings Plan

Notwithstanding any other provision of the Plan to the contrary, to comply with changes required by the final Treasury regulations under Code Section 401(k) and 415 (“final 415 Regulations”), the Katrina Emergency Tax Relief Act (“KETRA”), the Gulf Opportunity Zone Act of 2005 (“GOZA”), the Pension Protection Act of 2006 (“PPA”), Heroes Earnings Assistance and Relief Act of 2008 (“HEART”), the Worker, Retiree and Employee Recovery Act of 2008 (“WRERA”), Proposed Treasury regulations under Code Section 401(k) & (m) (“proposed 401(k)&(m) Regulations”), Emergency Economic Stabilization Act of 2008 (“EESA”), and Small Business Jobs Act of 2010 (“SBJA”), except to the extent provided otherwise in (g) and/or (h) below, the following provisions shall apply effective as of the dates set forth below:

(a)	415 Compliance – Effective for Plan Years and Limitation Years beginning on and after July 1, 2007,“severance amounts” (as defined in Subsection 2.01(k) of the Basic Plan Document) shall not be included in the definition of Compensation. Amounts that would otherwise be considered “severance amounts” pursuant to Subsection 2.01(k) except for the timing or reason for the payment shall be included in the definition of Compensation to the extent required by Subsections 2.01(k)(2)(B), (C) and/or (D) of the Basic Plan Document, and not excluded by reason of Section 1.05(a) of this Adoption Agreement, beginning on the effective date described herein, unless a later effective date is specified below.

	(1)	☐	Later Effective Date. The Plan was amended to treat the payments described in Subsections 6.01(m)(4) and (5) of the Basic Plan Document as part of the definition of Compensation until Limitation Years beginning on or after: (cannot be later than the date the Plan was restated onto the Fidelity Volume Submitter).

(b)	KETRA, GOZA and EESA Compliance – Except as otherwise indicated below, the Plan was amended to allow a Qualified Disaster Distribution to a Qualified Individual in accordance with Section 10.08 of the Basic Plan Document for the following events provided such distribution occurred prior to January 1, 2007:

	(1)	☐	Unless a later is specified below, effective August 25, 2005 for a Qualified Individual in the Hurricane Katrina disaster area (as defined in Code section 1400M(2)) who has sustained an economic loss by reason of Hurricane Katrina.

		(A)	☐ Later Effective Date: (cannot be later than December 31, 2006)

	(2)	☐	Unless a later is specified below, effective September 23, 2005 for a Qualified Individual in the Hurricane Rita disaster area (as defined in Code section 1400M(4)) who has sustained an economic loss by reason of Hurricane Rita.

		(A)	☐ Later Effective Date: (cannot be later than December 31, 2006)

	(3)	☐	Unless a later is specified below, effective October 23, 2005 for a Qualified Individual in the Hurricane Wilma disaster area (as defined in Code section 1400M(6)) who has sustained an economic loss by reason of Hurricane Wilma.

		(A)	☐ Later Effective Date: (cannot be later than December 31, 2006)

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	(4)	☐	For a distribution treated as a Qualified Disaster Distribution made prior to December 31, 2009 and, unless a later is specified below, effective on the date declared by the President on or after May 20, 2008, and before August 1, 2008, under section 401 of the Robert T. Stafford Disaster Relief and Emergency Assistance Act by reason of severe storms, tornados, or flooding occurring in any of the States of Arkansas, Illinois, Indiana, Iowa, Kansas, Michigan, Minnesota, Missouri, Nebraska, and Wisconsin.

		(A)	☐ Later Effective Date: (cannot be later than December 30, 2009)

(c)	PPA Compliance – Unless a different date is specified below, the following changes for compliance with PPA were effective as of the first day of the first Plan Year beginning on or after January 1, 2007:

	(1)	☐	Qualified Reservist Distributions – The Plan was amended to allow Participants to obtain a Qualified Reservist Distribution in accordance with Section 10.09 of the Basic Plan Document after the following date: (cannot be prior to September 11, 2001).

	(2)	Direct Rollovers – Unless a later date is specified below, the Plan was amended to provide for the following changes:

		(A)	Unless a later date is specified below, effective for taxable years after December 31, 2006, the Plan was amended to separately account for amounts of Employee Contributions (and the earnings thereon) received as a direct rollover from a 403(b) plan and to allow rollovers to a 403(b) plan of such amounts provided such contract provides for separate accounting of amounts so transferred (and earnings thereon).

(i) ☐ Later Effective Date: (cannot be later than the earlier of (I) the date the Plan was restated onto the Fidelity Volume Submitter or (II) the day the Plan was first amended to allow rollovers of Employee Contributions from 403(b) plans)

		(B)	Unless a later date is specified below, effective for distributions after December 31, 2006, the Plan was amended to allow a designated beneficiary (as defined in Code section 401(a)(9)(E)) of a Participant who is not the surviving Spouse of the Participant to elect to roll over such distribution to an individual retirement plan described in clause (i) or (ii) of paragraph (8)(B) of Code section 402(c) established for the purposes of receiving such distribution.

(i) ☐ Later Effective Date: (cannot be later than the earlier of (I) the date the Plan was restated onto the Fidelity Volume Submitter or (II) the first day of the first Plan Year beginning on or after January 1, 2010)

		(C)	Effective for distributions after December 31, 2007, the Plan was amended to make a Roth IRA described in Code section 408A an “eligible retirement plan,” as defined in Section 13.04(b).

	(3)	☐	Pre-Normal Retirement Age Pension Plan Distributions – The Plan was amended to allow Participants to obtain a distribution in accordance with Section 10.10 of the Basic Plan Document after the following date: (cannot be prior to first day of the first plan year beginning after December 31, 2006).

	(4)	Qualified Optional Survivor Annuity – Effective for Plan Years beginning after December 31, 2007 (subject to the effective date applicable in the event that the Plan is maintained pursuant to a collective bargaining agreement under certain circumstances, as described in (C) below), the Plan shall also permit the Participant, subject to the spousal consent rules described in Section 14.05, to elect a qualified optional survivor annuity, which provides for a life annuity payable to the Participant and a survivor annuity payable to the Participant’s beneficiary equal to either 75% or 50% as described in (A) or (B) below, as applicable.

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	(A)	If the survivor annuity portion of the Plan’s qualified joint and survivor annuity (as defined in Section 14.01) is less than 75%, then the survivor annuity portion of the qualified optional survivor annuity shall be 75%.

	(B)	If the survivor annuity portion of the Plan’s qualified joint and survivor annuity (as defined in Section 14.01) is greater than or equal to 75%, then the survivor annuity portion of the qualified optional survivor annuity shall be 50%.

	(C)	Notwithstanding the effective date described above in this Article 4, if the Plan is maintained pursuant to one or more collective bargaining agreements between employee representatives and one or more employers ratified on or before August 17, 2006, then this Subsection (4) shall be effective for Plan Years beginning on and after the earlier of (i) the later of January 1, 2008 or the date on which the last of such collective bargaining agreements terminates (determined without regard to any extension thereof after August 17, 2006), or (ii) January 1, 2009.

(5)	Transfers to the Pension Benefit Guarantee Corporation upon Plan Termination – Unless a later date is specified below, the Plan was amended effective January 1, 2007 to provide that, in the event that the Employer terminates the Plan, as described in Section 16.06, and, at the time, the whereabouts of one or more distributees are unknown, as described in Section 12.06, and the Employer so directs the Trustee, subject to applicable guidance, the Trustee shall transfer the Accounts of such distributees to the Pension Benefit Guarantee Corporation.

	(A)	☐ Later Effective Date: _______________ (cannot be later than the date the Plan was restated onto the Fidelity Volume Submitter)

(6)	Modification of rules governing Hardship Distributions – Unless a later effective date is specified below, effective beginning on August 17, 2006, the Plan allowed hardship distributions pursuant to the reasons presented in Subsections 10.05(a)(1), (3) and (5) of the Basic Plan Document on account of a hardship/expense of a primary beneficiary.

	(A)	☐ Later Effective Date: ______________ (cannot be later than the date the Plan was restated onto the Fidelity Volume Submitter)

(7)	Removal of Gap Period Income – Effective for plan years beginning after December 31, 2007, the Plan does not allow the calculation of income or loss allocable to “excess deferrals”, “excess contributions”, and “excess aggregate contributions” for the period of time elapsing between the end of the “determination year” and the date of distribution (also known as the “gap period”).

(8)	☐	Previous QACA – Prior to the effective date in Section 1.01(g), the Plan previously utilized a QACA to meet the requirements of the ADP test for the following Plan Years (for each Plan Year list the Participants covered by the QACA, the automatic enrollment rate and the deferral increase structure):

(9)	☐	Previous EACA – Prior to the effective date in Section 1.01(g), the Plan had in place an EACA for the following Plan Years (for each Plan Year list the Participants covered by the EACA, whether there was a permissible withdrawal permitted of the automatic enrollment contributions and, if so, the date any such permissible withdrawal was eliminated and the date after which no automatic enrollment Deferral Contributions are included in the amount of such available withdrawal):

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(10)	Discontinuing 401(k) Safe Harbor Nonelective Employer Contributions – Unless a later effective date is provided below, effective on or after July 1, 2009, the Plan may be amended to reduce or eliminate 401(k) Safe Harbor Nonelective Employer Contributions in accordance with Section 6.12(d) of the Basic Plan Document.

	(A)	☐	Later Effective Date: ____________________ (cannot be later than the date the Plan was restated onto the Fidelity Volume Submitter)

(11)	Notice Adjustments – Unless a later effective date is provided below, effective for Plan Years (and the notices issued therein) beginning after December 31, 2006, the Plan was amended to provide that the notice described in Section 13.05 would state consequences of a failure to defer and that the notice period in Sections 9.08, 12.03, 13.05 and 14.05 of the Basic Plan Document would be 180 days rather than 90 days.

	(A)	☐	Later Effective Date: ____________________ (cannot be later than the date the Plan was restated onto the Fidelity Volume Submitter)

(12)	Diversification out of Employer Securities – Unless a later date is provided below, the Plan was amended to provide that, if one of the Plan’s Permissible Investments is Employer Stock, all of the following apply:

	(A)	With respect to the portion of a Participant’s or Beneficiary’s Account attributable to:

		(i)	Deferral, Employee and/or Rollover Contributions and invested in Employer Stock, the Participant or Beneficiary shall immediately be permitted to exchange out of Employer Stock into any other Permissible Investment otherwise available.

		(ii)	Unless provided otherwise below, Matching and/or Nonelective Employer Contributions and invested in Employer Stock, the Participant or Beneficiary shall immediately be permitted to exchange out of Employer Stock into any other Permissible Investment otherwise available.

			(I) ☐	For a Participant, such exchanges shall only be permitted after the Participant has completed at least three years of service.

	(B)	The Plan must have no fewer than three Permissible Investments, other than Employer Stock, each of which must be diversified and have materially different risk and return characteristics. A Participant or Beneficiary who is permitted to exchange out of Employer Stock must be permitted to direct the investment of the proceeds from such an exchange out of Employer Stock into one of such Permissible Investments. Notwithstanding anything to the contrary, the following shall apply:

		(i)	The Plan shall not be treated as failing to meet the requirements of this section paragraph merely because the Plan limits the time for divestment and reinvestment to periodic, reasonable opportunities occurring no less frequently than quarterly; and

		(ii)	Except as provided in otherwise applicable guidance, the Plan shall not impose restrictions or conditions with respect to the investment of Employer Stock that are not imposed on the investment of other assets of the Plan. However, the preceding sentence shall not apply to any restrictions or conditions imposed by reason of the application of securities laws.

	(C)	For purposes of this paragraph, Employer Stock shall include any employer securities (as defined in Section 407(d)(1) of ERISA) of a publicly traded company or one treated as publicly traded pursuant to Section 401(a)(35)(F) of the Code.

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		(D)	☐	Employer Stock was acquired in a Plan Year beginning before January 1, 2007 and the provisions of this paragraph shall only apply to the “applicable percentage” of such securities. This provision shall be applied separately with respect to each class of Employer Securities, but shall not apply to a Participant who has attained age 55 and completed at least three years of service (as defined in paragraph 13.1(a)(1) above) before the first Plan Year beginning after December 31, 2005.

			(i)	For purposes of election, the “applicable percentage” shall be determined as follows:

				(I)	For the first Plan Year to which this paragraph applies, the applicable percentage is 33.

				(II)	For the second Plan Year to which this paragraph applies, the applicable percentage is 66.

				(III)	For the third Plan Year to which this paragraph applies and following, the applicable percentage is 100.

		(E)	☐	Delayed Effective Date for Bargained Plan. The Plan was maintained pursuant to one or more collective bargaining agreements ratified by August 17, 2006 and the effective date of the provisions of this paragraph shall be the first day of the first Plan Year beginning on or after:

Effective Date: Plan Year beginning______________(cannot be later than the earlier of the Plan Year beginning after (i) December 31, 2008 or (ii) the later of the date on which the last of the collective bargaining agreements described above terminates (without regard to any extension on or after August 17, 2006) or December 31, 2007)

(d)	HEART Compliance - Unless a different date is specified below, the following changes for compliance with HEART were effective as of the first day of the first Plan Year beginning on or after January 1, 2009:

	(1)	Death/Disability of Participant While Performing Qualified Military Service. The Plan was amended to provide that Participants dying and/or becoming disabled on or after January 1, 2007 while performing qualified military service as defined in Code Section 414(u)(5) (“QMS”) shall be treated under the Plan for all purposes (other than benefit accruals described in paragraph (2) below), including vesting and any exceptions to applicable last day or Hours of Service requirements, in the same way as Active Participants who die and/or become disabled while employed, as if the Participant resumed employment with the Employer and then terminated employment on account of death or disability.

		(A)	☐	Later Effective Date for Disabled Participants: ________ (cannot be later than the date the Plan was restated onto the Fidelity Volume Submitter). Participants becoming disabled before this date shall not be treated as having resumed employment pursuant to Section 18.06 of the Basic Plan Document on the day prior to dying or becoming.

Note: A later effective date may not be elected for Participants who die while performing QMS.

	(2)	Treatment of Qualified Military Service for Other Benefit Accrual Purposes. Unless a later effective date is specified below, the Plan was amended to provide that Participants dying and/or becoming disabled while performing QMS on or after January 1, 2007 shall not be treated as having resumed employment pursuant to Section 18.06 of the Basic Plan Document on the day prior to dying or becoming disabled for purposes of calculating contributions pursuant to Code Section 414(u)(9).

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		(A)	☐	Later Effective Date: (cannot be later than the later of (i) the date the Plan was restated onto the Fidelity Volume Submitter or (ii) the end of the first Plan Year beginning on or after January 1, 2010). Participants dying and/or becoming disabled after this date shall not be treated as having resumed employment pursuant to Section 18.06 of the Basic Plan Document on the day prior to dying or becoming disabled for purposes of calculating contributions pursuant to Code Section 414(u)(9).

	(3)	Differential Wages. Unless a later effective date is specified below, effective for wages paid after December 31, 2008:

		(A)	The Plan was amended to include Differential Wages in the definition of Compensation under the Plan.

			(i)	☐	Later Effective Date. The Plan was amended to include Differential Wages in the definition of Compensation for wages paid after the following date:______________ (cannot be later than the later of (I) the date the Plan was restated onto the Fidelity Volume Submitter or (II) the end of the first Plan Year beginning on or after January 1, 2010)

		(B)	The Plan was amended to provide that Compensation shall not include Differential Wages for purposes of determining the amount or allocation of contributions under Article 5 of the Plan.

			(i)	☐	Later Effective Date. The Plan was amended to exclude Differential Wages from Compensation for purposes of determining contributions for wages paid after the following date:______________ (cannot be later than the later of (I) the date the Plan was restated onto the Fidelity Volume Submitter or (II) the end of the first Plan Year beginning on or after January 1, 2010)

	(4)	Available In-Service Withdrawal. Unless a later effective date is specified below, the Plan was amended to provide that a Participant performing service in the uniformed services as described in Code Section 3401(h)(2)(A) shall be treated as having been severed from employment with the Employer for purposes of Code Section 401(k)(2)(B)(i)(I) and shall, as long as that service in the uniformed services continues, have the option to request a distribution of all or any part of his or her Account restricted from distribution only due to Code Section 401(k)(2)(B)(i)(I).

		(A)	☐	Later Effective Date. The Plan was amended to allow the above-described distribution on and after the following date:______________ (cannot be later than the later of (i) the date the Plan was restated onto the Fidelity Volume Submitter or (ii) the end of the first Plan Year beginning on or after January 1, 2010)

(e)	Modification of minimum distribution rules for 2009 – The Plan was amended to provide all of the following with regard to required minimum distributions for 2009 but for the enactment of Code Section 401(a)(9)(H) (“2009 RMDs”):

	(1)	A Participant or Beneficiary who would have been required to 2009 RMDs, and who would have satisfied that requirement by receiving distributions specifically equal to the 2009 RMDs, will not receive those distributions for 2009 unless the Participant or Beneficiary chooses to receive such distributions.

	(2)	Any Participant or Beneficiary who had elected a systematic withdrawal plan (“installments”) pursuant to Section 13.01 of the Basic Plan Document to satisfy (in part or wholly) a 2009 RMD is hereby permitted to elect to stop those installments.

	(3)	For only those Participants and Beneficiaries who have made the election described in paragraph (2) immediately above, there is hereby added to the Plan a partial withdrawal to allow such a Participant or Beneficiary to withdraw any part of his or her Account prior to December 31, 2009.

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	(4)	Participants and Beneficiaries described in paragraph (1) above will be given the opportunity to elect to receive 2009 RMDs as described in the preceding paragraphs of this Subsection.

	(5)	Solely for purposes of applying the direct rollover provisions of the plan, 2009 RMDs will be treated as eligible rollover distributions.

(f)	SBJA Compliance – If selected below and on the effective date provided below, the Plan was amended to allow a conversion of pre-tax assets available for withdrawal to a Roth rollover subject to the same distribution requirements as Roth Deferral Contributions according to the following:

	(1)	☐	In-Plan Roth Conversion. The Plan was amended, effective on the date provided below, to allow any Participant or Beneficiary, unless otherwise specified in (B) below, to elect to have otherwise distributable portions of his Account, which are not part of an outstanding loan balance pursuant to Article 9 of the Basic Plan Document and are not “designated Roth contributions” under the Plan, be considered “designated Roth contributions” for purposes of the Plan.

		(A)	Effective Date: (cannot be prior to September 27, 2010)

		(B)	☐ On the same effective date as stated in (A) above, unless provided otherwise in (i) below, only a Participant who is still employed by the Employer or an alternate payee or spousal Beneficiary of such a Participant may elect to make such an in-plan Roth Rollover.

(i) ☐ Later Effective Date. The Plan was amended to only allow the transaction for such Participants, alternate payees and beneficiaries on and after the following date:

(g)	☐	Prior to the date specified in Subsection 1.01(g), the provisions of this amendment and restatement related to the provisions found within (a) through (f) of this Snap Off Addendum shall apply in accordance with the provisions of this amendment and restatement, except as otherwise provided below:

(h)	☐	Prior to the date specified in Subsection 1.01(g), the provisions of this amendment and related to the provisions found within (a) through (f) of this Snap Off Addendum shall apply to all plans merged into the Plan during the period covered by this Addendum except to the extent any such merged plan is amended to provide otherwise or as provided below:

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VOLUME SUBMITTER

DEFINED CONTRIBUTION PLAN

(PROFIT SHARING/401(K) PLAN)

A FIDELITY VOLUME SUBMITTER PLAN

Adoption Agreement No. 001

For use With

Fidelity Basic Plan Document No. 17

Fidelity Management & Research Company and its affiliates do not provide tax or legal advice. Nothing herein or in any attachments hereto should be construed, or relied upon, as tax or legal advice.

IRS CIRCULAR 230 DISCLOSURE: To the extent this document (including attachments), mentions or references any tax matter, it is not intended or written to be used, and cannot be used by the recipient or any other person, for the purpose of (1) avoiding penalties under the Internal Revenue Code or (2) promoting, marketing or recommending to another party the matter addressed herein. Please consult an independent tax advisor for advice on your particular circumstances.

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1.01	PLAN INFORMATION	1
1.02	EMPLOYER	2
1.03	TRUSTEE	2
1.04	COVERAGE	2
1.05	COMPENSATION	6
1.06	TESTING RULES	7
1.07	DEFERRAL CONTRIBUTIONS	8
1.08	EMPLOYEE CONTRIBUTIONS (AFTER-TAX CONTRIBUTIONS)	10
1.09	ROLLOVER CONTRIBUTIONS	11
1.10	QUALIFIED NONELECTIVE EMPLOYER CONTRIBUTIONS	11
1.11	MATCHING EMPLOYER CONTRIBUTIONS	12
1.12	NONELECTIVE EMPLOYER CONTRIBUTIONS	16
1.13	EXCEPTIONS TO CONTINUING ELIGIBILITY REQUIREMENTS	19
1.14	RETIREMENT	19
1.15	DEFINITION OF DISABLED	19
1.16	VESTING	19
1.17	PREDECESSOR EMPLOYER SERVICE	21
1.18	PARTICIPANT LOANS	21
1.19	IN-SERVICE WITHDRAWALS	21
1.20	FORM OF DISTRIBUTIONS	22
1.21	TIMING OF DISTRIBUTIONS	23
1.22	TOP HEAVY STATUS	24
1.23	CORRECTION TO MEET 415 REQUIREMENTS UNDER MULTIPLE DEFINED CONTRIBUTION
	PLANS	25
1.24	INVESTMENT DIRECTION	25
1.25	ADDITIONAL PROVISIONS AND PROTECTED BENEFITS	25
1.26	SUPERSEDING PROVISIONS	25
1.27	RELIANCE ON ADVISORY LETTER	26
1.28	ELECTRONIC SIGNATURE AND RECORDS	26
1.29	VOLUME SUBMITTER INFORMATION:	26
EXECUTION PAGE		27
SPECIAL EFFECTIVE DATES ADDENDUM		28
VESTING SCHEDULE ADDENDUM		29
ADDITIONAL PROVISIONS ADDENDUM		30
ADDENDUM TO ADOPTION AGREEMENT		31

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ADOPTION AGREEMENT

ARTICLE 1

PROFIT SHARING/401(K) PLAN

1.01	PLAN INFORMATION

	(a)	Name of Plan:

This is the R.C. Willey Home Furnishings Combined Retirement Investment Savings Plan (the “Plan”)

	(b)	Type of Plan:

		(1)	☐	401(k) Only

		(2)	☑	401(k) and Profit Sharing

		(3)	☐	Profit Sharing Only

	(c)	Administrator Name (if not the Employer):

	(d)	Plan Year End (month/day):		12/31

	(e)	Three Digit Plan Number:		001

	(f)	Limitation Year (check one):

		(1)	☐	Calendar Year

		(2)	☑	Plan Year

		(3)	☐	Other, (12-month period ending on the following date):

	(g)	Plan Status:

		(1)	Adoption Agreement Effective Date: 01/01/2018 (cannot be earlier than the later of (i) the first day of the 2007 Plan Year or (ii) the effective date of the Plan)

		(2)	The Adoption Agreement Effective Date is:

			(A)	☐ A new Plan Effective Date

			(B)	☑ An amendment Effective Date (check one):

(i) ☑ an amendment and restatement of this Basic Plan Document No. 17 (or restatement of former Fidelity Basic Plan Document No. 14) and its Adoption Agreement previously executed by the Employer;

(ii) ☐ a conversion to Basic Plan Document No. 17 and its Adoption Agreement.

The original effective date of the Plan: 07/02/1961

		(3)	☑	Special Effective Dates. Certain provisions of the Plan shall be effective as of a date other than the date specified in Subsection 1.01(g)(1) above. Please complete the Special Effective Dates Addendum to the Adoption Agreement indicating the affected provisions and their effective dates.

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		(4)	☐	Plan Merger Effective Dates. Certain plan(s) were merged into the Plan on or after the date specified in Subsection 1.01(g)(1) above. Please complete the appropriate subsection(s) of the Plan Mergers Addendum.

		(5)	☐	Frozen Plan. The Plan is currently frozen. While the Plan is frozen, the definition of Compensation for purposes of determining contributions under Section 5.02 of the Basic Plan Document shall not include compensation earned after the date the Plan is frozen. Plan assets will continue to be held on behalf of Participants and their Beneficiaries until distributed in accordance with the Plan terms. (If this provision is selected, it will override any conflicting provision selected in the Adoption Agreement.)(Choose one.)

			(A)	☐ Contributions under the Plan are permanently discontinued. Accounts of all Employees shall be 100% vested without regard to any schedule selected in 1.16.

			(B)	☐ Contributions under the Plan are temporarily suspended. The Employer contemplates that contributions will resume at a later date.
Note: Deferral Contributions and Employee Contributions shall not be taken from compensation earned after the date the Plan is frozen, however, loan repayments shall continue to be made until the loan obligation is satisfied.

1.02	EMPLOYER

	(a)	Employer Name: R.C. Willey Home Furnishings

		(1)	Employer’s Tax Identification Number: 87-0242145

		(2)	Employer’s fiscal year end: 12/31

	(b)	The term “Employer” includes the following participating employers (choose one):

		(1)	☑	No other employers participate in the Plan.

		(2)	☐	Certain other employers participate in the Plan. Please complete the Participating Employers Addendum.

1.03	TRUSTEE

	(a)	Trustee Name:		Fidelity Management Trust Company

		Address:		245 Summer Street
Boston, MA 02210

1.04	COVERAGE

All Employees who meet the conditions specified below shall be eligible to participate in the Plan:

	(a)	Age Requirement (check one):

		(1)	☐	no age requirement.

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	(2)	☑	must have attained age: 21 (not to exceed 21).

(b)	Eligibility Service Requirement(s)—There shall be no eligibility service requirements for contributions to the Plan unless selected below for the following contributions:

	(1) Deferral Contributions, Employee Contributions, Qualified Nonelective Employer Contributions		(2) Nonelective Employer Contributions	(3) Matching Employer Contributions

N/A – not applicable – type(s) of contribution not selected

days of Eligibility Service requirement (no minimum Hours of Service).

(Do not indicate more than 365 days in column (1) or 730 days in either of the other columns.)

	6.00		6.00	6.00	months of Eligibility Service requirement (no minimum Hours of Service). (Do not indicate more than 12 months in column (1) or 24 months in either of the other columns.)

one year of Eligibility Service requirement (at least (not to exceed 1,000) Hours of Service are required during the Eligibility Computation Period).

two years of Eligibility Service requirement (at least (not to exceed 1,000) Hours of Service are required during the Eligibility Computation Period). (Select only for column (2) or (3).)

Note: If the Employer selects an Eligibility Service requirement of more than 365 days or 12 months or selects the two year Eligibility Service requirement, then (1) contributions subject to such Eligibility Service requirement must be 100% vested when made, and (2) if the Plan has selected either Safe Harbor Matching Employer Contributions in Option 1.11(a)(3) or Safe Harbor Formula in Option 1.12(a)(3), then only one year of Eligibility Service (with at least 1000 Hours of Service) is required for such contributions.

Note: The Plan shall be disaggregated for testing pursuant to Section 6.09 of the Basic Plan Document if a more stringent eligibility requirement is elected in Subsection 1.04(a) or (b) either (1) with respect to Matching Employer Contributions and Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, is selected or (2) with respect to Nonelective Employer Contributions and Option 1.12(a)(3), 401(k) Safe Harbor Formula, is selected, than with respect to Deferral Contributions.

Note: If different eligibility requirements are selected for Deferral Contributions than for Employer Contributions and the Plan becomes a “top-heavy plan,” the Employer may need to make a minimum Employer Contribution on behalf of non-key Employees who have satisfied the eligibility requirements for Deferral Contributions and are employed on the last day of the Plan Year, but have not satisfied the eligibility requirements for Employer Contributions.

	(4)	☐	Hours of Service Crediting. Hours of Service will be credited in accordance with the equivalency selected in the Hours of Service Equivalencies Addendum rather than in accordance with the equivalency described in Subsection 2.01(cc) of the Basic Plan Document. Please complete the Hours of Service Equivalencies Addendum.

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(c)	Eligibility Computation Period—The Eligibility Computation Period is the 12-consecutive-month period beginning on an Employee’s Employment Commencement Date and each 12-consecutive-month period beginning on an anniversary of his Employment Commencement Date.

(d)	Eligible Class of Employees:

	(1)	Generally, the Employees eligible to participate in the Plan are (choose one):

		(A)	☑	all Employees of the Employer.

		(B)	☐	only Employees of the Employer who are covered by (choose one):

			(i)	☐ any collective bargaining agreement with the Employer, provided that the agreement requires the employees to be included under the Plan.

			(ii)	☐ the following collective bargaining agreement(s) with the Employer:

	(2)	☑	Notwithstanding the selection in Subsection 1.04(d)(1) above, certain Employees of the Employer are excluded from participation in the Plan:
Note: Certain employees (e.g., residents of Puerto Rico) are excluded automatically pursuant to Subsection 2.01(r) of the Basic Plan Document, regardless of the Employer’s selection under this Subsection 1.04(d)(2).

		(A)	☑	employees covered by a collective bargaining agreement, unless the agreement requires the employees to be included under the Plan. (Do not choose if Option 1.04(d)(1)(B) is selected above.)

		(B)	☐	Highly Compensated Employees as defined in Subsection 2.01(bb) of the Basic Plan Document.

		(C)	☑	Leased Employees as defined in Subsection 2.01(ee) of the Basic Plan Document.

		(D)	☑	nonresident aliens who do not receive any earned income from the Employer which constitutes United States source income.

		(E)	☐	other:

Note: The eligible group defined above must be a definitely determinable group and cannot be subject to the discretion of the Employer. In addition, the design of the classifications cannot be such that the only Non-Highly Compensated Employees benefiting under the Plan are those with the lowest compensation and/or the shortest periods of service and who may represent the minimum number of such employees necessary to satisfy coverage under Code Section 410(b).

			(i)	☐ Notwithstanding this exclusion, any Employee who would otherwise be excluded from participation solely because he is in a group described below shall be part of the class of Employees eligible to participate in the Plan and, if he has never been a Participant in the Plan previously, will be required to meet different age and service requirements for eligibility than those specified in Subsections (a) and (b) permitting him to enter on the Entry Date immediately following the end of the

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Eligibility Computation Period during which he first satisfies the following requirements: (I) has attained age 21 and (II) has completed at least 1,000 Hours of Service. This Subsection 1.04(d)(2)(E)(i) applies to the following excluded Employees (Must choose if an exclusion in (E) above directly or indirectly imposes an age and/or service requirement for participation, for example by excluding part-time or temporary employees):

Note: Exclusion of employees may adversely affect the Plan’s satisfaction of the minimum coverage requirements, as provided in Code Section 410(b).

(e)	Entry Dates – The Entry Dates shall be as indicated below with respect to the applicable type(s) of contribution. (Complete the table below by checking the appropriate boxes to indicate Entry Dates for the contributions listed.)

		(1) Deferral Contributions, Employee Contributions, Qualified Nonelective Employer Contributions	(2) Nonelective Employer Contributions	(3) Matching Employer Contributions

	(A)				N/A – not applicable – type(s) of contribution not selected

	(B)	X	X	X	Immediate upon meeting the eligibility requirements specified in Subsections 1.04(a) and 1.04(b)

	(C)				the first day of each Plan Year and the first day of the seventh month of each Plan Year

	(D)				the first day of each Plan Year and the first day of the fourth, seventh, and tenth months of each Plan Year

	(E)				the first day of each month

(F)	the first day of each Plan Year (Do not select if there is
an Eligibility Service requirement of more than six
months in Subsection 1.04(b) for the type(s) of
contribution or if there is an age requirement of more
than 20 1/2 in Subsection 1.04(a) for the type(s) of
contribution.)

Note: If another plan is merged into the Plan, the Plan may provide on the Plan Mergers Addendum that the effective date of the merger is also an Entry Date with respect to certain Employees.

(f)	Date of Initial Participation - An Eligible Employee shall become a Participant on the Entry Date coinciding with or immediately following the date such Eligible Employee completes the age and service requirement(s) in Subsections 1.04(a) and (b), if any, or in Subsection 1.04(d)(2)(E)(i), if applicable, except (check one):

	(1)	☑	no exceptions.

	(2)	☐	Eligible Employees employed on (insert date) shall become Participants on that date.

	(3)	☐	Eligible Employees who meet the age and service requirement(s) of Subsections 1.04(a) and (b) on (insert date) shall become Participants on that date.

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1.05	COMPENSATION

Compensation, as defined in Subsection 2.01(k) of the Basic Plan Document, shall be modified as provided below.

	(a)	Compensation Exclusions —Compensation shall not include reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation, welfare benefits, unused leave (as described in Section 2.01(k)(2)), or any of the following additional item(s):

		(1)	☐	No additional exclusions.

		(2)	☐	Differential Wages.

		(3)	☐	Overtime pay.

		(4)	☐	Bonuses.

		(5)	☐	Commissions.

		(6)	☑	The value of restricted stock or of a qualified or a non-qualified stock option granted to an Employee by the Employer to the extent such value is includable in the Employee’s taxable income.

		(7)	☑	Severance pay received prior to termination of employment. (Severance pay received following termination of employment is a severance amount as described in Subsection 2.01(k) and is always excluded.)

Note: If the Employer selects an option, other than (1) or (2) above, with respect to Nonelective Employer Contributions, Compensation must be tested to show that it meets the requirements of Code Section 414(s), unless 401(k) Safe Harbor Formula has been selected, or the allocations must be tested to show that they meet the general test under regulations issued under Code Section 401(a)(4). If the Employer selects an option, other than (1) or (2) above, and Option 1.11(a)(3), Safe Harbor Matching Employer Contributions, is selected, a Participant must be permitted to make Deferral Contributions under the Plan sufficient to receive the full 401(k) Safe Harbor Matching Employer Contribution, determined as a percentage of Compensation meeting the requirements of Code Section 414(s).

	(b)	Compensation for the First Year of Participation—Contributions for the Plan Year in which an Employee first becomes a Participant shall be determined based on the Employee’s Compensation as provided below.

		(1)	☑	Compensation for the entire Plan Year. (Complete (A) below, if applicable. If (A) is not selected, the amount of any Nonelective Employer Contribution for the initial Plan Year will be determined in accordance with this subsection 1.05(b)(1) using only Compensation from the Effective Date of the Plan through the end of the initial Plan Year.)

			(A)	☐ For purposes of determining the amount of Nonelective Employer Contributions, other than 401(k) Safe Harbor Nonelective Employer Contributions, Compensation for the 12-month period ending on the last day of the initial Plan Year shall be used.

		(2)	☐	Only Compensation for the portion of the Plan Year in which the Employee is eligible to participate in the Plan. (Complete (A) below, if applicable. If (A) is not selected, the amount of any Nonelective Employer Contribution for the initial Plan Year will be determined in accordance with this subsection 1.05(b)(2) using only Compensation from the Effective Date of the Plan through the end of the initial Plan Year.)

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			(A)	☐ For purposes of determining the amount of Nonelective Employer Contributions, other than 401(k) Safe Harbor Nonelective Employer Contributions, for those Employees who become Active Participants on the Effective Date of the Plan, Compensation for the 12-month period ending on the last day of the initial Plan Year shall be used. For all other Employees, only Compensation for the period in which they are eligible shall be used.

1.06	TESTING RULES

	(a)	ADP/ACP Present Testing Method—The testing method for purposes of applying the “ADP” and “ACP” tests described in Sections 6.03 and 6.06 of the Basic Plan Document shall be the (check one):

		(1)	☑	Current Year Testing Method—The “ADP” or “ACP” of Highly Compensated Employees for the Plan Year shall be compared to the “ADP” or “ACP” of Non-Highly Compensated Employees for the same Plan Year. (Must choose if Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, or Option 1.12(a)(3), 401(k) Safe Harbor Formula, with respect to Nonelective Employer Contributions is checked.)

		(2)	☐	Prior Year Testing Method—The “ADP” or “ACP” of Highly Compensated Employees for the Plan Year shall be compared to the “ADP” or “ACP” of Non-Highly Compensated Employees for the immediately preceding Plan Year. (Do not choose if Option 1.10(a)(1), alternative allocation formula for Qualified Nonelective Contributions.)

		(3)	☐	Not applicable. (Only if Option 1.01(b)(3), Profit Sharing Only, is checked and Option 1.08(a)(1), Future Employee Contributions, and Option 1.11(a), Matching Employer Contributions, are not checked or Option 1.04(d)(2)(B), excluding all Highly Compensated Employees from the eligible class of Employees, is checked.)

Note: Restrictions apply on elections to change testing methods.

	(b)	First Year Testing Method—If the first Plan Year that the Plan, other than a successor plan, permits Deferral Contributions or provides for either Employee or Matching Employer Contributions, occurs on or after the Effective Date specified in Subsection 1.01(g), the “ADP” and/or “ACP” test for such first Plan Year shall be applied using the actual “ADP” and/or “ACP” of Non-Highly Compensated Employees for such first Plan Year, unless otherwise provided below.

		(1)	☐	The “ADP” and/or “ACP” test for the first Plan Year that the Plan permits Deferral Contributions or provides for either Employee or Matching Employer Contributions shall be applied assuming a 3% “ADP” and/or “ACP” for Non-Highly Compensated Employees. (Do not choose unless Plan uses prior year testing method described in Subsection 1.06(a)(2).)

	(c)	HCE Determinations: Look Back Year—The look back year for purposes of determining which Employees are Highly Compensated Employees shall be the 12-consecutive-month period preceding the Plan Year, unless otherwise provided below.

		(1)	☐	Calendar Year Determination—The look back year shall be the calendar year beginning within the preceding Plan Year. (Do not choose if the Plan Year is the calendar year.)

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	(d)	HCE Determinations: Top Paid Group Election—All Employees with Compensation exceeding the dollar amount specified in Code Section 414(q)(1)(B)(i) adjusted pursuant to Code Section 415(d) (e.g., $115,000 for “determination years” beginning in 2013 and “look-back years” beginning in 2012) shall be considered Highly Compensated Employees, unless Top Paid Group Election below is checked.

		(1)	☐	Top Paid Group Election—Employees with Compensation exceeding the dollar amount specified in Code Section 414(q)(1)(B)(i) adjusted pursuant to Code Section 415(d) shall be considered Highly Compensated Employees only if they are in the top paid group (the top 20% of Employees ranked by Compensation).

Note: Plan provisions for Sections 1.06(c) and 1.06(d) must apply consistently to all retirement plans of the Employer for determination years that begin with or within the same calendar year

1.07	DEFERRAL CONTRIBUTIONS

	(a)	☑	Deferral Contributions—Participants may elect to have a portion of their Compensation contributed to the Plan on a before-tax basis pursuant to Code Section 401(k).

		(1)	Regular Contributions—The Employer shall make a Deferral Contribution in accordance with Section 5.03 of the Basic Plan Document on behalf of each Participant who has an executed salary reduction agreement in effect with the Employer for the payroll period in question. Such Deferral Contribution shall not exceed the deferral limit below.

			(A)	☑	The deferral limit is 75.00% (must be a whole number multiple of one percent) of Compensation.

Note: If Catch-Up Contributions are selected below, a Participant eligible to make Catch-Up Contributions shall (subject to the statutory limits in Treasury Regulation Section 1.414(v)- 1(b)(1)(i)) in any event be permitted to contribute in excess of the specified deferral limit up to 100% of the Participant’s “effectively available Compensation” (i.e., Compensation available after other withholding).

			(B)	☐	Instead of specifying a percentage of Compensation, a Participant’s salary reduction agreement may specify a dollar amount to be contributed each payroll period, provided such dollar amount does not exceed the maximum percentage of Compensation specified in Subsection 5.03(a) of the Basic Plan Document or in Subsection 1.07(a)(1)(A) above, as applicable.

			(C)	A Participant may change, on a prospective basis, his salary reduction agreement (check one):

				(i)	☑	as of the beginning of each payroll period.

				(ii)	☐	as of the first day of each month.

				(iii)	☐	as of each Entry Date. (Do not select if immediate entry is elected with respect to Deferral Contributions in Subsection 1.04(e).)

				(iv)	☐	as of the first day of each calendar quarter.

				(v)	☐	as of the first day of each Plan Year.

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		(vi)	☐	other. (Specify, but must be at least once per Plan Year)

Note: Notwithstanding the Employer’s election hereunder, if Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, or Option 1.12(a)(3), 401(k) Safe Harbor Formula, with respect to Nonelective Employer Contributions is checked, the Plan provides that an Active Participant may change his salary reduction agreement for the Plan Year within a reasonable period (not fewer than 30 days) of receiving the notice described in Section 6.09 of the Basic Plan Document.

	(D)	A Participant may revoke, on a prospective basis, a salary reduction agreement at any time upon proper notice to the Administrator but in such case may not complete a new salary reduction agreement until (check one):

		(i)	☑	the beginning of the next payroll period.

		(ii)	☐	the first day of the next month.

		(iii)	☐	the next Entry Date. (Do not select if immediate entry is elected with respect to Deferral Contributions in Subsection 1.04(e).)

		(iv)	☐	as of the first day of each calendar quarter.

		(v)	☐	as of the first day of each Plan Year.

		(vi)	☐	other. (Specify, but must be at least once per Plan Year)

(2)	☐	Additional Deferral Contributions—The Employer shall allow a Participant upon proper notice and approval to enter into a special salary reduction agreement to make additional Deferral Contributions in an amount up to 100% of their effectively available Compensation for the payroll period(s) designated by the Employer.

(3)	☐	Bonus Contributions—The Employer shall allow a Participant upon proper notice and approval to enter into a special salary reduction agreement to make Deferral Contributions from any Employer paid cash bonuses designated by the Employer on a uniform and nondiscriminatory basis that are made for such Participants during the Plan Year in an amount up to 100% of such bonuses. The Compensation definition elected by the Employer in Subsection 1.05(a) must include bonuses if bonus contributions are permitted. Unless a Participant has entered into a special salary reduction agreement with respect to bonuses, the percentage deferred from any Employer paid cash bonus shall be (check (A) or (B) below):

	(A)	☐	Zero.

	(B)	☐	The same percentage elected by the Participant for his regular contributions in accordance with Subsection 1.07(a)(1) above or deemed to have been elected by the Participant in accordance with Option 1.07(a)(6) below.

Note: A Participant’s contributions under Subsection 1.07(a)(2) and/or (3) may not cause the Participant to exceed the percentage limit specified by the Employer in Subsection 1.07(a)(1)(A) for the full Plan Year. If the Administrator anticipates that the Plan will not satisfy the “ADP” and/or “ACP” test for the year, the Administrator may reduce the rate of Deferral Contributions of Participants who are Highly Compensated Employees to an amount objectively determined by the Administrator to be necessary to satisfy the “ADP” and/or “ACP” test.

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		(4)	☑	Catch-Up Contributions—The following Participants who have attained or are expected to attain age 50 before the close of the taxable year will be permitted to make Catch-Up Contributions to the Plan, as described in Subsection 5.03(a) of the Basic Plan Document:

			(A)	☑	All such Participants.

			(B)	☐	All such Participants except those covered by a collective-bargaining agreement under which retirement benefits were a subject of good faith bargaining unless the bargaining agreement specifically provides for Catch-Up Contributions to be made on behalf of such Participants.

Note: The Employer must not select Option 1.07(a)(4) above unless all applicable plans (as defined in Code Section 414(v)(6)(A), other than any plan that is qualified under Puerto Rican law or that covers only employees who are covered by a collective bargaining agreement under which retirement benefits were a subject of good faith bargaining) maintained by the Employer and by any other employer that is treated as a single employer with the Employer under Code Section 414(b), (c), (m), or (o) also permit Catch-Up Contributions in the same dollar amount.

		(5)	☑	Roth 401(k) Contributions. Participants shall be permitted to irrevocably designate pursuant to Subsection 5.03(b) of the Basic Plan Document that a portion or all of the Deferral Contributions made under this Subsection 1.07(a) are Roth 401(k) Contributions that are includable in the Participant’s gross income at the time deferred.

		(6)	☐	Automatic Enrollment Contributions. Unless they affirmatively elect otherwise, certain Eligible Employees will have their Compensation reduced in accordance with the provisions of Subsection 5.03(c) of the Basic Plan Document (an “Automatic Enrollment Contribution”), Section 1.07(b) of the Additional Provisions Addendum, and the following:

			(A)	☐	All newly Eligible Employees shall be subject to the same automatic enrollment provisions.

			(B)	☐	The automatic enrollment provisions of the Plan shall be/are different for different groups of Eligible Employees.

			(C)	☐	Some form of automatic deferral increase will be part of the automatic enrollment provisions.

			(D)	☐	A qualified automatic contribution arrangement described in Code Section 401(k)(13) (“QACA”) has been adopted. (Select Option 1.11(a)(3) or 1.12(a)(3) and complete appropriate Addendum.)

			(E)	☐	An eligible automatic enrollment arrangement described in Code Section 414(w) (“EACA”) has been adopted.

1.08	EMPLOYEE CONTRIBUTIONS (AFTER-TAX CONTRIBUTIONS)

	(a)	☐	Future Employee Contributions —Participants may make voluntary, non-deductible, after-tax Employee Contributions pursuant to Section 5.04 of the Basic Plan Document. The Employee Contribution made on behalf of an Active Participant each payroll period shall not exceed the contribution limit specified in Subsection 1.08(a)(1) below.

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		(1)	The contribution limit is % of Compensation.

	(b)	☐	Frozen Employee Contributions—Participants may not currently make after-tax Employee Contributions to the Plan, but the Employer does maintain frozen Employee Contributions Accounts.

1.09	ROLLOVER CONTRIBUTIONS

	(a)	☑	Rollover Contributions—Employees may roll over eligible amounts from other plans to the Plan subject to the additional following requirements:

		(1)	☑	The Plan will not accept rollovers of after-tax employee contributions.

		(2)	☐	The Plan will not accept rollovers of designated Roth contributions. (Must be selected if Roth 401(k) Contributions are not elected in Subsection 1.07(a)(5).)

	(b)	☐	In-Plan Roth Rollover Contributions (Choose only if Roth 401(k) Contributions are selected in Option 1.07(a)(5) above) – Unless Option 1.09(b)(1) is selected below and in accordance with Section 5.06 of the Basic Plan Document, any Participant, spousal alternate payee or spousal Beneficiary may elect to have otherwise distributable portions of his Account, which are not part of an outstanding loan balance pursuant to Article 9 of the Basic Plan Document and are not “designated Roth contributions” under the Plan, be considered “designated Roth contributions” for purposes of the Plan.

		(1)	☐	Only a Participant who is still employed by the Employer (or a spousal alternate payee or spousal Beneficiary of such a Participant) may elect to make such an in-plan Roth Rollover.

1.10	QUALIFIED NONELECTIVE EMPLOYER CONTRIBUTIONS

	(a)	Qualified Nonelective Employer Contributions—The Employer may contribute an amount which it designates as a Qualified Nonelective Employer Contribution for any permissible purpose, as provided in Section 5.07 of the Basic Plan Document. If Option 1.07(a) or 1.08(a)(1) is checked, except as provided in Section 5.07 of the Basic Plan Document or as otherwise provided below, Qualified Nonelective Employer Contributions shall be allocated to all Participants who were eligible to participate in the Plan at any time during the Plan Year and are Non-Highly Compensated Employees in the ratio which each such Participant’s “testing compensation”, as defined in Subsection 6.01(s) of the Basic Plan Document, for the Plan Year bears to the total of all such Participants’ “testing compensation” for the Plan Year.

		(1)	☐	Qualified Nonelective Employer Contributions shall be allocated only among such Participants described above who are designated by the Employer as eligible to receive a Qualified Nonelective Employer Contribution for the Plan Year. The amount of the Qualified Nonelective Employer Contribution allocated to each such Participant shall be as designated by the Employer, but not in excess of the “regulatory maximum.” The “regulatory maximum” means 5% (10% for Qualified Nonelective Contributions made in connection with the Employer’s obligation to pay prevailing wages) of the “testing compensation” for such Participant for the Plan Year. The “regulatory maximum” shall apply separately with respect to Qualified Nonelective Contributions to be included in the “ADP” test and Qualified Nonelective Contributions to be included in the “ACP” test. (Cannot be selected if the Employer has elected prior year testing in Subsection 1.06(a)(2).)

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1.11	MATCHING EMPLOYER CONTRIBUTIONS

	(a)	☑	Matching Employer Contributions - The Employer shall make Matching Employer Contributions on behalf of each of its “eligible” Participants as provided in this Section 1.11. For purposes of this Section 1.11, an “eligible” Participant means any Participant who is an Active Participant during the Contribution Period and who satisfies the requirements of Subsection 1.11(e) or Section 1.13.

		(1)	☐	Non-Discretionary Matching Employer Contributions—The Employer shall make a Matching Employer Contribution on behalf of each “eligible” Participant in an amount equal to the following percentage of the eligible contributions made by the “eligible” Participant during the Contribution Period (complete all that apply):

			(A)	☐	Flat Percentage Match: % to all “eligible” Participants.

			(B)	☐	Tiered Match: % of the first % of the “eligible” Participant’s Compensation contributed to the Plan, % of the next % of the “eligible” Participant’s Compensation contributed to the Plan, % of the next % of the “eligible” Participant’s Compensation contributed to the Plan.

Note: The group of “eligible” Participants benefiting under each match rate must satisfy the nondiscriminatory coverage requirements of Code Section 410(b) and the group to whom the match rate is effectively available must not substantially favor HCEs.

			(C)	☐	Limit on Non-Discretionary Matching Employer Contributions (check the appropriate box(es)):

				(i)	☐ Contributions in excess of % of the “eligible” Participant’s Compensation for the Contribution Period shall not be considered for non-discretionary Matching Employer Contributions.

				(ii)	☐ Matching Employer Contributions for each “eligible” Participant for each Plan Year shall be limited to $ .

		(2)	☑	Discretionary Matching Employer Contributions—The Employer may make a discretionary Matching Employer Contribution on behalf of “eligible” Participants, or a designated group of “eligible” Participants, in accordance with Section 5.08 of the Basic Plan Document. An “eligible” Participant’s allocable share of the discretionary Matching Employer Contribution shall be a percentage of the eligible contributions made by the “eligible” Participant during the Contribution Period. The Employer may limit the eligible contributions taken into account under the allocation formula to contributions up to a specified percentage of Compensation or dollar amount or may provide for Matching Employer Contributions to be made in a different ratio for eligible contributions above and below a specified percentage of Compensation or dollar amount. The Matching Employer Contribution is allocated among “eligible” Participants so that each “eligible” Participant receives a rate or amount that is identical to the rate or amount received by all other “eligible” Participants (or designated group of “eligible” Participants, if applicable)as determined by the Employer on or before the due date of the Employer’s tax return for the year of allocation.

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Note: If the Matching Employer Contribution made in accordance with this Subsection 1.11(a)(2) matches different percentages of contributions for different groups of “eligible” Participants, the group of “eligible” Participants benefiting under each match rate must satisfy the nondiscriminatory coverage requirements of Code Section 410(b) and the group to whom the match rate is effectively available must not substantially favor HCEs.

		(A)	☐ 4% Limitation on Discretionary Matching Employer Contributions for Deemed Satisfaction of “ACP” Test—In no event may the dollar amount of the discretionary Matching Employer Contribution made on an “eligible” Participant’s behalf for the Plan Year exceed 4% of the “eligible” Participant’s Compensation for the Plan Year. (Only if Option 1.12(a)(3), 401(k) Safe Harbor Formula, with respect to Nonelective Employer Contributions is checked.)

	(3)	☐	401(k) Safe Harbor Matching Employer Contributions—If the Employer elects one of the safe harbor formula Options provided in the 401(k) Safe Harbor Matching Employer Contributions Addendum to the Adoption Agreement and provides written notice each Plan Year to all Active Participants of their rights and obligations under the Plan, the Plan shall be deemed to satisfy the “ADP” test and, under certain circumstances, the “ACP” test.

(b)	☐	Additional Matching Employer Contributions—The Employer may at Plan Year end make an additional Matching Employer Contribution on behalf of each “eligible” Participant in an amount equal to a percentage of the eligible contributions made by each “eligible” Participant during the Plan Year. The additional Matching Employer Contribution may be limited to match only contributions up to a specified percentage of Compensation or limit the amount of the match to a specified dollar amount.

Note: If the additional Matching Employer Contribution made in accordance with this Subsection 1.11(b) matches different percentages of contributions for different groups of “eligible” Participants, the group of “eligible” Participants benefiting under each match rate must satisfy the nondiscriminatory coverage requirements of Code Section 410(b) and the group to whom the match rate is effectively available must not substantially favor HCEs.

	(1)	☐	4% Limitation on additional Matching Employer Contributions for Deemed Satisfaction of “ACP” Test—In no event may the dollar amount of the additional Matching Employer Contribution made on an “eligible” Participant’s behalf for the Plan Year exceed 4% of the “eligible” Participant’s Compensation for the Plan Year. (Only if Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, or Option 1.12(a)(3), 401(k) Safe Harbor Formula, with respect to Nonelective Employer Contributions is checked.)

Note: If the Employer elected Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, above and wants to be deemed to have satisfied the “ADP” test, the additional Matching Employer Contribution must meet the requirements of Section 6.09 of the Basic Plan Document. In addition to the foregoing requirements, if the Employer elected Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, or Option 1.12(a)(3), 401(k) Safe Harbor Formula, with respect to Nonelective Employer Contributions, and wants to be deemed to have satisfied the “ACP” test with respect to Matching Employer Contributions for the Plan Year, the eligible contributions matched may not exceed the limitations in Section 6.10 of the Basic Plan Document.

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(c)	Contributions Matched—The Employer matches the following contributions (check appropriate box(es)):

	(1)	Deferral Contributions—Deferral Contributions made to the Plan are matched at the rate specified in this Section 1.11. Catch-Up Contributions are not matched unless the Employer elects Option 1.11(c)(1)(A) below.

		(A)	☐	Catch-Up Contributions made to the Plan pursuant to Subsection 1.07(a)(4) are matched at the rates specified in this Section 1.11.

			Note:	Notwithstanding the above, if the Employer elected Option 1.11(a)(3), 401(k) Safe
Harbor Matching Employer Contributions, Deferral Contributions shall be matched at the rate specified in the 401(k) Safe Harbor Matching Employer Contributions Addendum to the Adoption Agreement without regard to whether they are Catch-Up Contributions.

(d)	Contribution Period for Matching Employer Contributions—The Contribution Period for purposes of calculating the amount of Matching Employer Contributions is:

	(1)	☐	each calendar month.

	(2)	☐	each Plan Year quarter.

	(3)	☐	each Plan Year.

	(4)	☑	each payroll period.

	(5)	☐	The Employer shall determine the Contribution Period for calculation of any discretionary Matching Employer Contributions elected pursuant to Option 1.11(a)(2) above at the time that the matching contribution formula is determined.

The Contribution Period for additional Matching Employer Contributions described in Subsection 1.11(b) is the Plan Year.

Note: If Option (5) is selected, one of the other options must be selected to apply to any non-discretionary Matching Employer Contributions.

Note: If Matching Employer Contributions are made more frequently than for the Contribution Period selected above, the Employer must calculate the Matching Employer Contribution required with respect to the full Contribution Period, taking into account the “eligible” Participant’s contributions and Compensation for the full Contribution Period, and contribute any additional Matching Employer Contributions necessary to “true up” the Matching Employer Contribution so that the full Matching Employer Contribution is made for the Contribution Period.

(e)	Continuing Eligibility Requirement(s)—A Participant who is an Active Participant during a Contribution Period and makes eligible contributions during the Contribution Period shall only be entitled to receive Matching Employer Contributions under Section 1.11 for that Contribution Period if the Participant satisfies the following requirement(s) (Check the appropriate box(es). Options (3) and (4) may not be elected together; Option (5) may not be elected with Option (2), (3), or (4); Options (2), (3), (4), (5), and (7) may not be elected with respect to Matching Employer Contributions if Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, is checked or if Option 1.12(a)(3), 401(k) Safe Harbor Formula, with respect to Nonelective Employer Contributions is checked and the Employer intends to satisfy the Code Section 401(m)(11) safe harbor with respect to Matching Employer Contributions):

	(1)	☑	No requirements.

	(2)	☐	Is employed by the Employer or a Related Employer on the last day of the Contribution Period.

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	(3)	☐	Earns at least 501 Hours of Service during the Plan Year. (Only if the Contribution Period is the Plan Year.)

	(4)	☐	Earns at least (not to exceed 1,000) Hours of Service during the Plan Year. (Only if the Contribution Period is the Plan Year.)

	(5)	☐	Either earns at least 501 Hours of Service during the Plan Year or is employed by the Employer or a Related Employer on the last day of the Plan Year. (Only if the Contribution Period is the Plan Year.)

	(6)	☐	Is not a Highly Compensated Employee for the Plan Year.

	(7)	☐	Is not a partner or a member of the Employer, if the Employer is a partnership or an entity taxed as a partnership.

	(8)	☐	Special continuing eligibility requirement(s) for additional Matching Employer Contributions. (Only if Option 1.11(b), Additional Matching Employer Contributions, is checked.)

		(A)	The continuing eligibility requirement(s) for additional Matching Employer Contributions is/are: (Fill in number of applicable eligibility requirement(s) from above, including the number of Hours of Service if Option (4) has been selected. Options (2), (3), (4), (5), and (7) may not be elected with respect to additional Matching Employer Contributions if Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, is checked or if Option 1.12(a)(3), 401(k) Safe Harbor Formula, with respect to Nonelective Employer Contributions is checked and the Employer intends to satisfy the Code Section 401(m)(11) safe harbor with respect to Matching Employer Contributions.)

Note: Except when added in conjunction with the addition of a new Matching Employer Contribution, if Option (2), (3), (4), or (5) is adopted during a Contribution Period, such Option shall not become effective until the first day of the next Contribution Period. Matching Employer Contributions attributable to the Contribution Period that are funded during the Contribution Period shall not be subject to the eligibility requirements of Option (2), (3), (4), or (5). If Option (2), (3), (4), (5), or (7) is elected with respect to any Matching Employer Contributions and if Option 1.12(a)(3), 401(k) Safe Harbor Formula, is also elected, the Plan will not be deemed to satisfy the “ACP” test in accordance with Section 6.10 of the Basic Plan Document and will have to pass the “ACP” test each year.

(f)	☐	Qualified Matching Employer Contributions—Prior to making any Matching Employer Contribution hereunder (other than a 401(k) Safe Harbor Matching Employer Contribution), the Employer may designate all or a portion of such Matching Employer Contribution as a Qualified Matching Employer Contribution that may be used to satisfy the “ADP” test on Deferral Contributions and excluded in applying the “ACP” test on Employee and Matching Employer Contributions. Unless the additional eligibility requirement is selected below, Qualified Matching Employer Contributions shall be allocated to all Participants who were Active Participants during the Contribution Period and who meet the continuing eligibility requirement(s) described in Subsection 1.11(e) above for the type of Matching Employer Contribution being characterized as a Qualified Matching Employer Contribution.

	(1)	☐	To receive an allocation of Qualified Matching Employer Contributions a Participant must also be a Non-Highly Compensated Employee for the Plan Year.

	Note:	Qualified Matching Employer Contributions may not be excluded in applying the “ACP” test for a Plan Year if the Employer elected Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, or Option 1.12(a)(3), 401(k) Safe Harbor Formula, with respect to Nonelective Employer Contributions, and the “ADP” test is deemed satisfied under Section 6.09 of the Basic Plan Document for such Plan Year.

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1.12	NONELECTIVE EMPLOYER CONTRIBUTIONS

If (a) or (b) is elected below, the Employer may make Nonelective Employer Contributions on behalf of each of its “eligible” Participants in accordance with the provisions of this Section 1.12. Except as otherwise defined in this Adoption Agreement pertaining to Nonelective Employer Contributions, for purposes of this Section 1.12, an “eligible” Participant means a Participant who is an Active Participant during the Contribution Period and who satisfies the requirements of Subsection 1.12(d) or Section 1.13.

Note: An Employer may elect both a fixed formula and a discretionary formula. If both are selected, the discretionary formula shall be treated as an additional Nonelective Employer Contribution and allocated separately in accordance with the allocation formula selected by the Employer.

	(a)	☐	Fixed Formula:

		(1)	☐	Fixed Percentage Employer Contribution—For each Contribution Period, the Employer shall contribute for each “eligible” Participant a percentage of such “eligible” Participant’s Compensation equal to):

			(A)	__________% (not to exceed 25%) to all “eligible” Participants.

Note: The allocation formula in Option 1.12(a)(1)(A) above generally satisfies a design-based safe harbor pursuant to the regulations under Code Section 401(a)(4).

		(2)	☐	Fixed Flat Dollar Employer Contribution—The Employer shall contribute for each “eligible” Participant an amount equal to:

			(A)	$ to all “eligible” Participants. (Complete (i) below).

				(i)	The contribution amount is based on an “eligible” Participant’s service for the following period (check one of the following):

					(I)	☐	Each paid hour.

					(II)	☐	Each Plan Year.

					(III)	☐	Other: (must be a period within the Plan Year that does not exceed one week and is uniform with respect to all “eligible” Participants).

Note: The allocation formula in Option 1.12(a)(2)(A) above generally satisfies a design-based safe harbor pursuant to the regulations under Code Section 401(a)(4).

		(3)	☐	401(k) Safe Harbor Formula—The Nonelective Employer Contribution specified in the 401(k) Safe Harbor Nonelective Employer Contributions Addendum is intended to satisfy the safe harbor contribution requirements under Sections 401(k) and 401(m) of the Code such that the “ADP” test (and, under certain circumstances, the “ACP” test) is deemed satisfied. Please complete the 401(k) Safe Harbor Nonelective Employer Contributions Addendum to the Adoption Agreement. (Choose only if Option 1.07(a), Deferral Contributions, is checked.)

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(b)	☑

Discretionary Formula—The Employer may decide each Contribution Period whether to make a discretionary Nonelective Employer Contribution on behalf of “eligible” Participants in accordance with Section 5.10 of the Basic Plan Document.

	(1)	☑	Non-Integrated Allocation Formula—In the ratio that each “eligible” Participant’s Compensation bears to the total Compensation paid to all “eligible” Participants for the Contribution Period.

	Note: The allocation formula in Option 1.12(b)(1) above generally satisfies a design-based safe harbor pursuant to the regulations under Code Section 401(a)(4).

	(2)	☐	Integrated Allocation Formula—As (1) a percentage of each “eligible” Participant’s Compensation plus (2) a percentage of each “eligible” Participant’s Compensation in excess of the “integration level” as defined below. The percentage of Compensation in excess of the “integration level” shall be equal to the lesser of the percentage of the “eligible” Participant’s Compensation allocated under (1) above or the “permitted disparity limit” as defined below.

		Note: An Employer that has elected Option 1.12(a)(3), 401(k) Safe Harbor Formula, may not take Nonelective Employer Contributions made to satisfy the 401(k) safe harbor into account in applying the integrated allocation formula described above.

		(A)	“Integration level” means the Social Security taxable wage base for the Plan Year, unless the Employer elects a lesser amount in (i) or (ii) below.

			(i)	__________% (not to exceed 100%) of the Social Security taxable wage base for the Plan Year, or

			(ii)	$ (not to exceed the Social Security taxable wage base).

			“Permitted disparity limit” means the percentage provided by the following table:

				The “Integration Level” is ___% of the Taxable Wage Base	The “Permitted Disparity Limit” is
				20% or less	5.7%
				More than 20%, but not more than 80%	4.3%
				More than 80%, but less than 100%	5.4%
				100%	5.7%

		The Social Security taxable wage base is the contribution and benefit base in effect under Section 230 of the Social Security Act at the beginning of the Plan Year.

		Note: The allocation formula in Option 1.12(b)(2) above generally satisfies a design-based safe harbor pursuant to the regulations under Code Section 401(a)(4).

		Note: An Employer who maintains any other plan that provides for or imputes Social Security Integration (permitted disparity) may not elect Option 1.12(b)(2).

(c)	Contribution Period for Nonelective Employer Contributions—The Contribution Period for purposes of calculating the amount of Nonelective Employer Contributions is the Plan Year, unless the Employer elects

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another Contribution Period below. Regardless of any selection made below, the Contribution Period for 401(k) Safe Harbor Nonelective Employer Contributions under Option 1.12(a)(3) or Nonelective Employer Contributions allocated under an integrated formula selected under Option 1.12(b)(2) is the Plan Year.

	(1)	☐	each calendar month.

	(2)	☐	each Plan Year quarter.

	(3)	☐	each payroll period.

Note: If Nonelective Employer Contributions are made more frequently than for the Contribution Period selected above, the Employer must calculate the Nonelective Employer Contribution required with respect to the full Contribution Period, taking into account the “eligible” Participant’s Compensation for the full Contribution Period, and contribute any additional Nonelective Employer Contributions necessary to “true up” the Nonelective Employer Contribution so that the full Nonelective Employer Contribution is made for the Contribution Period.

(d)	Continuing Eligibility Requirement(s)—A Participant shall only be entitled to receive Nonelective Employer Contributions for a Plan Year under this Section 1.12 if the Participant is an Active Participant during the Plan Year and satisfies the following requirement(s) (Check the appropriate box(es)—Options (3) and (4) may not be elected together; Option (5) may not be elected with Option (2), (3), or (4); Options (2), (3), (4), (5), and (7) may not be elected with respect to Nonelective Employer Contributions under the fixed formula if Option 1.12(a)(3), 401(k) Safe Harbor Formula, is checked):

	(1)	☐	No requirements.

	(2)	☑	Is employed by the Employer or a Related Employer on the last day of the Contribution Period.

	(3)	☐	Earns at least 501 Hours of Service during the Plan Year. (Only if the Contribution Period is the Plan Year.)

	(4)	☑	Earns at least 1000 (not to exceed 1,000) Hours of Service during the Plan Year. (Only if the Contribution Period is the Plan Year.)

	(5)	☐	Either earns at least 501 Hours of Service during the Plan Year or is employed by the Employer or a Related Employer on the last day of the Plan Year. (Only if the Contribution Period is the Plan Year.)

	(6)	☐	Is not a Highly Compensated Employee for the Plan Year.

	(7)	☐	Is not a partner or a member of the Employer, if the Employer is a partnership or an entity taxed as a partnership.

	(8)	☐	Special continuing eligibility requirement(s) for discretionary Nonelective Employer Contributions. (Only if both Options 1.12(a) and (b) are checked.)

		(A)	The continuing eligibility requirement(s) for discretionary Nonelective Employer Contributions is/are: (Fill in number of applicable eligibility requirement(s) from above, including the number of Hours of Service if Option (4) has been selected.)

Note: Except when added in conjunction with the addition of a new Nonelective Employer Contribution, if Option (2), (3), (4), or (5) is adopted during a Contribution Period, such Option shall not become effective until the first day of the next Contribution Period. Nonelective Employer Contributions attributable to the Contribution Period that are funded during the Contribution Period shall not be subject to the eligibility requirements of Option (2), (3), (4), or (5).

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1.13	EXCEPTIONS TO CONTINUING ELIGIBILITY REQUIREMENTS

	☑	Death, Disability, and Retirement Exceptions —All Participants who become disabled, as defined in Section 1.15, retire, as provided in Subsection 1.14(a), (b), or (c), or die are excepted from any last day or Hours of Service requirement. For purposes of this Section, any Participant who dies while performing qualified military service as defined in Code Section 414(u)(5) will be excepted from any last day or Hours of Service requirement.

1.14	RETIREMENT

	(a)	The Normal Retirement Age under the Plan is (check one):

		(1)	☑ age 65.

		(2)	☐ age (specify between 55 and 64).

		(3)	☐ later of age (not to exceed 65) or the (not to exceed 5th) anniversary of the Participant’s Employment Commencement Date.

	(b)	☐	The Early Retirement Age is the date the Participant attains age and completes years of Vesting Service.

Note: If this Option is elected, Participants who are employed by the Employer or a Related Employer on the date they reach Early Retirement Age shall be 100% vested in their Accounts under the Plan.

	(c)	☑	A Participant who becomes disabled, as defined in Section 1.15, is eligible for disability retirement.

Note: If this Option is elected, Participants who are employed by the Employer or a Related Employer on the date they become disabled shall be 100% vested in their Accounts under the Plan. Pursuant to Section 11.03 of the Basic Plan Document, a Participant is not considered to be disabled until he terminates his employment with the Employer.

1.15	DEFINITION OF DISABLED

A Participant is disabled if he/she meets any of the requirements selected below:

	(a)	☑	The Participant satisfies the requirements for benefits under the Employer’s long-term disability plan.

	(b)	☐	The Participant satisfies the requirements for Social Security disability benefits.

	(c)	☑	The Participant is determined to be disabled by a physician approved by the Employer.

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1.16	VESTING

A Participant’s vested interest in Matching Employer Contributions and/or Nonelective Employer Contributions, other than those described in Subsection 5.11(a) of the Basic Plan Document, shall be based upon his years of Vesting Service and the schedule selected in Subsection 1.16(c) below, except as provided in the Vesting Schedule Addendum to the Adoption Agreement or as provided in Subsection 1.22(c).

(a)	When years of Vesting Service are determined, the elapsed time method shall be used.

(b)	☐ Years of Vesting Service shall exclude service prior to the Plan’s original Effective Date as listed in Subsection 1.01(g)(1) or Subsection 1.01(g)(2), as applicable.

(c)	Vesting Schedule(s)

(1) Nonelective Employer Contributions			(2) Matching Employer Contributions
(check one):			(check one):

(A)	☐	N/A—No Nonelective Employer	(A)	☐	N/A – No Matching Employer
		Contributions			Contributions

(B)	☐	100% Vesting immediately	(B)	☐	100% Vesting immediately

(C)	☐	3 year cliff (see C below)	(C)	☐	3 year cliff (see C below)

(D)	☑	6 year graduated (see D below)	(D)	☐	6 year graduated (see D below)

(E)	☐	Other vesting (complete E1 below)	(E)	☑	Other vesting (complete E2 below)

Years of Vesting Service	Applicable Vesting Schedule(s)
	C	D	E1	E2
0	0%	0%	_______%	0.00%
1	0%	0%	_______%	50.00%
2	0%	20%	_______%	100.00%
3	100%	40%	_______%	100.00%
4	100%	60%	_______%	100.00%
5	100%	80%	_______%	100.00%
6 or more	100%	100%	_______%	100%

Note: A schedule elected under E1 or E2 above must be at least as favorable as one of the schedules in C or D above. If the vesting schedule is amended, any such amendment must satisfy the requirements of Section 16.04 of the Basic Plan Document

Note: The amendment of the plan to add a Fixed Nonelective Employer Contribution, Discretionary Nonelective Employer Contribution, 401(k) Safe Harbor Nonelective Employer Contribution, Fixed Matching Employer Contribution, Discretionary Matching Employer Contribution, Additional Matching Employer Contribution, or 401(k) Safe Harbor Matching Employer Contribution and an attendant vesting schedule does not constitute an amendment to a vesting schedule under Section 16.04 of the Basic Plan Document, unless a contribution source of the same type exists under the Plan on the effective date of such amendment. Any amendment to the vesting schedule of one such contribution source shall not require the amendment of the vesting schedule of any other such contribution source, notwithstanding the fact that one or more Participants may be subject to different vesting schedules for such different contribution sources.

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	(d)	☑	A vesting schedule or schedules different from the vesting schedule(s) selected above applies to certain Participants. Please complete Section (a) of the Vesting Schedule Addendum to the Adoption Agreement.

1.17	PREDECESSOR EMPLOYER SERVICE

	(a)	☐	Service for purposes of eligibility in Subsection 1.04(b) and vesting in Subsection 1.16 of this Plan shall include service with the following predecessor employer(s):

1.18	PARTICIPANT LOANS

	(a)	☑	Participant loans are allowed in accordance with Article 9.

1.19	IN-SERVICE WITHDRAWALS

Participants may make withdrawals prior to termination of employment under the following circumstances:

	(a)	☐	Hardship Withdrawals—Hardship withdrawals shall be allowed in accordance with Section 10.05 of the Basic Plan Document, subject to a $0.00 minimum amount.

		(1)	Hardship withdrawals will be permitted from:

			(A)	☐	A Participant’s Deferral Contributions Account only.

			(B)	☐	The Accounts specified in the In-Service Withdrawals Addendum. Please complete Section (c) of the In-Service Withdrawals Addendum.

	(b)	☑	Age 59 1/2—Participants shall be entitled to receive a distribution of all or any portion of the following Accounts upon attainment of age 59 1/2:

		(1)	☐	Deferral Contributions Account.

		(2)	☑	All vested Account balances.

	(c)	Withdrawal of Employee Contributions, Rollover Contributions and certain other contributions

		(1)	Unless otherwise provided below, Employee Contributions may be withdrawn in accordance with Section 10.02 of the Basic Plan Document at any time.

			(A)	☐	Employees may not make withdrawals of Employee Contributions more frequently than:

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		(2)	Rollover Contributions may be withdrawn in accordance with Section 10.03 of the Basic Plan Document at any time.

		(3)	Active Military Distribution (HEART Act)—Certain contributions restricted from distribution only due to Code Section 401(k)(2)(B)(i)(I) may be withdrawn by Participants performing military service in accordance with Section 10.01 of the Basic Plan Document at any time.

	(d)	☐	Qualified Disaster Distribution – One or more Qualified Disaster Distributions shall be allowed in accordance with Section 10.08 of the Basic Plan Document. Please complete the In-Service Withdrawals Addendum to the Adoption Agreement identifying each such Qualified Disaster Distribution.

	(e)	☐	Qualified Reservist Distribution—A Qualified Reservist Distribution shall be allowed in accordance with Section 10.09 of the Basic Plan Document.

	(f)	☐	Age 62 Distribution of Money Purchase Benefits - A Participant who has attained at least age 62, shall be entitled to receive a distribution of all or any portion of the vested amounts attributable to benefit amounts accrued as a result of the Participant’s participation in a money purchase pension plan (due to a merger into this Plan of money purchase pension plan assets), if any. (Choose only if Option 1.20(d)(1)(B) is selected.)

	(g)	☐	Additional In-Service Withdrawal Provisions—Benefits are payable as (check the appropriate box(es)):

		(1)	☐	an in-service withdrawal of vested amounts attributable to Employer Contributions maintained in a Participant’s Account (check (A) and/or (B)):

			(A)	☐	for at least (24 or more) months.

				(i)	☐	Special restrictions apply to such in-service withdrawals, see the In- Service Withdrawals Addendum to the Adoption Agreement.

			(B)	☐	after the Participant has at least 60 months of participation.

				(i)	☐	Special restrictions apply to such in-service withdrawals, see the In- Service Withdrawals Addendum to the Adoption Agreement.

		(2)	☐	another in-service withdrawal option that is permissible under the Code. Please complete the In-Service Withdrawals Addendum to the Adoption Agreement identifying the in-service withdrawal option(s).

Note: Any withdrawal indicated in this Section may be a “protected benefit” under Code Section 411(d)(6) which can be eliminated only to the extent permitted by applicable guidance.

1.20	FORM OF DISTRIBUTIONS

Subject to Section 13.01, 13.02 and Article 14 of the Basic Plan Document, distributions under the Plan shall be paid as provided below.

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	(a)	Lump Sum Payments—Lump sum payments are always available under the Plan and are the normal form of payment under the Plan except as modified in Subsection 1.20(d)(2) below.

	(b)	☑	Installment Payments—Participants may elect distribution under a systematic withdrawal plan (installments).

	(c)	☐	Partial Withdrawals —A Participant whose employment has terminated and whose Account is distributable in accordance with the provisions of Article 12 of the Basic Plan Document may elect to withdraw any portion of his Distributable vested interest in his Account in cash at any time.

	(d)	☐	Annuities (Check if the Plan is retaining any annuity form(s) of payment.)

		(1)	☐	An annuity form of payment is available under the Plan because the Plan either converted from or received a transfer of assets from a plan that was subject to the minimum funding requirements of Code Section 412 and therefore an annuity form of payment is a protected benefit under the Plan in accordance with Code Section 411(d)(6).

		(2)	The normal form of payment under the Plan is (check (A) or (B)):

			(A)	☐	Lump sum is the normal form of payment for:

				(i)	☐ All Participants

				(ii)	☐ All Participants except those as indicated on the Forms of Payment Addendum.

			(B)	☐	Life annuity is the normal form of payment for all Participants.

		(3)	☐	The Plan offers at least one other form of annuity as specified in the Forms of Payment Addendum.

Note: A life annuity option will continue to be an available form of payment for any Participant who elected such life annuity payment before the effective date of its elimination.

	(e)	Cash Outs and Implementation of Required Rollover Rule

		(1)	☑	If the vested Account balance payable to an individual is less than or equal to the cash out limit utilized for such individual, such Account will be distributed in accordance with the provisions of Section 13.02 or 18.04 of the Basic Plan Document. The cash out limit is:

			(A)	☐	$1,000.

			(B)	☑	The dollar amount specified in Code Section 411(a)(11)(A) ($5,000 as of January 1, 2013). Any distribution greater than $1,000 that is made to a Participant without the Participant’s consent before the Participant’s Normal Retirement Age (or age 62, if later) will be rolled over to an individual retirement plan designated by the Plan Administrator.

1.21	TIMING OF DISTRIBUTIONS

Except as provided in Subsection 1.21(a) or (b), distribution shall be made to an eligible Participant from his vested interest in his Account as soon as reasonably practicable following the Participant’s request for distribution pursuant to Article 12 of the Basic Plan Document.

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	(a)	Distribution shall be made to an eligible Participant from his vested interest in his Account as soon as reasonably practicable following the date the Participant’s application for distribution is received by the Administrator, but in no event later than his Required Beginning Date, as defined in Subsection 2.01(ss).

	(b)	☑	Preservation of Same Desk Rule—Check if the Employer wants to continue application of the same desk rule described in Subsection 12.01(b) of the Basic Plan Document regarding distribution of Deferral Contributions, Qualified Nonelective Employer Contributions, Qualified Matching Employer Contributions, 401(k) Safe Harbor Matching Employer Contributions, and 401(k) Safe Harbor Nonelective Employer Contributions. (If any of the above-listed contribution types were previously distributable upon severance from employment, this Option may not be selected.)

1.22	TOP HEAVY STATUS

	(a)	The Plan shall be subject to the Top-Heavy Plan requirements of Article 15 (check one):

		(1)	☐	for each Plan Year, whether or not the Plan is a “top-heavy plan” as defined in Subsection 15.01(g) of the Basic Plan Document.

		(2)	☑	for each Plan Year, if any, for which the Plan is a “top-heavy plan” as defined in Subsection 15.01(g) of the Basic Plan Document.

		(3)	☐	Not applicable. (Choose only if (A) Plan covers only employees subject to a collective bargaining agreement, or (B) Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, or Option 1.12(a)(3), 401(k) Safe Harbor Formula, is selected, and the Plan does not provide for Employee Contributions or any other type of Employer Contributions.)

	(b)	If the Plan is or is treated as a “top-heavy plan” for a Plan Year, each non-key Employee shall receive an Employer Contribution of at least 3% (3 or 5)% of Compensation for the Plan Year or such other amount in accordance with Section 15.03 of the Basic Plan Document or as elected on the 416 Contributions Addendum. The minimum Employer Contribution provided in this Subsection 1.22(b) shall be made under this Plan only if the Participant is not entitled to such contribution under another qualified plan of the Employer, unless the Employer elects otherwise below:

		(1)	☐	The minimum Employer Contribution shall be paid under this Plan in any event.

		(2)	☐	Another method of satisfying the requirements of Code Section 416. Please complete the 416 Contributions Addendum to the Adoption Agreement describing the way in which the minimum contribution requirements will be satisfied in the event the Plan is or is treated as a “top-heavy plan”.

		(3)	☐	Not applicable. (Choose only if (A) Plan covers only employees subject to a collective bargaining agreement, or (B) Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, or Option 1.12(b)(3), 401(k) Safe Harbor Formula, is selected, and the Plan does not provide for Employee Contributions or any other type of Employer Contributions.)

Note: The minimum Employer Contribution may be less than the percentage indicated in Subsection 1.22(b) above to the extent provided in Section 15.03 of the Basic Plan Document.

	(c)	If the Plan is or is treated as a “top-heavy plan” for a Plan Year, the vesting schedule found in Subsection 1.16(c)(1) shall apply for such Plan Year and each Plan Year thereafter, except with regard to Participants for whom there is a more favorable vesting schedule for Nonelective Employer Contributions.

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If the Employer has selected Option 1.01(b)(1) and the minimum Employer Contribution will not be immediately 100% vested, the Vesting Schedule Addendum must contain the applicable vesting schedule.

1.23	CORRECTION TO MEET 415 REQUIREMENTS UNDER MULTIPLE DEFINED CONTRIBUTION PLANS

	☐	Other Order for Limiting Annual Additions – If the Employer maintains other defined contribution plans, annual additions to a Participant’s Account shall be limited as provided in Section 6.12 of the Basic Plan Document to meet the requirements of Code Section 415, unless the Employer elects this Option and completes the 415 Correction Addendum describing the order in which annual additions shall be limited among the plans.

1.24	INVESTMENT DIRECTION

Subject to Section 8.03 of the Basic Plan Document, Participant Accounts shall be invested (check one):

	(a)	☐	in accordance with the investment directions provided to the Trustee by the Employer for allocating all Participant Accounts among the Permissible Investments.

	(b)	☑	in accordance with the investment directions provided to the Trustee by each Participant for allocating his entire Account among the Permissible Investments, except as modified in the Additional Provisions Addendum.

	(c)	☐	in accordance with the investment directions provided to the Trustee by each Participant for all contribution sources in his Account, except that the following sources shall be invested in accordance with the investment directions provided by the Employer (check (1) and/or (2)):

		(1)	☐ Nonelective Employer Contributions

		(2)	☐ Matching Employer Contributions

Note: The Employer must direct the applicable sources among the Permissible Investments.

1.25	ADDITIONAL PROVISIONS AND PROTECTED BENEFITS

	(a)	☑	Additional Provisions—The Plan includes certain provisions that are not delineated through the above elections in this Adoption Agreement, but are incorporated into Fidelity Basic Plan Document 17 and are described within the Additional Provisions Addendum. The provisions included within the Additional Provisions Addendum supplement and/or alter the provisions of this Adoption Agreement and/or the Basic Plan Document.

	(b)	☐	Protected Benefit Provisions—The Plan includes provisions that are “protected benefits” under Code Section 411(d)(6) and are not delineated through the above elections in this Adoption Agreement, but are described within the Protected Benefit Provisions Addendum.

1.26	SUPERSEDING PROVISIONS

	(a)	☐	The Employer has completed the Plan Superseding Provisions Addendum to show the provisions of the Plan which supersede provisions of this Adoption Agreement and/or the Basic Plan Document.

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Note: If the Employer elects superseding provisions in Option (a) above, the Employer may not be permitted to rely on the Volume Submitter Sponsor’s advisory letter for qualification of its Plan. In addition, such superseding provisions may in certain circumstances affect the Plan’s status as a pre-approved volume submitter plan eligible for the 6-year remedial amendment cycle.

(b) ☐ The Employer has completed the Trust Superseding Provisions Addendum to show the provisions of the Plan which supersede provisions of the Trust Agreement in the Basic Plan Document.

1.27	RELIANCE ON ADVISORY LETTER

An adopting Employer may rely on an advisory letter issued by the Internal Revenue Service as evidence that this Plan is qualified under Code Section 401 only to the extent provided in Section 19.02 of Revenue Procedure 2011- 49. The Employer may not rely on the advisory letter in certain other circumstances or with respect to certain qualification requirements, which are specified in the advisory letter issued with respect to this Plan and in Section 19.03 of Revenue Procedure 2011-49. In order to have reliance in such circumstances or with respect to such qualification requirements, application for a determination letter must be made to Employee Plans Determinations of the Internal Revenue Service.

Failure to properly complete the Adoption Agreement and failure to operate the Plan in accordance with the terms of the Plan document may result in disqualification of the Plan.

This Adoption Agreement may be used only in conjunction with Fidelity Basic Plan Document No. 17. The Volume Submitter Sponsor shall inform the adopting Employer of any amendments made to the Plan or of the discontinuance or abandonment of the volume submitter plan document.

1.28	ELECTRONIC SIGNATURE AND RECORDS

This Adoption Agreement, and any amendment thereto, may be executed or affirmed by an electronic signature or electronic record permitted under applicable law or regulation, provided the type or method of electronic signature or electronic record is acceptable to the Trustee.

1.29	VOLUME SUBMITTER INFORMATION:

	Name of Volume Submitter Sponsor: Address of Volume Submitter Sponsor:	Fidelity Management & Research Company 245 Summer Street Boston, MA 02210

Volume Submitter Defined Contribution Plan – 10/2014		PS Plan
21620-1510978300AA
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All rights reserved.
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EXECUTION PAGE

Plan Name	R.C. Willey Home Furnishings Combined Retirement Investment Savings Plan (the “Plan”)
Employer:	R.C. Willey Home Furnishings

The Fidelity Basic Plan Document No. 17 and the accompanying Adoption Agreement together comprise the Volume Submitter Defined Contribution Plan. It is the responsibility of the adopting Employer to review this volume submitter plan document with its legal counsel to ensure that the volume submitter plan is suitable for the Employer and that Adoption Agreement has been properly completed prior to signing.

IN WITNESS WHEREOF, the Employer has caused this Adoption Agreement to be executed on 11/20/2017 | 4:51:18 PM EST.

Employer:	R.C. Willey Home Furnishings

By:

Title:	CFO

Note: Only one authorized signature is required to execute this Adoption Agreement unless the Employer’s corporate policy mandates two authorized signatures.

Employer:	R.C. Willey Home Furnishings

By:

Title:

Accepted by:	Fidelity Management Trust Company, as Trustee

By:		Date:	11/20/2017 | 5:52:48 PM EST

Title:	Authorized Signatory

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All rights reserved.
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SPECIAL EFFECTIVE DATES ADDENDUM

for

Plan Name:	R.C. Willey Home Furnishings Combined Retirement Investment Savings Plan

(a)	☑ Special Effective Dates for Other Provisions—The following provisions (e.g., eligibility requirements, contribution formula, etc.) shall be effective as of the dates specified herein (list the following: (1) effective date or range of dates, (2) the affected provision referencing the appropriate option by Plan section, and (3) the prior option only if the special effective date is prospective and the prior plan provision does not appear in the most recent restatement of the Plan):

1.16(c)(1)(D) 03/15/2010

Note: If an option of the Plan appearing as a provision on this Addendum is effective prior to the Plan Year in which the amendment is made to add such a provision to this Addendum, then such amendment may need to meet the requirements of Treasury Regulation Section 1.401(a)(4)-11(g) or other applicable guidance.

Volume Submitter Defined Contribution Plan – 10/2014		PS Plan
21620-1510978300AA
© 2014 FMR LLC
All rights reserved.
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VESTING SCHEDULE ADDENDUM

for

Plan Name: R.C. Willey Home Furnishings Combined Retirement Investment Savings Plan

(a)	Different Vesting Schedule

Note: With regard to contributions for plan years beginning after December 31, 2006, any schedule provided hereunder must
	be at least as favorable as one of the schedules in C or D in the table shown in Section 1.16(c).

	(1)	A vesting schedule different from the vesting schedule selected in Section 1.16 applies to the Participants and contributions described below.

		(A)	The following vesting schedule applies to the class of Participants described in (a)(1)(B) and the contributions described in (a)(1)(C) below:
			Years of Vesting Service	Vested Interest

			0	0

			1	0

			2	0

			3	20

			4	40

			5	60

			6	80

			7	100

		(B)	The vesting schedule specified in (a)(1)(A) above applies to the following class of Participants:

			Participants with a balance in the profit sharing source.

		(C)	The vesting schedule specified in (a)(1)(A) above applies to the following contributions:

			Profit Sharing.

Volume Submitter Defined Contribution Plan – 10/2014		PS Plan
21620-1510978300AA
© 2014 FMR LLC
All rights reserved.
29

ADDITIONAL PROVISIONS ADDENDUM

for

Plan Name: R.C. Willey Home Furnishings Combined Retirement Investment Savings Plan

(a) Additional Provision(s)—The following provisions supplement and/or, to the degree described herein, supersede other provisions of this Adoption Agreement and the Basic Plan Document in the following manner:

(1)	The following replaces Subsection 1.24(b):

	1.24	INVESTMENT DIRECTION

(b)	in accordance with the investment directions provided to the Trustee by each Participant for allocating his entire Account among the Permissible Investments, except, in the event the Employer contributes shares of
Employer Stock, as defined in Section 20.12 of the Basic Plan Document, the Participant’s election shall be subject to the following:

		(1)	Nonelective Employer Contributions shall remain invested in Employer Stock until the Participant who receives an allocation of such contribution elects to invest amounts attributable to such contribution in another available Permissible Investment.

		(2)	Matching Employer Contributions shall remain invested in Employer Stock until the Participant who receives an allocation of such contribution elects to invest amounts attributable to such contribution in another available Permissible Investment.

(2)	The following replaces Section 19.05:

19.05. Costs of Administration. All reasonable costs and expenses (including legal, accounting, and employee communication fees) incurred by the Administrator and the Trustee in administering the Plan and Trust may be paid from the forfeitures (if any) resulting under Section 11.08, from the suspense account described in this Section, if any, or from the remaining Trust Fund. All such costs and expenses paid from the remaining Trust Fund shall, unless allocable to the Accounts of particular Participants, be charged against the Accounts of all Participants as provided in the Service Agreement.

Amounts a service provider agrees to credit to the Plan in recognition of the service provider’s compensation for Plan services will be allocated to a suspense account from which the Administrator may pay Plan expenses and/or allocate amounts to the
Accounts of Participants and Beneficiaries pro rata based on their Account balances in the Trust excluding amounts invested in a loan pursuant to Article 9. Any amounts so allocated shall not constitute “annual additions” (as defined in Subsection 6.01(a))
under the Plan.

Volume Submitter Defined Contribution Plan – 10/2014		PS Plan
21620-1510978300AA
© 2014 FMR LLC
All rights reserved.
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Volume Submitter Defined Contribution Plan

ADDENDUM TO ADOPTION AGREEMENT

FIDELITY BASIC PLAN DOCUMENT No. 17

RE: American Taxpayer Relief Act of 2012

Plan Name: R.C. Willey Home Furnishings Combined Retirement Investment Savings Plan

Fidelity 5-digit Plan Number: 21620

PREAMBLE

Adoption and Effective Date of Amendment. This amendment of the Plan is adopted to reflect certain provisions of the

American Taxpayer Relief Act of 2012 (“ATRA”). This amendment is intended as good faith compliance with the ATRA and is to be construed in accordance with applicable guidance. This amendment shall be effective with respect to Fidelity’s

Volume Submitter plan as provided below.

Supersession of Inconsistent Provisions. This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

(a)	☐	In-Plan Roth Conversions. In accordance with Article 5 of the Basic Plan Document and as may be limited in (2) below, any Participant who is still employed by the Employer may elect to have any part of the below-listed portions of his Account, which is fully vested, not part of an outstanding loan balance pursuant to Article 9 of the Basic Plan Document, not currently distributable and not “designated Roth contributions” under the Plan, be considered “designated Roth contributions” for purposes of the Plan. This subsection (a) shall be effective to permit such conversions on and after the following effective date: (can be no earlier than January 1, 2013).

	(1)	The following sub-accounts are available to be converted: __________________________________________.

	(2)	☐ A Participant may not make an In-Plan Roth Conversion more frequently than: _________________.

Amendment Execution

IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed this _____ day of ________________, ______.

Employer:	R.C. Willey Home Furnishings	Employer:	R.C. Willey Home Furnishings

By:		By:

Title:		Title:

Note: Only one authorized signature is required to execute this Adoption Agreement unless the Employer’s corporate policy mandates two authorized signatures.

Accepted by:	Fidelity Management Trust Company, as Trustee

By:	Date:

Volume Submitter Defined Contribution Plan – 10/2014		PS Plan
21620-1510978300AA
© 2014 FMR LLC
All rights reserved.
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R.C. Willey Home Furnishings Combined Retirement Investment Savings Plan

Plan Amendment Effective May 20, 2019

1.07	DEFERRAL CONTRIBUTIONS

	(a)	☑	Deferral Contributions—Participants may elect to have a portion of their Compensation contributed to the Plan on a before-tax basis pursuant to Code Section 401(k).

		(1)	Regular Contributions—The Employer shall make a Deferral Contribution in accordance with Section 5.03 of the Basic Plan Document on behalf of each Participant who has an executed salary reduction agreement in effect with the Employer for the payroll period in question. Such Deferral Contribution shall not exceed the deferral limit below.

			(A)	☑	The deferral limit is 75.00% (must be a whole number multiple of one percent) of Compensation.

Note: If Catch-Up Contributions are selected below, a Participant eligible to make Catch-Up Contributions shall (subject to the statutory limits in Treasury Regulation Section 1.414(v)- 1(b)(1)(i)) in any event be permitted to contribute in excess of the specified deferral limit up to 100% of the Participant’s “effectively available Compensation” (i.e., Compensation available after other withholding).

			(B)	☐	Instead of specifying a percentage of Compensation, a Participant’s salary reduction agreement may specify a dollar amount to be contributed each payroll period, provided such dollar amount does not exceed the maximum percentage of Compensation specified in Subsection 5.03(a) of the Basic Plan Document or in Subsection 1.07(a)(1)(A) above, as applicable.

			(C)	A Participant may change, on a prospective basis, his salary reduction agreement (check one):

				(i)	☑	as of the beginning of each payroll period.

				(ii)	☐	as of the first day of each month.

				(iii)	☐	as of each Entry Date. (Do not select if immediate entry is elected with respect to Deferral Contributions in Subsection 1.04(e).)

				(iv)	☐	as of the first day of each calendar quarter.

				(v)	☐	as of the first day of each Plan Year.

				(vi)	☐	other. (Specify, but must be at least once per Plan Year)

Note: Notwithstanding the Employer’s election hereunder, if Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, or Option 1.12(a)(3), 401(k) Safe Harbor Formula, with respect to Nonelective Employer Contributions is checked, the Plan provides that an Active Participant may change his salary reduction agreement for the Plan Year within a reasonable period (not fewer than 30 days) of receiving the notice described in Section 6.09 of the Basic Plan Document.

Volume Submitter Defined Contribution Plan – 10/2014		PS Plan
21620-1558087527AA
© 2014 FMR LLC
All rights reserved.
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	(D)	A Participant may revoke, on a prospective basis, a salary reduction agreement at any time upon proper notice to the Administrator but in such case may not complete a new salary reduction agreement until (check one):
		(i)	☑	the beginning of the next payroll period.

		(ii)	☐	the first day of the next month.

		(iii)	☐	the next Entry Date. (Do not select if immediate entry is elected with respect to Deferral Contributions in Subsection 1.04(e).)

		(iv)	☐	as of the first day of each calendar quarter.

		(v)	☐	as of the first day of each Plan Year.

		(vi)	☐	other. (Specify, but must be at least once per Plan Year)

(2)	☐	Additional Deferral Contributions—The Employer shall allow a Participant upon proper notice and approval to enter into a special salary reduction agreement to make additional Deferral Contributions in an amount up to 100% of their effectively available Compensation for the payroll period(s) designated by the Employer.

(3)	☐	Bonus Contributions—The Employer shall allow a Participant upon proper notice and approval to enter into a special salary reduction agreement to make Deferral Contributions from any Employer paid cash bonuses designated by the Employer on a uniform and nondiscriminatory basis that are made for such Participants during the Plan Year in an amount up to 100% of such bonuses. The Compensation definition elected by the Employer in Subsection 1.05(a) must include bonuses if bonus contributions are permitted. Unless a Participant has entered into a special salary reduction agreement with respect to bonuses, the percentage deferred from any Employer paid cash bonus shall be (check (A) or (B) below):

	(A)	☐	Zero.

	(B)	☐	The same percentage elected by the Participant for his regular contributions in accordance with Subsection 1.07(a)(1) above or deemed to have been elected by the Participant in accordance with Option 1.07(a)(6) below.

Note: A Participant’s contributions under Subsection 1.07(a)(2) and/or (3) may not cause the Participant to exceed the percentage limit specified by the Employer in Subsection 1.07(a)(1)(A) for the full Plan Year. If the Administrator anticipates that the Plan will not satisfy the “ADP” and/or “ACP” test for the year, the Administrator may reduce the rate of Deferral Contributions of Participants who are Highly Compensated Employees to an amount objectively determined by the Administrator to be necessary to satisfy the “ADP” and/or “ACP” test.

(4)	☑	Catch-Up Contributions—The following Participants who have attained or are expected to attain age 50 before the close of the taxable year will be permitted to make Catch-Up Contributions to the Plan, as described in Subsection 5.03(a) of the Basic Plan Document:

	(A)	☑	All such Participants.

	(B)	☐	All such Participants except those covered by a collective-bargaining agreement under which retirement benefits were a subject of good faith bargaining unless the bargaining agreement specifically provides for Catch-Up Contributions to be made on behalf of such Participants.

Volume Submitter Defined Contribution Plan – 10/2014		PS Plan
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All rights reserved.
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Note: The Employer must not select Option 1.07(a)(4) above unless all applicable plans (as defined in Code Section 414(v)(6)(A), other than any plan that is qualified under Puerto Rican law or that covers only employees who are covered by a collective bargaining agreement under which retirement benefits were a subject of good faith bargaining) maintained by the Employer and by any other employer that is treated as a single employer with the Employer under Code Section 414(b), (c), (m), or (o) also permit Catch-Up Contributions in the same dollar amount.

(5)	☑	Roth 401(k) Contributions. Participants shall be permitted to irrevocably designate pursuant to Subsection 5.03(b) of the Basic Plan Document that a portion or all of the Deferral Contributions made under this Subsection 1.07(a) are Roth 401(k) Contributions that are includable in the Participant’s gross income at the time deferred.

(6)	☑	Automatic Enrollment Contributions. Unless they affirmatively elect otherwise, certain Eligible Employees will have their Compensation reduced in accordance with the provisions of Subsection 5.03(c) of the Basic Plan Document (an “Automatic Enrollment Contribution”), Section 1.07(b) of the Additional Provisions Addendum, and the following:

	(A)	☐	All newly Eligible Employees shall be subject to the same automatic enrollment provisions.

	(B)	☐	The automatic enrollment provisions of the Plan shall be/are different for different groups of Eligible Employees.

	(C)	☑	Some form of automatic deferral increase will be part of the automatic enrollment provisions.

	(D)	☐	A qualified automatic contribution arrangement described in Code Section 401(k)(13) (“QACA”) has been adopted. (Select Option 1.11(a)(3) or 1.12(a)(3) and complete appropriate Addendum.)

	(E)	☐	An eligible automatic enrollment arrangement described in Code Section 414(w) (“EACA”) has been adopted.

Volume Submitter Defined Contribution Plan – 10/2014		PS Plan
21620-1558087527AA
© 2014 FMR LLC
All rights reserved.
3

AMENDMENT EXECUTION PAGE

Plan Name:	R.C. Willey Home Furnishings Combined Retirement Investment Savings Plan (the “Plan”)
Employer:	R.C. Willey Home Furnishings

[Note: These execution pages are to be completed in the event the Employer modifies any prior election(s) or makes a new election(s) in this Adoption Agreement. Attach the amended page(s) of the Adoption Agreement to these execution pages.]

The following section(s) of the Plan are hereby amended effective as of the date(s) set forth below:

Section Amended	Effective Date
1.07(a)(6)	05/20/2019
ADDITIONAL PROVISIONS ADDENDUM	05/20/2019

IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed on the date given below.

Employer:	R.C. Willey Home Furnishings	Employer:	R.C. Willey Home Furnishings

By:		By:

Title:	CFO	Title:

Date:	5/17/2019 | 7:03:15 PM EDT	Date:

Note: Only one authorized signature is required to execute this Adoption Agreement unless the Employer’s corporate policy mandates two authorized signatures.

Accepted by:	Fidelity Management Trust Company, as Trustee

By:		Date:	5/17/2019 | 7:12:32 PM EDT

Title:	Authorized Signatory

Volume Submitter Defined Contribution Plan – 10/2014		PS Plan
21620-1558087527AA
© 2014 FMR LLC
All rights reserved.
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ADDITIONAL PROVISIONS ADDENDUM

for

Plan Name: R.C. Willey Home Furnishings Combined Retirement Investment Savings Plan

(a) Additional Provision(s) – The following provisions supplement and/or, to the degree described herein, supersede other provisions of this Adoption Agreement and the Basic Plan Document in the following manner:

(1) The following shall be added as Section 1.07(b):

(b)	Additional Automatic Enrollment Provisions – Automatic enrollment made in accordance with Section 5.03(c) of the Basic Plan Document is subject to the following:

(1)

Those Participants with a deferral rate greater than zero (who are not suspended from making Deferral Contributions) will have that deferral increased annually by 1% (not to exceed 3%) as a pre-tax Deferral Contribution unless all of such Employee’s then-current Deferral Contribution is a Roth Deferral Contribution in which case the automatic increase will be made as a Roth Deferral Contribution until a deferral rate of 8.00% is reached with the following additional parameters:

(A)	Applies only to those:

(i)

Participants who have not otherwise established a periodic deferral increase as part of their salary reduction agreement however Participants who have elected to remove such an increase within the last 18 months (not to exceed 36) will not be increased.

(B)	Each applicable increase shall occur:

(i)	For Participants who are described within subparagraph (2)(A)(i) above:

(I)	Each year on 07/01

(2) The following replaces Subsection 1.24(b):

1.24	INVESTMENT DIRECTION

(b)

in accordance with the investment directions provided to the Trustee by each Participant for allocating his entire Account among the Permissible Investments, except, in the event the Employer contributes shares of Employer Stock, as defined in Section 20.12 of the Basic Plan Document, the Participant’s election shall be subject to the following:

(1)

Nonelective Employer Contributions shall remain invested in Employer Stock until the Participant who receives an allocation of such contribution elects to invest amounts attributable to such contribution in another available Permissible Investment.

(2)

Matching Employer Contributions shall remain invested in Employer Stock until the Participant who receives an allocation of such contribution elects to invest amounts attributable to such contribution in another available Permissible Investment.

(3) The following replaces Section 19.05:

19.05. Costs of Administration. All reasonable costs and expenses (including legal, accounting, and employee communication fees) incurred by the Administrator and the Trustee in administering the Plan and Trust may be paid from the forfeitures (if any) resulting under Section 11.08, from the suspense account described in this Section, if any, or from the remaining Trust Fund. All such costs and expenses paid from the remaining Trust Fund shall, unless allocable to the Accounts of particular Participants, be charged against the Accounts of all Participants as provided in the Service Agreement.

Volume Submitter Defined Contribution Plan – 10/2014		PS Plan
21620-1558087527AA
© 2014 FMR LLC
All rights reserved.
5

Amounts a service provider agrees to credit to the Plan in recognition of the service provider’s compensation for Plan services will be allocated to a suspense account from which the Administrator may pay Plan expenses and/or allocate amounts to the Accounts of Participants and Beneficiaries pro rata based on their Account balances in the Trust excluding amounts invested in a loan pursuant to Article 9. Any amounts so allocated shall not constitute “annual additions” (as defined in Subsection 6.01(a)) under the Plan.

Volume Submitter Defined Contribution Plan – 10/2014		PS Plan
21620-1558087527AA
© 2014 FMR LLC
All rights reserved.
6